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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant		☐

Check the appropriate box:

☒		Preliminary Proxy Statement
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☐		Definitive Proxy Statement
☐		Definitive Additional Materials
☐		Soliciting Material Pursuant to §240.14a-12

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies: ______
	2)	Aggregate number of securities to which transaction applies: ______
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
	4)	Proposed maximum aggregate value of transaction: ______
	5)	Total fee paid: ______

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: ______
	2)	Form, Schedule or Registration Statement No.: ______
	3)	Filing Party: ______
	4)	Date Filed: _______

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
625 Madison Avenue
New York, New York  10022

____________ ____, 2003

Dear Shareholder:

               You are cordially invited to attend a special meeting of the holders of our common shares of beneficial interest (“Common Shares”) which will be held on ____, 2003 at [  ] (local time), at [                                              ].  In the materials accompanying this letter, you will find a notice of special meeting of shareholders, a proxy statement and a proxy card.

               At this special meeting, you will be asked to consider and vote upon a proposal to approve our acquisition of Related Capital Company, a New York general partnership (“RCC”), and other matters as described below.

               The acquisition of RCC will enable us to diversify our revenue sources and expand our business lines.  In addition, it will enable us to terminate our outside management agreement with Related Charter, LP, our outside manager and an affiliate of RCC, and become an internally-managed company.  The transaction is expected to be immediately accretive to our cash available for distribution per share.

               RCC, a privately held general partnership, is one of the nation’s leading financial services providers for the multifamily housing industry, with a strong core focus on affordable housing.  RCC, through investment programs it sponsors, has an indirect ownership interest in the second largest portfolio of multifamily units in the country.  Formed in 1972 through a predecessor entity, RCC has amassed a superior track record with investors and multifamily developers, having provided debt (primarily through our Company) and equity financing for over 1,300 properties located throughout the United States.  RCC provides asset management and loan servicing to a portfolio of real estate and loans valued at cost at over $18.7 billion (of which $4.7 billion are our loans).  Since 1972, RCC has increased assets and loans under its management at a compounded annual growth rate of 23%.  RCC and its affiliates have sponsored more than 260 public and private real estate investment programs in the form of real estate investment trusts (REITs), business trusts, limited liability companies and limited partnerships, which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors.

               RCC generates cash flow predominately from acquisition and partnership management fees in connection with the capital raising and sponsorship of investment programs; investment fees associated with acquisition and disposition activity of each investment program; and asset management and advisory fees associated with on-going administration of each investment program.

Acquisition Transaction

               The acquisition transaction contemplates that:

•

we will acquire 100% of the ownership interests of RCC and substantially all of the businesses operated by RCC.  The acquisition will be structured so that these ownership interests will be contributed into a newly-formed subsidiary of our Company in exchange for total consideration of up to $338 million;

•	we will continue the businesses currently being conducted by RCC and receive fees payable to RCC from the various programs it has sponsored and may sponsor in the future;

•	substantially all of RCC’s 150 employees will remain and we will become internally-managed; and

•

the principals of RCC who are currently responsible for overseeing our operations and management will enter into three-year employment agreements, each of which will include a non-competition and non-solicitation agreement.

               The terms of the acquisition transaction were determined through negotiation between the principals of The Related Companies, L.P., RCC’s majority owner, and a special committee of our board of trustees which consisted of three of our independent trustees who are not affiliated with RCC.  To assist with this process, the special committee retained Dresdner Kleinwort Wasserstein, Inc. to serve as its financial advisor.  Dresdner Kleinwort Wasserstein rendered an opinion to the special committee with respect to the fairness to us from a financial point of view of the consideration to be paid in the acquisition transaction.  Based on this fairness opinion and other considerations, the special committee unanimously recommended to our board of trustees that it approve the acquisition transaction.

               After careful consideration by the special committee, and based upon the special committee’s unanimous recommendation, our board of trustees unanimously approved the acquisition transaction and believes that the terms of the acquisition transaction are fair to, and in the best interest of, our Company and our shareholders.

Other Matters

               Amendments to our Trust Agreement

               We are proposing a number of amendments to our trust agreement which fall into two categories:

•	Amendments required to reflect the terms of the acquisition transaction, such as:

	•	elimination of references in the trust agreement to an affiliated manager and restrictions on affiliated transactions; and

•

the increase in the overall maximum size of our board of trustees from nine to up to sixteen and the requirement that a majority (by at least two trustees) of our board of trustees qualify as  “independent.”

•	Amendments deemed advisable to accommodate our internalized management structure and expansion of our business resulting from the acquisition transaction, such as:

	•	shifting operational restrictions from our trust agreement to our by-laws to ensure that we can react more quickly to market opportunities; and

	•	eliminating other operational restrictions from our trust agreement which no longer reflect how we will conduct our business.

               We believe these changes to our trust agreement will be beneficial and bring our organizational structure in line with other internally-managed, public companies.

               The amendments will not alter our current leverage limitations, as the restriction on our ability to incur aggregate debt financing in excess of 50% of our total market value will remain, and any future change to this restriction will continue to require shareholder approval.

               Incentive Share Option Plan

               We are also proposing to expand our existing incentive share option plan to enable us to continue to attract and retain qualified individuals to serve as officers and trustees of our Company and to provide incentives to and more closely align the financial interests of our management team with the interests of our shareholders.  Our existing incentive share option plan currently limits the number of options we may issue to 10% of the number of our Common Shares that were outstanding when we were formed.  Only a limited number of options remain under the existing plan.  We are seeking approval to allow us to increase the overall number of options that are available under our incentive share option plan to an amount equal to 10% of our Common Shares (or securities that have economic attributes which are similar to our Common Shares) outstanding from time to time.  Under the plan, options may only be granted at or above the market price of our Common Shares on the date of grant.

               We urge you to carefully review the accompanying proxy statement which describes in more complete detail, the acquisition transaction (as well as the risks and conflicts of interest that are involved in light of the affiliation between our Company and RCC), amendments to our trust agreement and other matters referred to above which are being submitted to you for your consideration and approval.  Consummation of the acquisition transaction is conditioned upon the approval of both (a) the proposal relating to the issuance of our securities in connection with the acquisition of RCC and (b) the proposed amendments to our trust agreement.

               For a detailed discussion of the risks involved in the acquisition transaction, you should read the section of the accompanying proxy statement entitled “Risk Factors,” beginning on page 34.

               Your vote is very important to us, whether you own few or many shares.  Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card in the enclosed postage-paid envelope as soon as possible.  If you attend the special meeting, you may vote in person if you wish, even though you may have previously returned your proxy card.  You can also vote your Common Shares by telephone or on the Internet by following the instructions on the proxy card.  It is important that your Common Shares be represented and voted at the special meeting.

Sincerely,

Stephen M. Ross, Chairman

Stuart J. Boesky, President and Chief Executive Officer

               Questions and requests for assistance in voting your Common Shares may be directed to ___________, which is assisting us with the solicitation of proxies, at (800)____________.

CHARTER MUNICIPAL MORTGAGE
ACCEPTANCE COMPANY
625 Madison Avenue
New York, New York 10022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held on

[                   ], 2003

[                   ], 2003

To the shareholders of Charter Municipal Mortgage Acceptance Company:

               Notice is hereby given that a special meeting of the holders of the common shares of beneficial interest (“Common Shares”) of Charter Municipal Mortgage Acceptance Company, a Delaware statutory trust (“our Company”), will be held on [                   ], 2003 at [           ] (local time) at [                                                        ] for the following purposes:

1.    Acquisition of RCC; Securities Issuance.  To consider and vote upon a proposal to approve, in connection with our acquisition of Related Capital Company, a New York general partnership (“RCC”):  (a) the issuance of Common Shares upon the exchange of special common units of a newly-formed subsidiary of our Company being granted to the principals of RCC as partial consideration in connection with the acquisition transaction; (b) the issuance of Common Shares upon the exercise of options being granted to Stephen M. Ross, a principal of RCC and our non-executive chairman; and (c) the issuance of restricted Common Shares to employees of RCC who are not principals of RCC.

2.     Amendment of Trust Agreement.  To consider and vote upon a proposal to amend our trust agreement to (a) reflect the terms of the acquisition transaction, and (b) accommodate our internalized management structure and expansion of our business resulting from the acquisition transaction.

3.     Expansion of Incentive Share Option Plan.  To consider and vote upon a proposal to amend our incentive share option plan by increasing the overall limit on the number of options that may be issued under our incentive share option plan to an amount equal to 10% of our Common Shares (or securities that have economic attributes which are similar to our Common Shares) outstanding from time to time.

4.     Adjournments of Meeting Date.  To consider and vote upon postponements or adjournments of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of securities in connection with the acquisition transaction.

5. Other Business. To transact other business relating to the foregoing as may properly come before the special meeting or any adjournment or postponement of the special meeting.

               Our board of trustees unanimously recommends that our shareholders vote “FOR” each of the proposals.  The acquisition transaction, amendments to our trust agreement and other matters are more fully described in the accompanying proxy statement and appendices thereto, which form a part of this notice. Consummation of the acquisition transaction is conditioned upon the approval of both (a) the proposal relating to the issuances of our securities in connection with the acquisition transaction and (b) the proposed amendments to our trust agreement.

               Whether or not you plan to attend the special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.  A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.  If you attend the special meeting, you may vote in person if you wish, even though you may have previously returned your proxy card.  You can also vote your Common Shares by telephone or on the Internet by following the instructions on the enclosed proxy card.  You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the special meeting.

               Our board of trustees has fixed the close of business on [                   ], 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.  Only shareholders of record on the record date are entitled to notice of, and to vote on, the proposals.

By Order of the Board of Trustees

Stuart J. Boesky, President and Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU VOTE YOUR COMMON SHARES EITHER BY MAIL OR TELEPHONE OR ON THE INTERNET.  IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

i

SUMMARY TERM SHEET

               This summary highlights selected information contained in this proxy statement and does not contain all of the information you should consider in making your decision as to how to vote your shares.  To better understand the matters discussed in this summary section, and for a more complete description of the terms of and risks related to the acquisition transaction, you should read this entire proxy statement and the other documents that are referred to in this proxy statement.

In this proxy statement, we may refer to:

•	Charter Municipal Mortgage Acceptance Company as “CharterMac,” and together with its subsidiaries, “we,” “us,” “our,” or “our Company”;
•	Charter Mac Corporation, our wholly-owned corporate subsidiary, as “CM Corp.”;
•	CharterMac Capital Company, LLC, our newly-formed subsidiary which will acquire the RCC business, as “CharterMac Capital”;
•	Related Charter, LP, our external manager, as “Related Charter”;
•	Related Capital Company and the other entities conducting the RCC business as “RCC”;
•

The five principals of RCC (Stuart J. Boesky, Alan P. Hirmes, Marc D. Schnitzer, Denise L. Kiley and The Related Companies, L.P., which is majority owned by Stephen M. Ross) collectively, as the “RCC Principals”; and

•	The Related Companies, L.P., as “TRCLP.”

The Acquisition Transaction

Principal features of the acquisition transaction	The following are the principal features of the acquisition transaction:

•

Acquisition of RCC.  We will acquire 100% of the ownership interests of RCC and substantially all of the businesses operated by RCC.  Following the acquisition transaction, RCC will operate as a separate subsidiary of our Company.

•

RCC business.  We will continue the businesses currently being conducted by RCC and receive fees which accrue in the future and are payable to RCC from the various programs RCC has sponsored and may sponsor in the future.

•

Internalization of management.  We will terminate our external management arrangement with Related Charter, an affiliate of RCC, and become internally-managed.  We expect that post-acquisition, substantially all of RCC’s 150 employees will remain.

Parties to the Acquisition Transaction

Charter Municipal Mortgage Acceptance Company (p.100)

General.  We are a Delaware statutory trust which commenced operations in October 1997.  We are one of the nation’s leading multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country.  Our core business is investing in tax-exempt revenue bonds, the proceeds of which finance the new construction or substantial rehabilitation of affordable multifamily housing.

Through CM Corp., our wholly-owned, consolidated subsidiary, we conduct our taxable business and have diversified our business lines to include (a) originating and servicing mortgages on behalf of third parties including Fannie Mae and Freddie Mac and (b) providing credit enhancement to guarantee both loan obligations and the delivery of tax benefits for a fee.

External management.  We and our subsidiaries currently operate our day-to-day activities and select our investments utilizing the services and advice provided by CM Corp. and Related Charter, an affiliate of RCC, pursuant to management agreements.  Our managers have each subcontracted their obligations under the management agreements to RCC and use RCC’s resources and real estate and investment expertise to advise us.

Offices. Our principal executive offices are located at 625 Madison Avenue, New York, New York, and the telephone number is (212) 588-1765.

Related Capital Company (p. 102)

General.  RCC, a privately held general partnership, is one of the nation’s leading financial services providers for the multifamily housing industry, with a strong core focus on affordable housing.  RCC, through investment programs it sponsors, has an indirect ownership interest in the second largest portfolio of multifamily units in the country.  Formed in 1972 through a predecessor entity, RCC has amassed a superior track record with investors and multifamily developers, having provided debt (primarily through our Company) and equity financing for over 1,300 properties located in 46 states, the District of Columbia and Puerto Rico.  RCC provides asset management and loan servicing to a portfolio of real estate and loans valued at cost at over $18.7 billion (of which $4.7 billion are our loans).  Since 1972, RCC has increased assets and loans under its management at a compounded annual growth rate of 23%.  RCC and its affiliates have sponsored more than 260 public and private real estate investment programs in the form of REITs, trusts and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors.

Business. RCC provides the following financial products and services:

	•	sponsoring real estate equity investment programs that acquire interests in and finance affordable multifamily housing on behalf of third-party investors;

•

managing our Company and a publicly-traded real estate investment trust that originates and acquires taxable, construction, permanent, bridge, mezzanine and participating mortgage debt for multifamily housing;

	•	providing real estate underwriting, asset management, construction and permanent loan servicing, capital markets and advisory services to these investment programs; and

	•	arranging and structuring credit enhancement transactions to guarantee the delivery of tax benefits to institutional investors.

RCC generates cash flow predominately from acquisition and partnership management fees in connection with the capital raising and sponsorship of investment programs; investment fees associated with acquisition and disposition activity of investment programs; and asset management and advisory fees associated with on-going administration of investment programs.

Principals.  The selling principals of RCC (the “RCC Principals”) include entities indirectly owned by the four executive managing partners (Stuart J. Boesky, Alan P. Hirmes, Marc D. Schnitzer and Denise L. Kiley) and The Related Companies, L.P. (“TRCLP”), which is majority owned by Stephen M. Ross.

Offices. The principal executive offices of RCC are located at 625 Madison Avenue, New York, New York, and the telephone number is (212) 421-5333.

Terms of the Acquisition Transaction

Consideration to be paid in the acquisition transaction (p. 57)

Consideration.  In exchange for 100% of the ownership interests of RCC and substantially all of the businesses operated by RCC, we will pay total consideration to the RCC Principals of up to $338 million.  The consideration will be paid as follows:

•

Initial Payment.  The five RCC Principals will receive an initial payment of $210 million, consisting of $160 million in special common units of CharterMac Capital and $50 million in cash (with the cash portion being paid only to TRCLP).

•

Contingent Payment.  The five RCC Principals may receive up to $128 million of additional special common units (the “Contingent Payment”), following the determination of RCC’s adjusted audited earnings before interest, taxes, depreciation and amortization as well as other adjustments (“Adjusted Earnings”) for the year ending December 31, 2002.  The Contingent Payment will be an amount equal to the product of 7.73 times the Adjusted Earnings minus the $210 million initial payment, subject to a cap of $338 million of total consideration.

•

Consideration to be received by RCC Principals.  Assuming we pay the maximum consideration payable in the acquisition transaction, each of the RCC Principals will be entitled to receive the following, in connection with the acquisition transaction and internalization of management:

					Total Acquisition Transaction Consideration [2]		% of Out- standing Common Shares [1]		Number of Options	Employment Agreement

Special Common Units[2,3]

RCC Principal	Cash	#	Value

TRCLP	$50,000,000		$					%	1,000,000	No
Stuart J. Boesky	—		$					%	—	Yes
Alan P. Hirmes	—		$					%	—	Yes
Marc D. Schnitzer	—		$					%	—	Yes
Denise L. Kiley	—		$					%	—	Yes
Totals	$50,000,000	16,197,975		$288,000,000	338,000,000	[4]	30%		1,000,000

1 Assumes exchange of special common units on a one-for-one basis as of the date of this proxy statement.

2 Allocations of the acquisition transaction consideration among the RCC Principals are estimates and are subject to change.

3 Assumes all special common units are issued at $17.78 per unit.

4 A portion of the acquisition transaction consideration will be paid to a former principal of RCC who holds the right to receive approximately 16% of the fees otherwise payable with respect to some of the fee agreements we will own and control as part of the acquisition transaction.

Pricing.  The number of special common units issuable as part of the initial payment will be determined based on a value of $17.78 per unit (the “Common Share Price”), which was the average closing price of our Common Shares for the 30 calendar days prior to our public announcement of the acquisition transaction on December 18, 2002.  On _______, 2003 (the last full trading date prior to the date of this proxy statement), the closing price for our Common Shares was $____.

The number of additional special common units issuable in connection with the Contingent Payment will be determined based on the Common Share Price, unless the average closing price of a Common Share for the 30 calendar days prior to the date any portion of the Contingent Payment would be payable (the “Contingent Payment Price”) is 17.5% higher or lower than the Common Share Price.  If the Contingent Payment Price is greater than 117.5% of the Common Share Price ($20.89), the number of special common units to be issued to the RCC Principals will be determined using $20.89.  If the Contingent Payment Price is less than 82.5% of the Common Share Price ($14.67), the number of special common units to be issued to the RCC Principals will be determined using $14.67.

Features of the special common units (p. 64)	The special common units have been structured to closely align the economic interests of management with those of our common shareholders.

	•	Exchange rights. The special common units are exchangeable (subject to lock-up provisions) at the election of the holder on a one-for-one basis for our Common Shares or cash, at our option.

•

Distributions payable on the special common units.  Holders of special common units will be entitled to distributions at the same time as, and only if, dividends are paid on our Common Shares.  However, unlike dividends payable to holders of our Common Shares, which consist of substantially tax-exempt income, distributions payable to holders of special common units will consist of taxable income.  In order to take into account the difference in tax treatment, the initial distribution on the special common units will equal our per share dividend, annualized as of the closing date, divided by 0.72.  Subsequent distributions to the holders of special common units will be increased (or decreased) proportionately with increases (or decreases) in dividends on our Common Shares.

Voting (p. 65) and governance rights (p. 64)	•

Company votes.  We will create a class of special preferred voting shares which will have no economic interest, but will entitle each holder to one vote per special preferred voting share on all matters subject to a vote of the holders of our Common Shares.  The RCC Principals will acquire from us one special preferred voting share (at $.01 per share) for each special common unit they own.

•

CharterMac Capital votes.  Except in circumstances involving the sale of our entire Company (including CharterMac Capital), the consent of a majority of the holders of the special common units will be required to approve the following “Capital Transactions” related to CharterMac Capital:

(a) the dissolution or liquidation of CharterMac Capital;

(b) the sale, assignment, transfer or pledge of assets of CharterMac Capital outside the ordinary course of business;

(c) a merger or consolidation with another entity where CharterMac

Capital (1) is not the surviving entity, (2) issues special common units in connection with a merger or consolidation, or (3) makes any change in the CharterMac Capital operating agreement or certificate of formation;

(d) any distribution by CharterMac Capital (other than cash distributions);

(e) specified transfers of assets and other transactions that would result in recognition of taxable income to the RCC Principals; or

(f) the issuance of additional interests in CharterMac Capital.

The foregoing notwithstanding, consent will not be required with respect to any action referred to in clause (b) or (e) above, if the action is with an unaffiliated third party and at the time of the transaction, CharterMac Capital distributes to the holders of special common units cash in an amount sufficient to offset any tax payable on any gain recognized by them as a result of these actions.

	•	Trustee nomination and vacancy procedures.

Independent trustees.  A nominating committee of our board of trustees consisting of some of our independent trustees will nominate independent trustee nominees subject to the approval of 2/3 of our board of trustees.

Non-independent trustees. So long as the holders of special common units own, in the aggregate, 7.5% or more of our outstanding voting securities:

• there must be at least six non-independent trustees on our board of trustees; and

• the RCC Principals will have rights to nominate and fill vacancies with respect to our non-independent trustees.

•

Voting agreement.  The RCC Principals will enter into a voting agreement which requires them to vote their Common Shares or special preferred voting shares in favor of any independent trustee approved by our board of trustees.

Restrictions on exchange and ownership of special common units and Common Shares (pp. 66; 68)	•	Lock-up.

Executives.  Messrs. Boesky, Hirmes, Schnitzer and Ms. Kiley will enter into lock-up agreements with us, each of which restricts the sale or exchange of their special common units and Common Shares issuable upon exchange of their special common units until released over a three-year period following the closing of the acquisition transaction.  These four principals will have the right, subject to limitations, to pledge their special common units.

TRCLP. Except in limited circumstances, there will be no lock-up or restrictions on the sale or pledge of any special common units or Common Shares owned by TRCLP, Mr. Ross or their affiliates.

•

Restrictions on sale.  None of the five RCC Principals may sell or transfer special common units or Common Shares issued in exchange for special common units to any person who holds, or would hold as a result of this sale or transfer, more than 10% of the equity interests in our Company.

•

Standstill.  The RCC Principals will enter into a standstill agreement with us, pursuant to which they will be subject to certain limitations on the acquisition (or proposed acquisition) of additional equity interests in our Company for five years after the closing of the acquisition transaction.  This standstill agreement will also include customary restrictions regarding matters such as proxy contests, formation of groups and proposals regarding change in control transactions without the approval of our board of trustees.

Agreements to be entered into in connection with the acquisition transaction (p. 64)	•

Employment agreements with four of the RCC Principals. Four of the five RCC Principals (Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley) will enter into employment agreements with us through RCC, each of which will include non-competition and non-solicitation covenants.

	•	Agreements with Stephen Ross and TRCLP. Mr. Ross and his affiliates will enter into the following agreements with us:

Future relations agreement.  Mr. Ross and his affiliates will enter into a future relations agreement with us whereby Mr. Ross and each of his affiliates will agree, for a period of at least five years, to:

		•	continue to provide us with tax credit syndication opportunities; and

		•	not compete with the business currently being conducted by us and RCC, except in limited circumstances as discussed more fully in this proxy statement.

Shared services agreement.  TRCLP will enter into a shared services agreement with us which allows us to continue to use some services (such as human resources, mailroom, computer support, e-mail, reception and other office services) currently being provided to us for a period of five years, except that some of the services will terminate if TRCLP no longer maintains offices at its current location.  The fees we will pay to TRCLP under this agreement will be based on an allocable share of the costs of providing these services.

Other services agreement.  CharterMac Capital will enter into a services agreement with affiliates of TRCLP whereby CharterMac Capital will agree, for a period of five years, to provide various management and administrative services to those affiliates in exchange for a fee.

Option Grant.  In consideration for Mr. Ross serving as our non-executive chairman, we will grant to Mr. Ross options to purchase one million Common Shares at the Common Share Price ($17.78 per share), which options vest over a five-year period and have a maximum term of 10 years.  Mr. Ross will not receive any additional compensation for serving as non-executive chairman of our Company.

	•	Registration rights agreement. We have agreed to register for resale the Common Shares issuable to the RCC Principals upon exchange of the special common units issued in the acquisition transaction.

Restricted share award plan (p.71)

We will establish a restricted share award plan that will permit us to grant restricted Common Shares to the employees of our subsidiaries, including CharterMac Capital and RCC.  On the effective date of our acquisition of the RCC business, we will grant $15 million worth of restricted Common Shares to RCC employees (other than the RCC Principals) designated in advance by the RCC Principals.  The restricted Common Shares granted to the RCC employees may require participants to enter into non-competition and non-solicitation agreements with us and will vest over a 3 to 5 year period.  Participants will be entitled to distributions on, and to vote, all vested shares and all unvested shares so long as they remain employees.  Participants who terminate employment for any reason will forfeit to us their unvested restricted Common Shares.

Reasons for the acquisition transaction (p. 51)	We believe that the acquisition transaction is advantageous to us and our shareholders for numerous reasons including the following:

•

Internalization of management.  The acquisition transaction will enable us to terminate our external management agreement with Related Charter, which will enable us to become internally-managed.  We believe that this is a more effective management structure for us as we continue to grow.

•

Diversification of revenue sources and expansion of business lines.  Through the acquisition transaction, we will have taken a further step in diversifying our revenue sources and expanding our business lines.  In addition, we believe that the acquisition will lead to further internal revenue and asset growth which will be generated from RCC’s fee-based business.

•

Potential accretive effect.  We believe that the acquisition of RCC for the agreed upon consideration will increase our cash available for distribution per share by eliminating the fees payable to our external manager and adding the net profits from the expansion of our business lines.

•

Ability to raise capital.  We believe that externally-managed companies are viewed less favorably by institutional investors and research analysts due to perceived conflicts of interest.  We believe that internalizing management will make us more attractive to investors and market analysts, thereby making it easier for us to access the capital markets and raise the debt and equity financing necessary to continue to grow our business.

•

Alignment of interests.  By issuing special common units to, and entering into lock-up agreements with, the four executive managing principals of RCC (Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley), we further align the interests of the RCC Principals who constitute our current management with those of our common shareholders.  Assuming the maximum consideration is paid, following the acquisition, Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley will have approximately a ___% economic interest in our Company.

•

Increase in operating margins.  Following the acquisition transaction, we will be able to expand our investment portfolio without the proportionate increase in management fees that would have resulted under our current management agreements.  We believe that our operating margins will increase under this new management structure as we grow and build upon the platform that the acquisition transaction creates.

•

Elimination of conflicts of interest.  The acquisition transaction should eliminate perceived inherent ongoing conflicts of interest between us and our executive officers and trustees who are also affiliated with RCC.

Alternatives considered (p. 53)	The special committee considered the following potential alternatives to the acquisition transaction:

		•	hiring our current management team;

		•	hiring a new management team;

		•	a strategic transaction with another company; and

		•	maintaining the status quo.

Risk factors (p. 34)	There are risks involved in the acquisition transaction. You should carefully consider these risks before voting on any of the proposals.

Certain relationships and related party transactions (p. 87)
The RCC Principals are all either our managing trustees or officers of Related Charter. These individuals may have interests relating to the acquisition transaction that are in addition to, or in conflict with, our interests or the interests of our shareholders. In connection with the acquisition transaction, Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley will transfer their ownership interests in RCC to us in exchange, as their sole consideration, for special common units and also enter into three-year employment agreements with us through RCC. Mr. Ross (who is not entering into an employment agreement with us but will continue to serve as our non-executive chairman) and TRCLP will also receive special common units. In addition Mr. Ross will receive options for continuing to serve as our non-executive chairman and TRCLP will receive cash in the amount of $50 million. We will also be assuming TRCLP’s liabilities under some of its guarantees and providing replacement notes to capitalize general partner entities of investment programs previously sponsored by RCC.

Recommendation of the special committee and our board of trustees (pp. 51;53)
The special committee retained Dresdner Kleinwort Wasserstein, Inc. (“DrKW”) as its independent financial advisor and Morris, Nichols, Arsht & Tunnell (“Morris Nichols”) as its independent legal advisor, to assist it in the negotiations. DrKW delivered a written fairness opinion, dated as of December 16, 2002, to the special committee which concluded that based upon and subject to the qualifications, limitations and assumptions set forth in the opinion, as of the date of such opinion, the consideration to be paid by us to the RCC Principals in the acquisition transaction is fair, from a financial point of view, to our Company. The special committee unanimously recommended that our board of trustees approve the acquisition transaction and recommend to our shareholders the approval of the acquisition transaction.

Our board of trustees, taking into account the unanimous recommendation of the special committee, has unanimously approved the acquisition transaction, and recommends that our shareholders vote “FOR” the issuance of our securities in connection with the acquisition transaction.

Fairness opinion (p. 74)

DrKW rendered a written opinion to the effect that, based upon and subject to the qualifications, limitations and assumptions set forth in the opinion, as of the date of the opinion, the consideration to be paid pursuant to the contribution agreement is fair, from a financial point of view, to our Company.  The summary of DrKW’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B and incorporated by reference in this proxy statement.  You are urged to read the opinion of DrKW in its entirety.

Conditions to the acquisition transaction (p. 58)	Our and RCC’s obligations to consummate the acquisition transaction are subject to a number of conditions, as described more fully in this proxy statement.

Termination of the contribution agreement (p. 62)

The contribution agreement may be terminated and the acquisition transaction abandoned any time on or prior to the closing date, and whether before or after shareholder approval is obtained, for a number of reasons, as described more fully in this proxy statement.

American Stock Exchange listing of Common Shares (p. 73)

We will obtain approval prior to the closing of the acquisition transaction, subject to notice of issuance, for the listing on the American Stock Exchange of:  (a) the Common Shares reserved for issuance upon the exchange of the special common units; (b) the Common Shares reserved for issuance upon the exercise of the options; and (c) the restricted Common Shares.

American Stock Exchange Symbol	CHC.

Accounting treatment (p. 73)

The acquisition transaction will be accounted for as a purchase of RCC by our Company.  Accordingly, the purchase price, consisting of the cash consideration and the estimated fair value of the special common units issued to the RCC Principals, plus our transaction costs, will be allocated to the tangible and identifiable intangible RCC assets and liabilities we are acquiring, based on their estimated fair values on the closing date.  Any excess of the purchase price over the identified assets acquired and liabilities assumed will be recorded as goodwill.  RCC’s results of operations will be included in our financial statements for periods after the closing of the acquisition transaction.

Certain federal income tax considerations (pp. 73;120)

The acquisition transaction has been structured to achieve specific tax objectives for both our Company and the RCC Principals.  We do not expect that the acquisition transaction will have any specific federal income tax consequences to our current shareholders.  Following the acquisition transaction, our shareholders will continue to own our Common Shares in the same respect as before the transaction and the acquisition by the RCC Principals of special common units exchangeable into our Common Shares is not expected to alter the income tax effect of owning or subsequently transferring Common Shares.  In the future, a greater percentage of our distributions may constitute dividends from CM Corp. which will consist of taxable income, although in the near term we believe the percentage of our distributions that will consist of tax-exempt income will remain substantially the same.

Required approvals (p. 73)

Other than with respect to approval which may be required by HUD, Fannie Mae, the NASD or other regulatory authority [or the Hart-Scott-Rodino Act], neither our management nor the management of RCC believes that any filings with or approval of any governmental authority is necessary in connection with the consummation of the acquisition transaction.

The approval of the shareholders holding a majority of our outstanding Common Shares is also needed in order to comply with the listing rules of the American Stock Exchange in connection with:

	•	our issuance of Common Shares upon the exchange of special common units being granted to the RCC Principals;

	•	our issuance of Common Shares upon the exercise of options being granted to Mr. Ross; and

	•	our issuance of restricted Common Shares to employees of RCC who are not principals of RCC.

Federal securities laws consequences (p. 74)

All of the special common units to be issued in the acquisition transaction will be offered and sold pursuant to an exemption from the registration provisions of the Securities Act, and therefore, will be subject to restrictions on their transferability in addition to the transfer restrictions contained in the lock-up agreements.

Fees and Expenses (p. 74)

Unless the acquisition transaction is terminated because our board of trustees withdraws or adversely changes its recommendation of the acquisition transaction (in which case we will be obligated to pay the RCC Principals up to $6 million in expenses and a $3 million termination fee), each party will bear its own fees and  expenses in connection with the acquisition transaction.  Our fees and expenses are expected to approximate $_____, and we expect to pay both our fees and expenses and the cash consideration to be paid to TRCLP through additional borrowings.

Rights of dissenting shareholders (p. 74)	You are not entitled to dissenters’ rights of appraisal under Delaware law in connection with the acquisition transaction.

Amendments to our Trust Agreement

Amendments to reflect the terms of the acquisition transaction

Eliminate references to affiliated manager/restrictions on affiliated transactions.  As part of the proposal to amend our trust agreement, we are asking you to approve the elimination of references and restrictions in our trust agreement relating to an affiliated manager.  These provisions were originally incorporated into our trust agreement to address our external management arrangement with RCC which, following our acquisition of RCC, will not be applicable.

Increasing the overall size of our board of trustees.  As part of the proposal to amend our trust agreement, we are also asking you to approve an amendment which would allow us to increase the size of our board of trustees.  While pursuant to the acquisition we will only increase our board of trustees to fourteen trustees (eight of whom will be independent), the amendment would enable us to:

	•	increase the overall size of our board of trustees from nine (the current maximum size of our board of trustees) to up to sixteen trustees; and

	•	require that a majority (by at least two trustees) of our board of trustees qualify as independent trustees.

Amendment to address changes in our Company resulting from the acquisition transaction and the expansion of our business

Shift operational restrictions from our trust agreement into our bylaws.  In light of the significant changes in our operations which will follow from the acquisition transaction, we are also proposing, as part of the proposal to amend our trust agreement, changes deemed advisable by us to accommodate our internalized management structure and continuing expansion of our business.  As a result of these changes, our board of trustees will be able to make amendments to some of  the provisions restricting our operations without shareholder approval.  We believe these changes to our trust agreement will be beneficial and bring our organizational structure in line with other internally-managed, public companies.

These amendments will not alter our current leverage limitations, as the restriction on our ability to incur aggregate debt financing in excess of 50% of our total market value will remain, and any future change to this restriction will continue to require shareholder approval.

Text of amendments

The amended and restated trust agreement containing these amendments is attached as Appendix C to this proxy statement.  The amendments will only be effective if we consummate the acquisition transaction.

Recommendation of our board of trustees; approval required	Our board of trustees has unanimously approved the amended and restated trust agreement and recommends that you vote “FOR” the amendments reflected in the amended and restated trust agreement.

Consummation of the acquisition transaction is conditioned upon the approval of the amendments to our trust agreement.

Expansion of our Incentive Share Option Plan

Change to Incentive Share Option Plan to increase options available under the plan

We are proposing to amend our incentive share option plan to increase the number of options which can be granted over the life of the plan (which increase would permit options on 10% of the total number of Common Shares and securities with the same economic attributes of Common Shares outstanding as of December 31 of the immediately preceding calendar year to be issued, or a lesser amount prescribed by the applicable rules of the American Stock Exchange).  Regardless of whether the amendment is approved, our board of trustees has agreed to amend the incentive share option plan to clarify, as permitted in our trust agreement, that the annual 3% limitation on the issuance of options is not limited to the number of outstanding Common Shares but also includes outstanding shares or securities that have economic attributes similar to our Common Shares.  Under the plan, options may only be granted at or above the market price of our Common Shares on the date of grant.

Recommendation of our board of trustees	Our board of trustees has unanimously approved the amendment to our incentive share option plan and recommends that you vote “FOR” the proposal to amend our incentive share option plan.

The Special Meeting

Date, time and place of meeting (p. )	The special meeting of our shareholders will be held at [ ], local time, on ________ ___, 2003 at [ ].

Record date; shares entitled to vote (p. )	Holders of record of our Common Shares at the close of business on ________ ___, 2003 are entitled to notice of and to vote at the special meeting.

Vote required; security ownership of management and other persons (pp. 126; 128; 129)

Vote required.  In order to consummate the acquisition transaction, we must receive the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote either in person or by proxy at the special meeting for:

• the proposal to approve the issuance of our securities in connection with the acquisition transaction; and

• the proposal to approve the amendments to our trust agreement.

While you are entitled to vote for or against any of the proposals in this proxy solicitation, unless these two proposals are approved, the acquisition transaction will not be consummated.

The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote either in person or by proxy at the special meeting is also required to approve the proposal to increase the number of options available under our incentive share option plan.  However we may complete the acquisition transaction without shareholder approval of this proposal.

Failure to vote, abstentions from voting and broker non-votes on any proposal will have the effect of votes against each of the foregoing proposals.

Approval of postponement or adjournment of the special meeting or extension of the solicitation period requires the affirmative vote of a majority of the Common Shares voting at the special meeting.

Security ownership of management.  As of the record date for the special meeting, there were issued and outstanding [      ] Common Shares, of which [      ] Common Shares, or approximately [     ]%, were beneficially owned by our trustees and senior officers and members and senior officers of the sole general partner of Related Charter.  Our trustees and senior officers and the sole general partner of Related Charter who own Common Shares have indicated their present intention to vote “FOR” each of the proposals.

Quorum (p. 128)

Quorum.  With respect to all matters expected to be presented for a vote of shareholders, the presence, in person or by proxy, of a majority of the Common Shares outstanding entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

Abstentions and Common Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner (referred to in this proxy statement as “broker non-votes”) will be treated as shares that are present and entitled to vote for the purpose of determining a quorum.

INTRODUCTION

               This proxy statement is being furnished to holders of record of our Common Shares at the close of business on _____________, 2003, in connection with the solicitation of proxies by our board of trustees for use at a special meeting of shareholders to be held on _____________, 200__ at [  ] (local time), at the [__________________________________], and any adjournments or postponements thereof.

               No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein, and if given or made, the information or representation must not be relied upon as having been authorized by our Company, RCC, the principals of RCC or any other person.

QUESTIONS AND ANSWERS

Q:           What is the proposed transaction?

A:           The proposed transaction is our acquisition of RCC and substantially all of the businesses operated by RCC.  The acquisition will be structured so that the principals of RCC, who we refer to as the “RCC Principals,” will contribute to CharterMac Capital, all of their ownership interests in RCC and their interests in other entities which will give us the right to control other aspects of RCC’s business.  CharterMac Capital is a newly-formed limited liability company controlled by our wholly-owned corporate subsidiary, CM Corp.   Following the acquisition transaction, RCC will operate as a separate subsidiary of our Company.  The RCC Principals will receive special common units of CharterMac Capital which are exchangeable into our Common Shares on a one-for-one basis.  The RCC Principals will also receive voting securities in our Company.  In addition, The Related Companies, L.P. (“TRCLP”) will receive $50 million in cash.  As compensation for serving as our non-executive chairman, Mr. Ross will also receive options to purchase one million Common Shares.  Also in connection with the acquisition, we will establish a restricted share program and broadly issue to employees of RCC, other than the RCC Principals, $15 million of restricted Common Shares.

                We refer to our proposed acquisition of RCC as the “acquisition transaction” throughout this Proxy Statement.

Q:           What am I being asked to vote on?

A:            You are being asked to consider and vote upon three proposals:

1.

A proposal to approve the issuance of our securities in connection with the acquisition transaction (specifically, the issuance of (a) Common Shares upon the exchange of the special common units being granted to the RCC Principals as partial consideration in connection with the acquisition transaction; (b) Common Shares upon the exercise of the options being granted to Mr. Ross; and (c) restricted Common Shares to employees of RCC who are not principals of RCC);

2.	A proposal to amend our trust agreement; and

3.	A proposal to amend our incentive share option plan.

                Consummation of the acquisition transaction is conditioned upon shareholder approval of both (1) the proposal for the issuance of our securities in connection with the acquisition transaction, and (2) the proposed amendments to our trust agreement.   Unless we receive shareholder approval of both of these proposals, the acquisition transaction will not be completed.

Q:           What is the effect of the acquisition transaction?

A:            Upon completion of the acquisition transaction, we will terminate our outside management agreement with Related Charter, LP, an affiliate of RCC, and will become an internally-managed company.  In addition, we will diversify our revenue sources and expand our lines of business by continuing the business currently being conducted by RCC and receiving fees payable to RCC from the various programs it has sponsored and may sponsor in the future.  We expect that the acquisition will increase our cash available for distribution per share on a prospective basis by eliminating the fees payable to our outside manager and adding the net profits from the expansion of our business.

Q:            What will the acquisition transaction do to our pro forma net income?

A:             Although we believe that the acquisition transaction will be accretive to our cash available for distribution by ___% to ___%, the pro forma effect of the acquisition transaction on our net income as calculated in accordance with GAAP reflects a reduction of $0.__ per share for the nine months ended September 30, 2002 and $0.__ per share for the year ended December 31, 2001.

Q:            What type of a company is RCC?

A:             RCC is one of the nation’s leading financial services providers for the multifamily housing industry, with a strong core focus on affordable housing.  RCC has an indirect ownership interest in the second largest portfolio of multifamily units in the country.  Formed in 1972 through a predecessor entity, RCC has amassed a superior track record with investors and multifamily developers, having provided debt (primarily through our Company) and equity financing for over 1,300 properties located in 46 states, the District of Columbia and Puerto Rico.  RCC provides asset management and loan servicing to a portfolio of real estate and loans valued at cost at over $18.7 billion (of which $4.7 billion are our loans).  Since 1972, RCC has increased assets and loans under management at a compounded annual growth rate of 23%.  RCC and its affiliates have sponsored more than 260 public and private real estate investment programs in the form of real estate investment trusts (REITs), business trusts, limited liability companies and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors.  RCC has provided management services to our Company since our inception through our management contract with Related Charter, LP.

Q:            How were the terms of the acquisition transaction determined?

A:             The terms of the acquisition transaction were determined through negotiation between the principals of TRCLP and a special committee of our board of trustees, which consisted of three of our independent trustees, who are not affiliated with RCC.  To assist with this process, the special committee hired its own independent financial advisor, Dresdner Kleinwort Wasserstein (“DrKW”), and its own independent counsel, Morris, Nichols, Arsht & Tunnell.  DrKW delivered a written opinion, dated as of December 16, 2002, to the special committee, which states that based upon and subject to the qualifications, limitations and assumptions set forth in the opinion, as of the date of such opinion, the consideration to be paid by us to the RCC Principals in the acquisition transaction is fair to our Company from a financial point of view.

Q:            Why internalize management now?

A:             When we commenced operations in 1997, the size and scope of our business operations were insufficient to support the overhead associated with an internally-managed structure.  As a  company with assets of approximately $300 million at the time, it was unlikely that we could have afforded the scope and quality of resources RCC and its affiliates are able to provide.  Accordingly, for five years we have relied on RCC’s real estate and investment expertise to advise us and provide us with experienced risk management, underwriting, asset management, loan servicing, finance, accounting, tax and administrative personnel and other services necessary to operate our business.  Over the last five years we have dramatically increased our asset base.  Having grown from approximately $300 million to over $1.5 billion in assets, we now feel we have a platform that can support the expense of acquiring and maintaining our own internal management team.

Q:            Why do you feel the acquisition of RCC and the internalization of management would be beneficial to the Company?

A:             Our board of trustees and management believe that the acquisition of RCC and the internalization of management will enhance shareholder value through:

•	the diversification of revenue sources and expansion of our business lines;

•	the elimination of perceived conflicts of interest inherent in externally managed companies;

•	the expansion of our access to capital;

•	the creation of a more effective cost structure for our Company;

•	the further alignment of interests of management and our common shareholders; and

•	the potential accretive effect.

Q:            Why couldn’t you just terminate the external management agreement?

A:             By terminating the management agreement with our external manager, we could risk losing the services of our current management team.  Our board of trustees believes that these individuals would be very difficult to replace, especially in the short-term.  By acquiring RCC, we minimize any discontinuity to our business, as these individuals will enter into employment agreements that include, among other things, non-competition and non-solicitation covenants.  Additionally, we will further align the interests of the RCC Principals who constitute part of our current management with those of our common shareholders by issuing special common units of our newly-formed subsidiary to them in connection with the acquisition.   We would also not have been able to expand our lines of business and diversify our revenue sources as we are able to do by acquiring the businesses of RCC.  In addition, we would also have risked losing the strategic benefits that arise from our relationship with RCC and its affiliates, including the significant amount of our business that is generated from our relationship with RCC.

Q:            What are RCC’s business lines, in addition to providing management services to our Company?

A:             RCC provides the following financial products and services:

•	sponsoring real estate equity investment programs that acquire interests in and finance affordable multifamily housing on behalf of third-party investors;

•

managing our Company and a publicly-traded real estate investment trust that originates and acquires taxable, construction, permanent, bridge, mezzanine and participating mortgage debt for multifamily housing;

•	providing real estate underwriting, asset management, construction and permanent loan servicing, capital markets and advisory services to the investment programs it sponsors; and

•	arranging and structuring credit enhancement transactions to guarantee the delivery of tax benefits to institutional investors.

Q:            What are RCC’s revenue streams?

A:             RCC is entitled to transactional and recurring fee-based revenues through the sponsorship of and ongoing management of investment programs.

                 These fees consist of:

•	investment fees associated with the acquisition and disposition activities of investment programs; and

•	asset management and advisory fees associated with the on-going administration of each investment program.

Q:            What will the management team look like after the acquisition is completed?

A:             The Company will be led by a highly experienced management team, all of whom have been integral to the growth and success of our Company and RCC.  Stuart J. Boesky will be the Chief Executive Officer, Marc D. Schnitzer will be the President, Stuart A. Rothstein will be the Chief Financial Officer, Alan P. Hirmes will be the Chief Operating Officer and Denise L. Kiley will be the Chief Credit Officer.  We expect that substantially all of the 150 employees of RCC will remain following the acquisition.  After the closing of the acquisition, we, through our subsidiaries, will have over 220 employees in 22 offices throughout the country.

Q:            Are there any conflicts in connection with the acquisition transaction?

A:             The RCC Principals are all either our managing trustees or officers of Related Charter.  In connection with the structuring of the acquisition transaction, we have engaged in transactions with these individuals, as set forth in this proxy statement.  These individuals may have a different interest in the completion of the acquisition transaction than the interests of our shareholders.

Q:            How did you deal with these conflicts?

A:             In January, 2002, our board of trustees formed a special committee of its independent trustees to explore strategic alternatives for managing our Company, including the potential internalization of management, as well as ways to further diversify our revenue sources.  The special committee hired its own independent financial advisor, DrKW, and its own independent counsel, Morris, Nichols, Arsht & Tunnell, to assist it in this process.  After considering other alternatives and discussing and negotiating the acquisition of RCC for ten months, the special committee determined that the acquisition transaction is fair to and in the best interests of our Company and our shareholders.

Q:            Why are we issuing special common units in a newly formed indirect subsidiary of our Company, rather than our Common Shares?

A:             The use of the special common units, rather than our Common Shares, will enable us to own and operate the RCC business through CM Corp., our subsidiary that conducts our taxable business.  If we were to acquire and operate the RCC business directly, our ability to continue to be treated as a partnership for income tax purposes could be jeopardized.  In addition, this structure will help us, in the near term, to maintain substantially the same percentage of our distributions as tax-exempt income.

Q:            How are you financing the cash portion of the acquisition transaction?

A:             We plan to finance the cash portion of the acquisition transaction with additional borrowings to be incurred by the time the acquisition transaction closes.  We do not currently have any commitments or arrangements for this financing, although we have had discussions with several financial institutions to arrange for this financing.  If we are unable to obtain financing, we believe we will still be able to consummate the acquisition transaction by utilizing other funds available to us.

Q.            Why are we amending the trust agreement?

A:             We are proposing to amend and restate our trust agreement to effect a number of modifications, all of which are either required to reflect the terms of the acquisition transaction or otherwise advisable in order to accommodate the changes to our Company resulting from the acquisition transaction.  We believe these changes to our trust agreement will be beneficial and bring our organizational structure in line with other internally-managed, public companies.  Amending our trust agreement is a condition to the consummation of the acquisition transaction.

Q:            Will the amendments to the trust agreement alter the current leverage limitation?

                 The amendments to our trust agreement will not alter our current leverage limitations, as the restriction on our ability to incur aggregate debt financing in excess of 50% of our total market value will remain, and any future change to this restriction will continue to require shareholder approval.

Q:            Why do you need shareholder consent to consummate the acquisition transaction?

A:             The American Stock Exchange requires approval by our shareholders of the securities to be issued in connection with the acquisition transaction and the listing of the Common Shares to be issued in connection with the exchange, exercise or vesting of these securities, as applicable, on the American Stock Exchange.

Q:            Who is entitled to vote at the special meeting?

A:             Holders of record of our Common Shares at the close of business on ________ ___, 2003 are entitled to notice of and to vote at the special meeting.

Q:            What vote is required to approve the proposals?

A:             The affirmative vote of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the special meeting is required to approve each of the following proposals:

1.	The issuance of our securities in connection with the acquisition transaction;

2.	The amendments to our trust agreement; and

3.	The expansion of our incentive share option plan.

                 Failure to vote, abstentions from voting and broker non-votes on any proposal will have the effect of votes against the foregoing proposals.

Q:            Which proposals need to be approved to consummate the acquisition transaction?

A:             The following two proposals need to be approved to consummate the acquisition transaction:

1.	The issuance of our securities in connection with the acquisition transaction; and

2.	The amendments to our trust agreement.

                 Expansion of our incentive share option plan is not a condition to consummation of the acquisition transaction.

Q:            What if there are not enough votes to establish a quorum?

A:             If there are not enough votes to establish a quorum or to meet the voting requirement at the special meeting, we may propose an adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.  Therefore, please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy that can be voted in favor of any adjournments or postponements of the special meeting.

Q:            What rights do I have if I oppose the acquisition transaction?

A:             You can vote against the acquisition transaction by indicating a vote against the acquisition transaction on your proxy card and signing and mailing your proxy card, or by voting against the acquisition transaction by telephone or on the Internet, or in person at the special meeting.  You are not, however, entitled to dissenters’ rights of appraisal under Delaware law.

Q:            When do you expect the acquisition transaction to be completed?

A:             We hope to complete the acquisition transaction as quickly as possible after the special meeting.  We anticipate this will be in the second half of 2003.

Q:            What do I need to do now?

A:             After reading this proxy statement, complete, sign and mail the enclosed proxy card in the enclosed return envelope as soon as possible.  In the alternative, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy card.  Even if you plan to attend the special meeting in person, we urge you to return your proxy card to assure the representation of your shares at the special meeting.

Q:            If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:             Your broker will vote your shares only if you provide instructions to your broker on how to vote.  You should contact your broker and ask what directions your broker will need from you.  Your broker will not be able to vote your shares without instructions from you.

Q:            Can I change my vote after I have mailed my signed proxy card?

A:             Yes.  You can change your vote at any time before your proxy is voted at the special meeting.  You may do this in one of three ways.  First, you can send us a written notice stating that you revoke your proxy.  Second, you can complete and submit a new proxy card, dated a later date than the first proxy card.  Third, you can attend the special meeting and vote in person.  Your attendance at the special meeting will not, however, by itself revoke your proxy.  If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:            How does the board of trustees recommend that I vote?

A:            After careful consideration by the special committee, and based upon its unanimous recommendation, our board of trustees unanimously approved and recommends that you vote:

•	“FOR” the issuance of our securities in connection with the acquisition transaction;

•	“FOR” the amendments to our trust agreement; and

•	“FOR” the expansion of our incentive share option plan.

Q:            Who can help answer any questions?

A:            If you would like additional copies of this proxy, or if you would like to ask any additional questions about the acquisition transaction, the amendments to our trust agreement or the expansion of our incentive share option plan, you should contact:

[      ]

or

Charter Municipal Mortgage Acceptance Company
625 Madison Avenue
New York, New York 10022
Attention:  Brenda Abuaf
(212) 421-5333

SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA
FINANCIAL DATA OF OUR COMPANY AND RCC

               The selected consolidated historical financial information presented below, as of and for each of the five years in the period ended December 2001, has been derived from the audited historical consolidated financial statements of our Company and of RCC, except for the information relating to 1997 and 1998 for RCC, which is derived from its unaudited historical consolidated financial statements.  The selected consolidated historical financial information presented below as of and for the nine months ended September 30, 2002 and 2001 is taken from unaudited consolidated historical financial statements that include all adjustments, which in our opinion and the opinion of RCC management are only of a normal recurring nature, and which we, together with RCC, consider necessary for a fair presentation of the results of operations for these periods.  Operating results for the interim periods presented below are not necessarily indicative of the results that may be expected for the entire year.  The selected financial data presented below should be read in conjunction with the financial statements and the notes thereto included in our Annual Reports on Form 10-K incorporated herein by reference and RCC’s financial statements and notes thereto included herein.

               The unaudited selected pro forma financial data combine our historical results with RCC’s historical results, in each case, for the twelve months ended December 31, 2001 and as of and for the nine months ended September 30, 2002 giving effect to the acquisition as if it had occurred on January 1, 2001 for the operating and other data and September, 30, 2002 for the balance sheet data.  The pro forma information reflects the purchase method of accounting.

               The unaudited pro forma financial data are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the period or as of the dates for which the pro forma statements are presented.  You should read this information in conjunction with the information contained in the section “Pro Forma Financial Information”.

               We, together with RCC, expect to incur integration charges as a result of the acquisition transaction.  It is also anticipated that the acquisition transaction will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue.  The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect what the historical results of the combined company would have been had we and RCC been combined.

SUMMARY FINANCIAL DATA
As of and for the Year Ended December 31,
(Dollars in thousands except for share amounts)

	CharterMac						RCC										2001 Pro Forma CharterMac

	1997		1998	1999	2000	2001	1997		1998		1999		2000		2001

Operating Data:
Total Revenues	$14,230		$27,940	$40,437	$59,091	$75,081	$31,650		$34,413		$43,018		$50,876		$55,014		$108,468
Total Expenses Including (Loss) Gain on Repayment of revenue bonds	4,174		5,914	14,241	20,406	23,518	18,915		19,804		24,761		33,097		32,651		58,648
Minority Interests	N/A		N/A	3,014	8,594	12,578	N/A		N/A		N/A		N/A		N/A		38,225
Net Income	10,056		22,026	23,182	30,091	38,985	12,735		14,609		18,257		17,779		22,363		11,595
Net Income applicable to Shareholders (a)	2,438		20,343	20,951	25,501	32,559	12,735		14,609		18,257		17,779		22,363		11,595
Distributions to Partners	7,138	(c)	N/A	N/A	N/A	N/A	6,890	(d)	3,484	(d)	19,442	(d)	20,593	(d)	21,933	(d)	N/A
Distributions to Shareholders	4,735	(b)	19,145	20,478	23,974	36,608	N/A		N/A		N/A		N/A		N/A		36,608
Earnings Per Weighted Average Shares (Basic)	0.12	(b)	0.99	1.02	1.22	1.14	N/A		N/A		N/A		N/A		N/A		0.38
Earnings Per Weighted Average Shares (Diluted)	0.12	(b)	0.98	1.02	1.22	1.14	N/A		N/A		N/A		N/A		N/A		0.38
Distribution Per Share	0.23	(b)	0.93	1.00	1.07	1.14	N/A		N/A		N/A		N/A		N/A		1.14
Balance Sheet Data:
Cash and Cash Equivalents	2,297		13,093	8,654	36,116	105,364	963		1,783		65		1,120		1,650		N/A
Total Assets	362,391		492,586	673,791	925,236	1,420,126	71,303		67,962		81,610		81,442		93,556		N/A
Total Liabilities	30,722		165,092	268,239	399,222	662,726	70,221		48,361		62,889		65,535		77,219		N/A
Minority Interests	N/A		N/A	90,000	169,000	222,152	N/A		N/A		N/A		N/A		N/A		N/A
Total Shareholders’ Equity/Partners’ Capital	331,668		327,494	315,552	357,014	535,248	1,082		19,601		18,721		15,907		16,337		N/A
Other Data:
Net increase (decrease) in cash and cash equivalents	2,048		10,796	(4,440)	27,463	73,917	(1,734)		820		(1,716)		1,055		530		N/A
Net cash provided by operating activities	12,412		22,651	23,253	37,036	77,357	11,778		14,074		25,499		20,145		26,975		N/A
Ratio of earnings to fixed charges (e)	24.44		6.98	2.91	2.18	2.32	7.11		7.82		6.39		4.28		5.58		1.14
Ratio of earnings to total assets (f)	0.03		0.05	0.05	0.05	0.05	0.21		0.25		0.28		0.30		0.30		0.04
Book value per share (g)	16.11		15.90	15.31	14.09	14.55	N/A		N/A		N/A		N/A		N/A		14.56

(a)
Information for CharterMac prior to October 1, 1997 is only with respect to Summit Tax Exempt L.P. II., which was considered to be our predecessor company for accounting purposes.  Information subsequent to September 30, 1997 is with respect to the Company which includes Summit Tax Exempt LP II and the other partnerships which combined, as of that date, to form our Company.

(b)				Represents amount for the three months ended December 31, 1997.
(c)				Represents amounts for nine months ended September 30, 1997.

(d)	Represents distributions to RCC partners in accordance with its partnership agreement.
(e)

Ratio of earnings to fixed charges equals net income before minority interests plus fixed charges less preferred dividends divided by fixed charges.  Fixed charges include interest expense, recurring fees related to the TOP’s program, amortization of capitalized costs related to indebtedness, preferred dividends, capitalized interest costs and a portion of rent that is representative of interest.

(f)	Ratio of earnings to total assets equals net income plus, interest expense, depreciation, amortization, taxes and preferred dividends divided by total assets.
(g)	Ratio of book value per share equals total shareholders’ equity less beneficial owners’ equity-manager divided by the total of the common shares and the Convertible CRA Shares.

	As of and for the Nine Months Ended September 30,

	CharterMac		RCC		2002 Pro Forma CharterMac

	2001	2002	2001	2002

Operating Data:
Total Revenues	$53,654	$86,611	$33,911	$49,540	$119,369
Total Expenses Including (Loss) Gain on Sale or Repayment of Loans and revenue bonds and (Provision) Benefit for Income Taxes	16,741	27,070	23,456	26,924	54,266
Minority Interests	8,885	12,918	N/A	N/A	34,065
Net Income	28,028	46,623	10,455	22,616	31,038
Net Income applicable to Shareholders	25,180	42,571	N/A	N/A	31,038
Distributions to Shareholders	25,595	40,822	12,046	18,638	40,822
Earnings Per Weighted Average Shares (Basic)	0.86	1.01	N/A	N/A	0.73
Earnings Per Weighted Average Shares (Diluted)	0.86	1.01	N/A	N/A	0.73
Distribution Per Share	0.84	0.94	N/A	N/A	0.94
Balance Sheet Data:
Cash and Cash Equivalents	N/A	69,537	N/A	10,300	69,699
Total Assets	N/A	1,655,072	N/A	108,970	2,147,570
Total Liabilities	N/A	654,556	N/A	87,191	858,123
Minority Interests	N/A	278,027	N/A	N/A	568,295
Total Shareholders’ Equity/partners’ Capital	N/A	722,489	N/A	21,779	721,152
Other Data:
Net increase (decrease) in cash and cash equivalents	76,349	(35,827)	N/A	8,650	N/A
Net cash provided by operating activities	38,598	54,437	N/A	34,697	N/A
Ratio of earnings to fixed charges (a)	2.30	2.75	4.41	7.19	1.72
Ratio of earnings to total assets (b)	0.03	0.05	0.16	0.25	0.04
Book value per share (c)	14.70	16.23	N/A	N/A	16.24

(a)
Ratio of earnings to fixed charges equals net income before minority interests plus fixed charges less preferred dividends divided by fixed charges.  Fixed charges include interest expense, recurring fees related to the TOP’s program, amortization of capitalized costs related to indebtedness, preferred dividends, capitalized interest costs and a portion of rent that is representative of interest.

(b)		Ratio of earnings to total assets equals net income plus, interest expense, depreciation, amortization, taxes and preferred dividends divided by total assets.

(c)		Ratio of book value per share equals total shareholders’ equity less beneficial owners’ equity-manager divided by the total of the common shares and the Convertible CRA Shares.

CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AND SHARE AMOUNTS)

               We believe that Cash Available for Distribution (“CAD”) is helpful to investors in measuring the performance of our Company and as an indicator of the ability of the Company to pay dividends.  It is the primary measure used by our management in measuring the Company’s performance and ability to pay dividends.  CAD represents net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains and losses or sales of loans or repayment of revenue bonds, impairment losses and the effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates, plus depreciation and amortization, plus cash fees received but deferred in accordance with GAAP.  Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as credit enhancement and yield guarantees.  For a reconciliation of net income to CAD on both a historical and pro forma basis, for the year ended December 31, 2002, see below.

Reconciliation of Net Income to Cash Available for Distribution (CAD)

[THE NUMBERS IN THIS SECTION WILL BE INSERTED IN SUBSEQUENT FILINGS AFTER RECEIPT OF THE AUDITED 2002 FINANCIAL INFORMATION WHICH HAS NOT YET BEEN FINALIZED]

	For the Year Ended December 31, 2002

	Historical	Pro Forma

GAAP net income allocated to shareholders
Revenues – Amortization	(1)	(8)
Tax credit acquisition and management fees		(9)
Net income allocated to Manager	(2)	(10)
Straight-line adjustment to interest income	(3)
Expenses – amortization	(4)	(11)
Loss on impairment of revenue bond	(5)
Gain on sales of loans	(6)	(12)
Tax adjustment	(7)
Other, net
CAD to Common and CRA shareholders
Per share (diluted)
Weighted average shares outstanding (diluted)

There is no generally accepted methodology for computing CAD, and the Company’s computation of CAD may not be comparable to CAD reported by other companies.  CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

Reconciling items to the Pro Forma have been adjusted to reflect the acquisition transaction occurring on January 1, 2001:
(1)	Add back to revenues the amortization of fees and acquisition costs paid in prior periods but, in accordance with GAAP, deferred and expensed over the expected life of the revenue bond.

(2)	Portion of net income allocated to the Manager, based on its 0.1% ownership of Common Shares.

(3)	Adjusted for straight-line recognition of revenue bond interest income required by GAAP.

(4)	Add back amortization of deferred financing costs and other similar items which do not represent actual cash payments in the current period.

(5)	Add back the unrealized loss recognized for the impairment of revenue bonds due to the GAAP accounting, if any.

(6)	Deduct from net income, gains, or add to net income, losses from the repayment of revenue bonds and deduct from income the non cash gain on sale of certain loans as calculated under FAS140.

(7)	Add or deduct miscellaneous other non-cash accounting entries.

(8)	Adjusted to eliminate amortization of origination and acquisition fees paid to the Manager on assets acquired after January 1, 2001.

On a pro forma basis, effective January 1, 2001, the date of the acquisition transaction, these fees will no longer be paid and, therefore, will not be capitalized nor amortized.

(9)	Adjusted for cash collection of fees received in the current period but recognized on a deferred basis for GAAP.

(10)	Adjusted to eliminate net income allocated to the Manager.

(11)

 Adjusted for amortization of identifiable intangible assets, deferred employee compensation and the compensation  expense related to the options issued to Mr. Ross as a result of the acquisition transaction.

(12)	Adjusted for any current period income tax expense, which is eliminated as a result of the acquisition transaction.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

               Introduction

               The following unaudited pro forma condensed consolidated balance sheet of our Company has been prepared as if the proposals were approved and adopted and the related acquisition transaction had occurred on September 30, 2002.  The pro forma condensed consolidated income statements for the year ended December 31, 2001 and the nine months ended September 30, 2002 have been prepared as if the proposals were approved and adopted and the related acquisition transaction had occurred on January 1, 2001.  The acquisition transaction will be accounted for as a purchase of RCC by us.

               The pro forma financial statements are based upon available information and assumptions, as set forth in the notes to pro forma financial statements that we believe are reasonable in the circumstances.

               The unaudited pro forma statements are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the period or as of the dates for which the pro forma statements are presented.

               These statements do not purport to represent what our financial position and results of operations (a) would actually have been if the proposals had been approved and adopted and had the acquisition transaction occurred on those dates or at the beginning of those periods or (b) any future date or period.

               The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto for us, which are incorporated by reference in this proxy statement, and the historical combined financial statements and notes thereto for RCC, which have been included herein.  “Origination, acquisition and development fees” and “partnership and asset management fees” included in RCC’s historical financial statements have been characterized as “financial origination fees” and “financial servicing fees,” respectively for purposes of the pro forma financial presentation.

Charter Municipal Mortgage Acceptance Company Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002
(Dollars in thousands except for share amounts)

	CharterMac Historical	RCC Historical	Pro Forma Adjustments		CharterMac Pro Forma

ASSETS
Revenue bonds-at fair value	$1,402,979	$—	$—		$1,402,979
Investment in ARCap	19,054	—	—		19,054
Guaranteed investment contracts	23,669	—	—		23,669
Mortgage servicing rights – net	35,665	—	—		35,665
Cash and cash equivalents	69,537	10,300	(10,300	) (a)	69,699
			162	(e)
Cash and cash equivalents-restricted	4,868	—			4,868
Promissory notes and mortgages receivable	29,330	—	—		29,330
Deferred costs – net	43,531	—	1,300	(b) (3)	44,831
Goodwill	4,186	—	93,634	(b) (4)	206,577
			110,256	(f)
			(1,499	) (b) (6)
Identifiable intangible assets – indefinite life	—	—	198,400	(b) (1)	198,400
Other identifiable intangible assets – net	11,437	—	51,900	(b) (1)	63,337
Advances to partnerships	—	50,963	(23,673	) (a)	27,290
Other assets	10,816	47,707	(36,652	) (a)	21,871

Total assets	$1,655,072	$108,970			$2,147,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Financing arrangements	$529,014	$—	$—		$529,014
Notes payable	46,024	40,863	(19,385	) (a)	128,031
			60,529	(b) (3)
Accounts payable, accrued expenses and other liabilities	18,913	21,797	(12,954	) (a)	27,756
Deferred income	7,679	24,531	(22,070	) (a)	10,140
Due to FNMA	23,669	—	—		23,669
Deferred tax liability	10,394	—	110,256	(f)	120,650
Distributions payable to common and preferred shareholders	18,863	—	—		18,863

Total liabilities	654,556	87,191			858,123

Minority Interests:
Preferred shares of subsidiary	273,500	—	—		273,500

Special common units	—	—	290,268	(b)	290,268

Minority interest in consolidated subsidiary	4,527	—	—		4,527

Shareholders’ equity:
Beneficial owners’ equity - Convertible CRA Shareholders	48,630	—	—		48,630
Partners’/Members’ equity – RCC	—	21,779	(16,216	) (a)	—
			(5,563	) (b) (5)
Beneficial owners’ equity-manager	1,499	—	(1,499	) (b) (6)	—
Beneficial owners’ equity-other common shareholders	605,418	—	15,000	(d)	621,248
			830	(c)
Beneficial owners’ equity – special preferred voting shares	—	—	162	(e)	162
Deferred Compensation	—	—	(15,000	) (d)	(15,830)
			(830	) (c)
Treasury shares of beneficial interest	(103)	—	—		(103)
Accumulated other comprehensive income	67,045	—	—		67,045

Total shareholders’ equity	722,489	21,779			721,152

Total liabilities and shareholders’ equity	$1,655,072	$108,970			$2,147,570

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Charter Municipal Mortgage Acceptance Company Pro Forma Condensed Consolidated Income Statement For the Nine Months Ended September 30, 2002
(Dollars in thousands except for share amounts)

	CharterMac Historical	RCC Historical	Pro Forma Adjustments		CharterMac Pro Forma

Revenues:
Interest income:
Revenue bonds	$67,764	$—	$431	(h)	$68,195
Temporary investments	1,098	—	—		1,098
Promissory notes	489	—	—		489
Equity in earnings of ARCap	1,664	—	—		1,664
Mortgage banking fees	3,644	—	—		3,644
Financial origination fees	—	31,525	(6,255	) (h)	25,128
			(142	) (g)
Mortgage servicing fees	5,912	—			5,912
Financial servicing fees	—	18,015	(3,622	) (h)	7,199
			(2,519	) (h)
			(672	) (h)
			(4,003	) (j)
Other income	6,040	—	—		6,040

Total revenues	86,611	49,540			119,369

Expenses:
Interest expense	11,634	2,198	(988	) (g)	14,538
			1,521	(l)
			173	(g)
Recurring fees relating to the Private Label Tender Option Program	2,289	—	—		2,289
Bond servicing	2,519	—	(2,519	) (h)	—
General and administrative	14,939	21,259	(672	) (h)	37,282
			(523	) (h)
			(2,148	) (g)
			900	(i)
			2,937	(k)
			590	(d)
Amortization	6,024	797	(368	) (g)	10,106
			3,165	(k)
			488	(l)
Bad debts	—	2,670	(1,301	) (g)	1,369
Provision for loss on revenue bonds, DUS	1,128	—	—		1,128

Total expenses	38,533	26,924			66,712

Income before gain on sales of loans and repayments of revenue bonds	48,078	22,616	—		52,657
Gain on sales of loans and repayments of revenue bonds	12,446	—	—		12,446

Income before income taxes and minority interest	60,524	22,616	—		65,103
(Provision) benefit for income taxes	(983)	—	983	(f)	—

Income before minority interests	59,541	22,616	—		65,103
Minority interests:
Income allocated to special common units	—	—	(21,147	) (m) (2)	(21,147)
Income allocated to preferred shareholders of subsidiary	(12,541)	—	—		(12,541)
Income allocated to minority interest	(377)	—	—		(377)

Net Income	$46,623	$22,616	—		$31,038

Allocation of net income to:
Special distribution to Manager	$3,622	$—	$(3,622	) (m) (1)	$—

Manager	$430	$—	$(430	) (m) (1)	$—

Common shareholders and convertible CRA shareholders	$42,571	$22,616	—		$31,038

Net income per share
Basic	$1.01	$—	—		$0.73

Diluted	$1.01	$—	—		$0.73	(n)

Weighted average shares outstanding
Basic	42,030,318	—	—		42,439,581

Diluted	42,099,407	—	—		42,508,670	(n)

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Charter Municipal Mortgage Acceptance Company Pro Forma Condensed Consolidated Income Statement For the Year Ended December 31, 2001
(Dollars in thousands except for share amounts)

	CharterMac Historical	RCC Historical	Pro Forma Adjustments		CharterMac Pro Forma

Revenues:
Interest income:
Revenue bonds	$71,500	$—	$127	(h)	$71,627
Temporary investments	1,279	—	—		1,279
Promissory notes	1,184	—	—		1,184
Equity in earnings of ARCap	456	—	—		456
Mortgage banking fees	—	—	—		—
Financial origination fees	—	31,363	(7,853	)(h)	23,005
			(505	)(g)
Mortgage servicing fees	—	—	—		—
Financial servicing fees	—	23,651	(3,621	)(h)	10,255
			(2,454	)(h)
			(637	)(h)
			(6,684	)(j)
Other income	662	—	—		662

Total revenues	75,081	55,014			108,468

Expenses:
Interest expense	13,641	2,917	(854	)(g)	18,031
			2,028	(l)
			299	(g)
Recurring fees relating to the Private Label Tender Option Program	2,491	—	—		2,491
Bond servicing	2,454	—	(2,454	)(h)	—
General and administrative	2,755	27,381	(637	)(h)	29,919
			(583	)(h)
			(5,067	)(g)
			1,200	(i)
			3,916	(k)
Amortization			954	(d)
	865	720	(142	)(g)	6,313
			4,220	(k)
			650	(l)
Bad debts	—	1,633	(1,051	)(l)	582
Provision for loss on revenue bonds, DUS	400	—	—		400

Total expenses	22,606	32,651			57,736

Income before (loss) on sales of loans and repayments of revenue bonds	52,475	22,363	—		50,732
(Loss) on sales of loans and repayments of revenue bonds	(912)	—	—		(912)

Income before income taxes and minority interest	51,563	22,363			49,820
(Provision) benefit for income taxes	—	—	—		—

Income before minority interests	51,563	22,363	—		49,820
Minority interests:
Income allocated to special common units	—	—	(25,647	)(m)(2)	(25,647)
Income allocated to preferred shareholders of subsidiary	(12,578)	—	—		(12,578)
Income allocated to minority interest	—	—	—		—

Net Income	$38,985	$22,363	—		$11,595

Allocation of net income to:
Special distribution to Manager	$3,621	$—	$(3,621	)(m)(1)	$—

Manager	$354	$—	$(354	)(m)(1)	$—

Common shareholders and convertible CRA shareholders	$35,010	$22,363	—		$11,595

Net income per share
Basic	$1.14	—	—		$0.38

Diluted	$1.14	—	—		$0.38 (n)

Weighted average shares outstanding
Basic	30,782,161	—	—		30,782,161

Diluted	30,837,340	—	—		30,837,340 (n)

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Charter Municipal Mortgage Acceptance Company

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED DECEMBER 31, 2001

(Dollars in thousands except for per share and share amounts)

(a)	Represents the elimination of certain ownership interests and assets held by the RCC Principals which are not being acquired by us.

(b)

Historically, we have been externally managed by Related Charter, which is an affiliate of RCC and is included in RCC’s combined financial statements.  Pursuant to the acquisition transaction, we will acquire 100% of the ownership interests of RCC and control of substantially all of the businesses operated by RCC, and in turn terminate the management arrangement with Related Charter, thereby becoming internally-managed.  The acquisition will be structured through our newly formed subsidiary, CharterMac Capital.  We will pay the RCC Principals up to $338,000 in consideration.  Initially, we will pay $210,000, consisting of (1) special common units of CharterMac Capital which are exchangeable into our Common Shares on a one–for–one basis and (2) $50,000 in cash.  An additional contingent payment of up to $128,000 of special common units may be payable to the RCC Principals following the determination of RCC’s adjusted 2002 earnings.  The pro forma assumes that the maximum consideration will be payable in the acquisition transaction, totaling $338,000.  The total purchase price is $350,797, including acquisition related costs and closing adjustments.

Calculation of the acquisition cost:

Issuance of special common units to RCC shareholders (16,197,975 shares x $17.92*)	$290,268
Cash consideration (including closing cost adjustments)**	52,729
Acquisition – related cost	6,500	(b)(2)
Financing Cost	1,300	(b)(3)

Total Acquisition Cost	$350,797

*  Under the terms of the acquisition transaction, the number of special common units issued is determined based on the average closing price of the Company’s Common Shares for the 30 calendar days prior to the public announcement of the acquisition transaction, $288,000 divided by $17.78, for a total of 16,197,975 special common units.  However, in recording the purchase price of this acquisition under GAAP, the value applied to these 16,197,975 special common units is $17.92, which represents the average closing price of our Common Shares for the five consecutive day period beginning two days prior to the date the contract was signed and a public announcement made.

**Included with the $50 million in cash is a net payment to the RCC Principals of $2,729 cash for closing cost adjustment of advances to affiliated real estate entities which have acquired properties for inclusion in offerings to investors and additional assets and costs relating thereto equaling $26,668 less debt assumed by us and associated with borrowings under the warehouse facility of $21,478  and a deferred income adjustment of $2,461 representing cash assigned by the RCC Principals to us at closing for acquisition services to be performed by us in the future.

Preliminary estimate of adjusted fair market value of identifiable net assets acquired:

Book value of RCC	$21,779
Elimination of ownership interests and assets held by RCC Principals which are not being acquired:
Cash and cash equivalents	(10,300)
Advances to partnerships	(23,673)
Receivables	(21,166)
Other assets	(15,486)

Notes payable	19,385
Accounts payable	12,954
Deferred revenue	22,070

Book value of assets acquired	5,563
Identifiable intangible assets – indefinite life	198,400	(b)(1)
Partnership service contracts	22,800	(b)(1)
Customer relationships	29,100	(b)(1)
Deferred financing cost	1,300

Preliminary estimate of fair market value of identifiable net assets acquired	257,163

Calculation of acquisition goodwill:

Total acquisition cost	$350,797
Preliminary estimate of adjustment to fair market value of identifiable net assets acquired	(257,163)

Acquisition goodwill	$93,634	(b)(4)

Calculation of goodwill acquisition adjustment:

Acquisition goodwill	$93,634
Elimination of manager-owner equity in us	(1,499	)(b)(6)
Preliminary estimate of additional deferred tax liability	110,256	(f)

Total additional goodwill as a result of the acquisition	$202,391

The effect of purchase accounting on the balance sheet and the recording of goodwill results in the following adjustments:

(1)

The recording of $51,900 of identifiable intangible-amortizable assets and $198,400 of identifiable intangible assets with indefinite lives.  The identifiable intangible-amortizable assets consist of partnership service contracts and customer relationships with finite lives.  The amortizable assets are capitalized and amortized over 10 and 15 years respectively.  The identifiable intangible assets with indefinite lives consist of trademark and trade name, the service contract with American Mortgage Acceptance Company and certain other customer relationships.  This allocation is based on a preliminary evaluation of the fair value of these assets by our management and third-party valuation specialists consulting with management and is subject to change when the evaluation is complete.

(2)

Acquisition-related costs, such as legal, accounting, printing of the proxy statements, fairness opinion and other related costs estimated at $6,500.  These costs are included in the total acquisition cost.

(3)

The recording of $60,529 additional debt financing obtained as a result of the acquisition and transaction costs expected to be incurred.  The financing cost equals $1,300 and is deferred and amortized over the 24 month term of the loan (see Note (l)).

(4)

The recording of $93,634 of goodwill, which results from the excess of the purchase price over fair value of the identifiable assets acquired and liabilities assumed plus the acquisition-related costs (see Note (b)(2)).

	(5)	The elimination of RCC’s partners’/members’ equity.

	(6)	The elimination and reallocation of Related Charter’s equity in us. The effect of this is a reduction to goodwill of $1,499.

(c)

The recording of the options issued to Mr. Ross for his future services as our non-executive chairman.  These options vest equally, over five years, and expire in 10 years.  These options have an exercise price of $17.78 per share and are antidilutive as of the date of the pro forma.  The options are recorded at their estimated fair value as of the grant date using the Black-Scholes option pricing model.  The resulting deferred compensation is recorded in beneficial owners’ equity and amortized to compensation expense using the straight line method over the vesting period.

(d)

Restricted Common Shares of our Company with an aggregate value of $15,000 will be issued to certain of the current employees of RCC (excluding the RCC Principals), and will vest over three to five years.  Participants will be entitled to distributions on all vested and unvested shares so long as they remain employees.  For pro forma purposes, the average price of $17.92 was used to estimate the number of restricted Common Shares to be issued and a four-year vesting period was assumed.  The resulting deferred compensation is recorded in beneficial owners’ equity and amortized to compensation expense using the straight line method over the vesting period.  Distributions paid on the unvested shares are recorded as compensation expense.

(e)

Recording 16,197,975 special preferred voting shares with a par value of $.01 per share.  The special common unit holders will purchase these special preferred voting shares from us for cash at their par value, $162, at the closing of the acquisition transaction.  These shares entitle the RCC Principals to one vote per special preferred voting share on all matters subject to a vote by the Common Shares.

(f)

Represents the provision for deferred federal, state and city income taxes at our estimated effective tax rate of 45.65%.  As a result of the acquisition transaction, a deferred tax provision has been recorded.

Historically, we did not recognize a provision for income taxes prior to calendar year 2002.  As a result of the acquisition transaction, we will have a net operating loss generated in our corporate subsidiary, which will or is expected to eliminate any tax liability.

(g)

Represents the elimination of RCC income and expense amounts principally relating to (a) certain business activities not being acquired pursuant to the contribution agreement, (b) recurring fees payable to a former RCC partner that will not be our responsibility and (c) executive expense allocation from TRCLP that will not continue after the acquisition transaction.

(h)

Pursuant to the contribution agreement, we will terminate the management agreement with Related Charter.  As indicated below, associated fees and expenses, respectively, between Related Charter and us have been eliminated:

Fees and expenses	Nine months ended 09/30/02	Year ended 12/31/01

Origination and acquisition fee	$6,255	$7,853
Special distribution	3,622	3,621
Bond servicing fees	2,519	2,454
Expense reimbursements fees	672	637

	$13,068	$14,565

Amortization of the origination and acquisition fees incurred after 1/1/01	$431	$127

The elimination of these fees would result in a reduction to RCC’s unincorporated business tax of $523 and $583 for the nine month and 12 month periods indicated above, respectively.

(i)

Pursuant to the contribution agreement, RCC’s four executive managing partners will enter into employment contracts with us, entitling each of the managing partners to an annual base salary of $500,000.  The pro forma has been adjusted to reflect the incremental increase in compensation expense for the four executive managing partners.

(j)	Represents the elimination of deferred income recognized by RCC during the period related to transactions for which cash had been previously received prior to January 1, 2001 and income deferred.

(k)

Represents amortization of identifiable intangible assets, deferred employee compensation and the compensation expense relating to the options issued to Mr. Ross.  The identifiable intangible assets are amortized over 10 and 15 years, respectively using the straight-line method of accounting.  The deferred employee compensation is amortized over the average four year vesting period using the straight line method of accounting.  The compensation expense associated with the options is amortized, on a straight line basis, over the five year vesting period.

(l)

Represents interest expense relating to the $60,529 of debt financing and the amortization of the $1,300 of costs incurred in obtaining the financing associated with the acquisition transaction.  The pro forma assumes an annual rate of 3.35% which approximates the London InterBank Offered Rate (“LIBOR”) plus 2%, which is based on preliminary discussions with various potential lenders.  The deferred costs are amortized over the assumed 24 month term of the loan.

(m)	Represents the reallocation of income between the holders of special common units, Related Charter and our shareholders:

	(1)	The elimination of the Related Charter’s special distribution of $3,622 and $3,621, respectively (See Note (g)) and proportional income allocation of $430 and $354, in 2002 and 2001, respectively.

(2)

Special allocation to the holders of special common units with respect to distributions equaling $21,147 and $25,647, in 2002 and 2001, respectively.  This allocation is calculated using the number of special common units to be issued, 16,197,975 and the Company’s actual per-share distributions for the applicable period, $.94 in 2002 and $1.14 in 2001, divided by 0.72

(n)

Pro Forma diluted income per share is calculated using the weighted average number of Common Shares and Convertible CRA Shares outstanding during the period plus the additional dilutive effect of Common Share equivalents.  For purposes of the proforma financial statements, the effect of converting the special common units into Common Shares was determined to be antidilutive.  The dilutive effect of Mr. Ross’s options and restricted Common Shares granted to employees of RCC were calculated using the treasury stock method.  Based on the calculation performed using the treasury stock method, the securities granted to employees and the options are both antidilutive for purposes of the proforma financial statements.  The special preferred voting shares are not convertible into Common Shares and have no economic interest other than voting rights and, therefore, were not included in such calculation.

CAPITALIZATION

              The following table sets forth our capitalization on an historical basis at September 30, 2002, and our pro forma capitalization as adjusted to give effect to the acquisition transaction, had it occurred on September 30, 2002.  Assuming the exchange of 16,197,975 special common units issued in the acquisition transaction into Common Shares, the acquisition transaction would have resulted in the issuance of 16,197,975 Common Shares, resulting in an aggregate of 60,617,490 Common Shares and the Convertible CRA Shares to be issued and outstanding following the acquisition transaction.  You should read the following capitalization data in conjunction with the historical and pro forma consolidated financial statements and the related notes, which are either included elsewhere in this proxy statement or incorporated by reference.

	September 30, 2002 (in thousands)

	CharterMac Historical	CharterMac Pro Forma

Debt	$575,038	$657,045
Preferred shares of subsidiary	273,500	273,500
Special common units	—	290,268
Minority interest in subsidiary	4,527	4,527
Shareholders’ equity:
Common shares	605,418	621,248
Deferred compensation	—	(15,830)
Convertible Community Reinvestment Act preferred shares	48,630	48,630
Related Charter shares	1,499	—
Special preferred voting shares	—	162
Authorized but unissued shares:
Treasury shares	(103)	(103)
Accumulated other comprehensive income	67,045	67,045

Total shareholders’ equity	722,489	721,152
Total capitalization	$1,575,554	$1,946,492

RISK  FACTORS

               You should carefully consider, among other things, the following risk factors before voting on any of the proposals.  Some of the statements set forth below under this caption may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  See “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS,” on page 130 of this proxy statement for an explanation of the qualifications and limitations on these forward-looking statements.

The consummation of the acquisition transaction will further change the nature of our business and increase the amount of our taxable business, which could result in taxable income to our shareholders.

               The consummation of the acquisition transaction will further change our business from one that invests substantially all of its assets in tax-exempt bonds to one that, in addition to tax-exempt bond investments, conducts significant fee-generating service activities.  This change has already begun with the formation of CM Corp. and the acquisition of PW Funding, Inc.  Although we expect that these service businesses will generate significant growth for us, they are inherently less predictable than the ownership of tax-exempt bonds.  In addition, any distribution of earnings from CM Corp. will result in taxable income to our shareholders.

Our ability to achieve the anticipated benefits of the acquisition transaction will depend in part on our ability to maintain RCC’s current recurring fee arrangements and to generate new transaction fees, the failure of which  could have a negative impact on the price of our Common Shares.

               As the successor to RCC, two of our major revenue sources will be the recurring and transaction fees payable by investment programs sponsored, or to be sponsored, by RCC.  Recurring fees depend on the ongoing operation of investment programs sponsored by RCC while transaction fees are generally “up-front” fees that are generated from the sponsorship of new investment programs.  The termination of one or more of these recurring fee arrangements which we are acquiring in the acquisition transaction, or  the inability to sponsor new programs which will generate new recurring and transaction fees, could adversely affect our results of operations and reduce the market price of our Common Shares.  There can be no assurance that existing fee arrangements will not be terminated or that we will be able to realize revenues from these existing or any new fee arrangements at levels comparable to those realized by RCC.

The agreements with companies and investment programs RCC manages may not be renewed and may have finite terms.

               RCC receives fees pursuant to an advisory agreement with American Mortgage Acceptance Company (“AMAC”).  The AMAC advisory agreement is subject to annual renewal by AMAC, which requires the approval of a majority of its board of trustees.  In addition, a majority of the independent members of AMAC’s board may terminate this agreement with RCC with or without cause.  As a result, this agreement may not be renewed or may be terminated with or without cause.

               RCC also receives fees from investment programs RCC has sponsored and may sponsor in the future that do not provide for annual elections by investors of  their management. With respect to these investment programs, we will generally be acquiring controlling interests in the entities which control these investment programs which currently generate recurring fees.   However, these interests are subject to the fiduciary duty of the controlling entity to the investors in those investment programs which may affect our ability to continue to collect fees from those investment programs.

               Furthermore, pursuant to amendments which the investment programs will adopt prior to the closing of the acquisition transaction, the organizational documents of substantially all of these investment programs allow for the investors, at their option, to remove the entity controlled by RCC as general partner or managing member without cause.  Although the investment programs will generally be required to pay fair market value if they exercise this right, RCC’s right to receive future fees would terminate and there can be no assurance that the payment will fully compensate us for this loss.

               Finally, many of these investment programs typically have finite periods in which they are scheduled to exist, after which they are liquidated.  The termination of a program will result in a termination of the fees we could otherwise expect to receive from those programs.

RCC’s business is subject to competition and our inability to compete effectively in the future for financial services business could reduce the revenues we expect to receive as a result of the acquisition transaction and negatively impact the share price of our Common Shares.

               Financial services in the multifamily affordable housing industry is highly competitive.  RCC competes with entities that possess greater financial resources for (a) providing financing to multifamily developers and (b) selling tax credit and other syndication funds to investors.  RCC also competes against numerous private financial service providers as well as state and federal agencies.  Dominant competitors include Enterprise Social Investment Corp., Sun America and Lend Lease.

               Pursuant to Section 42 of the Code, a fixed number of housing credits are allocated annually to each state based on population.  In 2002, there were approximately 2.5 times as many applications by developers for a national pool of approximately $5 billion in tax credits as there were tax credits available for allocation.  RCC is dependent upon the developers of tax credit properties to apply for and obtain tax credits.  RCC, in turn, contracts with the local developer for rights to the tax credits to offer through investment programs it sponsors.  These local developers include independent third parties as well as affiliates of TRCLP.  Our inability to continue to arrange for the acquisition of tax credit opportunities from local developers or the inability of developers with whom RCC has done business in the past to continue to obtain tax credits from the states, may impact our ability to achieve the anticipated benefits of the acquisition transaction.

RCC relies on relationships with key investors and customers which may not continue, which would adversely affect our ability to generate revenue.

               RCC relies on relationships with key investors and customers that may not continue, and we may need to create and form new relationships in order to continue its past success.  In 2002, five key investors provided approximately 72% of the equity capital raised by tax credit syndication programs sponsored by RCC with two of those key investors providing approximately 47% of the capital.  In addition, ten key developers provided approximately 55% of the tax credit properties which RCC provided equity financing for in 2002.  There can be no assurance that we will be able to continue to do business with these key investors and customers at levels comparable to those realized by RCC or that new relationships will be achieved.

We will depend on our key employees.

               It is expected that following the consummation of the acquisition transaction and the internalization of management, we will substantially depend upon the services of the four RCC Principals entering into three-year employment agreements with us through RCC (Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley).  We also anticipate that substantially all of RCC’s current employees will remain after the acquisition transaction including, in particular, those individuals who comprise the senior management team.  The departure or the loss of the services of any of these four key employees or a large number of senior management personnel and other employees of RCC, could have a material adverse effect on our ability to effectively operate our business and our future results of operations.

Elimination of, or changes to, governmental programs.

               40% of RCC’s revenues for the nine months ended September 30, 2002 was derived from the syndication of partnership interests in properties eligible for federal low income housing tax credits (“LIHTCs”) under Section 42 of the Internal Revenue Code.  Although LIHTCs are a permanent part of the Internal Revenue Code, as in the case of all legislated programs, Congress can repeal or modify it at any time.  If it is repealed or adversely modified, we would no longer be able to generate transactional revenues and increase or maintain the base of recurring revenues associated with these properties, as is currently contemplated.

If the IRS were to challenge various tax positions we intend to take, we could suffer material adverse tax consequences.

               The acquisition transaction has been structured so that our Company will avoid realization of active income from the RCC business and effectively receive a tax deduction for payments made to the RCC Principals.  It is possible that the IRS could challenge this structure, with material adverse consequences to our Company.  First the

IRS could assert that our Company is the owner of the RCC business, in which case we would realize an amount of active income from the RCC business that would require us to be treated as a corporation instead of a publicly traded partnership for income tax purposes.  If the IRS prevailed, we would be required to pay taxes on our income, thereby reducing the amount available to us to make distributions.  As a result, it is possible that the value of our Common Shares would decline.  Second, the IRS might assert that the special common units in CharterMac Capital held by the RCC Principals are actually shares of our Company.  If this position prevailed, the distributions payable on the special common units would not result in tax deductions for CM Corp.  In such event, CM Corp. would be subject to increased tax, which could reduce our net after-tax income and our distributions.

Proposed changes to tax laws.

               [Prior to the mailing of this proxy statement, a risk factor will be inserted, if applicable, regarding the Bush administration’s tax incentive proposals as in place on the date of mailing]

Potential conflicts of interest may arise due to future competition with TRCLP.

               TRCLP currently engages in businesses which compete with RCC.  The non-competition covenants contained in the future relations agreement which TRCLP, Mr. Ross and their affiliates will enter into in connection with the acquisition transaction prohibit them from competing with any business currently engaged in by RCC and our Company other than in specified areas, including providing (a) credit enhancement on debt products secured by so-called “80/20” multi-family housing properties and (b) mezzanine financing to multi-family housing properties other than so-called “tax credit properties.”  There can be no assurance that we and TRCLP would not directly compete for similar products and opportunities in these areas in the future.

Loss of independent source of capital support for our revenue bonds.

               RCC has in the past provided additional capital to support affordable multifamily housing properties securing our revenue bonds which were experiencing cash flow deficiencies if interests in those properties were owned by an investment program sponsored by RCC.  Following our acquisition of RCC, RCC will no longer be an independent supporter of these properties or new properties which are owned by investment programs we sponsor in the future and we may be required to provide the additional capital previously provided by RCC in order for a property to avoid default on its mortgage.   Furthermore, in assessing whether to foreclose on a mortgage underlying the revenue bond, we will be required to determine the relative detriment to our business of foreclosing on a property owned by a program which we have sponsored and protecting our lender position versus refraining from the foreclosure action so as not to undermine our ability to sponsor future tax credit syndication programs which may be potential borrowers under our revenue bonds.

We will incur liabilities with respect to the interests we will acquire from RCC and be subject to ongoing liabilities and business risks that are inherent to RCC’s business.

               Assumed Liabilities.  There will be some liabilities and associated costs incurred and assumed by us in connection with our acquisition of RCC.  Pursuant to the contribution agreement, we have agreed to assume TRCLP’s liabilities under certain guarantees and to provide replacement notes to capitalize general partner entities of investment programs previously sponsored by RCC.  These general partner entities will be controlled directly by us.  We have also agreed to guarantee the performance by our subsidiaries of any obligations they have pursuant to the contribution agreement and the other agreements to be entered into in connection with the acquisition transaction.  As a guarantor, we could incur liability if events of default occur.

               New Liabilities and Business Risks.  In connection with the sponsorship of investment programs and joint venture activities related to the co-development of tax credit properties, RCC acts as a fiduciary to the investors in its syndication programs and is often also required to provide guarantees of performance.  In order for us, as the successor to these businesses, to continue to perform these activities and remain competitive in the syndication and co-development business, we will need to continue to perform the same roles, and provide similar guarantees, to those currently provided by RCC.

               The nature of the syndication business requires the identification and purchase of significant properties in new funds before RCC is able to obtain commitments from investors to invest in these funds.  RCC advances funds to acquire properties for inclusion in offerings to investors and at any point in time, the investment in properties can be material.  The warehouse line of credit utilized by RCC to fund these advances has a maximum amount of $75,000,000.  Realization of RCC’s investment is subject to continued success in attracting investors to new funds or, if investors are not found, the sale of the acquired properties

               In addition, we could be subject to additional liabilities as a result of employing, through RCC, RCC’s approximately 150 employees.  The employment of approximately 150 additional persons could subject us to additional potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

               Finally, we may incur other liabilities to which we are not currently subject.  For example, our subsidiaries could be subject to liabilities to investors in investment programs and third parties as a result of serving as general partner.  In addition, even when we are not required to do so, we may advance funds to allow investment programs to meet their expenses.

Loss of affiliation with TRCLP

               Through its affiliates, TRCLP has provided us with approximately 7% of our annual tax credit syndication volume over the past five years on an average annual basis.  Although as part of the acquisition transaction we have entered into an agreement with TRCLP, Mr. Ross and their affiliates to continue to provide us with referrals and rights of first offer with respect to a portion of their tax credit syndication business and any future affordable housing and LIHTC properties developed by them for a period of five years, there can be no assurance that these relationships will be as effective following the acquisition transaction as they were when RCC was controlled by TRCLP.

The interests of the RCC Principals may be in conflict with the interests of our shareholders.

               Terms of the acquisition transaction.  The RCC Principals are all either our managing trustees or officers of Related Charter.  In connection with the structuring of the acquisition transaction, we have engaged in transactions with these individuals, as well as with some of our shareholders, officers, trustees, employees and their affiliates, as set forth in this proxy statement.  These individuals may have a different interest in the completion of the acquisition transaction than the interests of our shareholders.

               Potential ongoing conflicts with respect to our rights and obligations in connection with the acquisition transaction.  There can be no assurance that actions to enforce the terms of the contribution agreement will be timely or taken effectively.  Any such failure could result in a loss to our Company.  The structure of the acquisition transaction will continue to create conflicts of interest with the RCC Principals if we are required to determine whether or not to take actions to enforce our rights under the contribution agreement and the various other agreements entered into in connection with the acquisition transaction.  While any material decisions with respect to the RCC Principals are subject to the vote of a majority of our independent trustees, such decisions will necessarily create conflicts between us and the RCC Principals.  In addition, we have some obligations to the RCC Principals which will require us to make choices on how we operate our business which may affect those obligations.  (For example, we have agreed to guarantee the payment to the RCC Principals of all but $5,000,000 of the distributions they would otherwise be entitled to receive under the operating agreement of CharterMac Capital Company.  In addition, we have agreed to share cash flow from investment programs so that we and RCC can receive payment of deferred fees.)

Upon completion of the acquisition transaction, the RCC Principals will have significant voting power on matters submitted to a vote of our shareholders.

               In connection with the acquisition transaction, each of the RCC Principals will receive one special preferred voting share for each special common unit they own.  The special preferred voting shares entitle each holder to vote on all matters subject to a vote of the holders of our Common Shares.  Assuming the maximum number of special common units were issued in connection with the acquisition transaction, the RCC Principals would receive enough special preferred voting shares to collectively hold approximately 30% of our voting power.  TRCLP, on its own, will control __% of our voting power.  As such, the RCC Principals will have significant voting power on all matters submitted for shareholder action.  The RCC Principals could have significant influence over any shareholder vote as a result of the issuance of the special preferred voting shares.

We may not realize any cost savings as a result of the integration of  the management services of RCC following the consummation of the acquisition transaction, which could adversely affect our results of operations.

               There can be no assurance that costs or other factors associated with the integration of RCC and our Company would not adversely affect future combined results of operations or that the expected benefits will occur.  Since inception, we and our subsidiaries have been externally advised pursuant to external management agreements.  These external management agreements have been subcontracted out to RCC, which has provided substantially all of the services and personnel used to operate our business.  Effective on the date we close the acquisition transaction, we will terminate our external management agreements, acquire RCC and employ certain principals and substantially all employees of RCC to perform internally those functions formerly provided by RCC.  The timing and integration of the two separate businesses may cause substantial fluctuations in operating results.

Sales in the public market of our Common Shares issuable upon exchange of the special common units issued in the acquisition transaction could adversely affect prevailing market prices of our Common Shares.

               Future sales of substantial amounts of our Common Shares in the public market following the acquisition transaction could adversely affect prevailing market prices of our Common Shares.  Assuming the maximum number of special common units is issued, following the acquisition transaction, approximately 16,197,975 Common Shares will be issuable upon exchange of the special common units issued to the RCC Principals.  We have agreed to file, within 60 days of the closing, a shelf registration statement under the Securities Act, in order to register the resale of these Common Shares issuable upon exchange of the special common units.  Following the effective registration of these Common Shares, and the expiration of any lock-up to which the Common Shares were subject, the sale in the public market of these Common Shares could, and depending upon the number of Common Shares involved, likely would, adversely affect prevailing market prices of our Common Shares.  TRCLP, on its own, will own approximately [      ] million special common units, Common Shares and options, which, subject to some exceptions, will not be subject to any lock-up.  Sales in the public market could reduce the market price of the Common Shares and our ability to raise additional capital through equity markets.

The fairness opinion is subject to qualifications and the valuation of the interests acquired may not represent the true worth or realizable value of the interests.

               The fairness opinion delivered by DrKW is based on and subject to certain assumptions, qualifications and limitations described in the opinion, and is based on economic and market conditions and other circumstances as they existed and could be evaluated by DrKW on the date of the opinion.  Changes in our or RCC’s operations and prospects or changes in general market or economic conditions since the date of the fairness opinion, among other things, could alter the fairness opinion.  We do not intend to obtain an updated fairness opinion.  There can be no assurance that, if the ownership interests in RCC and in the other entities conducting the RCC business were sold, they could be sold at the values at which they were acquired by us.

The non-compete provisions in the employment agreements to be entered into with Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley may not be enforceable.

               On the date of closing of the acquisition transaction, each of Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley will enter into an employment agreement with us through RCC, which will include non-competition and non-solicitation provisions, which will continue in effect as long as he or she is our employee.  There can be no assurance, however, that these non-compete and non-solicit provisions will be enforceable.

We may not be able to assume RCC’s warehouse credit line which will require us to utilize our own capital to continue to conduct business in a manner consistent with RCC’s past practice.

               RCC requires significant funds to acquire tax credit interests prior to their syndication.  RCC has in the past obtained funds for this purpose pursuant to a “warehouse” credit facility.  Under the contribution agreement, it is not a condition of closing of the acquisition transaction that we be able to assume the existing warehouse credit facility that RCC utilizes to warehouse tax credit properties prior to their syndication in new investment programs sponsored by RCC.  TRCLP currently guarantees RCC’s obligations under the warehouse facility.  If we are not able to assume the existing credit facility or replace it with another credit facility, we will need to utilize our own capital to continue to fund the warehousing of the tax credit properties if we expect to continue to generate syndication opportunities and the fees associated with the sponsorship of new programs.  The diversion of our capital resources to warehousing activities may reduce the amount of funds available to us to continue to acquire revenue bonds or fund our other businesses.

We may not be able to obtain financing to fund the payment of our fees and expenses or to consummate the acquisition transaction.

               The terms of the acquisition transaction provide that we pay $50 million in cash consideration to TRCLP and bear our own fees and expenses.   Our fees and expenses are expected to approximate $_____.   We plan to fund, through additional borrowings to be incurred by the time the acquisition transaction closes, the payment of both (a) the cash portion of the consideration and (b) our fees and expenses.   We do not currently have any commitments or arrangements for this financing and may not be able to arrange adequate financing on acceptable terms or at all.  In such case, we may need to utilize a more expensive source of financing or divert funds we otherwise would have used to make additional investments to consummate the acquisition transaction.

The acquisition transaction will have an adverse effect on our pro forma net income.

               Although we believe that the acquisition transaction will be accretive to our cash available for distribution by ___% to ___% (see “CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION”), the pro forma effect of the acquisition transaction on our net income as calculated in accordance with GAAP reflects a reduction of $0.__ per share for the nine months ended September 30, 2002 and $0.__ per share for the year ended December 31, 2001.

Our earnings per share and our cash available for distribution per share may be subject to greater fluctuations  from quarter to quarter than in the past.

               Historically, based on the fact that a significant portion of our earnings per share and cash available for distribution (“CAD”) per share is generated by the regularly scheduled payments of interest on our tax-exempt revenue bond portfolio, our earnings per share and CAD per share have been fairly consistent from quarter to quarter. Conversely, the earnings and cash generated by the RCC business we are acquiring have fluctuated more between quarters due to the variability in the timing of acquiring properties and the seasonality inherent in the timing of tax credit equity investments, both of which are primary drivers of the earnings and cash generated by RCC. These fluctuations could be perceived negatively and, therefore, adversely affect the price at which our Common Shares will trade.

PROPOSAL ONE – ISSUANCE OF SECURITIES IN
CONNECTION WITH THE ACQUISITION TRANSACTION

Background of the Acquisition Transaction

               Overview

               We were formed in 1997 through the consolidation of three limited partnerships (which limited partnerships were originally co-sponsored by affiliates of RCC), as part of the settlement of class action litigation.  Rather than attempt at that time to negotiate an appropriate structure and price to permit us to have our own internal management team, counsel for the plaintiffs in the class action and RCC, and ultimately the court which approved the settlement, determined that we should maintain the external management structure that had been in place for the limited partnerships prior to the consolidation.  As part of the settlement, plaintiffs’ counsel and the court imposed a maximum fee structure for payments by us of fees to any external manager affiliated with RCC.

               As a company with approximately $300 million of assets at that time, it was unlikely that we could have afforded the scope and quality of resources RCC and its affiliates are able to provide.  Accordingly, for five years we have relied on RCC’s real estate and investment expertise to advise us and provide us with experienced risk management, underwriting, asset management, loan servicing, finance, accounting, tax and administrative personnel and other services necessary to operate our business.  Over the last five years we have successfully increased our asset base from approximately $300 million to over $1.5 billion in assets.  Accordingly, we believe that now our platform can and should support the expense of acquiring and maintaining our own internal management team, which would bring our organizational structure in line with the majority of other publicly traded companies.

               Despite our continuing success, we have encountered situations in which our external management structure resulted in a negative perception of us in the capital markets.  In our experience, externally-managed companies are frequently perceived to have potential conflicts of interest due to the fact that an external manager’s compensation is typically not tied to the performance of the company it manages.  Based in part on this perception, we believe externally managed companies are not as attractive to institutional investors or research analysts and therefore have a more difficult time accessing capital.

               The impact of our external management structure was not fully realized until we planned to access the equity markets.  Prior to this time, we obtained working capital by leveraging our previously unencumbered assets within the limitations imposed by our trust agreement.  By 1999, we were reaching the debt limitation in our trust agreement with regard to incurring debt in excess of  50% of the total market value of our assets and needed to raise equity in order to continue our growth.  In 1999 and 2000 we were able to complete successfully a number of private placements of preferred shares of one of our subsidiaries and of our Convertible Community Reinvestment Act Preferred Shares.  However, by late 2000 we were approaching the limits imposed by certain debt/equity covenants related to the preferred shares and therefore needed to establish another source of equity funding in order to continue to successfully grow our Company.

               In January of 2001, our management team began meeting with various investment banks to discuss the potential for our first offering of Common Shares to the public since our inception.   During these meetings, our external management structure was consistently a key discussion topic, and some of the underwriters we spoke with declined to participate in the proposed offering, in large part due to our external management structure.  Despite this, we were able to successfully complete the offering in May 2001; however during the offering process it became clear to us that there was the possibility that our external management structure could hinder our ability to access the equity markets in the future.

               After we raised capital in the public equity markets, various sell-side research analysts initiated coverage of our Company, some of whom also focused on our external management structure and cited it as an investment risk in their research reports.  We believe our external management structure has also influenced some analysts’ decisions as to whether or not to initiate research coverage of our Company.

               At the June 2001 board of trustees meeting, our management led a discussion with the board on the obstacles management had encountered in its attempts to access the common equity capital markets due to our external management structure.  Even though our management team was ultimately successful in enlisting underwriting support for a common share offering, based upon its experience of the past several months, management recommended that our capital raising opportunities would be enhanced if we were internally-managed.  Following discussion, the board directed management to begin exploring possible scenarios for internalizing management and to report back with its findings.

               Over the next three months, management met several times with Paul, Hastings, Janofsky & Walker LLP, our outside counsel, investment bankers and auditors to discuss potential structures to internalize management.  At each of these meetings, management stressed the importance of structuring a transaction that would be immediately accretive to our shareholders and would preserve the tax-exempt nature of our distributions.  At these meetings, one of the potential options discussed was the acquisition of RCC.

               In November, 2001, we completed another public offering of  3,676,000 of our Common Shares, which targeted predominately institutional investors.  During our road show, our external management structure was a consistent topic of discussion with institutional investors.  Over half of the institutional investors we spoke with during that road show ultimately decided not to purchase our Common Shares in the offering, and a significant number of those that did not purchase our Common Shares cited our external management structure as the primary factor.  There were also certain other investors who did not purchase our Common Shares due to their perception that we had limited internal growth potential.  Accordingly, we believe that our ability to attract institutional investors will be significantly enhanced by internalizing our management and increasing our potential for internal growth.

               Formation of special committee

               On December 13, 2001, management made a formal presentation to our board of trustees detailing the results of their management internalization study.  In addition to reviewing the events of the past several months, management detailed some of the important considerations which they believed needed to be addressed in any internalization transaction.  These considerations included that the transaction:

•	maintain the primarily tax-exempt nature of our distributions,

•	not impede the conduct of our business and our ability to continue to access the capital markets,

•	be immediately accretive to our cash available for distribution, and

•	involve either partial or complete internalization of management.

               At the meeting, our counsel explained to the board the process for pursuing an internalization transaction.  Among other things, our counsel recommended the formation of a special committee of independent trustees to provide an independent recommendation with respect to the transaction because any internalization transaction would likely involve a consideration of the acquisition of Related Charter, our current external manager, and its affiliates, including RCC.  The board scheduled a special meeting in order to discuss further proceeding with an internalization transaction.

               At the special meeting on January 11, 2002, our board of trustees agreed to form a special committee of independent trustees to explore strategic alternatives for managing our Company, including the possibility of internalizing management.  The board agreed that the special committee would consist of Peter T. Allen, Charles L. Edson and Arthur P. Fisch and authorized the special committee to hire an independent legal advisor and an independent financial advisor.  In light of feedback received from potential investors during the previous Common Share offerings, the special committee was also directed to explore opportunities that would enhance diversification of our revenue sources in order to supplement our core business of investing in revenue bonds.  As noted elsewhere in this proxy, we had already begun this process through the acquisition of PW Funding, Inc.

               On January 14, 2002, we issued a press release to announce the formation of the special committee to explore alternatives to our management structure and the diversification of our revenue sources.

               On February 8, 2002, after interviewing various law firms, the special committee retained the law firm of Morris, Nichols, Arsht & Tunnell (“Morris Nichols”) as its independent legal advisor.

               On February 15, 2002, the special committee met with Morris Nichols to discuss the independence of the members of the special committee, and each member of the special committee confirmed to the satisfaction of the other members that he was independent for purposes of carrying out the assignment of the special committee.  Morris Nichols led a discussion of the fiduciary duties of the members of the special committee.  The special committee also discussed the engagement of an independent financial advisor.

               On February 22, 2002, management and the special committee met to discuss the timing of the special committee process and the engagement of an independent financial advisor to the special committee.  Following the meeting with management, the special committee separately met to discuss further retention of an independent financial advisor and to establish a schedule for interviews of investment banking firms to serve as financial advisor.

               On March 7, 2002, the special committee interviewed several investment banking firms and at a meeting on March 8, 2002 unanimously determined to engage DrKW as its independent financial advisor.

               On March 14, 2002, DrKW and Morris Nichols met with our management and RCC’s management to gain a better understanding of our business and external management structure and RCC’s business and the reasons for pursuing a transaction to internalize our management and diversify our revenue sources.  DrKW and Morris Nichols met with the special committee on March 15, 2002 to review the meeting with our management and RCC’s management and to discuss the procedure for carrying out the assignment of the special committee.

               Negotiation of the acquisition transaction

               On March 21, 2002, RCC delivered a term sheet to our board of trustees proposing the acquisition transaction.  The principal terms of the term sheet were as follows:

The Proposed Transaction	•	The transaction would be structured as tax-free to RCC and the RCC Principals (except to the extent of any cash received).

	•	CM Corp., our taxable subsidiary, would form a new limited liability company (CharterMac Capital).

	•	RCC would contribute its assets and/or the RCC Principals would contribute their partnership interests in RCC to CharterMac Capital.

	•	Pursuant to the contribution, CharterMac Capital would acquire substantially all of the assets of RCC and all of RCC’s liabilities (except for liabilities associated with excluded assets).

	•	The following assets would be excluded from the transaction and would be distributed by RCC to the RCC Principals prior to the closing:

• cash, accounts receivable, prepaid items and deferred income;

• equity insurance programs completed prior to the closing;

• residual interests in syndication entities held by RCC, including subordinated fees and rights to subordinated distributions; and

• limited partnership interests and non-managing member interests in the general partners of limited partnerships.

Consideration	•

In exchange for the contribution to CharterMac Capital, the RCC Principals would be issued special common units in CharterMac Capital and paid cash in an amount to be agreed upon (but not to exceed 25% of the aggregate consideration), which would be allocated among the RCC Principals as they determine.

	•	The aggregate amount of special common units and cash to be issued or paid to the RCC Principals would be based on an enterprise valuation of RCC of $425 million.

	•	The number of special common units in CharterMac Capital would equal the portion of the valuation of RCC to be paid in special common units divided by the CharterMac Common Share Price (as defined below).

	•	The CharterMac Common Share Price would equal the closing price of our Common Shares on the date immediately preceding the announcement of the acquisition transaction.

Distributions on Special Common Units	•	Each special common unit would be entitled to a distribution of 8.75% per annum of the CharterMac Common Share Price.

•

The distribution per special common unit would be increased proportionately with increases in dividends per Common Share of our Company (as appropriately adjusted for subdivisions, reclassifications, stock splits, stock dividends or similar events).

	•	The distributions to the special common unitholders would be subject to the following:

•

$5,000,000 per annum of the distribution from CharterMac Capital to the special common unitholders would be subject to CharterMac Capital having sufficient cash flow to make the distribution.  Any amount not paid in any year because of insufficient cash flow from CharterMac Capital would be accrued and such amount would be paid, together with interest at a market rate, in any subsequent year to the extent that there is sufficient available cash flow, prior to distributions on the common units of CharterMac Capital.

•

The balance of the distribution from CharterMac Capital to the special common unitholders would be made by CharterMac Capital to the special common unitholders whether or not CharterMac Capital had sufficient cash flow, and we would be obligated to contribute to CharterMac Capital an amount sufficient to enable CharterMac Capital to make the distribution.

Allocations of Taxable Income	•	The holders of the special common units would be allocated taxable income equal to the distributions received by them from CharterMac Capital.

Voting Rights with Respect to CharterMac Capital	•	CM Corp. would hold the common units and be the manager of CharterMac Capital.

•

The constituent documents of CharterMac Capital would provide that they may not be amended without the consent of a majority in interest of the holders of the special common units voting as a separate class.

	•	The consent of a majority in interest of the special common units would also be required to approve:

• the dissolution, liquidation, merger, consolidation or sale of assets of CharterMac Capital outside the ordinary course of business,

• any distribution by CharterMac Capital other than cash distributions,

• any transfer of assets or other transaction that would result in recognition of gain under Section 704(c) of the Internal Revenue Code, and

• issuances of additional interests in CharterMac Capital or allocations of income under Section 704(c) of the Internal Revenue Code.

Special Common Unit Consent Rights as to our Company	•	The consent of a majority in interest of the holders of the special common units would be required for us to:

• amend our trust agreement or by-laws;

• sell all or substantially all of our assets;

		•	merge, consolidate or enter into a similar transaction;

		•	dissolve or liquidate; and

		•	enter into any other transaction which would result in a change of control of our Company.

•

We would enter into an arrangement, which may include issuance of a special class of stock, to permit holders of the special common units to vote on a one-to-one basis with the holders of our Common Shares in the election of our trustees if there was an election contest or a majority of our board of trustees was being nominated pursuant to an agreement or arrangement with any person.

Exchange of Special Common Units	•

The special common units would be exchangeable, commencing on the third anniversary of the closing, at the election of a holder of special common units into our Common Shares on a one-for-one basis.  In addition, any accrued but unpaid distributions on the special common units exchanged would be exchanged for our Common Shares based on the CharterMac Common Share Price.

	•	Notwithstanding the foregoing, the special common units would be exchangeable prior to the third anniversary of the closing

		•	in the event of a merger, consolidation or sale of all of substantially all of the assets of our Company,

		•	commencement of a tender offer for more than 25% of our Common Shares or similar events, or

		•	in the event of any other transactions that would result in a change of control of our Company.

Employment Agreements	•

We would enter into employment agreements with Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley and other designated employees of RCC on mutually satisfactory terms, each of which would include a non-competition and non-solicitation agreement on terms to be agreed upon.

Non-Competition Agreement	•

Mr. Ross and his affiliates would enter into a non-competition and non-solicitation agreement with us for a period of two years that would cover (a) the syndication of tax credits, (b) any other businesses currently engaged in by RCC and us, other than businesses currently engaged in by affiliates of Mr. Ross (other than RCC), and (c) solicitation of employees of RCC who become our employees or CharterMac Capital’s employees at the closing.

Registration Rights Agreement	•

We would enter into a customary registration rights agreement with the RCC Principals pursuant to which we would agree to file and keep effective a shelf registration statement commencing on the third anniversary of the closing.

Future Relations Agreement	•

We would enter into a future relations agreement with Mr. Ross and his affiliates under which, for a period of three years, in the event that Mr. Ross or his affiliates (other than Mr. Ross’ Florida affiliate) developed or purchased any real estate property which had been or would be allocated housing tax credits which would be sold to third parties (other than tax credits where Mr. Ross and his affiliates did not control the selection of the party who would syndicate or purchase the tax credits), then CharterMac Capital would have the right to purchase and/or syndicate the tax credit syndication interests at the average of the three highest prices at which CharterMac Capital was then purchasing such interests from third parties.

               In March, following the delivery of the term sheet, DrKW commenced its financial analysis of RCC.  During the course of March and April, DrKW met with our management and RCC’s management several times to review the business, operations and financial condition of our Company and RCC.

               On April 26, 2002, the special committee met with DrKW and Morris Nichols to receive an update on the status of the financial analysis of RCC.  Following the update, DrKW and Morris Nichols advised the special committee as to their preliminary views on the term sheet.  The special committee then discussed with DrKW and Morris Nichols the pros and cons of the acquisition of RCC and potential alternatives to an acquisition of RCC, including attempting to hire our current management team from RCC, hiring a new management team, entering into a strategic transaction with another company or maintaining the status quo.  The special committee determined that it was not practical, advisable or in the best interests of our Company or our shareholders to pursue these alternatives to the acquisition of RCC at this time.

               On May 3, 2002, the special committee met with DrKW and Morris Nichols to receive a further update on DrKW’s financial analysis of RCC.

               On May 9, 2002, DrKW presented its preliminary financial analysis of RCC to the special committee.  Following the presentation, the special committee scheduled a meeting with RCC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, its financial advisor, and Proskauer Rose LLP, its legal advisor, to discuss the financial terms of the proposed transaction.

               On May 15, 2002, the special committee and its advisors met with RCC and its advisors to discuss the term sheet and the strategic rationale for the proposed transaction.  The special committee advised RCC that it believed that the amount of consideration proposed to be paid by us to the RCC Principals was high based on RCC’s 2001 actual earnings.  RCC, in turn, advised the special committee that it believed that the amount of consideration was justified based on RCC’s projected earnings for 2002.  To address this issue, RCC proposed the use of a consideration adjustment mechanism pursuant to which a portion of the consideration to be paid by us would be based on RCC’s actual 2002 earnings rather than RCC’s projected 2002 earnings.  In addition, RCC and the special committee discussed other issues relating to the proposed transaction, including the level of control rights requested by RCC in the term sheet and the governance structure of our Company following an acquisition of RCC.

               On May 15, 2002, following the meeting with RCC, the special committee met separately with DrKW and Morris Nichols to discuss the proposed transaction.  The special committee discussed the financial terms of the proposed transaction and the governance and management structure of our Company following an acquisition of RCC.  The special committee also reviewed the assets and liabilities of RCC that were proposed to be excluded from the transaction and the rationale for excluding these assets and liabilities.

               On May 20, 2002, the special committee met with DrKW and Morris Nichols to receive a report from DrKW on its discussions with RCC regarding DrKW’s financial analysis of RCC and to consider how to respond to RCC’s proposed term sheet.  The special committee also discussed the management of our Company following an acquisition of RCC and the implementation of mechanisms to ensure that we would continue to be well managed following the internalization of management, including executive compensation and management incentive programs.  The special committee decided to seek further information from our management and RCC regarding the proposed management structure and business plan of our Company following an acquisition of RCC.

               On May 24, 2002, the special committee met with DrKW and Morris Nichols to discuss further the governance and management structure that would be implemented upon an acquisition of RCC and to review DrKW’s updated financial analyses of RCC.

               On May 31, 2002, the special committee met with DrKW and Morris Nichols to establish an agenda for an upcoming meeting with RCC to discuss the term sheet and to discuss our management and governance structure and our business plan following an acquisition of RCC.

               On June 5, 2002, the special committee and RCC met to discuss the proposed term sheet.  Following the meeting, the special committee met separately with DrKW and Morris Nichols to review the meeting with RCC and to discuss the term sheet.  In addition, DrKW presented an updated financial analysis of RCC to the special committee.   The special committee and its advisors then discussed the bases for a counter-proposal to RCC’s term sheet.  Over the next several days following the meeting, the special committee worked with DrKW and Morris Nichols to draft a counter-proposal term sheet.

               On June 12, 2002, DrKW delivered the special committee’s counter-proposal term sheet to RCC’s financial advisor.  With respect to the consideration to be paid by us for RCC, the special committee’s term sheet proposed that (a) at closing, the RCC Principals would be paid an initial payment (“Initial Payment”) in an amount equal to 5.0x RCC’s 2001 Adjusted Earnings and (b) following the determination of RCC’s 2002 Adjusted Earnings, the RCC Principals would be paid an amount equal to between 5.0x and 5.6x RCC’s 2002 Adjusted Earnings (depending on the amount of RCC’s 2002 Adjusted Earnings), minus the Initial Payment, provided that in no event would the aggregate amount of consideration to be paid by us to the RCC Principals exceed $250 million.

               On June 14, 2002, the special committee met with DrKW and Morris Nichols to discuss RCC’s reaction to the special committee’s counter-proposal term sheet.  Although RCC had not formally responded to the term sheet, members of the special committee reported that they had received informal reactions from RCC, which primarily focused on the difference between the financial terms of RCC’s term sheet and the special committee’s term sheet.  The special committee discussed various ways to resolve the difference in financial terms, including among other things through an extension of the proposed consideration adjustment mechanism to include RCC’s 2003 Adjusted Earnings.

               On June 21, 2002, the special committee met with DrKW and Morris Nichols to receive an update on the status of negotiations with RCC.  The members of the special committee confirmed that no formal response had been received from RCC with respect to the counter-proposal term sheet but reported that informal discussions continued regarding the outstanding issues.  The special committee requested that DrKW meet with RCC’s financial advisor to discuss their respective financial analyses of RCC.  The special committee also discussed with DrKW and Morris Nichols the procedure the special committee should follow in the event that the special committee was unable to reach agreement with the RCC regarding the proposed transaction.

               On June 28, 2002, the special committee met with DrKW and Morris Nichols to receive a report from DrKW on its meeting earlier in the week with RCC’s financial advisor.  The special committee discussed RCC’s year-to-date performance and its views regarding RCC’s ability to meet its projections for the year and the effect on the proposed transaction if RCC was not able to meet its projections.  The special committee also discussed the management fees payable to RCC’s affiliate, Related Charter, under our existing management agreement and how the management fees were reflected in the financial analysis of the proposed transaction with RCC.

               On July 9, 2002, the special committee and DrKW met with RCC and its financial advisor to discuss the financial aspects of the proposed transaction, including multiples of Adjusted Earnings used to value companies in comparable transactions and the expected accretion/dilution impact on our cash available for distribution as a result of the proposed transaction.

               On July 11, 2002, the special committee received a revised term sheet from RCC.  With respect to the consideration to be paid by us for RCC, the revised term sheet proposed that (a) at closing, the RCC Principals would be paid an Initial Payment in an amount equal to $325 million, (b) following the determination of RCC’s 2002 cash available for distribution, the RCC Principals would be paid an additional payment (“2002 Payment”) in an amount equal to 7.6x RCC’s 2002 cash available for distribution, but not to exceed $342 million, minus the Initial Payment, but not less than zero and (c) following the determination of RCC’s 2003 cash available for distribution, the RCC Principals would be paid an amount equal to 7.6x RCC’s 2003 cash available for distribution, minus the sum of the Initial Payment and the 2002 Payment, provided that if 7.6x RCC’s 2003 cash available for distribution was less than the sum of the Initial Payment and the 2002 Payment, the RCC Principals would be obligated to return the difference to us, however, that in no event would the aggregate amount of consideration paid to the RCC Principals equal less than $325 million.

               On July 17, 2002, the special committee met with DrKW and Morris Nichols to review and discuss the revised term sheet received from RCC.  The special committee noted that the revised term sheet included a consideration adjustment mechanism based on RCC’s 2002 and 2003 cash available for distribution.  The special committee was in favor of extending the consideration adjustment mechanism to 2003 but wanted the consideration adjustment mechanism to be based on a multiple of RCC’s Adjusted Earnings rather than RCC’s cash available for distribution because of the lack of valuation benchmarks based on multiples of cash available for distribution.  The special committee also wanted a greater portion of the consideration payable to the RCC Principals to be subject to the consideration adjustment mechanism.  The special committee discussed the fact that RCC’s proposal included a limit on the minimum amount of the consideration to be paid to the RCC Principals but did not include a limit on the maximum amount of consideration.  DrKW and Morris Nichols then reviewed and discussed the remaining open items in the revised term sheet with the special committee and prepared a written response to the revised term sheet reflecting the special committee’s discussions, which was delivered by DrKW to RCC’s financial advisor.  The special committee’s response proposed, with respect to the consideration to be paid by us for RCC, that (a) at closing, the RCC Principals would be paid an Initial Payment in an amount equal to $225 million (approximately 7.6x RCC’s 2001 Adjusted Earnings), (b) following the determination of RCC’s 2002 Adjusted Earnings, the RCC Principals would be paid a 2002 Payment in an amount equal to 7.6x RCC’s 2002 Adjusted Earnings, but not to exceed $342 million, minus the Initial Payment, but not less than zero and (c) following the determination of RCC’s 2003 Adjusted Earnings, the RCC Principals would be paid an amount equal to 7.6x RCC’s 2003 Adjusted Earnings, minus the Initial Payment and the 2002 Payment.  The principal differences in the special committee’s response from RCC’s revised term sheet with respect to the consideration to be paid by us were (x) the decrease in the initial payment from $325 million to $225 million, (y) the use of a multiple based on Adjusted Earnings rather than cash available for distribution and (z) the elimination of a minimum amount on the consideration to be paid to the RCC Principals.

               On July 25, 2002, RCC’s financial advisor delivered RCC’s response to the special committee’s proposal.  With respect to the consideration to be paid by us for RCC, RCC’s response proposed that (a) at closing, the RCC Principals would be paid an Initial Payment in an amount equal to 7.6x RCC’s 2001 Adjusted Earnings (approximately $225 million), (b) following the determination of RCC’s 2002 Adjusted Earnings, the RCC Principals would be paid a 2002 Payment in an amount equal to 7.6x RCC’s 2002 Adjusted Earnings, but not to exceed $342 million, minus the Initial Payment and (c) following the determination of RCC’s 2003 Adjusted Earnings, the RCC Principals would be paid an amount equal to 7.6x RCC’s 2003 Adjusted Earnings, but not to exceed $403 million, minus the Initial Payment and the 2002 Payment, but not less than zero.  The principal difference in RCC’s response from the special committee’s response with respect to the consideration to be paid by us was the inclusion of a minimum amount of consideration ($225 million plus the amount of the 2002 Payment) and a maximum amount of consideration ($403 million) to be paid to the RCC Principals.

               On July 31, 2002, the special committee met with DrKW and Morris Nichols to review and discuss RCC’s July 25th proposal.  After discussion, the special committee accepted RCC’s July 25th proposal regarding the consideration proposed to be paid by us for RCC, except with respect to the condition that the RCC Principals would not be obligated to return any of the 2002 Payment in the event that RCC’s 2003 Adjusted Earnings were less than RCC’s 2002 Adjusted Earnings.  The special committee proposed that if 7.6x RCC’s 2003 Adjusted Earnings was less than the sum of the Initial Payment and the 2002 Payment, the RCC Principals would be obligated to return the difference to us, provided that in no event would the aggregate amount of consideration paid to the RCC Principals equal less than $225 million.  The special committee also discussed the need for an independent accountant to perform accounting due diligence with respect to RCC prior to an acquisition of RCC and discussed potential accounting firms to perform the necessary due diligence.  DrKW and Morris Nichols then reviewed and discussed with the special committee the remaining open items in RCC’s response and prepared a further response, which was delivered by DrKW to RCC’s financial advisor.

               In August and early September, the special committee met with DrKW and Morris Nichols several times to discuss negotiations with the RCC regarding the proposed transaction.  At the meetings, developments in the negotiations were reviewed and analyzed and negotiating positions with respect to open issues were developed.  One of the open issues involved the use of the consideration adjustment mechanism with respect to RCC’s 2003 Adjusted Earnings.  After much discussion, the special committee and RCC were unable to reach agreement regarding the payment to be made under the consideration adjustment payment for 2003 and agreed to modify the structure of the proposed transaction to eliminate the consideration adjustment mechanism with respect to RCC’s 2003 Adjusted Earnings.  On August 23, 2002, RCC’s financial advisor delivered RCC’s revised term sheet to DrKW, which did not include the use of a consideration adjustment mechanism with respect to RCC’s 2003 Adjusted Earnings.  The revised RCC term sheet proposed that (a) at closing, the RCC Principals would be paid $225 million and (b) following the determination of RCC’s 2002 Adjusted Earnings, the RCC Principals would be paid an amount equal to 8.0x RCC’s 2002 Adjusted Earnings, but not to exceed $350 million, minus $225 million, provided that in no event would the aggregate amount of consideration paid to the RCC Principals equal less than $225 million.  In addition to eliminating the use of the consideration adjustment mechanism for RCC’s 2003 Adjusted Earnings, the other differences in RCC’s proposal from the special committee’s last proposal with respect to the amount of consideration to be paid by us were (x) the increase of the multiple from 7.6x RCC’s 2003 Adjusted Earnings to 8.0x RCC’s 2002 Adjusted Earnings and (y) the decrease in the maximum amount of consideration to be paid to the RCC Principals from $403 million to $350 million.  On September 5, 2002, DrKW delivered the special committee’s revised term sheet to RCC’s financial advisor, which accepted the RCC’s proposal with respect to the consideration to be paid by us to the RCC Principals.  The special committee continued to discuss and negotiate with respect to the open issues in the term sheet, including issues relating to governance of our Company.  DrKW continued to update and refine its financial analysis of RCC as more information became available. The special committee also continued to discuss the role of an independent accountant in the proposed transaction and decided to retain a compensation consultant to assist the special committee in evaluating compensation issues in the proposed transaction.  The special committee also discussed the need to pursue other strategic alternatives for internalizing management and diversifying our revenue sources in the event the special committee was unable to reach agreement with RCC on the terms of the acquisition transaction.

               On September 10, 2002, Mr. Fisch of the special committee, DrKW and Morris Nichols met with the RCC and its advisors to negotiate with respect to the open issues in the term sheet.  The parties also discussed the engagement of an independent accountant by the special committee to perform accounting due diligence on RCC.

               On September 23, 2002, RCC’s financial advisor delivered a revised version of the term sheet to DrKW.  Following delivery of the revised term sheet, our management and counsel, the special committee and its advisors and RCC and its advisors met to discuss the status of negotiations with respect to the term sheet.  The parties decided that although the term sheet had not been finalized it was sufficiently developed to enable the parties to begin negotiating the acquisition transaction through the drafting of the contribution agreement and related transaction documents.  Our counsel undertook to prepare the initial draft of the contribution agreement.

               On September 27, 2002, the special committee met with DrKW and Morris Nichols to discuss the proposed transaction.  The special committee discussed potential contingent obligations of RCC and the use of an independent accountant to review RCC’s contingent obligations.  The special committee informed DrKW and Morris Nichols that the RCC Principals had proposed allocating a portion of their consideration to RCC’s employees who would become employees of one of our subsidiaries as part of the acquisition transaction.  The special committee also discussed the governance of our Company following an acquisition of RCC.

               On October 7, 2002, the special committee retained Ziner, Kennedy & Lehan LLC (“Ziner”) as its independent accountant and, on October 2, 2002, the special committee, along with DrKW and Morris Nichols, met with Ziner to discuss the scope of the accounting due diligence assignment.

               On October 8, 2002, our counsel sent the initial draft of the contribution agreement to Morris Nichols.

               On October 11, 2002, the special committee met with DrKW and Morris Nichols to receive an update on the status of negotiations with RCC.

               On October 25, 2002, following several discussions over the preceding few weeks among the special committee, DrKW, Morris Nichols and our management and counsel regarding the terms of the contribution agreement, a draft of the contribution agreement was sent to RCC’s counsel.  Over the next several weeks until the execution of the contribution agreement, our counsel, Morris Nichols and RCC’s counsel exchanged several iterations of the contribution agreement and the related transaction documents as the terms of the acquisition transaction continued to be negotiated.

               On November 1, 2002, the special committee met with DrKW and Morris Nichols to receive a report on the status of the transaction documents.  The special committee discussed the proposed management structure of our Company following an acquisition of RCC.  The special committee also discussed potential compensation consultants to assist the special committee in evaluating compensation issues relating to the acquisition transaction.

               On November 4, 2002, Mr. Fisch of the special committee, together with DrKW and Morris Nichols, met with RCC and its advisors to negotiate with respect to the open issues in the transaction documents.

               On November 6, 2002, the special committee, along with DrKW and Morris Nichols, received an update from Ziner on the preliminary results of its accounting due diligence.

               On November 6, 2002, the special committee met with RCC to discuss the proposed post-closing management structure of our Company and the proposed roles and responsibilities of the RCC Principals who will become employees of one of our subsidiaries in the acquisition transaction.  The special committee reported the substance of the discussion with RCC in a meeting with DrKW and Morris Nichols on  November 7, 2002.

               On November 12, 2002, the special committee met with DrKW and Morris Nichols to discuss the status of the contribution agreement and related transaction documents.  Morris Nichols reviewed open issues under the current draft of the contribution agreement and discussed negotiation positions with the special committee and DrKW.  Morris Nichols also advised the special committee with respect to regulatory and third party consents that would be required to be obtained in connection with the proposed transaction, including the consent of the Department of Housing and Urban Development and the consent of limited partners of certain of the partnerships of which we will acquire control in the proposed transaction.  In addition, Morris Nichols confirmed to the special committee that Mercer Human Resource Consulting (“Mercer”) had been engaged as the independent compensation consultant to the special committee.

               On November 13, 2002 and November 20, 2002, Mr. Fisch of the special committee, DrKW and Morris Nichols engaged in negotiation sessions with RCC and its advisors with respect to the terms of the contribution agreement and the related transaction documents.  In the November 20, 2002 meeting, the special committee proposed modifications to the structure of the acquisition transaction based on the view of our management.  These changes were not expected to materially impact the overall economics of the transaction.  In particular, the special committee proposed to (a) establish a $10 million restricted share award plan for RCC’s employees who become employees of one of our subsidiaries in the acquisition transaction in place of the RCC Principals allocating $10 million of the special common units issued to them to the employees; (b) reduce the maximum consideration to be paid by us from $350 million to $340 million; (c) eliminate the stock option grant to Mr. Ross; and (d) eliminate our obligation to reimburse RCC for one-half of its expenses up to $3 million.  RCC agreed to consider the proposed modification.  The parties also discussed the proposed post-closing management structure of our Company and the status of the employment agreements to be entered into by the RCC Principals who will become employees of one of our subsidiaries in the acquisition transaction.

               On November 21, 2002, the special committee met with DrKW and Morris Nichols to receive a report on the negotiations with respect to the acquisition transaction.  In addition, DrKW reported on a meeting earlier in the day with RCC to discuss Ziner’s accounting due diligence report, which had been previously delivered by Ziner to the special committee.

               On November 29, 2002, the special committee met with DrKW to discuss the proposed post-closing management structure of our Company and the terms of the future relations agreement.

               On December 2, 2002, the special committee and Morris Nichols met with our management and counsel to discuss the proposed post-closing management structure of our Company and the employment agreements to be entered into by the RCC Principals who will become employees of one of our subsidiaries in the acquisition transaction.

               On December 4, 2002, the special committee met with DrKW, Morris Nichols and Mercer.  DrKW reported that in response to the special committee’s earlier proposal to modify the structure of the transaction, RCC had proposed to:  (a) establish a $15 million restricted share award plan for RCC’s employees who become employees of one of our subsidiaries in the acquisition transaction in place of the RCC Principals allocating $15 million of the special common units issued to them to the employees; (b) reduce the maximum consideration to be paid by us to the RCC Principals from $350 million to $338 million; (c) include the stock option grant to Mr. Ross as compensation for his service as our non-executive chairman; and (d) eliminate our expense reimbursement of RCC.  The special committee agreed to accept RCC’s proposal.  Morris Nichols then reported on the status of negotiations regarding the employment agreements to be entered into by the RCC Principals who will become employees of one of our subsidiaries and reviewed the terms of the employment agreements that had been proposed by the RCC Principals.  Mercer presented its executive compensation report to the special committee in connection with the proposed compensation of the RCC Principals.  Mercer then presented its compensation analysis for non-executive chairmen in connection with the proposed grant of stock options to Mr. Ross as compensation for his service as our non-executive chairman.  Morris Nichols and DrKW then reviewed and discussed with the special committee the open issues in the acquisition transaction.  The meeting was then adjourned for a negotiation session with RCC and its advisors.  Following the negotiation session, the meeting among the special committee, DrKW and Morris Nichols reconvened for Morris Nichols to review the current terms of the contribution agreement with the special committee.

               On December 10, 2002, the special committee met with DrKW and Morris Nichols.  Morris Nichols reviewed the currently proposed terms of the employment agreements of the RCC Principals who will become employees of one of our subsidiaries in the acquisition transaction and discussed the position of the special committee on the open issues in the employment agreements.  Mr. Fisch reported on the current proposal for the post-closing management structure of our Company and the members of the special committee agreed that the proposed management structure was acceptable.  Morris Nichols then reviewed and discussed remaining open issues under the contribution agreement and related transaction documents.

               On December 12, 2002, the special committee met with our management and counsel, DrKW and Morris Nichols to receive a report on and discuss the terms of the acquisition transaction.  The special committee discussed the proposed terms of the employment agreements of the RCC Principals who will become employees of one of our subsidiaries in the acquisition transaction and the future relations agreement.  The meeting was then adjourned for a negotiation session with RCC and its advisors regarding the employment agreements and the future relations agreement.  Following the negotiation session, the meeting reconvened among the special committee, DrKW and Morris Nichols.  DrKW discussed various financial analyses relating to the proposed transaction and responded to questions from the special committee regarding the manner and conclusion of its analyses.  Following its presentation, DrKW informed the special committee that, subject to the finalization of the transaction documents on acceptable terms and the conclusion of DrKW’s financial analyses, it would be in a position to deliver an opinion that the consideration to be paid to the RCC Principals pursuant to the contribution agreement is fair to our Company from a financial point of view, subject to the qualifications, limitations and assumptions previously discussed with the special committee.  Morris Nichols then reviewed the fiduciary duties of the special committee.  Following discussion by the special committee, the special committee unanimously agreed to recommend the proposed acquisition of RCC to our board of trustees subject to the finalization of the transaction documents on acceptable terms.

               On December 12, 2002, at the regular quarterly meeting of our board of trustees, which followed the meeting of the special committee, management reported on the negotiations relating to the acquisition transaction, discussed the acquisition transaction with the trustees and responded to questions from the trustees.  The special committee reported to the board of trustees that it had unanimously agreed to recommend the proposed acquisition of RCC to the board of trustees subject to the finalization of the transaction documents on acceptable terms.  The special committee confirmed that the board of trustees was aware of the process the special committee had followed in deciding to recommend the acquisition transaction and described the reasons for the special committee’s determination that the acquisition transaction was in the best interests of our Company and its shareholders, which are described below in “Reasons for the Acquisition Transaction; Recommendation of the Special Committee.”

               On December 16, 2002, the special committee met with DrKW and Morris Nichols for a report on the status of the transaction documents.  Morris Nichols reviewed the changes to the transaction documents and discussed the special committee’s position on the remaining open issues.  DrKW informed the special committee that Ziner had finalized an addendum to its accounting due diligence report addressing the accounting information contained in the schedules to the contribution agreement, which addendum was being sent to the special committee.  After a break in the meeting to negotiate remaining open issues with RCC and its advisors, DrKW advised the special committee that DrKW and RCC had discussed reducing the multiple of RCC’s 2002 Adjusted Earnings used in the consideration adjustment mechanism to determine the amount of consideration to be paid by us to the RCC Principals and that RCC had agreed to reduce the multiple from 8.0x RCC’s 2002 Adjusted Earnings to 7.73x RCC’s 2002 Adjusted Earnings based on RCC’s expectation that the reduction of the multiple would not affect the amount of consideration to be paid by us to the RCC Principals.

               On December 17, 2002, the special committee met with DrKW and Morris Nichols for a report on the status of the transaction documents and to consider the acquisition transaction.  The meeting was adjourned for a negotiation session with the RCC, in which the contribution agreement and related transaction documents were finalized.  The meeting was then reconvened and following further discussion, DrKW delivered its written fairness  opinion to the special committee and the special committee unanimously agreed to recommend that our board of trustees approve the acquisition transaction and recommend to our shareholders the approval of the acquisition transaction.

               On December 17, 2002, following the meeting of the special committee, our board of trustees held a special meeting to consider the acquisition transaction.  The special committee made its unanimous recommendation to our board of trustees that the board approve the acquisition transaction and  recommend to our shareholders the approval of the acquisition transaction.  Following the recommendation of the special committee, our board of trustees determined that the acquisition transaction was fair to, advisable and in the best interests of our Company and our shareholders and, by the unanimous vote of all trustees, approved the acquisition transaction and recommended that our Company’s shareholders approve the acquisition transaction.

               On December 17, 2002, the parties executed the contribution agreement.

               On December 18, 2002, we issued a press release announcing the execution of the contribution agreement and our management held a conference call to review the acquisition transaction and answer shareholder questions.

               Over the course of the discussions and negotiations with respect to the acquisition transaction, Arthur P. Fisch, for the special committee, and TRCLP, for RCC, were generally the leaders of their respective negotiating teams.

               Litigation

               On or about December 24, 2002, an alleged shareholder of our Company commenced a shareholder’s derivative action ostensibly on behalf of our Company in the Supreme Court of the State of New York, County of Nassau, against each member of our board of trustees and RCC.  The case is entitled Dulitz v. Hirmes, et al., Index No. 02-020389, and we are named as a nominal defendant in the action.  The plaintiff alleges that each of the members of our board of trustees and RCC allegedly breached fiduciary duties and/or aided and abetted breaches of fiduciary duties owed to our Company and our shareholders in approving our proposed acquisition of RCC.  The complaint alleges, among other things, that the purchase price for RCC is excessive, the transaction has been pursued and structured solely for the benefit of the trustees that are affiliated with RCC and the members of the special committee are not independent because they are supposedly “dominated or controlled” by the trustees that are affiliated with RCC.  The complaint further alleges that shareholder ratification of the proposed transaction supposedly will not be effective because our trustees allegedly will not “disclose the true nature and purpose of the proposed transaction.”  The complaint seeks declaratory and injunctive relief, including enjoining the consummation of the proposed transaction, and unspecified amounts of compensatory damages, costs, disbursements and attorneys’ fees.  The individual defendants and RCC have informed us that they intend to defend against the claims vigorously.

Reasons for the Acquisition Transaction; Recommendation of the Special Committee

               The special committee determined that the acquisition transaction is fair to, and in the best interests of, our Company and our shareholders and accordingly unanimously recommended that our board of trustees approve the acquisition transaction and recommend the approval of the acquisition transaction by our shareholders.  In reaching its determination, the special committee consulted with an independent financial advisor, an independent legal advisor, an independent accountant and an independent compensation consultant, as well as our management team and accountants, and considered a variety of factors, including, the following:

•

Diversification of revenue sources and expansion of our business lines.  Upon completion of the acquisition transaction, we will have acquired substantially all of the businesses of RCC and, as a result, will continue the businesses currently being conducted by RCC and receive fees which accrue in the future and are payable to RCC from the various programs it has sponsored and may sponsor in the future.  This represents a further step in diversifying our sources of revenue and expanding our business lines, which the special committee believes will lead to further internal revenue and asset growth generated from RCC’s fee-based business.

•

Internalization of Management.  The acquisition transaction will enable us to terminate our external management agreement with Related Charter, which will enable us to become internally-managed.  The special committee believes that this is a more effective management and cost structure for the continued growth of our company.  Since inception, we have relied upon our highly-experienced external management team to advise us and manage our day-to-day operations.  The acquisition transaction requires that the RCC Principals who are currently responsible for overseeing our management to enter into three-year employment agreements with us through RCC, each of which will include a non-

competition and non-solicitation agreement, and will enter into lock-up agreements with us.  The special committee believes the continuing experience and expertise of this management team is important for our future success.

•

Ability to raise capital.  In our experience, externally managed companies tend to be viewed less favorably by institutional investors and research analysts than they would if the company were internally-managed due to perceived conflicts of interest.  As a result, the special committee believes that, based on our discussions with institutional and other investors, our external management structure affected the willingness of institutions to invest in our Company.  The special committee believes that internalizing management will make us more attractive to investors and research analysts, thereby making it easier for us to access the capital markets and raise the debt and equity financing necessary to continue to grow our business.

•

Potential accretive effect.  In addition to the qualitative reasons supporting the special committee’s recommendation, the special committee and its advisors examined the acquisition’s financial impact to our cash available for distribution per share (“CAD per share”).  Since our inception, we and the analysts that follow us have used CAD per share as the non-GAAP financial measure that is the best indicator of our earnings growth and dividend paying ability.  Based on the price we are paying and the expected performance of the business lines we are acquiring from RCC, the special committee expects that the acquisition will be accretive to our CAD per share.  See “CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION,” on page 23 of this proxy statement.  However, as the financial impact of the acquisition is ultimately dependent on both our ability to continue to profitably grow our business and the results of the new business lines we are acquiring from RCC as compared to our expectations, there can be no assurance that the acquisition will be accretive to our CAD per share.

•

Alignment of interests.  Pursuant to the acquisition transaction, Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley, the RCC Principals who will enter into three-year employment agreements with us through RCC, will only receive special common units in connection with the transfer of their ownership interests.  These individuals will also enter into lock-up agreements with us.  By solely issuing equity interests to these individuals in connection with the acquisition transaction and by having these individuals enter into lock-up agreements, we further align the interests of the RCC Principals who constitute part of our management team with those of our common shareholders.  Assuming the maximum amount of consideration is paid, after the acquisition transaction closes, TRCLP’s economic interest in our Company will equal approximately __% and management’s and RCC employees’ will equal approximately __%.

•

Expected increase in operating margins.  Following the acquisition transaction, we will be able to expand our investment portfolio without the proportionate increase in management fees that would have resulted under our current management agreements.  The special committee believes that our operating margins will increase under this new management structure as we continue to grow and build off the platform that the acquisition transaction creates.

•

Elimination of perceived conflicts of interest.  The acquisition transaction should eliminate perceived conflicts of interest between us and our executive officers and trustees who are also affiliated with RCC.  After the acquisition transaction, we will be internally-managed.

               Each of the factors described above was considered by the special committee to be a positive factor relating to the acquisition transaction.  The discussion of the information and factors that the special committee considered in making its determination is not intended to be exhaustive but includes all material factors considered by the special committee.  In view of the wide variety of factors considered in connection with its evaluation of the acquisition transaction and the complexity of these matters, the special committee did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to these factors.  In addition, the individual members of the special committee may have given different weights to different factors.

               The special committee concluded that, overall, the potential benefits of the transaction to our Company outweighed the risks.

Recommendation of our Board of Trustees

               After careful consideration, our board of trustees has determined the acquisition transaction to be fair to, and in the best interests of, our Company and our shareholders.  To come to this determination, the board reviewed and considered: (a) the analyses and conclusions of the special committee, (b) the negotiations with the RCC Principals and (c) the opinion of DrKW as to the fairness, from a financial point of view, to our Company of the consideration to be paid by us to the RCC Principals in the acquisition transaction.

               Based on the foregoing, our board of trustees, taking into account the unanimous recommendation of the special committee, approved the acquisition transaction, including the issuance of special common units, options exercisable for Common Shares and restricted Common Shares in connection with, and the other transactions contemplated by, the acquisition transaction, and recommends that the acquisition transaction be approved by the shareholders at the special meeting.  All of our trustees have indicated their intention to vote the Common Shares owned by them in favor of the acquisition transaction at the special meeting.  At [**insert record date**], 2003, our board of trustees owned [     ] Common Shares entitled to vote at the special meeting, representing approximately [    ]% of the issued and outstanding Common Shares on the record date entitled to vote at the special meeting.

               OUR BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE ACQUISITION TRANSACTION AND RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ISSUANCE OF OUR SECURITIES IN CONNECTION WITH THE ACQUISITION TRANSACTION.

Alternatives to the Acquisition Transaction

               The special committee considered the following as potential alternatives to the acquisition transaction.  However, for the reasons stated below, the special committee did not pursue these alternatives.

               Hiring our current management team

               Like the acquisition transaction, hiring our current management team would have allowed us to achieve internalization of management and to continue to be managed by the highly experienced management team that has been largely responsible for our success to date.  Since our inception, we have relied upon our management team to provide us with real estate and investment expertise and manage our day-to-day operations.  Pursuing this alternative, however, may have had several potential negative consequences.

               First, the special committee believed it would have been difficult to hire our current management team away from RCC.   Our management team has a long history with RCC and its affiliates.  It likely would have been very expensive to persuade our management team to sever its ties with RCC.  In addition, our current management team includes not only our executive management but also includes all of the RCC personnel who carry out our day-to-day operations.  In most cases, the personnel of RCC who carry out our day-to-day operations also have responsibilities with respect to RCC’s other businesses.  We may not have been able to hire away the necessary personnel, and there may have been some level of discontinuity in our management team resulting from the multiple responsibilities of the RCC personnel on the team.  In addition, legal issues, such as employment agreements and non-competition agreements of our management team with RCC, may have added to the expense and complication of this type of transaction.

               Second, an attempt to hire our current management team away from RCC could have had a detrimental effect on our relations with TRCLP and its affiliates.  If our attempt was unsuccessful, this could have resulted in the termination of our management agreement, which would have exposed us to the risk of losing the services of our current management team.  We also would have risked losing the strategic benefits that arise from our good relationship with TRCLP and its affiliates, including the significant amount of our business that is generated through our relationship with RCC.

               Third, by acquiring RCC, we minimize any discontinuity to our business, as the individuals on our current management team will become our employees and will agree to, among other things, enter into certain non-competition covenants.  These individuals will not receive any cash consideration from the acquisition transaction, but rather will be issued only equity interests in our Company and our subsidiaries.  As such, we further align their interests with those of our common shareholders.

               Lastly, we get the benefit of a diversification of our revenue sources through the acquisition of the other businesses of RCC.

               Hiring a new management team

               While hiring a new management team would have alleviated the difficulties associated with external management, the special committee believed it would have been extremely difficult to locate and hire an outside management team with the expertise and experience necessary to provide management services to our Company that were equivalent to or better than the services provided by our current management team.  In addition, the special committee did not desire to subject our Company to the operational risks that may have resulted from losing our current management team and having a new management team come in and attempt to implement our business model without the benefit of guidance from the management team that developed the business model.  The special committee believed that a wholesale change in our management team could disrupt the positive momentum our Company has generated over the last several years and evoke a negative market reaction based on the uncertainty inherent in this type of transaction, thereby adversely affecting the price of our Common Shares.  In connection with hiring a new management team, we would have had to terminate our management agreement, which likely could have damaged our relationship with TRCLP and its affiliates and could have put the strategic benefits that we derive from our relationship with TRCLP and its affiliates at risk.  Finally, simply hiring a new management team would not have diversified our sources of revenue.

               Strategic transaction with another company

               The special committee also considered the possibility of identifying another company to merge or enter into a strategic transaction with our company in order to have the management of the other company manage the business of the combined entity.  This alternative had the possibility of satisfying the objectives of internalizing management and diversifying revenue sources.  Due to the fact that there are a limited number of companies that engage in our line of business, the special committee believed, however, that it would have been extraordinarily difficult to identify a company that was strategically compatible and willing to combine with our Company.  Even if an acceptable candidate had been identified, our Company again could have been subject to the operational risks associated with bringing in a new management team to implement our business model without the benefit of the management team that developed the business model and the potential disruption to the positive momentum our Company has generated.  In addition, this alternative would have resulted in the termination of our management agreement, which likely could have damaged our relationship with TRCLP and its affiliates and could have put the strategic benefits that we derive from our relationship with TRCLP and its affiliates at risk.

               Maintaining the status quo

               As another alternative to the acquisition transaction, the special committee considered not entering into any transaction and leaving the current external management structure of our Company in place.  The special committee took into the consideration the relative success we have experienced under the existing management structure.  The special committee believed, however, that, although we have been very successful in growing our Company to date, an external management structure may inhibit our continued growth, which could weaken our position in the market.  The special committee believed that the opportunity through the acquisition transaction to resolve the problems associated with an external management structure, to continue to be managed by the experienced management team that is largely responsible for our success to date and to diversify our sources of revenue without compromising the tax-exempt nature of our distributions was in the best interests of our Company.

Ownership Structure Following the Acquisition Transaction

               Following the consummation of the acquisition transaction, RCC will operate as a separate subsidiary of our Company which will be owned by CharterMac Capital and CM Corp.  The diagram below sets forth a simplified view of our post-acquisition organizational structure:

The Contribution Agreement

               The following is a summary of the contribution agreement.  To understand the contribution agreement fully, you should carefully read the contribution agreement which is attached as Appendix A to this proxy statement.

               Acquisition of RCC

               Acquired interests/assets.  We will acquire all of the ownership interests held by the RCC Principals in RCC and the interests owned by the RCC Principals in other entities which will give us the right to control the syndicated entities sponsored and managed by RCC and other aspects of RCC’s business.  The acquisition will be made through CharterMac Capital, a limited liability company controlled by our wholly-owned corporate subsidiary, CM Corp.  We have agreed to guarantee the performance by our subsidiaries of any obligations they have pursuant to the contribution agreement and the other agreements to be entered into by our subsidiaries in connection with the acquisition transaction.

               The ownership interests and assets we are acquiring include the following:

•

all of the partnership interests in RCC, which will entitle us to the assets owned and used by RCC in its business, including the right to conduct its business, the right to future fees, contract rights, office leases and subleases, furniture, fixtures, software and other personal property and the right to use trade names;

•	all of the interests owned by the RCC Principals in the entities which manage us;

•

all of the interests owned by the RCC Principals in limited liability companies which have the sole right to manage and control the general partner of syndicated entities sponsored and managed by RCC; and

•	all of the capital stock owned by the RCC Principals in corporations which serve as the general partner (or the general partner of the general partner) in syndicated entities and other corporations.

               Excluded interests/assets.  Certain ownership interests and assets held by the RCC Principals are not being acquired by us.  These include ownership interests in (and the fees payable by) Aegis Realty, Inc., Related Aegis, L.P. and Related Aegis Inc. and RCC Property Advisors.  In December 2002, Aegis announced that it had agreed to a cash-out merger with an unaffiliated third-party.  If the merger is consummated, RCC’s advisory and property management agreements will be terminated.

               In addition, our acquisition of RCC will not include:

•

the other interests held by the RCC Principals in the syndicated entities, the general partners of the syndicated entities and the general partners of these general partners, including the right to receive any distributions with respect to these interests, which interests do not provide rights to manage or control these entities;

•

ownership interests held by the RCC Principals in other entities which control other aspects of RCC’s business not being acquired by us, including partnerships which have developed affordable housing properties;

•	the right to receive fees which have accrued and are unpaid as of the closing of the acquisition transaction;

•	the right to receive distributions to the general partners of the syndicated entities which are contingent on the investors receiving a stated return;

•

fees and other remuneration payable to RCC or an affiliate of RCC in its capacity as a developer or co-developer with respect to multifamily housing properties which have been substantially completed as of the date of this proxy statement;

•	all cash and cash equivalents and accounts receivable of RCC accrued in accordance with past practice; and

•	right to receive payments with respect to advances made by RCC to syndicated entities prior to the closing of the acquisition transaction.

               Proration of Fees and Reimbursement of Advances.  We have agreed that deferred and unpaid fees and advances retained by RCC will be paid as follows:

               At the closing, we will reimburse the RCC Principals for advances made by RCC prior to the closing to pay for expenses relating to development projects undertaken which we will acquire the rights to, and advances relating to properties acquired under RCC’s “warehouse” credit line to finance the acquisition of interests to be acquired by syndication entities prior to the receipt of funds from investors.

               We will pay the following fees and advances to the RCC Principals upon our receipt of payment for them from the syndication entities:

•	fees for management and administration services rendered and advances made to the syndication entities which relate to the calendar quarter immediately preceding the closing;

•

fees for services rendered in connection with the acquisition by syndication entities of direct or indirect interests in properties generating tax credits, to the extent that these fees would be included in RCC’s revenues prior to the closing;

•

90% of the acquisition fees payable by syndication entities that would not be included in RCC’s revenues prior to the closing, for the entities that have admitted investors and borrowed under RCC’s “warehouse” credit line prior to the closing; and

•	advances made by RCC to syndication entities prior to the closing to pay for organization and investment offering expenses of the entities.

               We will apply payments of other fees, and reimbursement of other advances, from syndication entities in the following order:

•

first, to us until we have been paid for all annual management fees payable by syndication entities which are expected to be paid out of the current cash flow of the entities, and for all of our advances;

•

second, to the RCC Principals until they have been reimbursed for all of their advances made to the syndication entities that we are acquiring, other than the advances to be reimbursed at the closing or upon receipt of payment as described in the preceding two paragraphs; and

•	third, 50% to us and 50% to the RCC Principals in payment of the overdue and unpaid fees or other remuneration.

               We have made agreements requiring us to cause the syndication entities to distribute a portion of their excess reserves for payment of these fees and advances.

               Consideration to be paid in the acquisition transaction

               In exchange for all of the ownership interests of RCC and substantially all of the businesses operated by RCC, we will pay total consideration to RCC Principals of up to $338 million.  The consideration will be paid as follows:

               Initial payment.  The five RCC Principals will receive an initial payment of $210 million, consisting of $160 million in special common units of CharterMac Capital and $50 million in cash (with the cash portion being paid only to TRCLP).  CM Corp. plans to pay the $50 million cash consideration through additional borrowings, although it currently has no arrangements for these borrowings.  The four RCC Principals entering into three-year employment agreements with us through RCC, Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley, will not receive any of the $50 million cash consideration.

               Contingent Payment.  The five RCC Principals may receive up to $128 million of additional special common units (the “Contingent Payment”), following the determination of RCC’s Adjusted Earnings for the year ending December 31, 2002.  The Contingent Payment will be issued in an amount equal to the product of 7.73 times Adjusted Earnings minus $210 million, subject to a cap of $338 million of total consideration.  The Contingent Payment of special common units will be issued at the Common Share Price, subject to a 17.5% symmetrical collar, as more fully discussed under “– Pricing,” below.

               Pricing.  The number of special common units issuable as part of the initial payment will be determined based on the Common Share Price ($17.78 per unit), which was the average closing price of our Common Shares for the 30 calendar days prior to our public announcement of the acquisition transaction on December 18, 2002.

               The number of additional special common units issuable in connection with the Contingent Payment will be determined based on the Common Share Price, unless the Contingent Payment Price (as defined below) is 17.5% higher or lower than the Common Share Price.  If the Contingent Payment Price is greater than 117.5% of the Common Share Price ($20.89), the number of special common units to be issued to the RCC Principals will be determined using 117.5% of the Common Share Price ($20.89).  If the Contingent Payment Price is less than 82.5% of the Common Share Price ($14.67), the number of special common units to be issued to the RCC Principals will be determined using 82.5% of the Common Share Price ($14.67).  On _______, 2003 (the last full trading date prior to the date of this proxy statement), the closing price of our Common Shares was $_____.  The “Contingent Payment Price” is the average closing price of a Common Share for the 30 calendar days prior to the date any portion of the Contingent Payment is first paid or would have been payable, but for a dispute regarding the entire amount of the Contingent Payment.

               A former principal of RCC holds the right to receive approximately 16% of the fees otherwise payable with respect to some of the fee agreements we will own and control as part of the acquisition transaction, including interests in, and fees payable to, Related Charter.  The RCC Principals have agreed to use their commercially reasonable efforts to cause the former principal to transfer his rights to those fees to us as part of the acquisition transaction.  It is a condition of closing that the former principal’s interests in our external manager be transferred to us.  With respect to the transfer of his interests in other fees, if they are not included at the closing, we will be entitled to reduce the consideration payable to the RCC Principals by an amount equal to 7.73 times the other fees payable in 2002 to which he was entitled.  If the former principal retains all of his interests in the other fees, the consideration payable to the RCC Principals would be reduced by approximately $________.

               Conditions to consummation of the acquisition transaction

               Prior to consummation of the acquisition transaction, the conditions set forth below must be fulfilled, or alternatively waived, by the appropriate party or parties on or prior to the closing of the acquisition transaction.  These conditions include, but are not limited to:

•	receiving shareholder approval of (a) the issuance of our securities in connection with the acquisition transaction; and (b) the amendments to our trust agreement;

•

the accuracy of the representations and warranties made by each of us and RCC as of the date of closing of the acquisition transaction, with the exception of (a) changes specifically permitted by the contribution agreement, (b) representations and warranties that address matters only as of a particular date which are true and correct as of that date, and (c) those matters which do not have a material adverse effect on our or RCC’s business, results of operations, financial condition or prospects;

•

each of the parties receiving a certificate signed by an authorized officer stating that the appropriate party has performed and complied, in all material respects, with the covenants, conditions, terms and agreements to be performed and complied with;

•

no order, judgment, litigation, arbitration or proceeding in existence before any court, governmental authority or self-regulatory organization (a) seeking to enjoin, restrain or prohibit the transactions contemplated by the acquisition transaction or (b) claiming damages which, in the good faith judgment of the party against whom damages are claimed, based on the advice of such party’s counsel, presents claims having a material likelihood of success on the merits; provided that with respect to our closing conditions, the condition shall not apply if the litigation brought by an RCC Principal or former RCC Principal contributing assets to us in connection with the acquisition transaction for which we are indemnified by the RCC Principals, unless there is an outstanding injunction that prohibits the closing of the acquisition transaction;

•	obtaining any governmental, regulatory and third party consents deemed necessary to consummate the acquisition transaction;

•	the execution and delivery of each of the collateral documents required to be executed and/or delivered under the contribution agreement;

•

absence of any “administration proposal” or “chairman’s mark-up” of a congressional committee relating to the enactment of legislation containing any provision which could reasonably be expected, before or after the closing of the acquisition transaction, to have a direct material adverse impact on the availability of tax credits;

•

absence of any material adverse changes to the tax benefits available to existing programs sponsored by RCC which could be expected to have a material adverse effect on the tax credit business we are acquiring as part of the acquisition transaction; and

•	the interests of a former principal of RCC in Related Charter and in the sole general partner of Related Charter are transferred to us.

               Representations and warranties

               The contribution agreement contains customary representations and warranties by us and RCC concerning our respective business and assets.  These representations include, but are not limited to:

•

the due organization, qualification and good standing of each party in its respective place of incorporation or formation and in each jurisdiction where qualification is necessary for the conduct of its respective business as currently conducted;

•	the legality, due execution, validity and enforceability of each party’s organizational documents;

•

the power and authority of each party to (a) conduct its business as presently conducted and (b) execute the contribution agreement and ancillary documents, certificates and agreements required thereby and consummate the transactions contemplated thereby;

•

the receipt by each party of all authorizations, consents and approvals required to be obtained, governmental, regulatory or otherwise, by each party to execute the contribution agreement and ancillary agreements thereto and perform its respective obligations thereby;

•	except as disclosed in the contribution agreement, the absence of any material pending litigation, arbitration, claim, governmental or other proceeding or investigation;

•

noncontravention of (a) any applicable law, rule, regulation, order, judgment or decree or (b) any material agreement, charter or organizational document, as a result of the execution and performance by each of the parties of the contribution agreement and ancillary documents thereto;

•	tax representations of each of the parties;

•

except as otherwise disclosed in the contribution agreement, no broker, finder or investment banker will be entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by the contribution agreement;

•

all certificates, documents, filings and reports required to be filed with the SEC or other governmental authority, as applicable to each party, have been so filed and made available to the other party, and each report complies, in all material respects, with the rules and regulations of the SEC or governmental authority, as applicable thereto;

•	the financial statements of each party have been made available to the other party and the accuracy of these financial statements; and

•	the validity of the ownership interests of the RCC Principals to be acquired by us and the validity of the special common units to be issued by CharterMac Capital to the RCC Principals.

               RCC has made additional representations specific to RCC and the other entities conducting the RCC business with respect to each entity’s capitalization, corporate organization, litigation, employment matters, assets, operations, financial condition and environmental concerns, which include, but are not limited to representations that:

•	none of the RCC entities are in violation of, or in default under or in breach of any material agreement or organizational document to which it is a party;

•

except as otherwise disclosed in the contribution agreement, the form and percentage ownership and/or equity interests of each of the RCC Principals are as set forth in the contribution agreement, and each ownership and/or equity interest is owned free and clear of any liens or encumbrances;

•

upon consummation of the acquisition transaction, we will have (a) controlling equity ownership of, or the right to control, all of the ownership interests held by the RCC Principals in RCC and the other entities conducting the RCC business, (b) good title to all of the RCC assets, free and clear of all liens and encumbrances acquired by us pursuant to the terms of the contribution agreement, (c) sufficient rights and assets necessary to conduct the RCC business, and (d) the right to receive all of the revenue, income, fees, commissions and other compensation as contemplated by the contribution agreement;

•

RCC and each of the other entities conducting the RCC business we are acquiring have disclosed all obligations and liabilities required to be reflected as such on a balance sheet prepared in accordance with GAAP;

•

the capitalization of each entity is as set forth in the contribution agreement and no agreement, commitment, plan or binding arrangement (such as an outstanding right to obtain securities) or restrictions exist which could affect this capitalization, except as set forth in the contribution agreement;

•

the insurance policies and employee benefit plans and arrangements are as set forth in the contribution agreement, are in full force and effect as of the date of the contribution agreement and are sufficient to comply with all applicable requirements of law and the RCC business as currently conducted;

•

since September 30, 2002, (a) there has not been a material adverse effect concerning RCC or any of the entities conducting the RCC business and (b) the operations and business of RCC and each entity has been conducted in all material respects only in the ordinary course of business consistent with past practice and in accordance with its respective organizational documents;

•	there have been no payment defaults with respect to any debt or lines of credit and all debt and lines of credit have been disclosed to us and accurately described in the contribution agreement;

•	all material agreements have been disclosed to us, are in full force and effect and are the legal, valid and binding obligations of the respective entity conducting the RCC business that is a party;

•

neither RCC nor any of the entities conducting the RCC business is an “investment company” or a company “controlled” by and “investment company,” within the meaning of the Investment Company Act of 1940, as amended;

•

except as otherwise disclosed, there are no violations of any employment laws, there are no arrangements requiring the payment of severance to any employee and no key employee has indicated his or her intention to terminate his or her respective employment;

•	except as otherwise disclosed, all applicable environmental laws and regulations are, and have at all times been complied with in all material respects; and

•

all schedules attached to the contribution agreement or to be delivered to us are, or will be when delivered, true, complete and correct and the representations do not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated or necessary to make the statements made therein not misleading.

               Covenants

               The contribution agreement contains a number of customary and acquisition transaction-specific mutual covenants, including, without limitation, the following covenants, whereby each party to the contribution agreement has agreed, during the period between signing of the contribution agreement and the date of closing of the acquisition transaction, to:

•

furnish information pursuant to, provide assistance for and cause the preparation and filing of, all documentation required to obtain the governmental and regulatory consents and approvals deemed necessary to consummate the acquisition transaction;

•

prepare, execute and deliver, or cause to be prepared, executed and delivered, amended organizational documents, certificates of limited partnership and certificates of formation (or similar documents), as necessary, and to file each of these documents with the appropriate authority in any jurisdiction in which filing is required;

•	use commercially reasonable efforts to obtain all consents necessary to comply with the terms of the contribution agreement and consummate the transactions contemplated by the acquisition transaction;

•

issue or cancel, as applicable to a party, any promissory notes as required in connection with the transfer of the ownership interests of the RCC Principals pursuant to the acquisition transaction; and

•

use commercially reasonable efforts to take, or cause to be taken all actions necessary or advisable to comply with the terms of the contribution agreement and fulfill the “conditions to consummation of the acquisition transaction,” set forth above.

               In addition to the above mutual covenants, the RCC Principals have also agreed during the period between signing of the contribution agreement and the date of closing of the acquisition transaction (except as expressly permitted otherwise by the contribution agreement or agreed to by us), to:

•	conduct the RCC business only in the ordinary course of business consistent with past practice;

•	use commercially reasonable efforts to preserve its assets, ownership interests and goodwill, and to maintain the services of its key employees and important business relationships;

•	maintain all applicable books and records of account in accordance with past practices and in a manner that fairly reflects the income, expenses, assets and liabilities; and

•

use all commercially reasonable efforts to modify covenants and guarantees in a commercially reasonable manner and obtain consents to enable us to be substituted for TRCLP as guarantor and/or borrower under RCC’s “warehouse” credit line.

               The contribution agreement further prohibits RCC (and any of the other entities conducting the RCC business as expressly provided for in the contribution agreement) from taking any of the following actions (subject to some exceptions and in most cases except in the ordinary course of business) on or before the date of closing the acquisition transaction without our prior written consent:

•	incurring any material obligations or liabilities;

•	modifying any material terms of an employment agreement or changing the compensation of an employee;

•	amending organizational documents;

•	selling, assigning, leasing, pledging or otherwise transferring or disposing of, any assets or ownership interests being acquired by us;

•	entering into (a) any contract, commitment or obligation exceeding $100,000 in the aggregate or (b) any material non-monetary obligation;

•	creating or assuming any lien or encumbrance of any nature upon any of the assets or ownership interests to be acquired by us;

•	issuing any stock, partnership or member interests (or granting any rights thereto) or declaring or paying any dividends or other distributions; or

•	modifying, amending or terminating any agreements and binding arrangements for the receipt of fees, commissions or compensation.

               The contribution agreement also provides that, notwithstanding the covenants made by the RCC Principals, the RCC Principals may take, or omit to take, any action they deem necessary to satisfy their fiduciary obligations to shareholders or members of the entities that we are acquiring.

               Termination

               Termination events.  The contribution agreement may be terminated and the acquisition transaction abandoned any time on or prior to the date we close the acquisition transaction and whether before or after shareholder approval is obtained, for a number of reasons, including by:

•	mutual written consent of the parties;

•

either party, if the other party’s conditions to the consummation of the acquisition transaction set forth above cannot be fulfilled by the earlier of (a) December 31, 2003 and (b) six months from the date we receive final clearance from the Securities and Exchange Commission of this proxy statement;

•

either party, on the earlier of (a) December 31, 2003 and (b) six months from the date we receive final clearance from the Securities and Exchange Commission of this proxy statement (other than as a result of the breach of the contribution agreement by the party seeking to terminate the contribution agreement); and

•

either party, if our board of trustees or the special committee, in the exercise of its fiduciary duties, withdraws, modifies or changes its recommendation of approval of the acquisition transaction in a manner adverse to the RCC Principals (in which case we will be required to pay RCC’s fees and expenses, as described under the heading “–Fees and Expenses,” below).

               Obligation to negotiate.  If RCC attempts to terminate the contribution agreement because one or more of its conditions to closing cannot be fulfilled, and the unfulfilled condition or conditions can be remedied monetarily by us, then we will, subject to some exceptions, have the right to delay the effective date of the termination for 30 days.  During this delay period, we and RCC have agreed to negotiate in good faith a reasonable monetary remedy to enable RCC to satisfy the unfulfilled condition or conditions.

               Effect of termination.  If either party terminates the contribution agreement due to the inability of the other party to satisfy a condition to closing, neither party will be liable to the other party for any damages, except that a party may still be liable to the other party for any damages from a default or breach of its representations, warranties or agreements under the contribution agreement.  The RCC Principals will not have liability, however, for breaches or failures of representations and warranties which result from events which occur after the date of the contribution agreement.

               Indemnification

               Overview of indemnification provisions.  The RCC Principals have agreed to indemnify, defend and hold harmless our Company, our subsidiaries and affiliates and each officer, director, trustee, employee and agent thereof, for and against all claims, losses, liabilities, damages, payments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating and defending any claim) as a result of or arising from or in connection with, among other things:  (a) a breach or failure of any of their representations, warranties, certifications, covenants or agreements contained in the contribution agreement or, subject to some limitations, any breach or failure of some representations or warranties contained in the contribution agreement as if such representation or warranty were made on and as of the closing of the acquisition transaction; (b) third party claims (other than claims made by our shareholders) with respect to the execution or delivery of, or the performance of any transaction contemplated by, the contribution agreement or any collateral agreement thereto by the RCC Principals on or prior to the closing date; (c) claims against us resulting from disputes between and among the RCC Principals, their affiliates, and/or former RCC Principals; (d) claims with regard to assets and properties that we are not acquiring in connection with the acquisition transaction; and (e) claims arising out of any liabilities other than those which are being assumed by us or retained by entities which we are acquiring in the acquisition transaction.

               Each RCC Principal will be severally liable for indemnification claims involving matters which are specifically allocated to such RCC Principal.  In the event of an indemnification claim involving a matter which is not specifically allocated to a particular RCC Principal, then each RCC Principal will be jointly and severally liable for such claim, but the aggregate amount we can recover from each RCC Principal with respect to such indemnification claim will be capped at an amount equal to the total amount of damages for which the RCC Principals are liable with respect to such claim multiplied by the percentage interest representing such RCC

Principal’s proportionate share of the consideration to be paid by us to the RCC Principals in the acquisition transaction, subject to the limitations set forth below.  TRCLP will be jointly and severally liable for all indemnification claims by us pursuant to the contribution agreement, which means that, among other things, we can generally seek to recover from TRCLP the full amount for all indemnification obligations, subject to the limitations set forth below.

               The amount payable by any RCC Principal for indemnification claims may be comprised of:  (a) cash; or (b) special common units or Common Shares equal to (1) the amount payable by the RCC Principal divided by (2) the price of a Common Share on the date of payment.

               We have agreed to indemnify, defend and hold harmless each of the RCC Principals, their subsidiaries and affiliates and each officer, director, employee and agent thereof, for and against all claims, losses, liabilities, damages, payments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating and defending any claim) as a result of or arising from or in connection with, among other things:  (a) a breach or failure of any of our representations, warranties, covenants or agreements contained in the contribution agreement; (b) third party claims (including claims made by our shareholders) with respect to the execution or delivery of, or the performance of any transaction contemplated by, the contribution agreement or any collateral agreement thereto by us on or prior to the date of closing of the acquisition transaction; (c) third party claims with regard to some assets and properties as set forth in the contribution agreement; and (d) third party claims arising after the date of closing of the acquisition transaction out of any liabilities that are assumed by us or retained by entities which we are acquiring in the acquisition transaction.

               Limitation on indemnification.  Subject to some exceptions, the RCC Principals will not be liable with respect to indemnification claims arising under the contribution agreement until the aggregate amount of damages for which the RCC Principals are obligated to indemnify us exceeds $2,000,000 and, then, the RCC Principals will be liable for all damages in excess of $2,000,000 up to, except in the case of TRCLP, the value of the special common units of CharterMac Capital, or our Common Shares for which they have been exchanged, issued to such RCC Principal as consideration in the acquisition transaction – TRCLP will be liable for damages up to the consideration to be paid by us to the RCC Principals in the acquisition transaction.  Subject to some exceptions, we will not be liable with respect to indemnification claims arising under the contribution agreement until the aggregate amount of damages for which we are obligated to indemnify the RCC Principals exceeds $2,000,000 and, then, we will be liable for all damages in excess of $2,000,000 up to $60,000,000.

               Other obligations

               Stabilization commitment.  Thirteen revenue bonds owned by us, which are secured by properties owned by borrowers whose equity investor is a program  sponsored by RCC, were carried on a “watch list” maintained by us to track  revenue bonds which are within six months of a requirement that they achieve “stabilization” and are in danger of not being able to fulfill their stabilization requirement.  “Stabilization” is typically the point at which a property is required to meet a specified debt service coverage ratio (generally 1.10:1.0) or in the alternative, the borrower generally has a recourse obligation to redeem revenue bonds in an amount necessary to result in a 1.10:1.0 debt service coverage ratio.  The inability to achieve stabilization or redeem revenue bonds does not necessarily mean that the borrower is unable to make its debt service payments but it may mean that the revenue bonds have a value below par.

               The RCC Principals have agreed to the following actions with respect to the properties on the watch list if they do not achieve stabilization and the borrowers default on their obligations to redeem revenue bonds: (a) the RCC Principals will directly or indirectly loan the borrower sufficient funds to enable the borrower to reduce the debt service coverage ratio to 1.05:1.0 or, (b) with our consent, take other actions to achieve the same debt service coverage ratio.  We are obligated to contribute 50% of the funds necessary to achieve the required debt service coverage ratio with respect to the first $1 million and the RCC Principals are obligated to pay 100% of the necessary funds after the first $1 million up to a total maximum outlay of $3 million.

               The RCC Principals are entitled to repayment of any amounts expended by them in connection with their stabilization commitment (with interest) from 75% of available cash flow of the borrower in excess of a 1.10:1.0 debt service coverage ratio and from the proceeds of a sale or refinancing of the property after repayment of our revenue bond.  If these proceeds are insufficient, the RCC Principals may receive repayment from the borrower’s investor (which is an entity sponsored by RCC and which will pay fees to us), but only after this investor has paid us all our fees which are expected to be paid currently and advances.

               Partner insurance; assumption of liabilities and releases of guarantees.  We have agreed to enter into other arrangements for the benefits of the RCC Principals which are described under the heading “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Other Agreements,” beginning on page 87 of this proxy statement.

Agreements to be Entered Into Pursuant to the Terms of the Contribution Agreement

               Employment agreements

               One of our subsidiaries will enter into three-year employment agreements with four of the five RCC Principals (Messrs. Boesky, Hirmes, Schnitzer and Ms. Kiley).  See “MANAGEMENT AFTER THE ACQUISITION TRANSACTION–Employment Agreements,” beginning on page 94 of this proxy statement, for a summary of the terms and provisions of these employment agreements.

               CharterMac Capital operating agreement

               Contribution of assets and receipt of special common units.  Pursuant to the terms of the acquisition transaction, CM Corp. and the RCC Principals will enter into an amended and restated operating agreement of CharterMac Capital.  The RCC Principals will contribute to CharterMac Capital all of their ownership interests in RCC and their interests in the other entities which will give us the right to control other aspects of RCC’s business in exchange for membership interests in CharterMac Capital in the form of special common units.  CM Corp. will own 100% of the “common” interests of CharterMac Capital.

               Features of the special common units.  The special common units have been structured to closely align the economic interests of management with those of our common shareholders and benefit our shareholders by allocating to the holders of special common units distributions of taxable income, which will help preserve the significantly tax-exempt characteristics of the dividends payable to holders of our Common Shares.  In this regard, the features of the special common units are as follows:  (a) the special common units will be exchangeable at the election of the holders of the special common units into our Common Shares on a one-for-one basis or cash, at our option, subject to anti-dilution adjustments and some other restrictions set forth in the exchange rights agreement (see “–Exchange rights agreement,” below); (b) distributions will be paid to the holders of special common units at the same time as, and only if, distributions are paid to holders of our Common Shares; and (c) distributions paid to the holders of special common units will consist of taxable income.

               Distributions on the special common units.  Holders of special common units will be entitled to distributions at the same time as, and only if, dividends are paid on our Common Shares.  However, unlike dividends payable to holders of our Common Shares, which consist of substantially tax-exempt income, distributions payable to holders of the special common units will consist of taxable income.  In order to take into account the difference in tax treatment and enable holders of the special common units to receive an equivalent after-tax return on distributions as holders of our Common Shares receive on their dividends, the amount of their initial distribution will equal our per share dividend, annualized as of the closing date, divided by 0.72.  Subsequent distributions to the holders of special common units will be increased (or decreased) proportionately with increases (or decreases) in dividends paid to holders of our Common Shares.

               To the extent that, in any year, CharterMac Capital does not have sufficient cash flow to pay the entire distribution due on the special common units, we have agreed to contribute or to lend to CharterMac Capital all but $5 million of these distributions.  The remaining shortfall, if any, will earn interest at a market rate and will only be payable at the time CharterMac Capital has sufficient cash flow.

               Governance/voting rights.  Holders of the special common units may not take part in the operation, management or control of CharterMac Capital’s business and do not have any voting rights.  This notwithstanding, the consent of a majority of the holders of the special common units will be required to approve the following Capital Transactions related to CharterMac Capital:  (a) the dissolution or liquidation of CharterMac Capital; (b) the sale, assignment, transfer or pledge of assets of CharterMac Capital outside the ordinary course of business; (c) a merger or consolidation with another entity where CharterMac Capital (1) is not the surviving entity;  (2) issues special common units in connection with the merger or consolidation; or (3) makes any change to the CharterMac capital operating agreement or certificate of formation; (d) any distribution by CharterMac Capital (other than cash distributions); (e) specified transfers of assets and other transactions that would result in recognition of taxable income to the RCC Principals; or (f) the issuance of additional interests in CharterMac Capital.

               Consent will not be required with respect to any action referred to in clause (b) or (e) above, if the action is with an unaffiliated third party and at the time of the transaction, CharterMac Capital distributes to the holders of special common units cash in an amount sufficient to offset any tax payable on any gain recognized by them as a result of these actions.

               If we decide to sell or dispose of all or substantially all of our Company’s assets or equity interests (an “Extraordinary Transaction”), structured in a way that requires a Capital Transaction to occur, we may consummate the Extraordinary Transaction without the consent of the holders of the special common units provided that the Extraordinary Transaction either (a) entitles the holders of the special common units to retain their special common units, (b) allows our shareholders to receive more than 50% of the aggregate value of the consideration to be paid to them in cash (an “Extraordinary Cash Transaction”) or (c) occurs more than five years after the closing of the acquisition transaction, and further provided that if the holders of the special common units are not entitled to retain their special common units, those holders will be required to exchange their special common units pursuant to the exchange rights agreement.

               Exchange rights agreement

               The RCC Principals will enter into an exchange rights agreement with CharterMac Capital and CM Corp., pursuant to which each RCC Principal will receive the right, upon expiration of their lock-up period, to (a) exchange all or a portion of their special common units for our Common Shares on a one-for-one basis, subject to anti-dilution adjustments and (b) receive Common Shares in an amount equal to any accrued but unpaid distributions with respect to the special common units being exchanged (not including accrued and unpaid distributions for the quarterly period in which the exchange occurs).  The Common Shares will be issued at a price equal to the average closing market price of our Common Shares for the five consecutive trading days prior to the date upon which CharterMac Capital and CM Corp. receive notice of conversion.  Upon the request for exchange by a holder of the special common units, we have the right to redeem the special common units in exchange for cash instead of exchanging the special common units for Common Shares.  Exchanges may only be made in amounts equal to or greater than 1,000 special common units, unless a holder owns less than 1,000 special common units, in which case that holder may exchange the entire amount held.

               Special preferred voting share purchase agreement; certificate of designation

               The RCC Principals will enter into a purchase agreement with us, pursuant to which each RCC Principal will acquire one special preferred voting share (at $.01 per share) for each special common unit they own.  The rights and preferences of the special preferred voting shares will be contained in a certificate of designation which we will adopt at the closing of the acquisition transaction.

               Voting rights.  The special preferred voting shares will entitle the holders of the special common units to vote, on a one-for-one basis, on all matters subject to a vote of the holders of our Common Shares.  We have the right to require that each special preferred voting share be redeemed (for $.01 per share) and cancelled simultaneously upon the exchange of a special common unit by the holder thereof into cash or our Common Shares.  Other than the payment of the $.01 per share upon redemption of the special preferred voting shares or the liquidation of our Company, the special preferred voting shares are not entitled to any distributions or other economic rights.

               If holders of our Common Shares receive voting securities in connection with an Extraordinary Transaction, the special preferred voting shares will be entitled to the same proportionate voting rights after the Extraordinary Transaction as they had in our Company immediately prior to the Extraordinary Transaction.  If an Extraordinary Cash Transaction occurs and our shareholders receive non-voting securities, holders of any special common units will be required to surrender the special preferred voting shares owned by them.

               Number of trustees.  So long as the holders of the special preferred voting shares own, in the aggregate, 7.5% or more of our outstanding voting securities, there must be at least fourteen trustees on our board of trustees, consisting of at least six non-independent trustees and at least eight independent trustees.

               Right to nominate non-independent trustees.  So long as the holders of the special common units own, in the aggregate, 7.5% or more of our outstanding voting securities, holders of a majority of the outstanding special voting preferred shares will have the right, in lieu of our board of trustees (or nominating committee thereof) to elect to our board of trustees any non-independent trustees to fill a vacancy and to nominate any non-independent trustees for election at any annual or special meeting of our shareholders.  This power of nomination will not affect the right of the holders of our Common Shares to also nominate their choices for the non-independent trustee nominees.  After the date upon which the holders of the special preferred voting shares own, in the aggregate, less than 7.5% of our outstanding voting securities, the nominating committee will have the right to nominate non-independent trustees to fill a vacancy (which vacancies will be filled by the affirmative vote of a majority of our board of trustees) or to stand for election at any annual or special meeting.

               Voting agreement

               The RCC Principals will enter into a voting agreement which governs the voting of all of their special preferred voting shares, Common Shares issuable upon exchange of their special common units and any other Common Shares currently owned or which may be acquired by them in the future.  The voting agreement will provide that the RCC Principals will (a) vote their Common Shares or special preferred voting shares in favor of the election of any independent trustee approved by our board of trustees or in the same proportion as the unaffiliated holders of our Common Shares vote in such election, and (b) not exercise any right as a shareholder of our Company to nominate any independent trustee.  With the exception of Mr. Ross, whose voting agreement remains in effect as long as he owns any of our special preferred voting shares or Common Shares, the voting agreement will terminate for each of the remaining four RCC Principals at the time he or she is no longer an employee, officer or trustee of our Company.

               Lock-up agreement with executives

               In connection with their receipt of special common units, Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley, will each enter into lock-up agreements with us whereby they will agree, subject to some limited exceptions, to the following conditions:

•	none of their special common units may be exchanged, sold or otherwise transferred before the first anniversary of the closing date;

•	20% of their special common units and Common Shares issuable upon exchange of the special common units will be released from the lock-up on the first anniversary of the closing date;

•

an additional 40% of their special common units and Common Shares issuable upon exchange of the special common units will be released from the lock-up on the second anniversary of the closing date; and

•	the balance will be released from the lock-up on the third anniversary of the closing date.

               This lock-up will not prevent a pledge of the special common units or Common Shares subject to the lock-up, or the sale of the special common units or Common Shares on foreclosure pursuant to a pledge arrangement, in connection with recourse loans which do not exceed 40% of the market value of the pledged special common units or Common Shares.  It will also prevent each of the RCC Principals from selling or transferring special common units or Common Shares issued in exchange for special common units to any person who holds, or would hold as a result of the sale or transfer, more than 10% of the equity interests in our Company.

               Registration rights agreement

               On the date we close the acquisition transaction, we will enter into a registration rights agreement with the RCC Principals pursuant to which we will be obligated, within 60 days of the closing date, to file a shelf registration statement under the Securities Act, registering the resale of our Common Shares issuable upon exchange of the special common units or exercise of options issued to Mr. Ross pursuant to the acquisition transaction.  We have agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective by the Securities and Exchange Commission as soon as possible after its filing.  We will bear the costs of registration, including, among other things, registration and filing fees, printing expenses, attorneys’ fees, accountants’ fees and other reasonable expenses.

               We may delay, suspend or withdraw the filing of a shelf registration statement for 60 days if a negotiation or consummation of a material transaction concerning our Company is pending or an event has occurred, which would require disclosure by us of material information in such shelf registration statement that we feel could be detrimental to us and our shareholders.  We may not delay, suspend or withdraw a registration statement for this reason more than twice within any consecutive 12 month period.

               If at any time during the period for which we are required to keep a shelf registration effective, we plan to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to our existing shareholders), we will, subject to some limitations and the request of the holders of the special common units or options issued in connection with the acquisition transaction, offer these holders so-called “piggy-back” registration rights and use our best efforts to arrange to include in such registration statement all of the Common Shares issuable upon exchange of the special common units or exercise of options granted pursuant to the acquisition transaction requested to be included.

               Standstill agreement

               The RCC Principals will enter into a standstill agreement with us, pursuant to which they will be subject to certain limitations on the acquisition (or proposed acquisition) of additional equity interests in our Company for five years after the closing of the acquisition transaction.  The terms of the standstill agreement provides that, subject to our approval by the consent of not less than a majority of our independent trustees, the RCC Principals will not:

•

directly or indirectly, effect (a) any acquisition of our securities or the securities of our subsidiaries, affiliates or divisions, (b) any tender or exchange offer, merger or other business combination involving our Company or any of our subsidiaries, affiliates or divisions, (c) any recapitalization, restructuring, conversion, liquidation, dissolution or other extraordinary transaction with respect to our Company or our subsidiaries, affiliates or divisions, (d) any acquisition of a material or significant amount of the assets of our Company or any of our subsidiaries, affiliates or divisions, or (e) any solicitation of proxies or contests with respect to any voting securities of our Company;

•	act, either alone or in concert with others, to seek to control or influence the management or policies of our Company or any of our subsidiaries, affiliates or divisions; or

•	enter into any discussions or arrangements with any third party with respect to any of the foregoing.

               Notwithstanding the above restrictions, nothing in the standstill agreement prevents an RCC Principal who is also an officer or trustee of our Company from exercising his or her fiduciary duties to our Company or our subsidiaries and propose transactions to our board of trustees (in his or her capacity as officer or trustee).

               In addition, the standstill agreement permits the RCC Principals to acquire additional Common Shares (a) to maintain the same percentage interest of voting securities in our Company they will hold immediately following the acquisition transaction, (b) in connection with a tender offer commenced by a person not affiliated with the RCC Principals, (c) under executive compensation arrangements or option plans of our Company, but not including original issuances by us to the public, and (d) with the exception of Mr. Ross, acquire additional securities from time to time as long as the aggregate percentage interest of voting securities of our Company held by such RCC Principal and his or her affiliates following such acquisition does not exceed the aggregate percentage interest of voting securities of our Company held by such RCC Principal and his or her affiliates immediately following the acquisition transaction plus 1%.

Additional Agreements with Stephen Ross and TRCLP

               In addition to the agreements mentioned above, Mr. Ross and his affiliates will enter into the following agreements pursuant to the terms of the contribution agreement:

               Ross lock-up agreement

               Mr. Ross and his affiliates will generally not have any restrictions on sale or pledge of any special common units or Common Shares owned by them.  This notwithstanding, Mr. Ross and his affiliates will enter into a lock-up agreement whereby each will agree, subject to some exceptions, (a) not to exchange their special common units until after the first anniversary of the closing date and (b) to make pledges of the special common units or Common Shares only if (1) the pledgor or pledgee does not intend to engage in short selling of our Common Shares in connection with the pledge transaction and (2) the principal amount of any non-recourse loan secured by special common units or Common Shares does not exceed 50% of the market value of the special common units or Common Shares.

               Mr. Ross has also agreed not to engage in transactions that are designed, or could reasonably be expected to lead to or result in short sales or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to our Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from our Common Shares, or any similar financial transactions that would likely cause a market participant to engage in short sales of our Common Shares.

               Future relations agreement

               Mr. Ross and TRCLP and certain of its affiliates, will enter into a future relations agreement with us containing non-competition covenants and right of first offer terms, whereby each of Mr. Ross, TRCLP and its affiliates will agree (a) not to compete with the business currently being conducted by RCC and us except in some limited circumstances and (b) to continue to provide us with tax credit syndication opportunities.

               Non-competition.  Subject to the enumerated “Permitted Activities” described below, Mr. Ross, TRCLP and its affiliates, will agree not to compete, without our prior written consent, in any “Competitive Business” for a period of the greater of (a) five years following the closing date of the acquisition transaction or (b) such time as Mr. Ross or any of his affiliates are on our board of trustees.  “Competitive Business” is defined as arranging for and providing (a) debt financing products and services to developers and owners of multi-family housing and (b) equity financing products and services to developers and owners of multi-family properties which generate low income housing tax credits.

Examples of “Competitive Business” include the following:

•	businesses currently being conducted by RCC and the entities it controls that we are acquiring as part of the acquisition transaction;

•	syndication and sale of tax credits and tax credit syndication interests;

•	businesses currently being conducted by our Company, AMAC or any of our or AMAC’s affiliates;

•	acquisition of tax credits and tax credit syndication interests through tender offers or other methods;

•	credit enhancement by insurance, credit support, guarantees or otherwise with respect to equity and debt financing in connection with multifamily housing;

•

bridge lending, mezzanine lending and predevelopment lending, or providing or facilitating the provision of default swaps, credit derivative products and other derivative products in connection with multifamily housing; and

•	ownership of an “agency lender” such as PW Funding, Inc.

               Notwithstanding the above prohibitions on competition, Mr. Ross, TRCLP and its affiliates will be permitted to compete with us in the following areas, which we refer to as “Permitted Activities”:

•

acquire, develop or co-develop “tax credit properties”, which are multi-family properties that are allocated tax credits provided any tax credit syndication interests derived from tax credit properties are offered to us as described under the heading “—Right of first offer,” below;

•

provide credit enhancement of tax-exempt bond financing with respect to so-called “80/20” properties, provided that if Mr. Ross or his affiliates determine to “sell down,” “sell off” or otherwise seek to reduce their exposure with respect to such credit enhancement they will do so through PW Funding unless (a) PW Funding is otherwise prohibited from doing so, (b) its terms are not comparable or (c) Mr. Ross or his affiliates do not utilize the services of an entity such as PW Funding;

•

provide mezzanine financing secured by interests in multifamily housing other than on tax credit properties provided that if the mezzanine financing is subordinate to a senior loan from another agency lender such as PW Funding, they will not provide the mezzanine financing unless PW Funding provides the senior loan unless (a) PW Funding is otherwise prohibited from doing so, (b) its terms are not comparable, (c) Mr. Ross or his affiliates do not market their mezzanine lending services through an entity such as PW Funding, or (d) the borrower does not approve of PW Funding;

•	acquire or hold, as a passive investor, less than 5% of the outstanding voting securities of a company or other entity engaged in a Competitive Business;

•	serve as a director of any company whose primary business is not a Competitive Business;

•

engage in any Competitive Business not conducted by our Company or the acquired RCC business on or prior to the effective date of the acquisition transaction with prior written notification to us, unless we notify them that (a) we intend to engage in such business or (b) are actively pursuing such business;

•

acquire tax credits and tax credit syndication interests (other than in programs sponsored by RCC or our affiliates) through tender offers or other methods provided that (a) the acquisition is made for the person’s own account and (b) the tax credit syndication interests acquired in connection with this activity are not acquired for the purpose of resale or syndication unless they are offered to us under the “right of first offer,” as described below;

•	directly or indirectly, acquire, develop or own multifamily housing properties which are not allocated tax credits;

•

make equity investments, for their own account, in multifamily housing properties or in entities which acquire, develop or own multifamily housing properties and, if these properties are not allocated tax credits, make equity investments in these properties for the account of others; and

•	sponsor privately placed opportunity funds which acquire equity interests in real property assets, including tax credit properties.

               Right of first offer.  The future relations agreement also provides that  Mr. Ross and his affiliates, including TRCLP, have agreed that in the event they develop, co-develop, purchase or restructure tax credit syndication interests in tax credit properties owned directly or indirectly by them, and these tax credit syndication interests are to be sold, our Company will have the sole and exclusive right for a period of five years, except in limited circumstances, to purchase and/or syndicate these tax credit syndication interests on terms consistent with past practice and in the ordinary course of business.

               Fiduciary duty.  Certain persons affiliated with Mr. Ross or TRCLP may serve as trustees of our Company.  These individuals, which we refer to as “Affiliated Trustees,” are allowed to engage in Permitted Activities which compete with us.  As a result, these Affiliated Trustees have agreed that, in recognition of their fiduciary duty to our Company, that they will (a) be prohibited from attending any portion of a meeting of our Company (or any committee created or authorized by our board of trustees) or any meeting of the governing body or committee of CM Corp., CharterMac Capital or its affiliates, at which matters within the scope of such Permitted Activities are discussed and (b) be prohibited from receiving information about or voting on matters relating to such Permitted Activities if, utilizing reasonable judgment, a majority of our independent trustees or our management determines that this discussion involves confidential information relating to a matter on which the Affiliated Trustee competes or has the right to compete and such Affiliated Trustee’s participation in the meeting could be detrimental to our Company, CM Corp. or CharterMac Capital.

               Information with regard to these safeguards, including actions taken and/or disagreements that have arisen in connection with the administration of these safeguards, will be reported to the audit committee of our board of trustees by our management on a quarterly basis.  If the audit committee believes that these safeguards have not adequately protected us, it will recommend reasonable adjustments to these safeguards which will become implemented upon approval by our independent trustees.

               Non-solicitation.  Mr. Ross, TRCLP and its affiliates have agreed not to solicit any developer or customer with whom we have done business in the preceding two-year period for the purpose of developing or co-developing a tax credit syndication property unless Mr. Ross, TRCLP or its affiliates (a) are actively involved in the co-development of this property and/or provide property management services to the property and (b) are not solely acting as a financial partner or credit support provider.  Any tax credits or tax syndication interests with respect to this property must be offered to us in accordance with the right of first offer referred to above.

               Services agreements

               Shared services agreement.  We will enter into a shared services agreement with TRCLP, pursuant to which TRCLP will agree to continue to provide shared services such as human resources, mailroom, computer support, e-mail, reception and other office services currently provided by TRCLP to us, until the later of (a) five years or (b) the date Mr. Ross is no longer on our board of trustees; provided that with respect to services that relate to our sharing of common facilities with TRCLP such as mailroom, reception and other office services, TRCLP will not be obligated to provide these services if it no longer maintains offices at its current location.  The fees we will pay to TRCLP under this agreement will be based on an allocable share of the costs of providing these services.  In addition, for a period of five years from the closing of the acquisition transaction, as long as Mr. Ross (or his affiliates) continue to control Related Management Co., Related Management Co. will provide services requested by us in connection with our investments on the same terms as these services would be provided by unaffiliated third parties.

               Other services agreement.  Pursuant to the other services agreement, CharterMac Capital will agree, for a period of five years (subject to earlier termination in specified circumstances), to provide (a) to Related Aegis LP and RCC Property Advisors those services previously provided to them by RCC, such as management, oversight, accounting and investor relations services and (b) other services to other entities which utilized RCC’s services and personnel prior to the effective date of the acquisition transaction. These services will include services by employees of RCC as officers and directors of Related Aegis LP, RCC Property Advisors and Aegis Realty, Inc.  The fees payable for these services will be calculated based on the allocable share of the costs of providing these services.

               Option grant

               We have committed to keeping Mr. Ross as our non-executive chairman for three years, unless during that time he is no longer on our board of trustees.  In consideration for Mr. Ross serving as our non-executive chairman, we will grant to Mr. Ross options to purchase one million Common Shares (subject to adjustment for anti-dilution protections) at the Common Share Price ($17.78 per share).  One-fifth of Mr. Ross’s options will become vested and exercisable on each anniversary of the grant date, so that his options shall be fully vested after five years.  The options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

               Mr. Ross’s options will have a maximum term of 10 years.  In the event of Mr. Ross’s death, however, his unvested options shall vest upon his death and his estate or his heirs to whom his unexercised options are transferred by will or the laws of descent and distribution shall be entitled to exercise his vested options during the original 10-year term.  In the event that Mr. Ross or his affiliates breach the future relations agreement and the breach is not corrected within 30 days following our giving of notice to Mr. Ross of the breach, then Mr. Ross’s unvested, unexercised options will immediately terminate.  In addition, if Mr. Ross resigns, retires or otherwise voluntarily ceases to serve as non-executive chairman or as a managing trustee of our Company, the right to exercise any of his unvested options shall immediately terminate on such date.

               Mr. Ross’s options may be exercised by him during his lifetime, and the options may not be transferred or otherwise assigned by him other than to some permitted transferees or by will or the laws of descent and distribution.

               Mr. Ross may pay the exercise price of his options in the form of:  (a) cash or its equivalent; (b) Common Shares that he has already owned for at least six months that have a fair market value equal to the exercise price; or (c) a cashless exercise of his options.

               For accounting purposes, the estimated fair value of the options as of the grant date will be amortized into compensation expense, straight line, over the five-year vesting period.  Based on current tax laws, rules, and interpretations, Mr. Ross will not recognize taxable income upon the grant of his options.  Nor will the grant entitle us to a current tax deduction.  Whenever Mr. Ross exercises his options, he will recognize taxable ordinary income equal to the difference between the then fair market value of the Common Shares subject to the options being exercised and the exercise price of these options.  We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by Mr. Ross.

               Mr. Ross will not receive any additional compensation for serving as non-executive chairman of our Company.

Restricted Share Award Plan

               Pursuant to the terms of the contribution agreement, we will adopt a restricted share award plan that will permit us to grant restricted Common Shares to our employees and the employees of our subsidiaries, including CharterMac Capital and RCC.  On the effective date of our acquisition of the RCC business, we will grant $15 million worth of restricted Common Shares to RCC employees designated in advance by the RCC Principals.  Participants will be entitled to distributions on and to vote all vested shares, and all unvested shares so long as they remain employees.  None of the restricted Common Shares will be granted to the RCC Principals.  The restricted Common Shares granted to RCC employees may require participants to enter into non-competition and non-solicitation agreements with us and will vest over a 3 to 5 year period.  Participants who terminate employment for any reason will forfeit to us their unvested restricted Common Shares.

               A copy of the restricted share award plan is attached hereto as Appendix E and should be consulted for detailed information.  All statements made herein regarding the restricted share award plan are only intended to summarize the restricted share award plan and are qualified in their entirety by reference to the plan.

               Purpose of the plan.  The restricted share award plan is designed to promote our long-term growth and profitability by permitting us to grant awards of restricted Common Shares to our employees and the employees of our subsidiaries, and thereby to attract retain, and motivate the best available persons for positions of substantial responsibility as well as to align the financial interests of these employees with the interests of our common shareholders generally (i.e., by providing them with substantial financial interests in our success).

               Effective date and administration.  The restricted share award plan will become effective upon the closing date of the acquisition transaction.  Our board of trustees has the discretion either to administer the restricted share award plan, or to delegate that authority to a committee for this function.  Our board of trustees may act in lieu of the committee on any matter within its discretion or authority, and may eliminate the committee, or remove any committee member, at any time in its discretion.  The restricted share award plan uses the term “administrator” to refer to our board of trustees or any appointed committee which administers the restricted share award plan, and in that capacity has broad discretion to make and modify restricted share awards, to document awards, and to construct and interpret the terms of the restricted shares award plan and any restricted share award agreements.

               Eligible employees; Common Shares available for grants.  The restricted share award plan authorizes the administrator of the plan to grant restricted share awards to our employees and employees of our subsidiaries (other than the RCC Principals).  The restricted share award plan will reserve $15 million worth of shares of Common Shares for restricted share awards.  The number of Common Shares covered by each outstanding restricted share award, the number of Common Shares available for restricted share awards, the number of Common Shares that may be subject to restricted share awards to any one participant, and the price per Common Share (if any) covered by each such outstanding restricted share award will be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of Common Shares, or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by us other than the conversion of any convertible securities.  These adjustments will be made by the administrator of the restricted share plan, whose determination in that respect will be final.

               Agreements evidencing awards; shareholder rights.  Each restricted share award shall be evidenced by a written award agreement which will contain these provisions as the administrator of the restricted share award plan in its discretion deems necessary or desirable.  A participant shall not have any of the rights of a shareholder with respect to shares subject to a restricted share award until the participant has satisfied all conditions pursuant to the applicable restricted share award agreement and the restricted share award plan; and been issued a share certificate for unrestricted Common Shares.

               Restricted shares awards.  Unless otherwise determined by the administrator, restricted Common Shares subject to a restricted share award shall become vested and nonforfeitable, unrestricted Common Shares over a 3 to 5 year vesting schedule.  The restricted Common Shares granted to the RCC employees on the effective date of the acquisition transaction will be subject to this 3 to 5 year vesting schedule.  The participant will receive a share certificate or certificates for the appropriate number of unrestricted Common Shares after the restricted share award vests.  If the participant terminates his or her employment with us and our subsidiaries for any reason before his or her Restricted Share award is fully vested, then he or she shall forfeit the restricted Common Shares and these shares shall become available for future grants of restricted share awards under the restricted share award plan.

               Distributions.  Participants will be entitled to distributions on all vested shares and on all unvested shares so long as they remain employees.

               Voting rights.  Participants will be entitled to vote all vested shares and all unvested shares so long as they remain employees.

               Conditions on issuance of Common Shares.  The administrator may not issue Common Shares unless the issuance complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties.  If the administrator determines that any consent is necessary as a condition of, or in connection with, the granting of any restricted share award, the issuance or purchase of Common Shares, or the taking of any other action pursuant to the plan, then these actions will not be taken until the consent has been satisfied.

               Nontransferability.  Participants may transfer restricted share awards to immediate family members or trusts under specified circumstances.  Until vested, restricted share awards may not otherwise be sold, pledged, assigned, hypothecated, transferred or otherwise encumbered or disposed of in any manner other than by will or by the laws of descent and distribution.

               Tax withholding.  Before any issuance of Common Shares pursuant to the plan, the participant must satisfy any federal, state, local, or foreign withholding tax obligations that may arise in connection with a restricted share award or the issuance of Common Shares.  In the absence of any other arrangement, a participant shall be deemed to have directed us to withhold or collect from his or her compensation the amount necessary to satisfy any tax withholding obligations.  A participant may satisfy his or her minimum statutory tax withholding obligations by surrendering to us Common Shares (which may be already owned or subject to the restricted share award) that have a fair market value equal to the amount required to be withheld.

               Modification of awards.  The administrator of the restricted stock plan may modify a restricted share award, provided that no modification to an award shall materially reduce the participant’s rights as determined by the administrator without the participant’s prior written consent.

               Amendment and termination of the plan.  Our board of trustees may from time to time amend the terms of the restricted share award plan and, with respect to any Common Shares at the time not subject to restricted share awards, suspend or terminate the restricted share award plan; subject to our shareholders’ approval to the extent required by law or determined by our board of trustees.  No amendment, suspension, or termination of the restricted share award plan will, without the consent of any affected participant, alter or impair any rights or obligations under any restricted share award previously granted without the participant’s prior written consent.

               Federal income tax consequences.  Based on current tax laws, rules, and interpretations, the recipient of a restricted share award will not recognize taxable income upon its grant, unless he or she receives a distribution of restricted Common Shares and makes a timely Section 83(b) election.  Nor will the grant entitle us to a current tax deduction.  Whenever we issue unrestricted Common Shares to a participant, the participant will recognize ordinary income equal to the fair market value of the property transferred.  We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the award holder.

               Financial statement effects of awards.  For accounting purposes, the fair value of the restricted Common Shares issued on the effective date of the acquisition of the RCC business will be deferred and amortized into compensation expense over the vesting period.

American Stock Exchange Listing of Common Shares

               We will obtain approval prior to the closing of the acquisition transaction, subject to notice of issuance, for the listing on the American Stock Exchange of: (a) the Common Shares reserved for issuance upon the exchange of the special common units; (b) the Common Shares reserved for issuance upon the exercise of the options; and (c) the restricted Common Shares, being issued in connection with the acquisition transaction.

Accounting Treatment

               The acquisition transaction will be accounted for as a purchase of RCC by our Company.  Accordingly, the purchase price, consisting of the cash consideration and the estimated fair value of the special common units issued to the RCC Principals, plus our transaction costs, will be allocated to the tangible and identifiable intangible assets and liabilities of RCC acquired, based on their estimated fair values on the date we close the acquisition transaction.  Any excess of the purchase price over the identified assets acquired and liabilities assumed will be recorded as goodwill.  RCC’s results of operations will be included in our financial statements for periods after the date we close the acquisition transaction.

Certain Federal Income Tax Considerations

               We do not expect that the acquisition transaction will have any specific federal income tax consequences to our current shareholders.  Following the acquisition transaction, our shareholders will continue to own our Common Shares in the same respect as before the transaction and the acquisition by the RCC Principals of special common units exchangeable into our Common Shares is not expected to alter the income tax effect of owning or subsequently transferring Common Shares.  In view of the individual nature of each shareholder’s income tax situation, you are urged to consult your own tax adviser with respect to the specific federal, state and local tax consequences associated with the acquisition transaction.  See “FEDERAL INCOME TAX CONSIDERATIONS,” beginning on page 120 of this proxy statement, for a discussion of the tax implications of the acquisition transaction on our Company as a whole.

Required Approvals

               Other than with respect to approvals which may be required by HUD, Fannie Mae, the NASD or other regulatory authority [or the Hart-Scott-Rodino Act], neither our management nor the management of RCC believes that any filings with or approval of any governmental authority is necessary in connection with the consummation of the acquisition transaction.

               The approval of the shareholders holding a majority of our Common Shares is also needed in order to comply with the listing rules of the American Stock Exchange in connection with the issuance of:  (a) Common Shares issuable upon the exchange of the special common units being granted to the RCC Principals; (b) Common Shares issuable upon the exercise of options being granted to Mr. Ross; and (c) restricted Common Shares being issued to employees of RCC who are not principals of RCC.

Federal Securities Laws Consequences

               All of the special common units to be issued in the acquisition transaction will be offered and sold pursuant to an exemption from the registration provisions of the Securities Act, and therefore, will be subject to restrictions on their transferability in addition to the transfer restrictions contained in the lock-up agreements.

Fees and Expenses

               Each party will bear its own fees and  expenses in connection with the acquisition transaction.  Our fees and expenses are expected to approximate $_____, and we expect to pay both our fees and expenses and the cash consideration to be paid to TRCLP through additional borrowings.   We do not currently have any commitments or arrangements for this financing, although we have had discussions with several financial institutions to arrange for this financing.   We believe that even if we are unable to obtain this financing, we will still be able to consummate the acquisition transaction utilizing other funds available to us.

               If the acquisition transaction is not consummated due to our terminating the contribution agreement as a result of our board of trustees or the special committee exercising its fiduciary obligations and changing its recommendation of the acquisition transaction in a manner adverse to RCC, we would be required to reimburse RCC for (a) reasonable expenses of RCC’s financial advisors and attorneys incurred by them in connection with the negotiation, execution and delivery of, and the transactions contemplated by, the contribution agreement in an amount not to exceed $6 million and (b) a $3 million termination fee.

Rights of Dissenting Shareholders

               You are not entitled to dissenters’ rights of appraisal under Delaware law in connection with the acquisition transaction.

Fairness Opinion of Dresdner Kleinwort Wasserstein, Inc.

               The special committee retained DrKW to act as financial advisor to the special committee in connection with the acquisition transaction.  DrKW delivered its written opinion to the special committee on December 17, 2002 that, as of the date of its opinion and based upon and subject to the various qualifications, assumptions and limitations described in the opinion, the consideration to be paid to the principals of RCC in the acquisition transaction was fair from a financial point of view to our Company.  DrKW was engaged and acted solely as an advisor to the special committee and not as an advisor to or agent of any other person, including our Company or RCC.

               The full text of the fairness opinion of DrKW, dated December 16, 2002, is attached as Appendix B to this proxy statement and is incorporated by reference in this proxy statement.  You are encouraged to read the opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.  DrKW provided its opinion for the information and assistance of the special committee in connection with its consideration of the acquisition transaction.  DrKW’s opinion does not constitute a recommendation as to how any shareholder should vote or otherwise act with respect to the acquisition transaction and should not be relied upon by any shareholder as such.  The summary of the opinion of DrKW set forth herein is qualified in its entirety by reference to the full text of the opinion attached as Appendix B to this proxy statement.

               In connection with its opinion, DrKW reviewed, among other things:

•	drafts of the contribution agreement and other related agreements;

•	historical business and financial information relating to our Company and RCC for recent years and interim periods to date; and

•	internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of our Company and RCC and provided to DrKW for purposes of its analysis.

               DrKW also held discussions with the management of our Company and RCC to review and discuss the respective businesses, operations, assets, financial condition and future prospects of our Company and RCC.

In addition, DrKW:

•

considered the financial terms of the various management agreements between our Company and RCC; DrKW was advised, and assumed for purposes of its opinion, that financial arrangements substantially similar to those reflected in the management agreements would continue (in the absence of the consummation of the acquisition transaction);

•	performed various financial analyses that it considered appropriate for purposes of its fairness opinion;

•	reviewed financial and stock market data relating to our Company and financial data relating to RCC;

•	compared this financial or stock market data with similar data for other publicly-traded companies that were relevant or comparable to RCC;

•	reviewed the financial terms of some recent acquisitions, business combination transactions and “management internalization” transactions reasonably comparable to the acquisition transaction; and

•	performed other studies, analyses and investigations and reviewed other information that DrKW considered appropriate.

In its review and analysis and in formulating its opinion, DrKW, among other things:

•

assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with it, or which was publicly available, and did not assume any responsibility for independent verification of any of this information;

•

assumed and relied upon the reasonableness and accuracy of financial projections, forecasts and analyses provided to it and assumed that these projections were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of management of our Company and RCC;

•

expressed no opinion with respect to projections, forecasts and analyses (including estimated EBITDA of RCC for the year ending December 31, 2002 and the resulting expectation that the full consideration contemplated by the contribution agreement will be paid) or the assumptions upon which they were based;

•	did not review and did not assume any responsibility for the evaluation of underwriting standards and the adequacy of reserves;

•

did not review any of the books and records of our Company or RCC, or assume any responsibility for conducting a physical inspection of the properties or facilities of our Company or RCC, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of our Company or RCC, and no independent valuation or appraisal was provided to DrKW;

•

relied, with the special committee’s consent, solely on the advice of the special committee’s tax and legal advisors as to tax and legal matters (including, without limitation, the tax consequences of the acquisition transaction to our Company and our shareholders and to RCC and its principals);

•

relied, with the special committee’s consent, solely on the advice of the special committee’s independent accounting advisors as to accounting matters (including, without limitation, the accounting due diligence investigations of RCC conducted by the independent accounting advisors);

•	assumed that the transactions described in the contribution agreement would be consummated without waiver or modification of any of the material terms or conditions contained therein; and

•

assumed that the personnel of RCC who will be our executive officers will promptly enter into three-year employment agreements with us on commercially reasonable terms; and, in that regard, the special committee engaged independent compensation consultants to advise it on these employment agreements, and DrKW did not review or assume responsibility for these matters.

               DrKW’s opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by DrKW as of the date of its fairness opinion.  DrKW did not express any opinion as to the prices at which any of our securities would trade at any time.

               The special committee advised DrKW that it determined in the course of its deliberations that alternatives to the acquisition transaction were, for various reasons, not practical, advisable or in the best interests of our Company or our shareholders to pursue at this time.  As a result, at the direction of the special committee, the scope of DrKW’s work was limited solely to an evaluation of the financial terms of the acquisition transaction.  DrKW was not authorized to and did not:

•	solicit third party indications of interest in a merger or change of control of our Company or in selling all or any part of our Company, or

•	investigate any alternative transactions that may be available to our Company.

In addition, at the direction of the special committee, DrKW did not:

•

investigate alternative approaches (such as through the direct hiring of management personnel) to the management internalization which is to be effected by the acquisition transaction and the related employment agreements; or

•	investigate changes to the existing management agreements or the solicitation of other management services companies for alternatives to the management agreements with RCC and its affiliates.

               DrKW’s opinion addressed only the fairness from a financial point of view to our Company of the consideration to be paid to the principals of RCC in the acquisition transaction, and did not express any views on any other term of the acquisition.  Specifically, DrKW’s opinion did not address:

•	the financial or other terms of the various existing management agreements or employment agreements or other employment arrangements to be entered into with RCC’s management personnel;

•	the underlying business decision to enter into the various management agreements or any extension thereof;

•	the underlying business decision to “internalize management” as a result of the acquisition transaction;

•	the underlying business decision to effect the other transactions contemplated by the contribution agreement; or

•	the solvency of our Company or any of our affiliates (including CharterMac Capital) following consummation of the acquisition transaction or at any other time.

               The following is a summary of the material financial analyses performed by DrKW in connection with the preparation of its opinion and reviewed with the special committee at its meeting on December 12, 2002.  The summary set forth below is not a complete description of the financial analyses performed by DrKW.  The financial analyses summarized below include information presented in tabular format.  In order to understand the financial analyses fully, the tables must be read together with the text of each summary.

               Valuation analyses

               Comparable Transactions Analysis.  DrKW reviewed the following seven selected transactions in the real estate industry announced between March 1999 and December 2001:

•	Aimco/Casden Properties (NAPICO);

•	Simpson Housing/Kaufman and Broad;

•	Lend Lease/AMRESCO;

•	Municipal Mortgage & Equity/Midland Financial;

•	Lend Lease/Boston Financial;

•	Starwood Financial Trust/Trinet Corporate Realty Trust; and

•	Bay View Capital/Franchise Mortgage Acceptance.

               For each transaction, to the extent information was available, DrKW calculated the multiple of purchase price paid in each transaction as a multiple of the target’s (a) latest 12 months’ (“LTM”) net income and (b) book value preceding the transaction.  DrKW also calculated the multiple of adjusted purchase price (which is the equity value plus net debt of the target company) as a multiple of the target’s (a) LTM sales, (b) LTM EBITDA and (c) LTM earnings before interest and taxes (“EBIT”) preceding the transaction.  DrKW derived the following reference ranges of multiples (excluding some multiples which DrKW determined were not available) from its review of the comparable transactions:

Selected Transactions

	Range	Median	Mean

Purchase Price/LTM Net Income	5.8x – 34.1x	16.8x	18.4x
Purchase Price/Book Value	0.8x – 3.3x	2.0x	2.0x
Adjusted Purchase Price/LTM Sales	1.0x – 13.3x	3.4x	5.3x
Adjusted Purchase Price/LTM EBITDA	3.8x – 16.7x	7.5x	9.3x
Adjusted Purchase Price/LTM EBIT	5.8x – 20.4x	13.1x	13.1x

               Using a selected EBITDA multiple range of 7.5x to 9.5x derived from the comparable transactions analysis above and assuming an estimated RCC EBITDA for 2002 of $44.8 million, the resulting implied valuation range for 2002 was $336 million to $426 million.  The 2002 RCC EBITDA estimate was provided to DrKW by the management of RCC.

               Comparable Management Internalizations Analysis.  DrKW reviewed the following eighteen management internalization transactions announced between December 1994 and February 2002:

•	Shelbourne Properties/External Advisor;

•	ResREIT/Dundee Greenwin;

•	Carey Diversified/W.P. Carey & Co.;

•	Imperial Credit Industries/Imperial Credit Mortgage;

•	Summit REIT/Roycom;

•	Starwood Financial Trust/External Advisor;

•	Cabot Industrial Trust/Cabot Partners;

•	AMB Property Corp./AMB Realty Advisors;

•	CNL Realty/CNL Realty Advisors;

•	Lend Lease/Equitable RE Investments;

•	Security Capital Industrial/External Advisor;

•	Security Capital Pacific/External Advisor;

•	Security Capital Atlantic/External Advisor;

•	ASR Investments/Pima Mortgage;

•	Storage Equities/Public Storage Management;

•	Realty Income Corp./R.I.C. Advisor;

•	CRIIMI MAE/CRI Inc.; and

•	Shurgard Storage Center/Shurgard Inc.

               For each transaction, DrKW calculated the multiple of purchase price paid in each transaction as a multiple of the third party manager’s (a) LTM net income and (b) book value preceding the transaction.  DrKW also calculated the multiple of adjusted purchase price (which is the equity value plus net debt of the third party manager) as a multiple of the third party manager’s (a) LTM sales, (b) LTM EBITDA and (c) LTM EBIT preceding the transaction.  DrKW derived the following reference ranges of multiples (excluding some multiples which DrKW determined were not available or not meaningful) from its review of the comparable transactions:

Selected Transactions

	Range	Median	Mean

Purchase Price/LTM Net Income	3.8x – 15.8x	10.5x	9.5x
Purchase Price/Book Value	0.8x – 9.1x	8.8x	6.2x
Adjusted Purchase Price/LTM Sales	0.4x – 15.3x	3.3x	4.3x
Adjusted Purchase Price/LTM EBITDA	3.4x – 13.5x	9.3x	8.8x
Adjusted Purchase Price/LTM EBIT	3.5x – 14.6x	8.8x	8.9x

               Using a selected EBITDA multiple range of 8.0x to 10.0x derived from the comparable management internalizations analysis above and assuming an estimated RCC EBITDA for 2002 of $44.8 million, the resulting implied valuation range for 2002 was $359 million to $448 million.  The 2002 RCC EBITDA estimate was provided to DrKW by the management of RCC.

               Comparable Companies Analysis.  DrKW reviewed and compared selected financial information of RCC to corresponding financial information for the following six publicly traded companies:

•	W.P. Carey & Co.;

•	Jones Lang LaSalle;

•	Trammell Crow;

•	Insignia Financial;

•	Kennedy Wilson; and

•	Grubb & Ellis.

               The selected companies were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered comparable to RCC’s operations.  DrKW calculated and compared various financial multiples and ratios for the selected companies listed above, using each of the respective companies’ closing stock prices as of December 10, 2002, based on the most recent publicly available information.  DrKW calculated the following multiples with respect to each company:

•	enterprise value (which is the equity market capitalization plus net debt) as a multiple of (a) LTM revenue, (b) estimated revenue for fiscal year 2002 and (c) LTM EBITDA; and

•	stock price as a multiple of (a) LTM earnings per share (“EPS”), (b) estimated fiscal year 2002 EPS and (c) and book value.

               The range of multiples, median multiples and mean multiples (excluding some multiples which DrKW determined were not available or not meaningful) that DrKW calculated using the analyses for these selected companies are summarized below:

Selected Companies

	Range	Median	Mean

Enterprise Value/LTM Revenue	0.2x – 7.4x	0.8x	1.8x
Enterprise Value/2002E Revenue	0.6x – 8.0x	0.9x	3.2x
Enterprise Value/LTM EBITDA	5.2x – 12.7x	6.6x	8.4x
Stock Price/LTM EPS	11.3x – 18.1x	16.5x	15.3x
Stock Price/2002E EPS	9.6x – 19.0x	15.6x	14.7x
Stock Price/Book Value	0.4x – 3.5x	1.3x	1.4x

               Using a selected EBITDA multiple range of 6.5x to 8.5x derived from the comparable companies analysis above and assuming an estimated RCC EBITDA for 2002 of $44.8 million, the resulting implied valuation range for 2002 was $291 million to $381 million.  Assuming an additional 25% purchase premium to RCC’s implied valuation range for 2002 using this analysis resulted in a hypothetical implied valuation range for 2002 of $364 million to $476 million.

               Accretion/dilution analyses

               DrKW considered the pro forma impact of the acquisition transaction on our estimated 2002 cash available for distribution (“CAD”) per share assuming the transaction had closed on January 1, 2002 and based upon estimates provided to them of the earnings of our Company and RCC for 2002.  In connection with this analysis, estimates of cost savings arising from, among other things, the termination of the management agreements were incorporated in DrKW’s analysis.  Based on these estimates of cost savings (which were provided by our Company), and assuming that the acquisition transaction had been consummated on January 1, 2002 and the 2002 CAD results for both our Company and RCC had met the projections provided to DrKW, the pro forma impact of the transaction would have been accretive to our estimated 2002 CAD per share by 12.3% or $0.18.

               Certain general matters

               The companies or transactions used in the foregoing analyses were selected because they were comparable in some respects to RCC or the acquisition transaction.  In addition, these analyses are based and are heavily dependent upon, among other factors, assumptions as to future performance and other factors, and are therefore subject to the limitations described in DrKW’s opinion.  Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value or the public trading value of the companies to which they are being compared and RCC.

               A fairness analysis is a complex process and is not necessarily susceptible to a partial analysis or summary description.  DrKW believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion.  In addition, DrKW considered the results of all of these analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be DrKW’s view of the actual value of RCC.

               The analyses performed by DrKW are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by these analyses.  These analyses were prepared solely as part of DrKW’s engagement by the special committee.  The analyses do not purport to be appraisals or to reflect the prices at which a business or company might actually be sold.  Because these analyses are inherently subject to uncertainty, being based upon numerous assumptions, factors or events beyond the control of the parties or their respective advisors, none of our Company, RCC, DrKW or any other person assumes responsibility if future results are materially different from those forecast.  Any estimates used in or resulting from the analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth in this summary.

               As described above, DrKW’s opinion to the special committee was one of many factors taken into consideration by the special committee in making its determination to recommend to our board of trustees the acquisition transaction and the transactions contemplated by the acquisition transaction.

               The special committee retained DrKW based upon its experience and expertise.  DrKW is an internationally recognized investment banking and advisory firm.  DrKW, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.  In the ordinary course of its business, DrKW may actively trade in the debt and equity securities of our Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

               DrKW engagement letter

               Pursuant to a letter agreement dated March 8, 2002, we engaged DrKW to act as financial advisor to the special committee.  Pursuant to the terms of the letter agreement, we have paid financial advisory fees totaling $1,000,000 and we have agreed to pay DrKW an additional fee of $750,000 payable on the closing date of the acquisition transaction.  We also agreed to reimburse DrKW for reasonable out of pocket expenses, including attorneys’ fees.  Additionally, we agreed in a separate letter agreement dated March 8, 2002 to indemnify DrKW against liabilities relating to or arising out of or in connection with DrKW’s engagement, including liabilities under the federal securities laws.

               This summary is not a complete description of the analyses performed by DrKW and is qualified by reference to the written opinion of DrKW set forth in Appendix B to this proxy statement.

PROPOSAL TWO – AMENDMENTS TO OUR TRUST AGREEMENT

               Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amended and restated trust agreement for our Company.  The amended and restated trust agreement, which will be in the form attached to this proxy statement as Appendix C, has been marked to show changes from our existing trust agreement.

Overview

               The proposed changes to our trust agreement are either required by the terms of the acquisition transaction or are otherwise deemed advisable by us in order to address the changes in our Company resulting from the acquisition transaction.  We believe these changes to our trust agreement will be beneficial and will bring our organizational structure in line with other internally-managed, public companies.  The proposed changes include the following:

•	eliminating references in our trust agreement to an affiliated manager and restrictions on affiliated transactions;

•	reconstituting our board of trustees to reflect the change in size and increased operations of our Company resulting from the acquisition transaction; and

•

eliminating and/or moving into our bylaws some operational restrictions from our trust agreement to provide our board of trustees with more flexibility and broader authority to act and react more quickly to changes in the quickly evolving competitive and regulatory market in which we operate.

               These amendments will not alter our current leverage limitations, as the restriction on our ability to incur aggregate debt financing in excess of 50% of our total market value will remain, and any future change to this restriction will continue to require shareholder approval.

               Consummation of the acquisition transaction is conditioned upon the approval of the amendments to our trust agreement, and the amendments will only be effective if the acquisition transaction is consummated.

Amendment to Eliminate References to an Affiliated Manager and Restrictions on Affiliated Transactions

               As part of the proposal to amend our trust agreement, we are asking you approve eliminating references in our trust agreement to an affiliated manager, which is defined in our trust agreement as a manager affiliated with RCC, and restrictions on affiliated transactions.  This will include, but is not limited to, eliminating (a) all references to an affiliated manager, (b) provisions with regard to management agreements with an affiliated manager and (c) limitations on transactions with, and fees and compensation payable to, an affiliated manager.

Amendment to Reconstitute our Board of Trustees

               We are proposing an amendment to our trust agreement which would allow us to increase the size of our board of trustees and require that there always be a majority (by two) of independent trustees.  This amendment is required in order to reflect the terms of the acquisition transaction.

               Our trust agreement currently provides for our board of trustees to consist of not less than three nor more than nine trustees, one-third of whom must be independent.  The amendment would allow us to increase (or decrease) our board of trustees to not less than three nor more than sixteen trustees, a majority of whom (by at least two trustees) must be independent.  For purposes of illustration, if the total number of trustees on our board of trustees is nine, at least six trustees must be independent.

               Pursuant to the terms of the acquisition transaction, we will initially reconstitute our board to fourteen trustees, eight of whom will be independent.  Thereafter, this number may be increased (or decreased) pursuant to our bylaws, but in no event will our board consists of less than three (or a greater number as required by law) or more than sixteen trustees, in each case a majority of whom (by at least two trustees) are independent.

Clarification of Existing Trustee Powers

               In light of the continuing expansion in our business and the significant change in our operations which will follow from the acquisition transaction, we reevaluated the provisions in our trust agreement relating to the limitations initially imposed upon our board of trustees.  After review of the manner in which our business has changed since our inception in 1997 and the additional changes which will result from the acquisition transaction, we determined that some operational restrictions in our trust agreement adversely affect our trustees’ ability to effectively run our Company.

               For this reason, we are asking you to approve eliminating and/or shifting into our bylaws some operational restrictions which are currently contained in our trust agreement.  Doing so will give our trustees powers substantially similar to those granted to directors of most public companies.  It will also allow our board of trustees to amend, without the need to solicit shareholder consent, these operational restrictions as deemed necessary and appropriate to effectively manage our business.  We feel this will enable us to operate in a more efficient and economical manner by allowing our board of trustees to react quickly to changes in the competitive and regulatory conditions in which we operate.

               While the proposed amendments will allow us and our board of trustees to make operational decisions which might have otherwise required shareholder approval under the current trust agreement, we have not proposed any change to our current leverage limitations.  The restriction on our ability to incur aggregate debt financing in excess of 50% of our total market value will remain, and any future change to this restriction will continue to require shareholder approval.  Furthermore, the elimination of these provisions in our trust agreement will not alter our trustees’ existing fiduciary obligation to our shareholders.

Comparison of Provisions of our Trust Agreement being Amended

               Set forth below is a comparison of the principal provisions of our existing and proposed trust agreement that are being modified as part of the proposed amendments.  The comparisons are summaries and you should not assume that they are complete.  You should read the form of Second Amended and Restated Declaration of Trust which is attached to this proxy as Appendix C for a complete description of the changes being proposed.

Topic	Existing Trust Agreement		Amended and Restated Trust Agreement

Board of Trustees	•	Number of trustees - not less than three nor more than nine trustees, at least one-third of whom must be independent.	•	Number of trustees - Not less than three nor more than sixteen trustees, at least a majority (by at least two) of whom must be independent.

•

Board of trustees granted full, exclusive and absolute power, control and authority over the Company’s property and business, and may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the  Company.

			•	No change.

	•	Enumeration of particular powers granted to the board of trustees.	•	Eliminated.

	•	Power to delegate its authority (including the management or supervision of the Company’s investments) to another person subject to the board’s supervision and control.	•	No change.

	•	Limitation on power to incur aggregate financing or leverage in excess of 50% of the Company’s total market value without shareholder consent.	•	No change.

	•	Limitations on making certain investments on behalf of the Company that exceed between 10% and 20% of the Company’s total market value.	•	Moved into Bylaws.

Topic	Existing Trust Agreement		Amended and Restated Trust Agreement

	•	Limitation on investing in certain bonds secured by highly-leveraged properties.	•	Moved into Bylaws.

	•	Various other provisions limiting the board of trustees’ power to engage in transactions not in the best interests of the Company or act in contravention of applicable laws, rules and regulations.	•	Moved into Bylaws.

Authorized Shares	•	The Company is authorized to issue 100,000,000 shares of beneficial interest.	•	No change.

	•	No provision with respect to the acquisition transaction. No change with respect to general authority of our board of trustees to issue shares of beneficial interest	•

Provides for the express power to issue shares in connection with the acquisition transaction or otherwise by authorizing the Company to (a) issue additional shares to shareholders of the Company for this consideration, if any, as our board of trustees determines, (b) issue all shares necessary in connection with the terms of the acquisition transaction, including the restricted Common Shares, special preferred voting shares and Common Shares to be issued upon exchange of the Special Common Units, and (c) issue shares in connection with the exercise of options or rights, options or warrants to acquire shares to shareholders.

Voting Rights	•	Holders of Common Shares entitled to one vote per Common Share and have the power to vote on all matters presented to shareholders for a vote.	•	No change.

	•	No provision.	•	Holders of the special preferred voting shares will (a) be entitled to one vote per special preferred voting share and (b) vote with the holders of the Common Shares as a single class.

RCC and its Affiliates	•	The Company may enter into a management agreement with RCC or its affiliates to provide management/advisory services and manage the day-to-day affairs of the Company.	•	Eliminated.

	•	Limitations on transactions with RCC and its affiliates.	•	Eliminated.

	•	Compensation payable to RCC and its affiliates:	•	Eliminated.

		• Bond Selection Fee equal to 2.0% of the principal amount of each asset invested in or acquired by the Company.	•	Eliminated.

		• Special Distributions/Investment Management Fee equal to 0.375% of the total invested assets of the Company.	•	Eliminated.

		• Loan Servicing Fee equal to 0.25% per annum and the outstanding principal amount of bonds and other investments owned by the Company.	•	Eliminated.

		• Bond Placement Fee (payable by the borrower) of 2.0% of the principal amount of bonds or other investments owned by the Company.	•	Eliminated.

		• Shareholder Distributions in respect of any shares held.	•	Eliminated.

Topic	Existing Trust Agreement		Amended and Restated Trust Agreement

•

Operating Expense Reimbursement equal to $200,000 per year (subject to increase based upon increases in our and our subsidiaries’ assets and to annual increases based upon increases in the consumer price index).

			•	Eliminated.

		• Incentive Share Options as determined by the compensation committee of the board of trustees if distributions in the prior year exceed $0.9517 per Common Share.	•	Eliminated.

		• Liquidation Fee equal to 1.5% of the gross sales price of the assets sold by the Company in the event of a liquidation of the Company.	•	Eliminated.

		• Miscellaneous fees including, but not limited to construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees.	•	Eliminated.

Appraisal of Investments	•	Board of trustees required to obtain an appraisal from an independent appraiser in connection with the acquisition/ disposition of its investments.	•	Eliminated.

Allocation of Net Income and Net Loss	•

Net Income/Loss allocated to the manager up to 0.375% per annum of the total invested assets of the Company.  Any remaining Net Income/Loss allocated to the shareholders in accordance with their percentage interests.

			•	Net Income/Loss allocated to the shareholders in accordance with their percentage interests.

Distributions	•	First to the manager equal to 0.375% per annum of the total invested assets of the Company, then to the shareholders in accordance with their percentage interests.	•	Payable to the shareholders in accordance with their percentage interests.

Approval of the Acquisition Transaction	•	No provision.	•

Authorization, ratification and approval of the contribution agreement and collateral documents thereto and the performance by the Company of its obligations thereunder, including but not limited to doing or causing to be done all acts necessary or appropriate to effectuate the transactions contemplated by the acquisition transaction.

Dissolution of the Company	•	Upon termination of management agreements with RCC or its affiliates in certain instances.	•	Eliminated

	•	Upon recommendation of the board of trustees and approval of shareholders by majority vote.	•	No change.

	•	Judicial dissolution.	•	No change.

               OUR BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE AMENDMENTS TO OUR TRUST AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENTS TO OUR TRUST AGREEMENT.

PROPOSAL THREE – AMENDING OUR INCENTIVE SHARE OPTION PLAN

               We are proposing an amendment to our incentive share option plan to increase the amount of options that can be granted under the plan.  As of the date of this proxy statement, we have 1,720,808 Common Shares available for grant under the plan.  We feel that it is important to our future growth to provide incentives to our management team in the form of share options, and are asking you to approve increasing the amount of options that can be granted over the life of the plan.

Background

               Our board of trustees initially adopted our incentive share option plan to attract and retain qualified individuals to serve as trustees, officers and/or employees of our Company, our subsidiaries and our manager, as well as to align the financial interests of these individuals with the interests of our common shareholders generally (i.e., by providing them with substantial financial interests in the our success).   Our compensation committee, which is comprised of independent trustees, administers the plan.  Our board of trustees believes that our incentive share option plan has helped us attain these desired results, and  is asking the holders of our Common Shares to vote in favor of the proposed amendment to our incentive share option plan which, if approved, would increase the amount of options available for issuance and allow for the continued operation of the plan.

               Our current incentive share option plan restricts the number options which may be granted in two ways.  First, it provides that options for no more than 2,058,638 Common Shares may be granted over the life of the plan  (the “Life Maximum”), which was equal to 10% of the number of our Common Shares outstanding at the time of our formation in 1997.  Second, it also provides that, assuming our distributions per Common Share in the immediately preceding calendar year exceed $0.9517 per Common Share, we may only grant options to purchase, in the aggregate, that number of Common Shares which is equal to 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year (the “Annual Maximum”).  Regardless of whether the amendment is approved, our board of trustees has agreed to amend the incentive share option plan to clarify, as permitted in our trust agreement, that the Annual Maximum limitation on the issuance of options is not limited to the number of outstanding Common Shares but also includes outstanding shares or securities that have economic attributes similar to our Common Shares, including the special common units and the class of shares designated as Convertible Community Reinvestment Act Preferred Shares.

               Other than the proposed modification to the Life Maximum and Annual Maximum, we are not proposing to change other terms of our incentive share option plan.  Therefore, the requirements that (a) the exercise price of the options granted under the plan may not be less than the fair market value of our Common Shares on the date of grant; (b) the options have a maximum term of 10 years; and (c) options may only be granted if the distribution for the year prior to the grant year exceeds $0.9517 per Common Share, will remain unchanged.  In addition, we are preserving the provision that if our compensation committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by our compensation committee in such succeeding year.

Proposed Amendment to the Life Maximum

               Our board of trustees believes that it is in our best interests to increase the Life Maximum to 10% of the aggregate number of Common Shares (and securities with the same economic attributes as our Common Shares) outstanding as of December 31 of the immediately preceding calendar (subject to any limitations imposed by the national securities exchange or national quotation system upon which the Company is listed), which our management believes is generally the norm for other public companies of similar size to ours.

               If the amendment is approved by the requisite vote of the holders of our Common Shares, the current Life Maximum will be eliminated and our board of trustees will amend the incentive share option plan to provide for a new Life Maximum that will be capped at the lesser of (1) 10% of the aggregate number of Common Shares (or securities that have economic attributes which are similar to our Common Shares) outstanding as of December 31 of the immediately preceding calendar year and (2) the limit prescribed by the Listing Standards, Policies and Requirements of the American Stock Exchange, as amended from time to time (the “AMEX Rules”) or any other policies and requirements of any other national securities exchange or national quotation system on which the Company is then listed.

               The effect of the change would be the imposition of a new cap on the issuance of options over the life of the incentive share option plan that would be more flexible than its predecessor (insofar as it would be tied to the growth of our Company).  Nevertheless, in no event could we, or our board of trustees (or any committee thereof) increase the new Life Maximum without obtaining shareholder approval.

               As of the date of this proxy statement, if the amendment is approved, the Life Maximum will be increased from 2,058,638 Common Shares to ________________Common Shares based upon the current outstanding amount of Common Shares and other securities that have economic attributes which are similar to our Common Shares, as this amount may be increased from time to time as a result of an increase in the aggregate number of outstanding Common Shares (or securities that have economic attributes which are similar to our Common Shares).  As of the date of this proxy statement, and assuming the consummation of the acquisition transaction, the Life Maximum would equal [_______] Common Shares (assuming all special common units are issued at $17.88 per unit).

               OUR BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE EXPANSION OF OUR INCENTIVE SHARE OPTION PLAN AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE EXPANSION OF OUR INCENTIVE SHARE OPTION PLAN.

Certain Relationships and Related Party Transactions

Relationships and Related Party Transactions in connection with the Acquisition Transaction

               In order to consummate the acquisition transaction and acquire all of the ownership interests held by the RCC Principals in RCC and in the other entities which will give us the right to control other aspects of RCC’s business, we will engage in transactions with some of our shareholders, officers and trustees.  In particular, three of the RCC Principals are also our managing trustees (Messrs. Ross, Boesky and Hirmes) and two of the RCC Principals are officers of Related Charter (Mr. Schnitzer and Ms. Kiley) who may have interests relating to the acquisition transaction that are in addition to, or in conflict with, our interests or the interests of our shareholders.

    Transactions with Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley

               Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley will enter into the contribution agreement with CM Corp. and CharterMac Capital pursuant to which each of them will contribute all of their ownership interests in RCC and their interests in the other entities which will give us the right to control other aspects of RCC’s business to CharterMac Capital in exchange for  $[  ] of special common units in CharterMac Capital and voting securities in our Company.  Each of them will also enter into a three-year employment agreement with us through RCC and lock-up agreements, a standstill agreement, a voting rights agreement and other ancillary agreements pursuant to the terms of the contribution agreement.

    Agreements with Mr. Ross and his Affiliates

               Mr. Ross will enter into the contribution agreement with CM Corp. and CharterMac Capital, pursuant to which he will contribute all of his ownership interest in RCC and his interests in the other entities which will give us the right to control other aspects of RCC’s business to CharterMac Capital in exchange for $[   ] of special common units, $50 million in cash and voting securities in our Company.  In addition, Mr. Ross will receive one million options in connection with his serving as non-executive chairman of our Company.  Mr. Ross and/or his affiliates will also enter into a lock-up agreement, a standstill agreement, a voting rights agreement, a future relations agreement, a services agreement and other ancillary agreements pursuant to the terms of the contribution agreement.

    Other Agreements

               Partner insurance.  We have agreed to cover, at our expense, the RCC Principals and their affiliates for acts occurring on or prior to the closing of the acquisition transaction under our umbrella director and officer liability insurance policy for as long as we are maintaining general partner director and officer liability insurance under this policy.

               Assumption of  capitalization  notes.  Certain of the RCC  entities we are acquiring were required to maintain a minimum capitalization in order to satisfy certain tax requirements.  In order to achieve this minimum capitalization, the RCC Principals or their affiliates previously issued notes to these entities.  On the closing date of the acquisition transaction, these notes will be cancelled, and to the extent that a promissory note is required to be substituted in connection with the cancellation of these notes, CharterMac Capital will issue a promissory note in its place.  The RCC Principals have agreed to pay all legal costs and expenses associated with the cancellation of these notes and the issuance of CharterMac Capital’s promissory note in their place, if necessary.

               Release of guaranty.  On July 10, 2002, we entered into two agreements with an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) to guarantee to a third-party investor an agreed-upon internal rate of return for a pool of 11 multifamily properties primarily owned by an investment program sponsored by RCC, for which we will receive two guarantee fees totaling approximately $5.9 million.  The 11 properties were financed, in part, with $125 million of tax-exempt and taxable debt, $70.3 million of which are revenue bonds that have been acquired by us.  In connection with this transaction, we posted $18.2 million of revenue bonds as collateral to Merrill Lynch, which will be reduced to $1.4 million over a period of up to 20 years as the properties reach specified operating benchmarks.  In addition, we agreed to subordinate 25% of each of the revenue bonds we acquired that are secured by the properties and to not use the subordinated portion of these revenue bonds as collateral in connection with any borrowings.

               To mitigate risk, TRCLP provided us with a guarantee against losses associated with the construction and operating stabilization for each of the properties owned by the affiliate of RCC, which is capped at $15 million.  Unless consents are required from third parties, we will release TRCLP from this guarantee on or prior to the closing of the acquisition transaction.  If these consents are needed, we have agreed to use all commercially reasonable efforts to release TRCLP with respect to any liabilities in connection with this guarantee.

               Assumption of credit line/guarantees.  RCC currently has an existing “warehouse” credit line which it uses to warehouse tax credit properties prior to their syndication in new investment programs sponsored by RCC, as well as other outstanding guarantees in connection with the construction of multifamily housing projects and the formation of existing syndication entities sponsored by RCC.  TRCLP guarantees RCC’s obligations under the warehouse credit line.  Pursuant to the acquisition transaction we have agreed to, and RCC and TRCLP have agreed to use all commercially reasonable efforts to enable us to, be substituted for TRCLP as guarantor and/or  the borrower under the warehouse credit line.  We have agreed that if we are not successful in doing so we will repay all outstanding borrowings under this warehouse credit line at the closing of the acquisition transaction, and indemnify TRCLP against any liability under its guarantees in respect of the warehouse credit line.  We will also reimburse the RCC Principals for advances made by RCC prior to the closing to pay for expenses relating to development projects undertaken, and advances relating to properties acquired under the warehouse credit line to finance syndication entities prior to the receipt of funds from investors.

               In addition to the guaranty related to the warehouse credit line, TRCLP has guaranteed certain obligations of its affiliates with respect to existing development projects and syndication entities.  We will also use all commercially reasonable efforts to replace TRCLP as guarantor on, and release TRCLP with respect to, any liabilities incurred in connection with these guarantees.  To the extent TRCLP is not released from such guarantees, CharterMac Capital will assume and pay when due, the liabilities incurred by TRCLP with respect to such guarantees.

MANAGEMENT BEFORE THE ACQUISITION TRANSACTION

Trustees and Officers

               Our board of trustees directs the management of our business but retains Related Charter to manage our day-to-day affairs.  Our board of trustees has delegated most responsibilities to Related Charter including, among other things, overseeing our portfolio of assets and acquiring and disposing of investments.

               Our board of trustees and our senior executive officers are as follows:

Name	Age	Offices Held	Year First Became Officer/Trustee	Term Expires

Stephen M. Ross	62	Managing Trustee, Chairman of the Board	1999	2003
Peter T. Allen	57	Managing Trustee	1997	2004
Charles L. Edson	68	Managing Trustee	2001	2005
Arthur P. Fisch	61	Managing Trustee	1997	2004
Stuart J. Boesky	45	Managing Trustee, President, and Chief Executive Officer	1997	2003
Alan P. Hirmes	48	Managing Trustee, Executive Vice President, Secretary	1997	2005
Michael J. Brenner	57	Managing Trustee	2000	2004
Thomas W. White	65	Managing Trustee	2000	2005
Stuart A. Rothstein	37	Chief Financial Officer and Chief Accounting Officer	2002	--

STEPHEN M. ROSS is Chairman of the board of trustees of our Company and is a Member of the sole general partner of Related Charter.  Mr. Ross is the founder, Chairman, CEO and Managing General Partner of TRCLP.  Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney.  Later, he moved to New York where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding TRCLP in 1972.  Mr. Ross graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree.  He then received a Master of Law degree in Taxation from New York University School of Law.  Mr. Ross endowed the Stephen M. Ross Professor of Real Estate at the University of Michigan.  Mr. Ross is also on the board of directors of Insignia Financial Group, Inc.

PETER T. ALLEN is a managing trustee (independent trustee) of our Company and is President of Peter Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties.  Mr. Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981.  Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw University and a Masters Degree in Business Administration with Distinction from the University of Michigan.  Mr. Allen has been an Independent trustee since 1997 and  is a member of the Audit and Compensation Committees.  Mr. Allen also serves on the board of directors of Aegis and on the board of trustees of AMAC, two companies that are also advised by affiliates of RCC.

CHARLES L. EDSON is a managing trustee (independent trustee) of our Company.  Mr. Edson, as senior counsel of the law firm Nixon Peabody LLP, is no longer engaged in the practice of law.  From 1968 to 2002 his practice included service as counsel to several governmental, trade and public interest entities and groups on housing and legislative matters.

He still serves as the Co-Editor-in-Chief for the Housing and Development Reporter, a news and information service published by The West Group.  Mr. Edson is an Adjunct Professor of Law at Georgetown University Law Center where he teaches a seminar on federally assisted housing programs.  During his career, he has served as the Transition Director for the Department of Housing and Urban Development on President Carter’s transition staff and has also held the position of Chief in the Public Housing Section at the Office of General Counselor at the Department of Housing and Urban Development.  Mr. Edson received a Bachelor of Arts, magna cum laude, from Harvard College and a Juris Doctor degree from Harvard Law School.

ARTHUR P. FISCH is a managing trustee (independent trustee) of our Company and is an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman.  From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department.  As First Vice President, he was responsible for the syndication and acquisition of residential real estate.  Mr. Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris Doctor degree from New York Law School.  Mr. Fisch is admitted to practice law in New York and Pennsylvania.  Mr. Fisch has been an Independent trustee since 1997 and is a member of the Audit and Compensation Committees.  Mr. Fisch also serves on the board of directors of Aegis and the board of trustees of AMAC.

STUART J. BOESKY is a managing trustee, President and Chief Executive Officer of our Company, the Equity Trust and the Origination Trust and President, Chief Executive Officer and a Member of the sole general partner of Related Charter.  Mr. Boesky is also Chairman of PW Funding, Inc.  Mr. Boesky is a Senior Managing Director and one of the principals of RCC, where his primary areas of responsibility are the creation, design, and implementation of RCC’s debt and equity finance programs and management of all debt product origination and loan servicing.  Mr. Boesky practiced real estate and tax law with the law firm of Shipley & Rothstein from 1984-1986, when he joined RCC.  From 1983-1984, he practiced law with the Boston office of Kaye, Fialkow, Richman and Rothstein. Previously, Mr. Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky graduated with high honors from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree.  He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky is Chairman of the Board of Directors of Aegis and Chairman of the Board of Trustees of AMAC.  Mr. Boesky is a regular speaker at industry conferences and on television. Mr. Boesky is also a member of the board of directors of the National Association of Affordable Housing Lenders.

ALAN P. HIRMES is a managing trustee, the Executive Vice President and the Secretary of our Company, the Equity Trust and the Origination Trust and is a Senior Vice President and a Member of the sole general partner of Related Charter.  Mr. Hirmes is also a principal and a Senior Managing Director of RCC, where he is responsible for overseeing the finance, accounting and investor services departments and the joint venture development program.  Mr. Hirmes has been a Certified Public Accountant in New York since 1978.  Prior to joining RCC in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants.  Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.  Mr. Hirmes also serves on the board of directors of Aegis and the board of trustees of AMAC.

MICHAEL J. BRENNER is a managing trustee of our Company, and is the Executive Vice President and Chief Financial Officer of TRCLP.  Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986.  Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction.  Mr. Brenner also serves on the board of directors of Aegis.

THOMAS W. WHITE is a managing trustee of our Company.  Mr. White retired as a Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development and implementation of policies and procedures for all Fannie Mae multifamily programs, including the delegated underwriting and servicing program, prior approval program and negotiated swap and negotiated cash purchases product lines.  He was also responsible for asset management of multifamily loans in portfolio or Mortgage-Backed Securities.  Mr. White joined Fannie Mae in November 1987 as director of multifamily product management.  He was elected Vice President for multifamily asset acquisition in November 1998 and assumed his position of Senior Vice President in November 1990.  Prior to joining Fannie Mae, he served as an investment banker with Bear Stearns, Inc.  He also was the executive vice president of the National Council of State Housing Agencies; chief underwriter for the Michigan State Housing Development Authority; and served as a state legislator in the state of Michigan.  In July 2001, CM Corp. hired Mr. White as a consultant.

STUART A. ROTHSTEIN is an Executive Vice President and Chief Financial Officer of our Company and is an Executive Vice President and Chief Financial Officer of the general partner of Related Charter.  Prior to joining RCC in September 2002, Mr. Rothstein was Chief Financial Officer at Spieker Properties, a San Francisco-based office real estate investment trust (REIT) with over $7 billion in real estate assets and $850 million in revenues.  At Spieker Properties, Mr. Rothstein was responsible for developing and implementing all aspects of the company’s corporate financial strategy, including executing over $4.0 billion in capital raising transactions, which included public and private debt and equity offerings and structured transactions.  Mr. Rothstein’s past experience also includes a position as manager with Price Waterhouse.  Mr. Rothstein graduated from Pennsylvania State University with a Bachelor of Science degree in Accounting and received his Masters in Business Administration from Stanford Graduate School of Business.  Mr. Rothstein is a Certified Public Accountant in the State of New York.

Committees of our Board of Trustees

               Our board of trustees has standing audit and compensation committees.

               Audit Committee.  The audit committee’s duties include the review and oversight of all transactions with our affiliates, the appointment, compensation, and oversight of our independent auditors and the establishment of procedures for handling complaints received by our Company regarding accounting, internal control or auditing, as well as confidential, anonymous submissions by employees regarding questionable accounting or auditing.  The audit committee must have three trustees, all of whom must be independent.  The audit committee is comprised of Messrs. Allen, Fisch and Edson.

               Compensation Committee.  The compensation committee’s duties include the determination of compensation, if any, of our executive officers and of Related Charter and the administration of our incentive share option plan.  The compensation committee must have at least two members, each of whom must be independent trustees.  The compensation committee is comprised of Messrs. Allen and Fisch.

Related Charter LP

               Related Charter’s sole general partner is Related Charter LLC.  The directors and executive officers of Related Charter LLC, the sole general partner of Related Charter, are set forth below.  These officers of the sole general partner of Related Charter may also provide services to us on behalf of Related Charter.  The executive officers of Related Charter are the exact same as the executive officers of CM Corp.

Related Charter LLC

Name	Age	Offices Held	Year First Became Officer/Member

Stuart J. Boesky	45	Member, President, and Chief Executive Officer	1997
Alan P. Hirmes	48	Member, Executive Vice President, Secretary	1997
Stephen M. Ross	62	Member, Chairman of the Board	1997
Stuart A. Rothstein	37	Executive Vice President and Chief Financial Officer	2002
Denise L. Kiley	43	Senior Vice President	1997
Marc D. Schnitzer	41	Senior Vice President	1997

James D. Spound	42	Executive Vice President	1998
Steven B. Wendel	40	Senior Vice President	1999
John Sorel	42	Senior Vice President	1999
Gary Parkinson	53	Controller	2000
Teresa Wicelinski	37	Secretary	1998

Biographical information with respect to Messrs. Boesky, Hirmes, Ross and Rothstein is set forth above.

DENISE L. KILEY is a Senior Vice President of the sole general partner of Related Charter and a Managing Director and principal of RCC and Director of its Asset Management Division.  Ms. Kiley is responsible for overseeing due diligence and asset management of multifamily residential properties invested in RCC sponsored corporate, public and private equity and debt funds.  Prior to joining RCC in 1990, Ms. Kiley was a First Vice President with Resources Funding Corporation where she was responsible for acquiring, financing, and asset managing multifamily residential properties.  Previously, she was an auditor with Price Waterhouse.  Ms. Kiley is a member of the National Association of Home Builders and the National Housing and Rehabilitation Association.  She received a Bachelor of Science Degree in accounting from the Carroll School of Management at Boston College.

MARC D. SCHNITZER is a Senior Vice President of the sole general partner of Related Charter and a Managing Director and principal of RCC.  Mr. Schnitzer directs RCC’s tax credit group, which has invested in excess of $4.5 billion in affordable housing tax credit properties since 1987, and is responsible for structuring and marketing RCC’s institutional tax credit offerings.  Mr. Schnitzer is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies, the National Housing and Rehabilitation Association and the National Association of Homebuilders.  He is a member of the Executive Committee of the Board of Directors of the National Multi-Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition.  Mr. Schnitzer joined RCC in 1988 after receiving his Masters of Business Administration degree from The Wharton School of the University of Pennsylvania in 1987.  From 1983 to 1986, Mr. Schnitzer was a Financial Analyst with First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree in business administration, summa cum laude, from the Boston University School of Management in 1983.

JAMES D. SPOUND is an Executive Vice President of the sole general partner of Related Charter with primary responsibility for revenue bond acquisitions.  He joined RCC from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance.  From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch & Co., where he was a Vice President at the time of his departure.  Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry.  In addition, he served for three years as a Project Manager at New York City’s Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City’s economic development goals.  Mr. Spound received a Bachelor of Arts degree from Brown University and a Masters of Science in Management from the Sloan School at MIT.

STEVEN B. WENDEL is a Senior Vice President of Related Charter and a Senior Vice President of RCC, focusing on taxable mortgage financing for multifamily properties.  Prior to joining RCC in June, 1999, Mr. Wendel was a Managing Director of the commercial loan origination and securitization program at ContiFinancial Corporation, which originated approximately $2.6 billion of commercial loans.  From 1989-1992, Mr. Wendel was a senior associate of the structured finance/MBA rotational program at Coopers &Lybrand.  From 1987-1989, he was a consultant at Martin E. Segal Company, and from 1984-1987, he was a pricing analyst at Metropolitan Life Insurance Company.  Mr. Wendel received his Bachelor of Arts in economics from the University of Pennsylvania and his Masters in Business Administration from the Stern School of Business Administration at New York University.

GARY PARKINSON is the Controller of the sole general partner of Related Charter.  Mr. Parkinson has been a Certified Public Accountant in New York since 1987.  Prior to joining RCC in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991 and Ernst & Young from September 1984 to August 1988.  Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

TERESA WICELINSKI is the Secretary of the sole general partner of Related Charter.  Ms. Wicelinski joined RCC in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants.  Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

MANAGEMENT AFTER THE ACQUISITION TRANSACTION

CharterMac

               Trustees and Officers

               Following the acquisition transaction, our board of trustees will continue to manage and direct our business and affairs, and subject to the limitations set forth in our trust agreement, will have the full, exclusive and absolute power, control and authority over our property and our business.  Our board of trustees will continue to delegate responsibilities to CM Corp. and/or CharterMac Capital including, among other things, overseeing our portfolio of assets and acquiring and disposing of our investments.

               If the acquisition transaction is consummated, our board of trustees will be increased to fourteen trustees, eight of whom will be independent.  The reconstituted board will consist of six of our eight existing trustees (Messrs. Brenner and White will resign as trustees) and eight new trustees together with senior executive officers as follows:

Name	Age	Offices Held	Class	Independence	Year First Became Officer/Trustee	Term Expires

Stephen M. Ross	62	Managing Trustee, Chairman of the Board	Class III	Non-Independent	1999	2003
Stuart J. Boesky	45	Managing Trustee, Chief Executive Officer	Class III	Non-Independent	1997	2003
Marc D. Schnitzer	41	Managing Trustee, President	Class II	Non-Independent	*	2005
Alan P. Hirmes	48	Managing Trustee, Chief Operating Officer	Class II	Non-Independent	1997	2005
Denise L. Kiley	43	Managing Trustee, Chief Credit Officer	Class I	Non-Independent	*	2004
Peter T. Allen	57	Managing Trustee	Class I	Independent	1997	2004
Charles L. Edson	68	Managing Trustee	Class II	Independent	2001	2005
Arthur P. Fisch	61	Managing Trustee	Class II	Independent	1997	2005
Jeff T. Blau	34	Managing Trustee	Class I	Non-Independent	*	2004
Robert A. Meister	61	Managing Trustee	Class I	Independent	*	2004
Jerome Y. Halperin	72	Managing Trustee	Class II	Independent	*	2005
Michael L. Nelsen	56	Managing Trustee	Class I	Independent	*	2004
Robert L. Loverd	61	Managing Trustee	Class III	Independent	*	[ ]
Walter Harris	52	Managing Trustee	Class III	Independent	*	[ ]
Stuart A. Rothstein	37	Chief Financial Officer and Chief Accounting Officer	--	--	2002	--

    * will take office upon consummation of the acquisition transaction.

Biographical information with respect to Messrs. Ross, Allen, Edson, Fisch, Boesky, Hirmes, Schnitzer and Rothstein and Ms. Kiley may be found under the heading “MANAGEMENT BEFORE THE ACQUISITION TRANSACTION,” beginning on page 89 of this proxy statement.

JEFF T. BLAU is the President of TRCLP.  Over the past 12 years Mr. Blau has been responsible for directing and overseeing new developments worth over $2 billion in virtually every sector of the real estate industry.  The current pipeline of new properties, including the Columbus Centre development will add an additional $2 billion of products to the portfolio.  In his position as President of TRCLP, Mr. Blau is responsible for new development origination and for strategic oversight of the firm’s affiliated group of companies.  Mr. Blau completed his undergraduate studies at the University of Michigan and received his masters degree in Business Administration from the Wharton School of the University of Pennsylvania.  Mr. Blau is an active member of numerous professional and charitable organizations and currently sits on the board of directors of the Doe Fund, the 14th Street Local Development Corporation / Business Improvement District, ABO and the YMCA of Greater New York.  He is also an Adjunct Professor of Development and Finance at New York University.

ROBERT A. MEISTER is the Vice Chairman of Aon Risk Services Companies, Inc. (“Aon”), an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation and has served in this position since 1991.  Prior to Aon, Mr. Meister was the Vice Chairman and a Director of Sedgwick James from 1985-1991 and the Vice Chairman of Alexander & Alexander from 1975 – 1985.  Mr. Meister is a member of the board of directors of Ramco Gershenson Properties and serves on that company’s compensation committee.  Mr. Meister has served on the board of directors of several charitable organizations.  Mr. Meister received a Bachelor of Science degree in Business Administration from Pennsylvania State University.

JEROME Y. HALPERIN is a retired partner of PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”), the international accounting firm, where he spent 39 years in varied positions.  Mr. Halperin’s final position at Pricewaterhouse Coopers was Chairman of the international actuarial, benefits and compensation services group.  After his retirement from Pricewaterhouse Coopers, Mr. Halperin was the president of the Detroit Investment Fund, a private investment fund established to stimulate economic growth in the city of Detroit.  Currently, Mr. Halperin is a consultant on various real estate projects.  He serves on the board of directors of several charitable organizations and was the Chairman of the Michigan Tax Forms Revisions Committee, a position he was appointed to by the Governor of the State of Michigan.  Mr. Halperin is the co-author of “Tax Planning for Real Estate Transactions”.  Mr. Halperin received a Bachelor of Business Administration from the University of Michigan and a Juris Doctor from Harvard Law School.

MICHAEL L. NELSEN is the President of G. Soros Realty, Inc. and the Director of Real Estate for Soros Private Funds Management LLC, where he is responsible for the asset/portfolio management of its real estate operations including financing, acquisitions and disposals and financial reporting.  Mr. Nelsen has been a Certified Public Accountant in New York since 1971.  Prior to joining Soros in 1994, Mr. Nelsen was a partner in the accounting firm of Berdon LLP (formerly David Berdon & Co.) for 13 years, and employed by the company since 1969.  Mr. Nelsen received a Bachelor of Business Administration from the Bernard M. Baruch School of Business.

ROBERT L. LOVERD is the former Group Chief Financial Officer and Partner in MC European Capital (Holdings), a London investment banking and securities firm, which was subsequently sold to Marcuard Holding, SA in 2000. From 1979 to 1994, Mr. Loverd was in various positions at Credit Suisse First Boston, including the Secretary of the Credit Suisse First Boston Group Executive Board, where he reported of the Group Chief Executive Officer and was responsible for strategic planning and internal communications. Prior to that, Mr. Loverd was with Kidder, Peabody & Co. Incorporated, where he was responsible for generating Euro-market mandates from Japanese and US Corporations. Mr. Loverd is a member of the Board of Directors of Marcuard Holding, SA, all Trust and Banking and Harbus Investors. Mr. Loverd received a Bachelor of Arts degree from Princeton University and a Masters in Business Administration from Harvard Business School.

WALTER HARRIS is the President and Chief Executive Officer of Tanenbaum-Harber Co. Inc. & Affiliates, a privately-held insurance, wholesale and reinsurance brokerage firm specializing in commercial insurance and reinsurance, self-insurance, pension planning and insurance consulting.  Prior to joining Tanenbaum-Harber, Mr. Harris was an associate at Lord, Day & Lord, where he worked as a tax associate on various corporate matters including corporate reorganizations and partnership matters.  Mr. Harris is on the board of directors of CNA Financial Corporation, the American Progressive Life & Health Insurance Company and the Metropolitan National Bank.  Mr. Harris also serves on the board of directors of several charitable organizations.  Mr. Harris received a Bachelor of Business Administration Degree from Stanford University, a Juris Doctor degree from the Boalt Hall School of Law at the University of California, Berkeley and a Masters of Law degree in Taxation from the New York University School of Law.

               Classes

               Our board of trustees will be classified (with respect to terms for which the trustees severally hold office) into three classes, as nearly equal in number as possible.  The trustees in Class III will hold office for a term expiring at our next succeeding annual meeting.  The trustees in Class I and Class II, will hold office for a term expiring at our second and third succeeding annual meetings, respectively.  The trustees of each class will hold office until their successors are duly elected and qualified.

               At each annual meeting of our shareholders, the successors to the class of managing trustees whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

               Board Vacancies; Nominating Procedures and Voting

               Initial board reconstitution.  The terms of the acquisition transaction provide that we increase our board of trustees from eight to fourteen trustees, eight of whom will be independent.  For the initial board reconstitution, TRCLP chose the non-independent trustees and recommended potential candidates for the newly created independent trustee positions for consideration and approval by the special committee.  After interviewing the five proposed new independent trustee candidates, the special committee approved four of the candidates and requested TRCLP to recommend an additional candidate for consideration.  TRCLP’s replacement candidate was interviewed and approved by the special committee.  Upon the consummation of the acquisition transaction, these candidates will be new trustees on our Board.

                Subsequent nomination/vacancy procedures.  Subsequent to the initial board reconstitution, nominations for, and vacancies in, our board of trustees will be filled as follows:

               Independent trustees.  All members of our board of trustees will have the right to recommend independent trustees to fill a vacancy or to stand for election by shareholders, but a “nominating committee” of our board of trustees consisting of  independent trustees will nominate the independent trustee nominees subject to the approval of 2/3 of our board of trustees.  With respect to vacancies, a majority vote of our board of trustees will be required to elect independent trustee nominees nominated by the nominating committee.

               Non-independent trustees.  Non-independent trustees may be elected to fill a vacancy or nominated to stand for election by a majority in interest of the holders of the special preferred voting shares in lieu of our board of trustees (or nominating committee thereof) so long as the holders of the special preferred voting shares own, in the aggregate, 7.5% or more of our outstanding voting securities (although this power of nomination will not affect any rights of nomination by the holders of our Common Shares).  This power of nomination will not affect the rights of the holders of our Common Shares to also nominate their choices for the non-independent trustee nominees.  After the date upon which the holders of the special preferred voting shares own, in the aggregate, less than 7.5% of our outstanding voting securities, the nominating committee will have the right to nominate non-independent trustees to fill a vacancy (and elected by the affirmative vote of a majority of our board of trustees) or stand for election at any annual or special meeting.

               So long as the holders of the special preferred voting shares own, in the aggregate, 7.5% or more of our outstanding voting securities, we are required to have no fewer than six non-independent trustees.

               Voting agreement.  The RCC Principals will enter into a voting agreement whereby each of them will agree to vote their special preferred voting shares or Common Shares in favor of the independent trustees approved by the board (or in the same proportion as the unaffiliated holders of our Common Shares).

               Executive Committee

               Subject to the authority of our board of trustees, the executive committee will be vested with general responsibility for the ordinary and usual management of our business and affairs.  The executive committee will be comprised of the four RCC Principals (Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley), Stephen Ross, Jeff Blau, Michael Brenner and Stuart Rothstein.  Each member of the executive committee will have one vote.  In the event the members of the executive committee have a significant disagreement on a given matter, that matter will be referred to our board of trustees for resolution.  Each of our senior executive officers will report directly to the executive committee.

               Committees of our Board of Trustees

               Our reconstituted board of trustees will have a nominating committee, an audit committee and a compensation committee.

               Nominating Committee.  The nominating committee duties will include nominating trustees for election at any annual or special meeting of our shareholders or to fill any vacancy, subject to any rights of the special preferred voting shares or board of trustees to nominate.  The nominating committee must have at least two members, each of whom must be independent trustees.  The nomination committee will be comprised of [Messrs. ______ and ________].

               Audit Committee.  The audit committee’s duties will include the review and oversight of all transactions with our affiliates, the appointment, compensation, and oversight of our independent auditors and the establishment of procedures for handling complaints received by the Company regarding accounting, internal control or auditing, as well as confidential, anonymous submissions by employees regarding questionable accounting or auditing.  The audit committee must have at least three members, all of whom must be independent trustees, and one of whom is expected to be an “audit committee financial expert” as defined by the Securities and Exchange Commission.  The audit committee will be comprised of Messrs. [_____, ____ and _____].

               Compensation Committee.  The compensation committee’s duties will include the determination of compensation, if any, of our executive officers and the administration of our incentive share option plan.  The compensation committee must have at least two members, each of whom must be independent trustees.  The compensation committee will be comprised of [Messrs. _______ and _______].

Related Capital Company

               RCC will continue to operate as a separate subsidiary of our Company owned by CharterMac Capital and CM Corp.  Following the closing of the acquisition transaction, the senior executive officers of RCC will be as follows:

Name	Age	Office

Marc D. Schnitzer	41	Chief Executive Officer
Stuart J. Boesky	45	Managing Director
Alan P. Hirmes	48	President
Denise L. Kiley	43	Chief Operating Officer

               Biographical information with respect to Messrs. Schnitzer, Boesky, and Hirmes and Ms. Kiley may be found under “Management Before the Acquisition Transaction.”

Employment Agreements

               Four of the five RCC Principals (Messrs. Boesky, Hirmes and Schnitzer and Ms. Kiley), who we refer to as the “executive managing partners,” will enter into employment agreements with us through RCC.

               The material terms of these employment agreements are as follows:

               Compensation

               As compensation for services rendered and in consideration for entering into the non-competition and other agreements contained in the employment agreement, each of the executive managing partners will receive a base salary at an annual rate of $500,000, which amount may be increased from time to time at the discretion of the compensation committee of our board of trustees.  This notwithstanding, an executive managing partner’s base salary will, at a minimum, increase annually by the lesser of (a) 5% or (b) the percentage equal to the increase, if any, in the Consumer Price Index measured for the twelve (12) month period immediately preceding the effective date of the increase.

               Term

               Each employment agreement will be for a term of three years, provided however that this term will automatically be extended for additional periods of one year commencing on the third anniversary of the effective date of the agreement and each anniversary thereof unless terminated by either party upon notice.

               Non-competition/Non-solicitation

               During the course of employment and for a period of 18 months thereafter, each executive managing partners will agree not to engage, directly or indirectly, in a “competitive business” anywhere in the United States, provided that in the event that an executive managing partner terminates his or her employment for good reason or the executive’s employment is terminated by us without cause, the duration of the non-competition period will be reduced to a period of 12 months following termination.  “Competitive business” means arranging for or providing, directly or indirectly, debt and/or equity financing products or services to developers and owners of multi-family housing.

               In addition, for a period of 18 months following the termination of an executive managing partner’s employment (or 12 months in the event that executive terminates his or her employment for good reason or the executive’s employment is terminated by us without cause) such individual will not, directly or indirectly, contact, solicit or do business of any kind in any competitive business with, any person who, during the two-year period preceding the date of termination of employment, sold or developed, or owned an interest in a tax credit property or a tax credit syndication interest sponsored by CharterMac Capital or any of its affiliates.

               Termination

               Employment may be terminated at any time during the term of employment (a) by us with or without cause; (b) by the executive managing partner upon notice of resignation delivered to the company; (c) upon death of the executive managing partner; and (d) by us at any time after six months of an executive managing partner’s disability.

               Upon termination of employment (a) by the executive managing partner for good reason or by the company without cause, (b) by the executive managing partner within one year after a change in control for good reason or if we terminate the executive managing partner’s employment in anticipation of, or within one year after a change of control, or (c) upon death or disability during the course of employment, such executive managing partner will be entitled to:

               Severance

               Other than change in control.  If employment is terminated by the executive managing partner for good reason or by us without cause, the executive managing partner will be entitled to (a) any unvested options awarded to the executive under the incentive share option plan and (b) severance compensation in an amount equal to 12 months of his or her base salary plus 75% of the amount of his or her most recently declared and paid annual bonus compensation, payable in a lump sum within 30 days of the date of termination of employment.

               Termination in connection with a change in control.  In the event employment is terminated by the executive managing partner within one year after a change in control for good reason or by us in anticipation of, or within one year after a change in control, the severance payable will be equal to 200% of the severance component payable in connection with a termination other than in the event of a change in control.

               Death; disability.  In the event employment is terminated due to death or disability during the course of employment, such executive managing partner (and his or her estate or designated beneficiary) will be entitled to receive a cash payment equal to twelve months of base salary plus 75% of the amount of the executive’s annual bonus compensation.

               Other Benefits

               During employment, each executive managing partner will also be eligible to:

•

participate in all bonus and incentive compensation plans made available from time to time, which will be considered at least annually by the compensation committee and have opportunities for cash bonuses;

•	receive options as the same may be awarded from time to time by the compensation committee under our incentive share option plan; and

•	participate in the various medical, life insurance, pension and other employee benefit plans maintained by us.

CERTAIN INFORMATION CONCERNING
CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

Overview

               We are a Delaware statutory trust which commenced operations in October 1997.  We are one of the nation’s leading full service multifamily financing companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country.  Our core business is investing in tax-exempt revenue bonds, the proceeds of which finance the new construction or substantial rehabilitation of affordable multifamily housing.  We were created as the result of the consolidation of three publicly registered limited partnerships, Summit Tax Exempt Bond Fund, L.P., Summit Tax Exempt L.P. II and Summit Tax Exempt L.P. III.  One of the general partners of these partnerships was an affiliate of RCC.  Pursuant to this consolidation, we issued our Common Shares to all partners in each of the partnerships in exchange for their interests in each of the partnerships based upon each partner’s proportionate interest in the Common Shares issued to their partnership.

               In July 2001, we formed CM Corp. as a wholly-owned, consolidated subsidiary to help us to more efficiently manage our taxable business and to permit us to diversify our business lines to include (a) originating and servicing mortgages on behalf of third parties and (b) providing credit enhancement to guarantee both loan obligations and the delivery of tax benefits for a fee.

               In December 2001, CM Corp acquired 80% of the outstanding capital stock of PW Funding, Inc. (“PW Funding”), a national mortgage banking firm.  It is anticipated that CM Corp. will acquire the remaining 20% of the outstanding capital stock of PW Funding over the next 12 to 24 months.

               Other than CM Corp. and PW Funding (see “– Investments,” below), we and our subsidiaries are each either classified as a partnership or disregarded for federal income tax purposes and, therefore are not subject to federal income taxation.  As such, we pass through to our shareholders income (including tax-exempt income) in the form of distributions derived from our investments without paying federal income tax.  Although the exact percentage may vary from quarter to quarter, we expect that a substantial percentage of the income we pay through our distributions to our shareholders will be excludable from gross income for federal income tax purposes.  Other income, such as capital gains and taxable interest income, is generally subject to tax.

               Although we hold a small portion of our investments directly, substantially all of our investments are held indirectly through our subsidiaries.

Investments

               Tax–exempt.  Prior to the formation of CM Corp. in July 2001, we primarily invested in affordable multifamily housing revenue bonds, a portion of which were participating bonds, and other investments that produced interest which was excluded from gross income for purposes of federal income taxation.  Substantially all of our investments are held indirectly through our subsidiaries.  We and our subsidiaries hold, and will continue to seek, investments that are expected to produce predominantly tax-exempt income.  For the calendar year ended December 31, 2002, approximately 96% of our distributions qualified as tax-exempt income.

               Taxable.  The formation of CM Corp. provided us with the opportunity to diversify our business lines and expand our taxable business.  The initial expansion of our taxable business occurred in December 2001 when CM Corp. acquired approximately 80% of the outstanding capital stock of PW Funding.

               PW Funding is a Fannie Mae DUS lender, a Freddie Mac Program Plus Seller/Servicer and a leading commercial loan correspondent for life insurance companies.  As of December 31, 2002, PW Funding serviced a loan portfolio of approximately $3.2 billion.  This acquisition has allowed us to provide mortgage origination and servicing on behalf of third parties and to guarantee third party loans for a fee.  The acquisition of RCC will represent a further expansion of our taxable fee-based business.

External Management

               Currently, we operate our day-to-day activities and select our investments utilizing the services and advice provided by our two managers, our wholly-owned subsidiary, CM Corp., and Related Charter, an affiliate of RCC, pursuant to our management agreements between (a) CM Corp. and/or Related Charter and CharterMac, and (b) CM Corp. and each of our subsidiaries.  Each of Related Charter and CM Corp. has subcontracted its obligations under the management agreements to RCC and uses RCC’s resources and real estate and investment expertise to advise us.    See “EXECUTIVE COMPENSATION – Management Agreements with out Affiliates,” beginning on page 123 of this proxy statement, for a detailed description of our existing management arrangements.

Offices

               The principal executive offices of CharterMac are located at 625 Madison Avenue, New York, New York, and the telephone number is (212) 588-1765.

CERTAIN INFORMATION CONCERNING
RELATED CAPITAL COMPANY

General

               RCC is a leading real estate financial services firm for the multifamily housing industry with a strong core focus on affordable housing.

Ownership and Management of RCC

               RCC is indirectly majority owned by TRCLP.  The balance of RCC is indirectly owned by its executive managing partners (“Senior Management”):

•	Stuart J. Boesky, Senior Managing Director

•	Alan P. Hirmes, Senior Managing Director

•	Marc D. Schnitzer, Managing Director

•	Denise L. Kiley, Managing Director.

               Biographical information regarding each member of Senior Management may be found above under the heading “MANAGEMENT BEFORE THE ACQUISITION TRANSACTION – Trustees and Officers,” beginning on page 89 of this proxy statement.

               Each member of Senior Management is responsible for a specific aspect of RCC’s overall operations and together they jointly manage RCC as a committee.  Each member of Senior Management has over 12 years of employment tenure with RCC.  As part of the transaction, each member of Senior Management will cause his or her personal holding company to contribute 100% of its interest in RCC in exchange for special common units in CharterMac Capital and will become employees of RCC pursuant to three-year employment contracts.  See “MANAGEMENT AFTER THE ACQUISITION TRANSACTION,” beginning on page 94 of this proxy statement, for a description of the compensation to be received by Senior Management in the transaction and details concerning the terms of their employment agreements.

Offices

               The principal executive offices of RCC are located at 625 Madison Avenue, New York, New York, and the telephone number is (212) 421-5333.  RCC has 150 employees in 19 offices throughout the country.

Current Relationship with our Company

               Our external advisor, Related Charter, is a single purpose affiliate of RCC and is controlled by the same five principals and entities that own RCC.  This affiliation allows our advisor to utilize RCC’s resources and relationships in the affordable multifamily housing finance industry to attract developers and identify potential investments.

RCC’s Business Overview

               RCC, a privately held general partnership, is one of the nation’s leading financial services providers for the multifamily housing industry, with a strong core focus on affordable housing.  RCC, through investment programs it sponsors, has an indirect ownership interest in the second largest portfolio of multifamily units in the country.  Formed in 1972 through a predecessor entity, RCC has amassed a superior track record with investors and multifamily developers, having provided debt (primarily through our Company) and equity financing for over 1,300 properties located in 46 states, the District of Columbia and Puerto Rico.  RCC provides asset management and loan servicing to a portfolio of real estate and loans valued at cost at over $18.7 billion (of which $4.7 billion are our loans).  Since 1972, RCC has increased assets and loans under its management at a compounded annual growth rate of 23%.  RCC and its affiliates have sponsored more than 260 public and private real estate investment programs in the form of REITs, business trusts, limited liability companies and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors.

               RCC offers the following financial products and services:

•	sponsoring real estate equity investment programs that acquire interests in and finance affordable multifamily housing on behalf of third-party investors;

•

managing our Company and a publicly-traded real estate investment trust that originates and acquires taxable, construction, permanent, bridge, mezzanine and participating mortgage debt for multifamily housing;

•	providing real estate underwriting, asset management, construction and permanent loan servicing, capital markets and advisory services to these investment programs; and

•	arranging and structuring credit enhancement transactions to guarantee the delivery of tax benefits to institutional investors.

               RCC generates cash flow predominately from acquisition and partnership management fees in connection with the capital raising and sponsorship of investment programs; investment fees associated with acquisition and disposition activity of each investment program; and asset management and advisory fees associated with on-going administration of each investment program.

               RCC, through its affiliate, Related Charter, has managed us since our inception.  RCC is an affiliate of TRCLP, one of the nation’s most established developers and managers of premier real estate properties.

               Since its inception, RCC has consistently raised capital from institutional and retail investors and has increased its assets under management and loan servicing portfolio each year since its formation, as illustrated by the following chart:

               In recent years, RCC’s investor focus has shifted more towards institutional investors.  RCC’s investor client base includes some of the nation’s most prominent institutions and corporate investors, including global investment banks, top-tier U.S. commercial banks, leading insurance companies, major government sponsored enterprises and Fortune 500 companies.  The chart below illustrates the investor composition for the $6 billion of equity raised since 1972:

               RCC’s ability to consistently attract capital by marketing an ever-changing mix of investment products has in turn allowed it to fashion a full compliment of capital solutions for multifamily owners and developers.  RCC believes it is able to offer multifamily developers products to satisfy virtually all of their affordable multifamily capital needs.  Below is a list of products and services that RCC currently offers multifamily owners and developers through investment programs which it sponsors and/or manages (including our Company):

•	Equity For Affordable Multifamily Housing

•	Equity For Historic Rehabilitation Properties

•	Construction and Permanent Financing (both floating and fixed rate)

•	Taxable and Tax-Exempt Bond Financing

•	Mezzanine Financing

•	Acquisition Bridge Lending

•	Pre-Development Loans

•	Joint Venture Capital

•	Consulting Services

               In 2002, we, RCC and AMAC (another public company managed by RCC) collectively provided over $2.0 billion in multifamily financing, comprised of $1.3 billion in debt and $778.7 million in equity.  This includes $1.2 billion of debt originated on behalf of us and our subsidiary, PW Funding.

               Tax Credit Equity

               During the 12 months ended December 31, 2002, RCC raised approximately $778.7 million in equity from 22 institutional investors to acquire interests in limited partnerships which own multifamily properties which generate tax credits.

RCC’s Operational Structure

               RCC vertically integrates its operations, services and expertise into 3 areas:  acquisitions, portfolio management and administration.  The following are the different departments within each area:

               Acquisitions

•	Tax Credit Syndication Division

•	Loan Acquisition Division

•	Real Estate Underwriting Services Division

               Portfolio Management

•	Asset Management Division

•	Loan Servicing Division

               Administration

•	Investor Relations/Corporate Communications Division

•	Finance and Accounting Division

               We currently utilize services provided by all of these departments.  RCC’s Tax Credit Syndication Division syndicates tax credit equity obtained through the acquisition of interests in multifamily housing and accounts for approximately half of RCC’s revenues.  The investment programs that this division sponsors provide equity financing to many of the developers that are our borrowers.  The Loan Acquisition Division provides services in conjunction with identifying, analyzing and acquiring proposed revenue bond investments, as well as loan investments for AMAC.  The Real Estate Underwriting Division analyzes and assesses the feasibility of all of the equity and debt investments that RCC and we make.  Following the acquisition of a revenue bond, the Asset Management and Loan Servicing Divisions monitor the performance of the underlying properties and coordinate the timely payment of debt service on each of the revenue bonds.

               RCC’s Investor Relations/Corporate Communications and Finance and Accounting Divisions provide capital markets, public relations and investor communications services to us, while also ensuring that we comply with the various regulatory and filing requirements which, as a public company, we are required to follow.

American Mortgage Acceptance Company

               AMAC is an American Stock Exchange-traded REIT that is externally managed by an affiliate of RCC through an advisory agreement.  The RCC affiliate subcontracts its obligations under the advisory agreement to RCC.  AMAC originates and acquires mezzanine loans, bridge loans and government-insured first mortgages secured by multifamily housing properties throughout the United States.

               During the 12 months ended December 31, 2002, AMAC originated five bridge loans, two construction loan, and one mezzanine loan representing approximately $17.9 million, acquired seven Ginnie Mae certificates totaling $92.7 million, and agreed to three forward commitments totaling approximately $5.1 million.  At December 31, 2002, AMAC had total assets of approximately $195 million, a 90% increase over December 31, 2001.

               AMAC pays an RCC affiliate the following types of fees under the advisory agreement:  (a) an asset management fee based upon assets under management; and (b) an incentive-based fee based upon AMAC’s achievements of specified financial benchmarks.  In addition, the RCC affiliate receives a portion of the loan origination points paid by the borrower with respect to each loan originated by AMAC.  AMAC also pays the RCC affiliate an operating expense reimbursement for direct expenses incurred by the RCC affiliate.

               For the year ended December 30, 2001, AMAC paid the RCC affiliate fees and expense reimbursements totaling approximately $592,522.  For the nine months ended September 30, 3003, AMAC paid the RCC affiliate fees and expense reimbursements totaling approximately $318,000.

Tax Credit Equity Syndication Industry

               Overview

               RCC concentrates its activities in, and derives approximately half of its revenues from, the tax credit equity syndication industry.  RCC’s participation in the tax credit equity syndication industry is focused on the LIHTC, under Section 42 of the Internal Revenue Code (the “Code”), and to a much lesser degree, the Historic Rehabilitation Tax Credit (“HTC”) under Section 47 of the Code.  The term “syndication” refers to the aggregation and purchase of interests in real estate properties that qualify for these credits, and the subsequent sale (or syndication) of the tax credits and tax deductions (collectively, “Tax Benefits”) to investors through the use of pass-through entities, such as limited partnerships or limited liability companies.  These investors are the end-users of the Tax Benefits, which they receive in exchange for an up-front capital investment.  The primary benefits to investors in tax credit equity syndication entities result from these Tax Benefits.

               The purpose of the LIHTC program, which was enacted in 1986, is to provide new or rehabilitated rental housing to households earning 60% or less of the Area Median Income (“AMI”), as published annually by HUD.  The annual rental rates for qualifying units at these properties are restricted to 30% of the AMI.  These restrictions result in the rents at LIHTC properties being set at levels generally 10% or more below the prevailing “market” rents in most areas.  Since the lower rents result in a lower capacity to carry mortgage debt needed to build the project, developers of LIHTC properties make up the shortfall by raising equity capital through the sale of the Tax Benefits to firms that syndicate the equity investment, including the resulting Tax Benefits to investors.

               For example, a developer of a “market rate” or non-rent restricted property that costs $10 million to build, might be able to borrow $8.5 million of mortgage debt based on the projected net rental revenues the property is expected to generate.  The $1.5 million balance of the costs would be funded through the developer’s equity.  Conversely, as a result of the rental restrictions, a developer of a $10 million LIHTC property might only be able to borrow $5 million of mortgage debt based on the projected net rental income of the property.  The balance of the $5 million costs would be funded by equity raised through the sale of the Tax Benefits to firms that syndicate the Tax Benefits to investors, and, in many cases, one or more other governmental subsidies.

               Thus, following enactment of the LIHTC program in 1986, the tax credit equity syndication industry developed to channel investment capital into housing developments that would adhere to the income and rent restrictions in the law, and in turn provide streams of Tax Benefits to individual and institutional investors.  The primary participants in the industry are:

•	Tax Credit Allocation Agencies

•	Developers of LIHTC projects

•	Firms that syndicate the Tax Benefits to investors

•	Investors

               Tax credit allocation agencies

               Beginning with 2002, each state or territory receives $1.75 per capita of LIHTCs to allocate.  This per capita allocation will increase each year based on the inflation rate.  Each state or territory designates a Tax Credit Allocation Agency to administer the LIHTC program.  Many of these agencies also are responsible for allocating Private Activity Bonds to properties, which entitle these projects to LIHTCs (albeit at a lower rate) as of right, to the extent they contain rental units that will comply with the rent and income restrictions of the LIHTC program.  Each year the Tax Credit Allocation Agency must prepare a Qualified Allocation Plan (“QAP”) that describes the objective criteria that the agency will employ in allocating the tax credits or which provide the minimum standards that must be met for projects obtaining LIHTCs by reason of being financed by Private Activity Bonds.  The QAP is formulated with input from the public and is tailored to the particular housing needs of the state.

               Once the QAP is finalized and published, developers of LIHTC properties may submit applications to the Tax Credit Allocation Agency for an allocation of tax credits.  Applications are submitted on property-specific basis.  Each application is scored based on the parameters in the QAP, and the tax credits are allocated to the highest scoring properties.  Winning properties receive a reservation of tax credits, with the final allocation coming only after completion of construction or substantial rehabilitation and occupancy by qualifying residents.  Competition for a reservation of tax credits has been intense in recent years, with many states receiving applications for four or more times the amount of tax credits available for allocation.

               Tax Credit Allocation Agencies are also responsible for monitoring the compliance of LIHTC properties with the regulations of the LIHTC program, as well as ensuring that the owners of the properties continue to maintain and operate the properties in an acceptable manner.  The Tax Credit Allocation Agencies are required to report any violations of the LIHTC program rules to the Internal Revenue Service.

               Developers

               Developers of LIHTC properties generally are divided into two categories:  Profit-motivated firms that engage in the development and ownership of LIHTC properties for their own benefit and non-profit charitable firms that engage in the development and ownership of LIHTC properties for the public benefit.  Both types of developers engage in many of the same activities.  The developer prepares the application that is submitted to the Tax Credit Allocation Agency, acquires the land or existing buildings, identifies and arranges the equity and debt financing sources for the property, and hires all of the professionals and tradesmen necessary to plan and build or substantially rehabilitate the property.  As part of the development budget, the developer is entitled to a developer fee, in an amount approved by the Tax Credit Allocation Agency.

               Many developers of LIHTC properties have affiliates that serve as the management agent or general contractor for their properties, and are allowed to earn separate fees for performing these services.  Frequently non-profit developers of LIHTC properties will provide social services to their residents and profit-motivated developers of LIHTC properties will contract with third parties to provide these services.  Over the fifteen-year LIHTC compliance period, the developer must annually report on the property’s regulatory compliance to the Tax Credit Allocation Agency, the firms that syndicate the Tax Benefits to investors, and mortgage lender.  The developer also provides the firms that syndicate the Tax Benefits to investors and mortgage lender with quarterly financial statements and annual tax returns.

               As part of the LIHTC property financing, a developer often will guarantee completion of construction and repayment of the construction loan used to build the property, and make guarantees to the firms that syndicate the Tax Benefits to investors concerning the amount and timing of the Tax Benefits.  Affiliates of the developer also will arrange for the property’s long-term permanent mortgage loan, and any other loans or subsidies to be provided to the property.

               Firms that Syndicate the Tax Benefits to Investors

               Firms that syndicate the Tax Benefits to investors like RCC identify developers of LIHTC properties that are seeking to raise equity for LIHTC properties through the sale of the Tax Benefits, and the investors or end-users of the Tax Benefits that are seeking an economic return and in some cases non-economic benefits from their investments in affordable housing.  Firms that syndicate the Tax Benefits can aggregate the Tax Benefits by identifying and underwriting a large number of properties, which in turn provides a more efficient and lower-risk way for the investors to participate in the Tax Benefits market.  Firms that syndicate the Tax Benefits to investors also manage the property portfolios for their investors over the fifteen-year compliance period, including ensuring compliance with the rules of the LIHTC program and proper management and maintenance standards.  The investors generally pay the firms that syndicate the Tax Benefits to the investors an acquisition fee when the Tax Benefits are sold, as well as an annual asset management fee to cover the costs of overseeing the portfolio assets.  Generally, there is not sufficient cash flow from the Investment Entities to pay annual management fees on a current basis, except in the early years when these fees are paid out of reserves.  RCC estimates that in 2002 the equity raised by the equity syndication industry for investment in LIHTC eligible projects exceeded $5 billion.

               Since the Code enables only the owner of a property to claim LIHTCs, developers of LIHTC properties and firms that syndicate the Tax Benefits to investors must use pass-through entities to sell or syndicate the Tax Benefits to the investor.  The most common structure is one in which the property is owned by a limited partnership or limited liability company (the “Property Entity”) in which an affiliate of the developer is the general partner and retains only a nominal (0.01%) interest in profits, losses and tax credits, but most of the control of the property and the responsibilities of operating the asset.  A second limited partnership or limited liability company (the “Investment Entity”) consisting of the firms that syndicate the Tax Benefits to investors and the investor will, in exchange for the equity contribution, purchase a majority limited partner interest (99.99%) in the Property Entity and receive 99.99% of the profits, losses and tax credits.  Typically the Investment Entity is owned 0.01% by the firms that syndicate the Tax Benefits to investors and 99.99% by the investors, therefore enabling 99.98% of the Tax Benefits to be “passed-through” to the investor.  However, due to fees and other payments to the general partner of the Investment Entity, the investors (and the firm which syndicates the Tax Benefits) do not receive a significant portion of the cash flow from the Investment Entity.  Under the terms of the agreement governing the Investment Entity, the firms that syndicate the Tax Benefits to investors are required to provide reports and financial information to the investor on a periodic basis, and oversee the regulatory compliance of the property.

               Firms that syndicate the Tax Benefits to investors operate as both profit-motivated and non-profit entities.  Profit-motivated firms that syndicate the Tax Benefits to investors seek to identify properties that will maximize net rental income and provide the greatest level of Tax Benefits to the investors.  Non-profit firms that syndicate the Tax Benefits to investors seek properties that provide specific social benefits or services, and attempt to grow small non-profit housing groups by financially supporting their operations.

               Investors

               The investors in the tax credit equity syndication industry are the end-users of the Tax Benefits generated by the LIHTC properties and the providers of the equity capital that enables the properties to be built or substantially rehabilitated.  Most that participate in the tax credit industry invest through firms that syndicate the Tax Benefits to investors because of the efficiencies and specialized skills the firms offer.  However, a few investors identify developers of LIHTC projects directly and invest without the involvement of firms that syndicate the Tax Benefits to investors.

               The LIHTC program has been an attractive investment vehicle for investors because of the program’s historical performance and the absence of other government sanctioned means of sheltering corporate income taxes.  Most investors are motivated by the economic return provided through the Tax Benefits, although certain banks and insurance companies can also obtain regulatory benefits by investment in LIHTC programs.  Many commercial banks have made significant LIHTC investments to satisfy their Community Reinvestment Act (“CRA”) requirement.  Fannie Mae and Freddie Mac, as government-sponsored entities (“GSE”), have been among the program’s largest investors due to regulatory or political requirements that mandate that the GSEs invest in affordable housing.

               Firms that syndicate the Tax Benefits to investors are evaluated by the investors based on their track record in delivering the projected Tax Benefits, by the economic viability of the assets, and by the quality of the reporting and asset management performed by these firms.  Investors have formed an industry group known as the Affordable Housing Investors Council (“AHIC”) which has established industry standards for firms that syndicate the Tax Benefits to investors.  AHIC has established standards for, among other items, calculating investor returns, reporting, asset management and “watch list” criteria.  AHIC also has lobbied the Tax Credit Allocation Agencies to coordinate QAP housing policies with the sound investment attributes that investors seek in LIHTC properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF RCC

Overview

               Related Capital Company (“RCC”) is a leading real estate financial services firm for the multifamily housing industry with a strong core focus on affordable housing.

               RCC provides services to third-party investors principally by originating investment funds through limited partnerships and other investment entities that acquire equity in and finance multifamily housing, and then by providing asset management and advisory services to these funds.  In most cases, the fees are earned by general partners of the funds, which have agreements with RCC whereby RCC performs the services and is compensated as fees are collected.  The general partner entities are owned by the owners of RCC or their affiliates and have no net assets; all net income of these entities is passed through to RCC.

               Origination fees are earned when equity is raised and property is acquired by investment funds.  These fees are calculated as a percentage of funds invested, ranging from 2% to 3%.  Both the investing of funds and the raising of equity from third parties are relevant indicators of RCC’s performance. The existence of uninvested funds at the end of a period is an indicator of the future fees to be earned based on the investment of these funds.  Origination fees also include fees received upon the initial formation of the investment funds based on 1% of the equity raised from such funds.  These fees are for setting up and maintaining books and records of the investment fund and are deferred, and then recognized as the services are performed by RCC pursuant to the terms of the management agreement with the investment fund.

               Acquisition fees are earned upon acquisition of debt and debt securities by some of the publicly-held entities for which RCC is an advisor, primarily Charter Municipal Mortgage Acceptance Company (“Charter Mac”).  These fees are calculated as a percentage of the purchase price of the debt and debt securities acquired, approximately 3%.

               Development fees are earned from properties co-developed by RCC and sold to investment funds. Recognition of development fees is based on completion and stabilization of properties, after guarantees of completion and deficits are no longer deemed to require funding.  The guarantees are issued by The Related Companies, L.P. (“TRCLP”), RCC’s majority owner.  Development fees are calculated based on the excess of capital contributions and mortgage financing sources over both the total costs of construction and costs incurred through to the period of stabilization of cash flows from operations.  No funding of development deficits has ever been required.

               Partnership and asset management fees are earned after the formation of investment funds, and are calculated as a percentage of assets held by these funds.  The asset base includes equity and debt.  These fees range from 0.25% for servicing loans in bond funds to 0.50% for management services to the funds.  These fees are recorded as earned only when RCC determines that collection is reasonably assured based on the funds’ working capital balances.

               Guarantee fees are paid by certain investors in return for RCC insuring the tax credits attributable to their investment funds.  Recognition of guarantee fees is based on amortization of the premiums over the guarantee period.  Once tax credits are awarded, and properties have achieved stabilized operations, the only exposure to a guarantee loss is in the event of noncompliance with tenant eligibility requirements or loss of the property due to foreclosure or physical destruction.  The guarantees are issued by RCC and/or TRCLP and no loss pursuant to any guarantee has ever been experienced; therefore, management has not deemed it necessary to provide a reserve in connection with its guarantee exposure.  RCC estimates that, in the remote event of a total loss of all properties in all of these funds without insurance recoveries, the maximum exposure under these guarantees would approximate $134,000,000 at September 30, 2002.

               On December 18, 2002, RCC entered into an agreement with Charter Mac which, if approved by Charter Mac’s common shareholders, will result in RCC being acquired by Charter Mac.  Certain assets and liabilities of RCC will not be acquired by Charter Mac.  This management’s discussion and analysis of RCC’s financial condition and results of operations does not include the potential impact on RCC of the proposed acquisition transaction.

Results of Operations

     Nine Months Ended September 30, 2002 as compared with Nine Months Ended September 30, 2001

               Overview.  Net income increased by $13,161, 000 or 126%.  Net income was $23,616, 000 for the nine months ended September 30, 2002 as compared to $10,455, 000 in the same 2001 period.  This increase was comprised of a $15,629,000 increases in revenue, partially offset by a $2,470,000 increase in costs and expenses.

               Revenues.  Total revenues increased by $15,629,000 or 46%. For the nine months ended September 30, 2002 revenues were $49,540,000 as compared to $33,911,000 for the same 2001 period.

               Origination, acquisition and development fee revenues increased by $15,926,000 or 102%.  For the nine months ended September 30, 2002, these revenues were $31,525,000 as compared to $15,599,000 in the same 2001 period.  A detailed breakdown of these fees is as follows:

	2002	2001	Increase

Origination fees	$19,844,000	$10,979,000	$8,865,000
Acquisition fees	9,218,000	3,571,000	5,647,000
Developer fees	2,463,000	1,049,000	1,414,000

Total	$31,525,000	$15,599,000	$15,926,000

               Recognition of origination fees is based on when properties are acquired by investment funds, which is different from when the equity is raised from investors.  Origination fees increased by $8,865,000 or 81%.  This increase was due to property acquisitions by investment funds principally resulted from the increase in equity raised by RCC, detailed as follows for the nine months ended September 30, 2002 and 2001:

	2002	2001	Increase

Equity raised	$473,556,000	$252,634,000	$220,922,000

Properties acquired	$369,317,000	$236,506,000	$132,811,000

Uninvested funds -end of period	$316,891,000	$213,567,000	$103,324,000

               Acquisition fees increased by $5,647,000 or 158%.  This resulted from RCC earning fees from an increase in debt and debt security acquisitions by public funds, primarily Charter Mac, detailed as follows:

	2002	2001	Increase

Debt and debt securities acquired	$311,276,000	$102,368,000	$208,908,000

               Developer fees increased by $1,414,000 or 135%.  For the nine months ended September 30, 2002 developer fees were $2,463,000 as compared to $1,049,000 in the same 2001 period.   Recognition of development fees is based on timing of completion and stabilization of property cash flows.  While development activities may occur throughout the period, revenue is not recognized until guarantees of completion and development deficits are no longer deemed to require funding.

               Partnership and asset management fees decreased by $297,000 or 2%.  For the nine months ended September 30, 2002, revenues were $18,015,000 as compared to $18,312,000 in the same 2001 period.  A detailed breakdown of these fees is as follows:

	2002	2001	Increase (Decrease)

Partnership management	$12,856,000	$13,418,000	$(562,000)
Loan servicing	2,566,000	1,970,000	596,000
Guaranty fees	859,000	1,076,000	(217,000)
Other	1,734,000	1,847,000	(113,000)

	$18,015,000	$18,312,000	$(297,000)

               Partnership management fees decreased by $562,000 or 4%.  For the nine months ended September 30, 2001 partnership management fees included recognition of a $3,300,000 fee for services rendered in prior periods to an investment fund for which RCC previously assessed that collectibility of the fee was not reasonably assured.  The sale of a property within the fund provided the cash flow to pay the fee in 2001.  Excluding this item, management fees increased by $2,738,000 or 20% as a result of an increase in the number of investment funds under management by RCC.  For the nine months ended September 30, 2002, RCC has not recognized fees of $6,860,000 and $7,777,000 for the same 2001 period based on management’s assessment that collection of the fees was not reasonably assured based on working capital available at the investment fund level.  As of September 30, 2002 and 2001, the balance of receivables from partnership management fees not recognized is $55,634,000 and $47,547,000, respectively.

               Loan servicing fees increased by $596,000 or 30%.  This increase resulted from an increase in debt and debt securities serviced for the investment funds, primarily Charter Mac.

               Guaranty fees decreased $217,000.  For the nine months ended September 30, 2002, guaranty fees were $859,000 as compared to $1,076,000 in the same 2001 period.  These fees relate to insurance of tax credits to certain investors in investment funds and are amortized over the term of the guaranty.  Guaranty fees are deferred and recognized in income using an amortization method which is based on the reduction in RCC’s potential exposure under the guarantee during its term.

               Other income decreased $113,000.  Components of other income include investor services fees and asset monitoring fees.  The fees are for services including inspection of properties in investment funds, evaluation of physical attributes and occupancy of the properties, and are paid from cash flow of the properties.

               Costs and Expenses.  Costs and expenses include salaries, general and administrative expenses and provision for bad debts and abandoned costs.  Costs and expenses increased by $2,470,000 or 12%.  For the nine months ended September 30, 2002, costs and expenses were $23,726,000 as compared to $21,256,000 in the same 2001 period.

               Salaries, payroll taxes and employee benefits increased by $1,926,000 or 15%.  This primarily resulted from an increase in personnel and increases in salary and bonuses in 2002 as compared to 2001.

               General and administrative expenses include rent, professional fees, New York City Unincorporated Business Taxes (“UBT”), depreciation and other expenses.  General and administrative expenses increased by $1,009,000 or 15%.  For the nine months ended September 30, 2002, general and administrative expenses were $7,681,000 as compared to $6,672,000 in the same 2001 period.  This increase resulted primarily from (a) an increase in UBT taxes due to an increase in net income and (b) additional office and related costs attributable to increased personnel.

               The provision for bad debts and abandoned project costs increased by $535,000 or 25%.  For the nine months ended September 30, 2002, provision for bad debts was $2,670,000 as compared to $2,135,000 in the same 2001 period.  This provision consists primarily of project cost write-offs for development joint ventures.  The abandoned project costs were higher in 2002 as compared to 2001 due to more write-offs of abandoned projects.

               Other income and expenses is comprised of interest income and expense.  Interest expense net of interest income decreased by $2,000.  For the nine months ended September 30, 2002, interest expense net of interest income was $2,371,000 as compared to $2,375,000 in the same 2001 period.  The weighted average interest rate decreased by 2.23%, partially offset by an increase in average borrowings outstanding.  For the nine months ended

September 30, 2002 and 2001, the weighted average rate was 3.20% and 5.43%, respectively, and the weighted average borrowings were $39,446,000 and $34,755, 000, respectively.

     Year Ended December 31, 2001 Compared With the Year Ended December 31, 2000

               Overview.  Net income increased by $4,584,000 or 26%.  Net income was $22,363,000 in 2001 as compared to $17,779,000 in 2000.  This increase was comprised of a $4,138,000 increase in revenue, offset by an $816,000 increase in costs and expenses and a $1,262,000 decrease in other income and expenses.

               Revenues.  Total revenues increased by $4,138,000 or 8%.  Revenues were $55,014,000 in 2001 as compared to $50,876,000 in 2000.

               Origination, acquisition and development fee revenues decreased by $877,000 or 3%.  In 2001, these revenues were $31,363,000 as compared to $32,240,000 in 2000.  A detailed breakdown of these fees is as follows:

	2001	2000	Increase (Decrease)

Origination fees	$19,022,000	$22,344,000	$(3,322,000)
Acquisition fees	10,817,000	8,504,000	2,313,000
Developer fees	1,524,000	1,392,000	132,000

Total	$31,363,000	$32,240,000	$(877,000)

               Recognition of origination fees is based on when properties are acquired by investment funds, which is different from when the equity is raised from investors.  Origination fees decreased by $3,322,000 or 15%.  This decrease resulted from RCC earning fewer fees due to a decrease in equity raised and properties acquired by investment funds detailed as follows for the years ended December 31, 2001 and 2000:

	2001	2000	Increase (Decrease)

Equity raised	$486,350,000	$532,140,000	$(45,790,000)

Properties acquired	$471,137,000	$464,835,000	$6,302,000

Uninvested funds -end of period	$212,652,000	$197,438,000	$15,214,000

               The difference between properties acquired and equity raised is due to timing of properties closed into investment funds (a major fund closed in early 2000, which provided more funds for investment in 2000 compared to 2001).

               Acquisition fees increased by $2,313,000 or 27%.  This resulted from RCC earning fees from an increase in debt and debt securities acquisitions by public funds, primarily Charter Mac, detailed as follows:

	2001	2000	Increase

Debt and debt securities acquired	$410,661,000	$356,156,000	$54,505,000

               Developer fees increased by $132,000 or 10%.  In 2001, developer fees were $1,524,000 as compared to $1,392,000 in 2000.  While development activities may occur throughout the year, revenue is not recognized until guarantees of completion and development deficits are no longer deemed to require funding by RCC.

               Partnership and asset management fees increased by $5,015,000 or 27%.  In 2001, revenues were $23,651,000 as compared to $18,636,000 in 2000.  A detailed breakdown of these fees is as follows:

	2001	2000	Increase (Decrease)

Partnership management	$17,499,000	$13,699,000	$3,800,000
Loan servicing	2,730,000	1,844,000	886,000
Guaranty fees	1,468,000	1,111,000	357,000
Other	1,954,000	1,982,000	(28,000)

	$23,651,000	$18,636,000	$5,015,000

               Partnership management fees increased by 3,800,000 or 28%.  In 2001, partnership management fees included recognition of a $3,300,000 fee for services rendered in prior periods to an investment fund for which RCC previously assessed that collectibility of the fee was not reasonably assured.  The sale of a property in the fund provided the working capital to pay the fee.  Excluding this item, management fees increased by $500,000 or 4% as a result of an increase in the number of investment funds under management by RCC.  In 2001 and 2000, RCC has not recognized fees of $9,004,000 and $9,380,000, respectively, based on its assessment that collection of the fees was not reasonably assured based on working capital available at the investment fund level.  As of December 31, 2001 and 2000, the balance of receivables from partnership management fees not recognized was $48,774,000 and $43,070,000, respectively.

               Loan servicing fees increased by $886,000 or 48%.  This increase resulted from an increase in debt and debt securities serviced for the investment funds, primarily Charter Mac.

               Guaranty fees increased $358,000 or 32%.  These fees relate to insurance of tax credits to certain investors in investment funds and are amortized over the term of the guarantee.

               Other income decreased $28,000.  Components of other income include investor services fees and asset monitoring fees. The fees are for services including inspection of properties in investment funds, evaluation of physical attributes and occupancy of the properties, and are paid from cash flow of the properties.

               Costs and Expenses.  Costs and expenses include salaries, general and administrative expenses and provision for bad debts and abandoned costs.  Costs and expenses increased by $816,000 or 3%.  In 2001 costs and expenses were $29,734,000 as compared to $28,918,000 in 2000.

               Salaries, payroll taxes and employee benefits increased by $2,900,000 or 20%.  This primarily resulted from an increase in personnel and increases in salary and bonuses in 2001 as compared to 2000.

               General and administrative expenses include rent, professional fees, New York City Unincorporated Business Taxes (“UBT”), depreciation and other expenses.  General and administrative expenses increased by $1,383,000 or 15%.  This increase resulted primarily from (a) an increase in UBT taxes due to an increase in net income and (b) additional office and related costs attributable to increased personnel.

               The provision for bad debts and abandoned project costs decreased by $3,466,000 or 68%.     In  2001, the provision for bad debts was $1,633,000 as compared to $5,099,000 in 2000.  This provision for bad debts and abandoned projects costs consists primarily of project cost write-offs for development joint ventures. The abandoned project costs were lower in 2001 as compared to 2000 due to fewer specific write-offs of abandoned projects.

               Other income and expenses is comprised of interest income and expense.  Interest expense net of interest income decreased by $1,261,000.  In 2001, interest expense net of interest income was $2,917,000 as compared to $4,178,000 in 2000.  The weighted average interest rate decreased by 2.41%, partially offset by an increase in average borrowings outstanding. In 2001 and 2000, the weighted average rate was 6.31% and 8.72%, respectively, and the weighted average borrowings were $37,086,000 and $33,426,000, respectively.

     Year Ended December 31, 2000 Compared With the Year Ended December 31, 1999

               Overview.  Net income decreased by $478,000 or 3%. Net income was $17,779,000 in 2000 as compared to $18,257,000 in 1999.  This decrease was comprised of a $7,858,000 increase in revenue, offset by a $5,649,000 increase in costs and expenses and a $2,687,000 increase in other income and expenses.

               Revenues.  Total revenues increased by $7,858,000 or 18%.  Revenues were $50,876,000 in 2000 as compared to $43,018,000 in 1999.

               Origination, acquisition and development fee revenues increased by $5,393,000 or 20%.  In 2000, these revenues were $32,240,000 as compared to $26,847,000 in 1999.  A detailed breakdown of these fees is as follows:

	2000	1999	Increase

Origination fees	$22,344,000	$20,538,000	$1,806,000
Acquisition fees	8,504,000	6,061,000	2,443,000
Developer fees	1,392,000	248,000	1,144,000

Total	$32,240,000	$26,847,000	$5,393,000

               Recognition of origination fees is based on when properties are acquired by investment funds, which is different from when the equity is raised from investors.  Origination fees increased by $1,806,000 or 9% detailed as follows for the years ended December 31, 2000 and 1999:

	2000	1999	Increase

Equity raised	$532,140,000	$447,756,000	$84,384,000

Properties acquired	$464,835,000	$422,000,000	$42,835,000

Uninvested funds -end of period	$197,438,000	$130,133,000	$67,305,000

               This increase resulted from RCC earning fees from an increase in equity raised and properties acquired by investment funds.

               Acquisition fees increased by $2,443,000 or 40%.  This resulted from RCC earning fees from an increase in debt and debt securities acquisitions by public funds, primarily Charter Mac, detailed as follows:

	2000	1999	Increase

Debt and debt securities acquired	$356,156,000	$231,067,000	$125,089,000

               Developer fees increased by $1,144,000 or 460%.  In 2000 developer fees were $1,392,000 as compared to $248,000 in 1999.  While development activities may occur throughout the year, revenue is not recognized until guarantees of completion and development deficits are no longer deemed to require funding by RCC.

               Partnership and asset management fees increased by $2,465,000 or 15%.  In 2000, revenues were $18,636,000 as compared to $16,171,000 in 1999.  A detailed breakdown of these fees is as follows:

	2000	1999	Increase

Partnership management	$13,699,000	$13,465,000	$234,000
Loan servicing	1,844,000	630,000	1,214,000
Guaranty fees	1,111,000	837,000	274,000
Other	1,982,000	1,239,000	743,000

	$18,636,000	$16,171,000	$2,465,000

               Partnership management fees increased by $234,000 or 2% as a result of increases in funds under management. As of December 31, 2000 and 1999, the balance of receivables from partnership management fees not recognized based on RCC’s assessment that collections of such fees was not reasonably assured, was $43,070,000 and $33,690,000, respectively.

               Loan servicing fees increased by $1,214,000 or 193%.  This increase resulted from an increase in bonds serviced for the investment funds, primarily Charter Mac.

               Guaranty fees increased $274,000 or 33%.  These fees relate to insurance of tax credits to certain investors in investment funds and are amortized over the term of the guarantee.

               Other income increased $743,000.  Components of other income include investor services fees and asset monitoring fees which increase as the number of investment funds increase. The fees are for services including inspection of properties in investment funds, evaluation of physical attributes and occupancy of the properties, and are paid from cash flow of the properties.

               Costs and Expenses.  Costs and expenses include salaries, general and administrative expenses and provision for bad debts and abandoned costs.  Costs and expenses increased by $5,649,000 or 24%.  In 2000 costs and expenses were $28,918,000 as compared to $23,269,000 in 1999.

               Salaries, payroll taxes and employee benefits increased by $3,745,000 or 35%.  This primarily resulted from an increase in personnel and increases in salary and bonuses in 2000 as compared to 1999.

               General and administrative expenses include rent, professional fees, New York City Unincorporated Business Taxes (“UBT”), depreciation and other expenses.  General and administrative expenses increased by $487,000 or 5%.  The increase resulted primarily from additional office and related costs attributed to increased personnel.

               The provision for bad debts and abandoned project costs increased by $1,417,000 or 38%.  In 2000, the provision for bad debts was $5,099,000 as compared to $3,682,000 in 1999.  This provision for bad debts and abandoned projects costs consists primarily of project cost write-offs for development joint ventures. The abandoned project costs were lower in 2000 as compared to 1999 due to fewer specific write-offs of abandoned projects.

               Other income and expenses is comprised of interest income and expense.  Interest expense net of interest income increased by $2,687,000.  In 2000, interest expense net of interest income was $4,179,000 as compared to $1,492,000 in 1999.  The weighted average interest rate increased by 1.86%, combined with an increase in average borrowings outstanding. In 2000 and 1999, the weighted average rate was 8.72% and 6.86%, respectively, and the weighted average borrowings were $33,426,000 and $25,305,000, respectively.

               Inflation.  Inflation did not have a material effect on RCC’s results for the periods presented.

Liquidity and Capital Resources

               The primary source of liquidity for RCC has been and will continue to be cash provided by operating activities.  In addition, RCC has utilized a $75,000,000 warehouse line of credit facility (the “Line of Credit”) to finance its capital needs to fund advances to affiliated real estate entities involved in projects which are in the early stages of development, as well as to affiliates to acquire properties for inclusion in offerings to investors.

Management believes that it will have access to the capital resources necessary to meet its short-term liquidity requirements and to expand and develop its business.

               As of September 30, 2002, RCC’s total indebtedness related to the Line of Credit was $40,863,000 with a weighted average interest rate of 3.24% (based on LIBOR +2%).  The Line of Credit is collateralized by a lien on the interest in the property-owning entities being funded by the Line of Credit and is guaranteed by TRCLP.  The Line of Credit matured on October 31, 2002 and RCC management has renewed it through October 2003. Upon its maturity in 2003, RCC management is confident that it can renegotiate the terms of the Line of Credit or arrange alternate sources of financing to repay the outstanding balance.  The Line of Credit had approximately $34,100,000 of availability at September 30, 2002.

               In connection with RCC’s development joint ventures, such ventures may obtain construction financing which is guaranteed by TRCLP.  At any time, the aggregate amount of such construction loans has not exceeded $25,000,000.  The loans are repaid from permanent financings and capital contributions of investment funds organized by RCC, which acquire the properties.  Such construction loans generally close at the same time that an investment fund is committed to acquire the completed property, which limits the repayment risk.  The sources of such loans are diverse and specific to a property. RCC has never been required to fund a development deficit.

Cash Flows

     Cash Flows for the nine months ended September 30, 2002

               RCC’s cash and cash equivalents increased $8,650,000 to $10,300,000 during the nine months ended September 30, 2002.  The increase in cash and cash equivalents was due to $34,697,000 of cash provided by operating activities offset by $7,497,000 of cash used in investing activities and $18,550,000 of cash used in financing activities.

               Cash provided by operations of $34,029,000 was primarily comprised of (a) income of $22,616,000, (b) an increase in deferred revenue (fees collected but not earned) of $6,504,000, (c) an increase in the net change of due from affiliates and operating liabilities of $1,693,000 and (d) the adjustments for non-cash items which were comprised of depreciation and amortization of $1,213,000 and provisions for uncollectible accounts of $2,671,000.

               Cash used in investing activities of $7,497,000 was comprised primarily of a $12,430,000 increase in escrows relating to purchases of properties by investment funds which closed in early October 2002, offset by a return of net advances to project partnerships of $5,071,000, relating to an investment fund which closed in early January 2002. The increases and decreases in the advances to partnerships coincide with decreases and increases in the Line of Credit which is used to finance the advances.  The remaining use in cash in investing activities pertains to the net activity of notes receivable and other assets.

               Cash used in financing activities of $18,550,000 was primarily comprised of distributions to RCC’s partners of $17,174,000 and the repayment of certain notes payable of $1,665,000, offset by $289,000 of additional draws net of repayments on the Line of Credit.  Generally, distributions to partners are based on earnings of RCC.

     Cash Flows for the Year Ended December 31, 2001

               RCC’s cash and cash equivalents increased $530,000 to $1,650,000 during the year ended December 31, 2001. The increase in cash and cash equivalents was comprised primarily of $26,975,000 of cash provided by operating activities offset by $7,784,000 of cash used in investing activities and $18,661,000 of cash used in financing activities.

               Cash provided by operations of $26,975,000 was primarily comprised of (a) income of $22,363,000, (b) an increase in deferred revenue of $2,588,000, (c) a decrease in the net change of due from affiliates and operating liabilities of $845,000 and (d) the adjustments for non-cash items which were comprised of depreciation and amortization of $1,236,000 and provisions for uncollectible accounts of 1,633,000.

               Cash used in investing activities of $7,784,000 was primarily comprised of a $3,334,000 increase in escrows and an increase of net advances to partnerships of $6,472,000 due to the timing of investor closings.  The advances to partnerships were funded by the Line of Credit.  The remaining increase in cash used in investing activities pertains to the net activity of notes receivable and other assets.

               Cash used in financing activities of $18,661,000 was primarily comprised of distributions to RCC’s partners of $21,933,000, the repayment of certain notes payable of $2,330,000, offset by $5,602,000 of additional draws net of repayments on the Line of Credit.

Quantitative and Qualitative Disclosures About Market Risk

               RCC’s ability to attract investors for its investment partnerships is affected by changes in market interest rates. Relative yields offered by tax credit funds as well as yields offered by Charter Mac and similar managed entities, which are generally fixed, will be more attractive to potential investors in periods when interest rates are declining, and less attractive in periods of rising interest rates.  Market interest rates are highly sensitive to many factors including government policies, domestic and international conditions and other factors that are beyond the control of RCC.

               Interest rate changes also affect RCC’s borrowing cost under its variable rate Line of Credit.  Based on $39,446,000 of weighted average borrowings for the nine months ended September 30, 2002, a 1% increase in interest rates would decrease RCC’s annual net income and cash flows by approximately $390,000.  The Line of Credit is guaranteed by TRCLP.  The elimination of this guarantee in connection with the acquisition transaction is not expected to have any effect on RCC’s borrowing rate because it would be replaced by a guarantee by Charter Mac.

Accounting Matters

     Critical Accounting Policies

               Recent SEC guidelines require disclosure of accounting policies which involve estimates or assessments of risks, or uncertainties, and which could have a material impact on the financial statements. RCC’s critical accounting policies which fall into this category include the following:

Revenue Recognition

               Revenue recognition for partnership and asset management fees is based on RCC’s assessment of each investment fund’s ability to pay these fees, which generally is based on the funds’ working capital balances.  RCC recognizes revenue only when collection is reasonably assured. Amounts not recorded as revenues, due to inadequate working capital at the investment fund level, are due upon sale or refinancing of the fund’s properties; receipt of such amounts is highly uncertain.  The alternative accounting would be to accrue the full amount of the fees and then reserve for the portion that management estimates will not be paid until there is a sale or refinancing of the underlying properties in the investment fund.  RCC believes that the assessment of collectibility is an integral part of revenue recognition; if this factor was not considered, net income and assets could be materially overstated. The investment funds are separate legal entities that are subject to factors and market conditions that are beyond the control of RCC, and may not generate adequate cash to pay all fees due to RCC.

               A summary of the activity of the receivable balances from investment funds under the policy described above is as follows:

	September 30, 2002	September 30, 2001	December 31, 2001	December 31, 2000

Beginning of period	$48,774,000	$43,070,000	$43,070,000	$33,690,000
Additions (1)	6,860,000	7,777,000	9,004,000	9,380,000
Fees recognized (2)	—	(3,300,000)	(3,300,000)	—

End of period	$55,634,000	$47,547,000	$48,774,000	$43,070,000

                (1) “Additions” represents management fees accruable but not recognized  because of insufficient working capital at the investment fund level

                (2) “Fees recognized” represent cash received for previously unrecognized management fees

Recovery of Advances

               The nature of the investment fund business requires identification and timed purchases of significant properties in new funds before most investors will commit resources; therefore, RCC advances funds to affiliates to acquire properties for inclusion in offerings to investors. At any point in time, the investment in properties can be material (the warehouse line of credit utilized by RCC to fund these advances has a maximum amount of $75,000,000), and interest costs are capitalized.  Such interest costs are expensed when the organization fees are recognized as revenue.  Realization of both the property values and capitalized interest is subject to continued success in attracting investors to new funds or, if investors are not found, by sale of the acquired properties.

               During the process of identifying properties that have potential for development and inclusion in tax credit investment funds, RCC incurs certain costs, which are generally reimbursed when financing for the development project is closed.  RCC periodically assesses recovery of such advances based on management’s experience with similar properties and its evaluation of the prospects of obtaining allocations of tax credits and securing financing for the projects.  When reimbursement is not probable, a provision for bad debt and abandoned cost is recognized.  At September 30, 2002 RCC has advances to partnerships of approximately $51,256,000, with a reserve for uncollectibility of $293,000.

Guarantee Exposure

               In a limited number of insured tax credit funds, RCC and/or TRCLP enters into agreements with third party insurance companies to share both the premium and risk related to the fund’s guaranteed level of low income housing tax credits.  The contingency exposure is based on a present value calculation that is based on the years of remaining tax credit recapture risk and a discount rate in effect at the time of the transaction. Historically, RCC has recorded no accrual for a probable loss for this exposure because RCC has not, and does not expect to, make any payments to investors under this guarantee.  RCC believes that substantially all of the risk is over once construction or rehabilitation of the property is completed and has been awarded tax credits. The only events leading to recapture after completion are abandonment of the property or ineligibility of tenants, which can be cured and which have never resulted in recapture.  Revenues from these guarantee fees are recognized over the guarantee period using an amoritization method which is based on the reduction in RCC’s potential exposure under the guarantee.  If RCC were to be required to make payments under the guarantees, such amounts would be recognized as expenses when payment became probable and such amounts could be material.  RCC estimates that its maximum exposure under these guarantees is approximately $134,000,000 at September 30, 2002.

    Recent Accounting Pronouncements

               In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.  SFAS No. 141 is effective immediately and SFAS No. 142 is effective January 2002.  The implementation of these standards did not have an impact on the RCC’s financial statements.

               In June 2001, the FASB issued SFAS No.143, Accounting for Asset Retirement Obligations (effective January 1, 2003). SFAS No. 143 requires the recording of the fair value of a liability for an asset retirement obligation in the period in which it occurred.  Management does not believe that the adoption of SFAS No. 143 will affect RCC’s financial statements.

               In August 2001, the FASB issued Statement No. 144, Accounting for The Impairment or Disposal of Long-Lived Assets. Among other things, this standard requires that the assets and operations of a component of an entity that is held for sale or has been disposed of be presented both in current and prior periods, separately as discontinued operations.  SFAS No. 144 became effective January 1, 2002.  The implementation of this standard did not have any impact on RCC’s financial statements.

               In April 2002, the FASB issued SFAS No. 145, Rescission of FASB statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Correction. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking Fund Requirements. SFAS No. 145 requires, among other things (a) that the modification of a lease that results in a change of classification of the lease from capital to operating under the provisions of SFAS No. 13 be accounted for as a sale-leaseback transaction and (b) the reporting of gains or losses from early extinguishment of debt as extraordinary items only if they meet the criteria of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations. The rescission of SFAS No. 4 is effective January 1, 2003. The amendments of SFAS No. 13 are effective for transactions occurring on or after May 15, 2002. The rescissions of SFAS No. 44 and 64 and the amendments of SFAS No. 13 did not have any impact on RCC’s financial statements.

               In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (effective January 1, 2003). SFAS No. 146 replaces current accounting literature and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. The implementation of this standard did not have any impact on RCC’s financial statements.

               In November of 2002, the FASB issued Interpretation No. 45, Guarantors’ Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued.  It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  This Interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. The disclosure provisions of this Interpretation are effective for RCC’s December 31, 2002 financial statements. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. RCC is currently in the process of evaluating the impact that this Interpretation will have on its financial statements.

               In January of 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities.  This Interpretation clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of the Interpretation will be immediately effective for all variable interests in variable interest entities created after January 31, 2003, and RCC will need to apply its provisions to any existing variable interests in variable interest entities by no later than December 31, 2004. RCC is currently in the process of evaluating the impact that this Interpretation will have on its financial statements, but does not currently believe that its provisions will require RCC to consolidate any of the investment funds it organizes or manages.

FEDERAL INCOME TAX CONSIDERATIONS

               The following discussion summarizes certain material U.S. federal income tax considerations of the acquisition transaction,  assuming that the acquisition transaction is consummated as contemplated by this proxy statement.  This discussion is based upon interpretations of the Code, Treasury regulations promulgated under the Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect.  The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the acquisition transaction.

               THIS U.S. FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU.  EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE ACQUISITION TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

General

               The acquisition transaction has been structured to achieve specific tax objectives for both our Company and the RCC Principals.  These include the following:  (1) the RCC Principals will transfer their interests to CharterMac Capital for special common units of CharterMac Capital in a manner that is tax free to the RCC Principals, except for TRCLP, which will receive cash; (2) the RCC Principals will be partners in CharterMac Capital, and the distributions and allocations on the special common units will be effectively deductible to CharterMac Capital and  ordinary income to the holders; (3) because the RCC business yields active income for purposes of the publicly traded partnership rules, this structure is intended to allow our Company to avoid the realization of active income which would jeopardize our publicly traded partnership status; and (4) the exchange of the special common units for our Common Shares will be taxable to the RCC Principals, giving rise to amortization deductions for goodwill that was not previously amortizable.  Following the acquisition transaction, our shareholders will continue to own our Common Shares in the same respect as before the transaction and the acquisition by the RCC Principals of special common units exchangeable into our Common Shares is not expected to alter the income tax effect of owning or subsequently transferring Common Shares.  In the future, it is possible that a greater percentage of our distributions may be taxable due to the taxable nature of RCC’s business.

               While we do not expect significant federal income tax consequences, if the IRS were to challenge various tax positions we intend to take, the taxable income we expect to report in CM Corp. could be increased and our ability to qualify as a publicly traded partnership that does not pay tax could be jeopardized.  This could occur if the IRS were to assert successfully that the transfer of interests in RCC were, for income tax purposes, made to us, rather than to CharterMac Capital.  If this position prevailed, the income that CM Corp. expects to recognize from the RCC operations would not be reduced by an allocation of income to the RCC Principals.  In addition, if we, rather than CM Corp., were treated as the owner of interests in RCC, we would realize an amount of active income from the RCC business that would require us to be treated as a corporation for income tax purposes. In such case, we would be required to pay taxes on our income and our shareholders would be subject to tax on distributions from us.  Additionally, it is possible that the value of our Common Shares would decline and that, as a result of paying federal taxes, we would have less net after-tax income and our distributions would be lower.

               The IRS might also assert that the special common units in CharterMac Capital held by the RCC Principals are actually shares of our Company.  If this position prevailed, CM Corp. would be viewed as owning the entire RCC business and the distributions payable on the special common units would not reduce the income of CM Corp.  Therefore, CM Corp. would be taxable on all of the income from the RCC business, which could reduce our net after-tax income and our distributions.

Acquisition of RCC

               In the acquisition transaction, the RCC Principals will transfer their interests in RCC to CharterMac Capital, a limited liability company controlled by our wholly owned subsidiary, CM Corp., and to CM Corp, in exchange for $50 million of cash and special common units of CharterMac Capital,  which may be exchangeable into our Common Shares (or, at the option of CM Corp., cash).  The cash portion will be paid only to TRCLP.  CM Corp. will own the “common” interests in CharterMac Capital.  The acquisition transaction is not expected to result in the recognition of income by us or the holders of our Common Shares.  The cash portion of the acquisition transaction is expected to be taxable to TRCLP, and the issuance of special common units is expected to qualify for nonrecognition treatment pursuant to Section 721 of the Code.  CM Corp. will have a step-up in basis as a result of the cash portion of the acquisition transaction.  It is anticipated that nearly all of this step-up will be allocated to goodwill, which is amortizable over a 15 year period, as discussed below.  Distributions and allocations to the holders of the special common units have been structured to be effectively tax deductible to CharterMac Capital and ordinary income to the holders.  This structure will allow payments to be made to RCC principal on a tax deductible basis.  The RCC Principals who receive special common units in CharterMac Capital are expected to be treated as partners in CharterMac Capital for federal income tax purposes because they will hold ownership interests in CharterMac Capital and will share in the profits and losses of CharterMac Capital.  It is possible, however, that the Internal Revenue Service could take the position that the RCC Principals are, for federal income tax purposes, partners of our Company, because their distributions will be closely related to our distributions, they have the right to exchange their interests in CharterMac Capital for our Common Shares (subject to the right of CM Corp. to satisfy an exchange request for cash), and, through the special preferred voting shares, they will vote with respect to matters subject to a vote of our common shareholders.  If the IRS were successful in contending that the RCC Principals are, for federal income tax purposes, partners in our Company rather than in CharterMac Capital, the distributions payable on the special common units would not reduce the income of CM Corp.  As a result, CM Corp. would recognize significantly more taxable income than is expected as a result of the operation of the RCC business.

Amortization Deductions for CM Corp.

               A significant portion of the assets that comprise the RCC business is expected to constitute goodwill for federal income tax purposes.  The tax basis of the goodwill in the RCC business is expected to be amortizable on a straight line basis over a 15 year period, but this amortization will not be available to the extent that the RCC Principals have not recognized gain for federal income tax purposes.  Thus, while the portion of goodwill that is acquired with cash is expected to give rise to amortization deductions that begin at the closing, the remaining amounts of goodwill are not expected to be amortizable until the RCC Principals recognize gain, which will occur when the special common units are exchanged for our Common Shares or cash.  Prior to such time, however, the distributions on the special common units are expected to be matched by an allocation of  income to the RCC Principals, thereby reducing the income recognized by CharterMac Capital and allocable to CM Corp.  Without the amortization deductions and the tax deductible payments to the RCC Principals, discussed above, CM Corp. would be required to pay tax on all of the income from the RCC business, which would result in a decrease in CharterMac distributions.

Tax Termination of RCC

               A partnership, such as RCC, is terminated if there is a sale or exchange of 50% or more of the interests in partnership capital and profits within a 12 month period.  Thus, the closing of the acquisition transaction should result in a termination of RCC for federal income tax purposes.  As a result, RCC will be deemed to transfer all its assets and liabilities to a new partnership, and RCC will be deemed to distribute interests in the new partnership to the new partners of RCC (i.e. CharterMac Capital and CM Corp.).  No gain or loss is expected to be recognized as a result of this termination.

Exchange of Special Common Units

               The special common units of CharterMac Capital are exchangeable for our Common Shares or, at the option of CM Corp., cash.  Regardless of whether cash or our Common Shares are used to satisfy an exchange request, it is expected that an exchange will be a taxable event for the RCC Principals and will give rise to an increase in the basis of the assets used in the RCC business.  This increase in basis will result in further amortization deductions for CM Corp.  If CM Corp. decides to satisfy an exchange request of the RCC Principals with our Common Shares, there is a risk that CM Corp. could be required to recognize gain in an amount equal to the excess of the value of our Common Shares used to satisfy the exchange request and CM Corp.’s tax basis in those shares.  It is expected that CM Corp.’s acquisition of the Common Shares will be structured in a manner that causes the tax basis to it of those shares to be approximately equal to the fair market value of the shares, so that CM Corp. will not be required to recognize gain when our Common Shares are used to satisfy an exchange request.

Publicly Traded Partnership Rules

               We are a publicly traded partnership for federal income tax purposes.  In order for us to not be subject to federal income tax liability, substantially all of our income must continue to constitute passive income.  It is expected that the RCC business will not cause our Company to recognize “active” income, because the RCC business will be owned, indirectly, by CM Corp., which is a taxable corporation.  Distributions from CM Corp. may be treated as dividends or capital gain, both of which are treated as passive income for purposes of the publicly traded partnership rules.  These distributions would, however, be includible in income by our common shareholders.  From time to time (including at the closing of the acquisition transaction), we may also be called upon by CM Corp. to deliver a guarantee of an obligation of CM Corp. or one of its subsidiaries.  In these cases, we are expected to charge CM Corp. or its subsidiaries an arm’s length fee, as compensation for providing the guarantee.  Any of these fees charged by us will be includible in the income of our common shareholders, and will be treated as “active” income for purposes of the publicly traded partnership rules.  If the Internal Revenue Service were to successfully assert that the amount of these fees should be higher than the fees actually charged, or that the business of CM Corp. should be imputed to us, our common shareholders would be required to include these additional amounts in income, and it is possible that we would no longer be able to qualify as a publicly traded partnership that is not subject to tax.  If this were to occur, we would be liable for significant taxes, and would not be able to pass through exempt income to our common shareholders.

Acquisition of Tax Credit Properties

               In order to successfully integrate the RCC business, some changes will need to be made in the manner in which RCC acquires interests in tax credit properties.  In particular, if tax credit properties that are financed with bonds owned by us are owned by our Company or our subsidiaries, including RCC, interest on the bonds would not be tax exempt in the hands of our Company.  Frequently, tax credit properties are owned for a brief period of time by RCC or one of its subsidiaries.  It is expected that this method of acquiring tax credit properties will be modified in a manner that allows interest earned on bonds owned by our Company to be exempt.

EXECUTIVE COMPENSATION

               This section describes our current management and trustee compensation structure.  If the acquisition transaction is approved, we will become internally-managed as described elsewhere in this proxy statement.

Trustees

               Board of trustees.  We currently have three executive officers and eight trustees (three of whom are independent trustees).  We do not pay or accrue any fees, salaries or other forms of compensation to our officers other than options which may be received under our incentive share option plan (see “— Incentive Share Option Plan,” below).  Our independent trustees receive compensation for serving as independent trustees.  Mr. Edson receives compensation at the rate of $30,000 per year, payable $20,000 in cash (or, at Mr. Edson’s option, Common Shares) and Common Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending our board meetings.  Messrs. Allen and Fisch receive compensation at the rate of $17,500 per year payable $7,500 in cash (or, at Messrs. Allen’s or Fisch’s option, Common Shares) and Common Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending our board meetings.

               Special committee.  Messrs. Fisch, Allen and Edson are each receiving compensation for serving on the special committee.  For the year ended December 31, 2002, Mr. Fisch, who served as Chairman of the special committee, received in total $75,000, of which $37,500 was in cash and $37,500 was in Common Shares.  Messrs. Allen and Edson each received in total $60,000, of which $30,000 was in cash and $30,000 was in Common Shares.  We have agreed to pay the these individuals the same compensation in 2003 for serving on the special committee, prorated from the period January 1, 2003 up to the date we consummate the acquisition transaction.

Management

               Overview

               Although each of our and our subsidiaries’ board of trustees (or directors) has authority over the management of each respective entity, we and our subsidiaries have operated and selected investments (and if the acquisition transaction is not approved will continue to operate and select investments) utilizing the services and advice provided by CM Corp., our wholly-owned subsidiary, and Related Charter, an affiliate of RCC, pursuant to various management agreements.  CM Corp. and Related Charter have each subcontracted with RCC to provide these services and advice to our Company.  Through this subcontractual arrangement, RCC provides all personnel necessary to conduct our regular business.  RCC pays all salaries, bonuses and other compensation (other than options which may be received under our incentive share option plan) to our officers and the sole general partner of Related Charter.  Some members and officers of the sole general partner of Related Charter and some of our officers receive compensation from Related Charter and its affiliates for services performed for various affiliated entities, which may include services performed for us.  This compensation may be based in part on our performance; however, Related Charter believes that the portion of this compensation attributable to services performed for us is immaterial.

               Management Agreements

               Pursuant to our management agreements, Related Charter and CM Corp. have the power and duty to perform (and, as stated above, have subcontracted with RCC to perform) some or all of the following services:  (a) manage the day-to-day operations of such entity; (b) acquire, retain or sell such entity’s assets; (c) seek out, present and recommend investment opportunities consistent with such entity’s investment policies and objectives, and negotiate on behalf of us with respect to potential investments or the dispositions thereof; (d) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of such entity and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages; (e) obtain for such entity such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of such entity, paying the debts and fulfilling the obligations of such entity, and handling, prosecuting and settling any claims of such entity, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (f) obtain for us these services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of us; (g) evaluate, structure and negotiate prepayments or sales of such entity’s investments; (h) monitor operations and expenses of us; and (i) from time to time, or as requested by our board of trustees, make reports to such entity as to its performance of the foregoing services.

               Related Charter is also obligated to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment policies and objectives.

               The term of each of our management agreements is one year.  The term of each of our subsidiaries’ management agreements is five years.  Each of the management agreements may be renewed, subject to evaluation of the performance of the manager by the relevant entity’s board of trustees (or directors).  Each management agreement may be terminated (a) without cause by the manager, or (b) for cause by a majority of the applicable entity’s independent trustees (or directors), in each case without penalty and each upon 60 days’ prior written notice to the non-terminating party.

               Related Charter may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by us and our subsidiaries or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of us and our subsidiaries.  Before Related Charter, the officers and directors of Related Charter and all persons controlled by Related Charter and their officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present this investment opportunity to us and our subsidiaries if (a) this opportunity is of a character which could be taken by us and our subsidiaries, (b) this opportunity is compatible with investment objectives and policies of us and our subsidiaries, and (c) we and our subsidiaries have the financial resources to take advantage of this opportunity.

               Each management agreement provides that each entity will indemnify the manager and its affiliates under specified circumstances.

               Pursuant to the terms of the management agreements, Related Charter and CM Corp. (who are collectively referred to by us as our “Manager”) have been entitled to receive, in the aggregate, from us and our subsidiaries (and in some instances, the borrowers) the following:

Fee/Compensation *	Amount

Bond Selection Fee	2.00% of the face amount of each asset invested in or acquired by us or our subsidiaries.

Special Distributions/Investment Management Fee	0.375% per annum of the total invested assets of us or our subsidiaries.

Loan Servicing Fee	0.25% per annum based on the outstanding face amount of revenue bonds and other investments owned by us or our subsidiaries.

Operating Expense Reimbursement

For direct expenses incurred by the Manager in an amount not to exceed $741,932 per annum (subject to increase based on increases in our and our subsidiaries’ assets and to annual increases based upon increases in the Consumer Price Index).

Incentive Share Options

Our Manager may receive options to acquire additional Common Shares pursuant to the Share Option Plan only if our distributions in any year exceed $0.9517 per Common Share and the Compensation Committee of our board of trustees determines to grant these options.

Liquidation Fee	1.50% of the gross sales price of the assets sold by us in connection with a liquidation of our assets supervised by the Manager.

_______________

* A bond placement fee of 1.0% to 1.5% of the face amount of each asset invested in or acquired by us or our subsidiaries is payable to the Manager by the borrower, and not by us or our subsidiaries.

               Affiliates of our Manager may provide certain financial guarantees to the owner (or partners of the owners) of the underlying properties securing revenue bonds held by us and our subsidiaries for which they could be paid market rate fees.

               Our Manager is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees.  The payment of any of this compensation is generally limited to the then market rate for the services being performed.

Incentive Share Option Plan

               Our incentive share option plan was adopted to attract and retain qualified individuals to serve as trustees, officers and/or employees of our Company, our subsidiaries and our manager, as well as to align the financial interests of these individuals with interests of our common shareholders (i.e., by providing them with substantial financial interests in our success).  Our compensation committee, which is currently comprised of Messrs. Allen and Fisch (our independent trustees), administers our incentive share option plan.

               Under the current incentive share option plan, all options granted by our compensation committee will have an exercise price equal to or greater than the fair market value of our Common Shares on the date of the grant.  The maximum option term is ten years from the date of grant.  All Common Share options granted pursuant to our incentive share option plan may vest immediately upon issuance or in accordance with the determination of our compensation committee.  No options were granted for the years ended December 31, 1997 or December 31, 1998.  In 1999, we distributed $0.995 per Common Share.  On May 1, 2000, our compensation committee issued 297,830 options to employees of RCC and its affiliates.

               In 2000, we declared distributions in the amount of $1.07 per share, in 2001, we declared distributions in the amount of $1.14 per share, and in 2002, we declared distributions in the amount of $1.28 per share, thus enabling our compensation committee to issue options under our incentive share option plan.  No options were granted in 2000 or 2001.  In 2002, we issued 40,000 options to Mr. Rothstein.

               For a more complete discussion of our incentive share option plan (and our proposal to increase the number of options available under the plan), see “PROPOSAL THREE – AMENDING OUR INCENTIVE SHARE OPTION PLAN,” beginning on page 85 of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management Before and After the Acquisition Transaction [To Be Updated Prior to Mailing]

               As of [         ] 2003, no person was known by us to be the beneficial owner of more than 5% of the outstanding Common Shares of our Company.

               As of [         ]2003, the members of the sole general partner of Related Charter own, in the aggregate, 100% of the voting stock of the sole general partner of Related Charter.

               The following chart shows (for the periods before and after the consummation of the acquisition transaction) the trustees and senior executive officers of our Company and members and senior executive officers of the sole general partner of Related Charter and their direct or beneficial ownership of our Common Shares, as of [  ], 2003:

Name	Title Before	Title After	Amount and Nature of Beneficial Ownership Before	Amount and Nature of Beneficial Ownership After	Percent of Class Before**	Percent of Class After***

Stephen M. Ross	Chairman of the Board of CharterMac and Member of Related Charter	Chairman of the Board	255,487 Common Shares[1,2,3]	[_________] Common Shares[1,2,3,8]	*	[_________]
Stuart J. Boesky	Trustee, President and CEO of CharterMac and Member, President and CEO of Related Charter	Trustee and Chief Executive Officer	73,415 Common Shares[1,3,4]	[_________] Common Shares[1,3,4,9]	*	[_________]
Marc D. Schnitzer	Senior VP of Related Charter	Trustee and President	20,855 Common Shares[4]	[_________] Common Shares[4,10]	*	[_________]
Alan P. Hirmes	Trustee, Executive VP and Secretary, of CharterMac and Member and Senior VP of Related Charter	Trustee and Chief Operating Officer	65,459 Common Shares[1,3,4]	[_________] Common Shares[1,3,4,11]	*	[_________]
Denise L. Kiley	Senior VP of Related Charter	Trustee and Chief Credit Officer	20,855 Common Shares[4]	[_________] Common Shares[4,12]	*	[_________]
Peter T. Allen	Trustee of CharterMac	Trustee	5,332 Common Shares	[_________] Common Shares	*	*
Arthur P. Fisch	Trustee of CharterMac	Trustee	5,758 Common Shares	[_________] Common Shares	*	*
Thomas W. White	Trustee of CharterMac	----	972 Common Shares	----	*	----
Charles L. Edson	Trustee of CharterMac	Trustee	2,504 Common Shares	[_________] Common Shares	*	*

Name	Title Before	Title After	Amount and Nature of Beneficial Ownership Before	Amount and Nature of Beneficial Ownership After	Percent of Class Before**	Percent of Class After***

Michael J. Brenner	Trustee of CharterMac	----	20,787 Common Shares[5]	----	*	----
Jeff T. Blau	----	Trustee	----	[_________] Common Shares	----	[ ]
Robert A. Meister	----	Trustee	----	[_________] Common Shares	----	*
Jerome Y. Halperin	----	Trustee	----	[_________] Common Shares	----	*
Michael L. Nelsen	----	Trustee	----	[_________] Common Shares	----	*
Robert L. Loverd	----	Trustee	----	[_________] Common Shares	----	*
Walter Harris	----	Trustee	----	[_________] Common Shares	----	*
Stuart A. Rothstein	Executive VP and CFO of CharterMac and Related Charter	Executive VP and CFO	----[6]	----[6]	*	*
All Senior Executive Officers and Trustees of CharterMac and Related Charter as a group (9 persons before; 15 persons after)			429,168 Common Shares[1,3,7]	[_________] Common Shares[1,3,7]	1.33%	[____]%

*	Less than 1% of the outstanding Common Shares.
**

Based on the Common Shares outstanding as of [__________], 2003 (__________) plus the Common Shares issuable upon the conversion of (a) all options to purchase Common Shares which are exercisable within 60 days (95,274) and (b) all convertible CRA Preferred Shares (3,835,002).

***

Based on the Common Shares outstanding as of [__________], 2003 (__________) plus the Common Shares issuable upon the conversion of (a) all options to purchase Common Shares which are exercisable within 60 days (95,274), (b) all convertible CRA Preferred Shares (3,835,002) and (c) [_________] special common units exchangeable into Common Shares following the expiration of the lock-up.

[1] 11 of these Common Shares are owned by Related Charter, of which a majority is owned by Messrs. Ross, Hirmes, and Boesky.
[2] Includes 17,735 options to purchase Common Shares (which are exercisable within 60 days).
[3] 21,157 of these Common Shares are owned by Related AMI Associates, Inc., of which a majority is owned by Messrs. Ross, Hirmes and Boesky.
[4] Includes 14,188 options to purchase Common Shares (which are exercisable within 60 days).
[5] Includes 20,787 options to purchase Common Shares (which are exercisable within 60 days).
[6] Does not include 40,000 options to purchase Common Shares which were granted to Mr. Rothstein and which vest in three equal installments beginning on September 18, 2003.
[7] Includes 95,274 options to purchase common shares (which are exercisable within 60 days).
[8] Includes ________ special common units exchangeable into Common Shares following expiration of the lock-up.
[9] Includes ________ special common units exchangeable into Common Shares following expiration of the lock-up.
[10] Includes ________ special common units exchangeable into Common Shares following expiration of the lock-up.
[11] Includes ________ special common units exchangeable into Common Shares following expiration of the lock-up.
[12] Includes ________ special common units exchangeable into Common Shares following expiration of the lock-up.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

               Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and trustees, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”).  These persons are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

               Based solely on its review of the copies of these forms received by it, or written representations from reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2002, our officers, trustees and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

INDEPENDENT AUDITORS

               The consolidated financial statements of CharterMac as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated in this proxy statement by reference from CharterMac’s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein.

               The combined financial statements of RCC as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included herein, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included herein.

OTHER MATTERS

               The board of trustees does not know of any other matters to be brought before the special meeting except those set forth in the notice of the special meeting.  If other business is properly presented for consideration at the special meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on these matters.

VOTING PROCEDURES

General

               The enclosed proxy is being solicited by the board of trustees of our Company for use in connection with the special meeting of shareholders and any postponements or adjournments thereof.  All of our Common Shares represented at the special meeting by properly executed proxies received prior to or at the special meeting (or any postponements or adjournments thereof) and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies.  If no instructions are indicated, the proxies will be voted in favor of the proposal to approve the issuance of securities in connection with the acquisition transaction and adopt the amendment to our trust agreement.

Record Date

               Only holders of Common Shares of record at the close of business on [**fill in record date**] are entitled to receive notice of, and to vote at, the special meeting, or any postponements or adjournments thereof.  As of that date, there were [        ] Common Shares issued and outstanding.  Each Common Share entitles the record holder thereof to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the special meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

               For purposes of the special meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the special meeting will constitute a quorum.  If a quorum is not obtained or, as to any one or more proposals, if fewer Common Shares are voted in favor of the proposal than the number of shares required for approval, the special meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.  Any proxies voted against the acquisition transaction may not be voted at the special meeting in favor of adjournment of the special meeting.

Vote Required

               The affirmative vote of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the meeting is required to approve (a) the issuance of our securities in connection with the acquisition transaction; (b) adoption the amendments to our trust agreement; and (c) expansion of our incentive share option plan.  Consummation of the acquisition transaction is conditioned upon approval of the amendments to our trust agreement.  The affirmative vote of the holders of a majority of the Common Shares voting either in person or by proxy at the meeting is required to approve, if necessary, the extension of the solicitation period.  Proxies marked “abstain” (and which have not voted on a particular proposal) and broker non-votes will be included in determining a quorum for the special meeting, will not be not treated as votes cast in the vote with respect to the extension of the solicitation period (if necessary) and will have the same effect as a vote against the acquisition transaction and the articles of amendment.

Security Ownership of Management

               As of [**fill in record date**], trustees and executive officers of our Company and Related Charter  beneficially owned [        ] Common Shares representing approximately [    ]% of all votes entitled to be cast by the shareholders at the special meeting, and each trustee and executive officer has advised us that he or she intends to vote to approve the issuance of securities in connection with the acquisition transaction, approve the amendments to our trust agreement, approve the expansion of our incentive share option plan and, if necessary, approve the extension of the solicitation period.

Revocation of Proxies

               Proxies may be revoked by those persons executing proxies at any time before the authority granted thereby is exercised by delivering to our secretary at or prior to the special meeting a written notice of revocation bearing a later date than the date of the proxy, duly executing a subsequently dated proxy with respect to the same Common Shares and delivering it to our secretary at or before the special meeting or attending the special meeting and voting in person, although attendance at the annual meeting will not, by itself, constitute revocation.  Any written notice revoking a proxy should be delivered at or prior to the special meeting to the attention of the secretary, Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

Solicitation of Proxies

               We will bear the costs of the solicitation of proxies in connection with the special meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received.  In addition to the solicitation of proxies by mail, proxies may be solicited by trustees of our Company, for no additional compensation, by telephone, telegram, personal interviews or otherwise.  Arrangements have also been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares of Common Shares held of record by these persons or firms with their nominees, and in connection therewith, these firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding these materials.

               Additionally, we have retained [**fill in name of firm**], a proxy solicitation firm, to assist in the solicitation of proxies.  We anticipate that the cost of this proxy solicitation firm in the aggregate will not exceed [**dollar amount**] plus expenses.  The telephone number of [**name of firm**] is [**fill in phone number of firm**].  Other than as set forth above, neither our Company nor any other person acting on its behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the  acquisition transaction or any other proposal submitted to the shareholders for consideration at the special meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

               Certain statements in the Summary and under the captions “RISK FACTORS,” AND “PROPOSAL ONE - ISSUANCE OF SECURITIES IN CONNECTION WITH THE ACQUISITION TRANSACTION,” and elsewhere constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to various risks and uncertainties that could cause the actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties include, among others: general economic and business conditions which, among other things, affect demand for housing space, the availability of prospective multi-family tenants and the availability of financing; adverse changes in our real estate markets, including, among other things, competition with other companies, risks of real estate development and acquisition, governmental actions and initiatives and environmental/safety requirements; business and legislative changes which, among other things, could adversely affect our ability to generate revenue through tax credit syndication programs; and other changes and factors to which reference is made in this proxy statement.  See “RISK FACTORS,” beginning on page 40 of this proxy statement.

SHAREHOLDER PROPOSALS

               AS SET FORTH IN THE PROXY STATEMENT RELATING TO OUR 2002 ANNUAL MEETING OF SHAREHOLDERS, WHICH WE FILED WITH THE SEC ON APRIL 30, 2002, THE DEADLINE FOR THE SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2003 ANNUAL MEETING OF SHAREHOLDERS MUST HAVE BEEN RECEIVED BY US AT OUR PRINCIPAL EXECUTIVE OFFICE NOT LATER THAN JANUARY 6, 2003 FOR INCLUSION IN THE PROXY STATEMENT AND FORM OF PROXY RELATING TO THAT MEETING.  ANY SHAREHOLDER PROPOSALS SUBMITTED BEFORE SUCH DATE AND WHICH OTHERWISE COMPLY WITH THE APPLICABLE RULES AND REGULATIONS PROMULGATED BY THE SEC WILL BE INCLUDED IN THE PROXY STATEMENT AND FORM OF PROXY AND WILL BE CONSIDERED AT OUR ANNUAL MEETING.  SHAREHOLDER PROPOSALS SUBMITTED TO OUR SECRETARY AFTER SUCH DATE BUT BETWEEN MARCH 14, 2003 AND APRIL 14, 2003, THE SUBMISSION PERIOD SET FORTH IN OUR BYLAWS, WILL NOT BE INCLUDED IN THE PROXY STATEMENT AND FORM OF PROXY BUT WILL BE CONSIDERED AT OUR ANNUAL MEETING PROVIDED THAT THE PROPONENTS OF SUCH PROPOSALS HAVE COMPLIED WITH THE NOTICE PROVISIONS SET FORTH IN ARTICLE II, SECTION 12(A) OF OUR BYLAWS AND THE PROPOSALS THEMSELVES ARE PROPER UNDER DELAWARE LAW.  SHAREHOLDER PROPOSALS SUBMITTED AFTER JANUARY 6, 2003 AND OUTSIDE OF THE SUBMISSION PERIOD WILL NEITHER BE INCLUDED IN OUR PROXY MATERIALS NOR CONSIDERED AT OUR ANNUAL MEETING.

WHERE YOU CAN FIND MORE INFORMATION

               We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission.  You may read and obtain a copy of these reports, proxy statements and other information at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains an Internet site that contains these reports, proxy and information statements, and other information which can be found at <http://www.sec.gov>.  In addition, you can read and obtain a copy of this information at the regional offices of the Securities and Exchange Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

               Our Common Shares are listed on the American Stock Exchange under the symbol “CHC” and such reports, proxy statements and other information concerning our Company are also made available for inspection at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below:

•	Annual Report on Form 10K for the fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002 (SEC File No. 001-13237).

•	Quarterly Report on Form 10Q for the period ended September 30, 2002, filed with the SEC on November 13, 2002 (SEC File No. 001-13237).

•	Quarterly Report on Form 10Q for the period ended June 30, 2002, filed with the SEC on August 15, 2002 (SEC File No. 001-13237).

•	Quarterly Report on Form 10Q for the period ended March 31, 2002, filed with the SEC on May 15, 2002 (SEC File No. 001-13237).

               All documents and reports subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and before the date of the special meeting will be considered incorporated by reference in this proxy statement and part of this proxy statement from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this proxy statement, modifies or supersedes such statement.  Any such statement so modified or superseded, except as so modified or superseded, will not be deemed to constitute a part of this proxy statement.

               This proxy statement incorporates documents by reference which are not presented or delivered with this proxy statement.  Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner of Common Shares, to which this proxy statement is delivered, on written or oral request, without charge, directed to 625 Madison Avenue, New York, New York 10022, telephone (212) 421-5333, Attention: Brenda Abuaf.  To ensure timely delivery of these documents, any request should be made by ____, 200_.

FINANCIAL STATEMENTS OF RCC AND AFFILIATES

INDEX TO FINANCIAL STATEMENTS

Page

INDEPENDENT AUDITORS’ REPORT	F-2

COMBINED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 :

Combined Balance Sheets, September 30, 2002 (unaudited), December 31, 2001 and 2000	F-3

Combined Statements of Income, Nine months ended September 30, 2002 (unaudited) and 2001(unaudited) and years ended December 31, 2001, 2000 and 1999	F-4

Combined Statements of Partners’/Members’ Equity, Nine months ended September 20, 2002 (unaudited) and years ended December 31, 2001, 2000 and 1999	F-5

Combined Statements of Cash Flows, Nine months ended September 30, 2002 (unaudited) and 2001 (unaudited) and years ended December 31, 2001, 2000 and 1999	F-6

NOTES TO COMBINED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999	F-7

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Related Capital Company and Affiliates:

We have audited the accompanying combined balance sheets of Related Capital Company and Affiliates (the “Companies”) as of December 31, 2001 and 2000, and the related combined statements of income, partners’/members’ equity and cash flows for each of the three years in the period ended December 31, 2001.  These financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Related Capital Company and Affiliates as of December 31, 2001 and 2000, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

March 4, 2002
New York, New York

RELATED CAPITAL COMPANY AND AFFILIATES

COMBINED BALANCE SHEETS

	(unaudited) September 30,	December, 31

	2002	2001	2000

ASSETS
CASH AND CASH EQUIVALENTS	$10,300,000	$1,650,000	$1,120,000
ADVANCES TO PARTNERSHIPS - Net	50,963,000	56,035,000	49,671,000
DUE FROM AFFILIATES	19,798,000	19,318,000	17,231,000
NOTES RECEIVABLE	1,522,000	1,413,000	2,085,000
OTHER ASSETS - Net	26,387,000	15,140,000	11,335,000

TOTAL	$108,970,000	$93,556,000	$81,442,000

LIABILITIES AND PARTNERS’/MEMBERS’ EQUITY
LIABILITIES:
Notes and loans payable	$40,863,000	$42,239,000	$38,967,000
Accounts payable, accrued expenses and other liabilities	21,797,000	16,953,000	11,129,000
Deferred revenues	24,531,000	18,027,000	15,439,000

Total liabilities	87,191,000	77,219,000	65,535,000
PARTNERS’/MEMBERS’ EQUITY	21,779,000	16,337,000	15,907,000

TOTAL	$108,970,000	$93,556,000	$81,442,000

See notes to combined financial statements.

RELATED CAPITAL COMPANY AND AFFILIATES

COMBINED STATEMENTS OF INCOME

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,

	2002	2001	2001	2000	1999

REVENUES:
Origination, acquisition and development fees	$31,525,000	$15,599,000	$31,363,000	$32,240,000	$26,847,000
Partnership and asset management fees	18,015,000	18,312,000	23,651,000	18,636,000	16,171,000

	49,540,000	33,911,000	55,014,000	50,876,000	43,018,000

COSTS AND EXPENSES:
Salaries, payroll taxes and employee benefits	14,375,000	12,449,000	17,214,000	14,315,000	10,570,000
General and administrative	7,681,000	6,672,000	10,887,000	9,504,000	9,017,000
Provision for bad debts and abandoned costs	2,670,000	2,135,000	1,633,000	5,099,000	3,682,000

	24,726,000	21,256,000	29,734,000	28,918,000	23,269,000

INCOME FROM OPERATIONS	24,814,000	12,655,000	25,280,000	21,958,000	19,749,000

OTHER INCOME (EXPENSES):
Interest income	173,000	175,000	299,000	300,000	847,000
Interest expense	(2,371,000)	(2,375,000)	(3,216,000)	(4,479,000)	(2,339,000)

	(2,198,000)	(2,200,000)	(2,917,000)	(4,179,000)	(1,492,000)

NET INCOME	$22,616,000	$10,455,000	$22,363,000	$17,779,000	$18,257,000

See notes to combined financial statements.

RELATED CAPITAL COMPANY AND AFFILIATES

COMBINED STATEMENTS OF PARTNERS’/MEMBERS’ EQUITY

	Total	Related General II, L.P.	Other

BALANCE, JANUARY 1, 1999	$19,906,000	$17,106,000	$2,800,000
Net income	18,257,000	8,796,000	9,461,000
Distributions	(19,442,000)	(7,464,000)	(11,978,000)

BALANCE, DECEMBER 31, 1999	18,721,000	18,438,000	283,000
Net income	17,779,000	12,432,000	5,347,000
Distributions	(20,593,000)	(15,724,000)	(4,869,000)

BALANCE, DECEMBER 31, 2000	15,907,000	15,146,000	761,000
Net income	22,363,000	14,361,000	8,002,000
Distributions	(21,933,000)	(15,511,000)	(6,422,000)

BALANCE, DECEMBER 31, 2001	16,337,000	13,996,000	2,341,000
Net income (unaudited)	22,616,000	15,353,000	7,263,000
Distributions (unaudited)	(17,174,000)	(5,861,000)	(11,313,000)

BALANCE, SEPTEMBER 30, 2002 (unaudited)	$21,779,000	$23,488,000	$(1,709,000)

See notes to combined financial statements.

RELATED CAPITAL COMPANY AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	(Unaudited) Nine Months Ended September 30,		Years Ended December, 31

	2002	2001	2001	2000	1999

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,616,000	$10,455,000	$22,363,000	$17,779,000	$18,257,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,213,000	786,000	1,236,000	935,000	968,000
Provision for uncollectible accounts	2,670,000	2,135,000	1,633,000	5,099,000	3,682,000
Changes in operating assets and liabilities:
Due from affiliates	(3,150,000)	(2,618,000)	(3,612,000)	(6,160,000)	(4,372,000)
Accounts payable, accrued expenses and other liabilities	4,844,000	6,950,000	2,767,000	738,000	1,694,000
Deferred revenues	6,504,000	63,000	2,588,000	1,754,000	5,270,000

Net cash provided by operating activities	34,697,000	17,771,000	26,975,000	20,145,000	25,499,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances to partnerships	(157,822,000)	(157,823,000)	(176,410,000)	(119,890,000)	(50,620,000)
Collections of advances from partnerships	162,894,000	154,656,000	169,938,000	130,133,000	36,842,000
Increase in notes receivable	(882,000)	(540,000)	(177,000)	(1,558,000)	(175,000)
Collections on notes receivable	773,000	1,027,000	849,000	368,000	—
Additions to other assets	(12,460,000)	(4,595,000)	(1,984,000)	(1,375,000)	(2,709,000)

Net cash (used in) provided by investing activities	(7,497,000)	(7,275,000)	(7,784,000)	7,678,000	(16,662,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under notes and loans payable	88,677,000	68,476,000	114,293,000	137,744,000	110,351,000
Repayments of notes and loans payable	(90,053,000)	(67,842,000)	(111,021,000)	(143,919,000)	(105,845,000)
Distributions to partners	(17,174,000)	(12,046,000)	(21,933,000)	(20,593,000)	(15,059,000)

Net cash used in financing activities	(18,550,000)	(11,412,000)	(18,661,000)	(26,768,000)	(10,553,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,650,000	(916,000)	530,000	1,055,000	(1,716,000)
CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	1,650,000	1,120,000	1,120,000	65,000	1,781,000

END OF PERIOD	$10,300,000	$204,000	$1,650,000	$1,120,000	$65,000

INTEREST PAID	$2,008,000	$3,579,000	$3,968,000	$5,801,000	$3,321,000

CAPITALIZED INTEREST	$351,000	$573,000	$476,000	$552,000	$622,000

NONCASH FINANCING ACTIVITY-
Distribution to partner in the form of a note payable					$4,383,000

See notes to combined financial statements.

RELATED CAPITAL COMPANY AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

1.          ORGANIZATION

Related Capital Company (“RCC”)  is a real estate financial services firm for the multifamily housing industry with a core focus on affordable housing.  RCC Credit Facility, LLC was formed to secure unrelated third-party financing and acquire properties for inclusion in offerings to investors arranged by RCC.  Related Charter, LP (“Related Charter”) acts as external advisor to Charter Municipal Mortgage Acceptance Company (“Charter Mac”).  Related AMI Associates, Inc. acts as external advisor to American Mortgage Acceptance Company.

RCC and its affiliates, RCC Credit Facility, LLC, Related Charter, and Related AMI Associates, Inc., (collectively referred to as the “RCC Companies”) operate as a single reportable operating segment as a financial services provider for the multifamily housing industry in the United States.  The RCC Companies provide services to third-party investors principally by originating investment funds through limited partnerships and other investment entities that acquire and finance multifamily housing, and then providing asset management and advisory services to these funds.  The multifamily housing properties, as well as the investors, are geographically dispersed throughout the United States.  Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation are significant investors in investment funds originated by the Partnership.

Related General II, a wholly-owned subsidiary of The Related Companies, L.P. (“TRCLP”), has a majority interest in the RCC Companies.  The remaining interest is owned indirectly by certain officers of RCC, each of whom is the sole owner of an entity having an interest in RCC.  Profits, losses and distributions are allocated to the partners in accordance with provisions of the partnership agreement.

Effective September 1, 1999, a minority partner withdrew from RCC.  The withdrawing partner’s capital account balance was satisfied by RCC through a cash payment of $1,095,000 and the issuance of an unsecured note payable of $4,383,000, recorded as distributions to partners in the statement of partners’ equity.  This note was payable in 36 equal monthly installments including interest at prime minus 1% through September 1, 2002.  At September 30, 2002 the balance of the note was repaid.  At December 31, 2001 and 2000 the balance of the note was $973,000 and $2,435,000, respectively.  The ownership interest of the withdrawing partner was allocated to RCC’s remaining partners.

As part of the buyout, the withdrawing partner is also entitled to payments consisting of his vested share of certain recurring fees payable to RCC and its affiliate from certain entities, less overhead expenses.  These payments were $1,324,000 (unaudited), $1,991,000,  $1,457,000 and $100,000 for nine months ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, respectively.

2.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination - The combined financial statements include the accounts of RCC and its wholly-owned subsidiaries, and its affiliates: RCC Credit Facility, LLC, Related Charter, and Related AMI Associates, Inc.  RCC, RCC Credit Facility, LLC, Related Charter and Related AMI Associates, Inc. are under common ownership and management.  All significant intercompany transactions and balances have been eliminated in combination.

Interim Financial Information – The financial information as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 included in the accompanying financial statements and footnotes thereto is unaudited, and does not contain all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, such financial information contains all adjustments, consisting of normal and recurring accruals, necessary for a fair presentation of the RCC Companies’ financial position and results of operations for the interim periods presented. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year.

Use of Estimates - Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the RCC Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Deferred Costs - Deferred loan costs are included in other assets and are amortized over the term of the loan as an adjustment to interest expense.  Leasehold improvements are also included in other assets, and are amortized over the lease term.

Revenue Recognition - As discussed in Note 1, substantially all of the RCC Companies’ revenues are received from entities it has organized, manages and in which its partners or their affiliates maintain a continuing equity interest.

Origination  fees are earned when equity is raised and property is acquired by investment funds. These fees are calculated as a percentage of funds invested, ranging from 2% to 3%.  Origination fees also include fees received upon the initial formation of the investment funds based on 1% of the equity raised from such funds.  These fees are deferred, and then recognized as the services are performed by the RCC Companies pursuant to the terms of the management agreement with the investment fund.

Acquisition fees are earned upon acquisition of debt and debt securities by publicly-held entities for which the RCC Companies are an advisor.  These fees are calculated as a percentage of the purchase price of debt and debt securities acquired, approximately 3%.

Development fees are earned from properties co-developed by the RCC Companies and sold to investment funds. Recognition of development fees is based on completion and stabilization of properties, after guarantees of completion and deficits are no longer deemed to require funding. The guarantees are issued by TRCLP.

Partnership and asset management fees are earned after the formation of investment funds, and are calculated as a percentage of assets held by these funds. The asset base includes equity and debt.  These fees range from 0.25% for servicing loans in bond funds to 0.50% for management services to the funds. These fees are recorded as earned only when the RCC Companies determine that collection is reasonably assured based on the funds’ working capital balances.

Guaranty fees received in connection with the origination of certain investment funds are deferred and recognized in income using an amortization method, which is based on the reduction in the RCC Companies’ potential exposure under the guarantee during its term.

Income Taxes - The RCC Companies are not taxpaying entities for Federal income tax purposes and, accordingly, no provisions are made for income taxes.  The owners’ allocable shares of the taxable income or loss of each entity are reportable on their respective income tax returns.  The RCC Companies are subject to unincorporated business taxes and certain state and local taxes, included in other operating expenses.  As of December 31, 2001, the tax basis of the RCC Companies’ net assets was approximately $56,000,000 greater than their book basis.

Reclassification – Certain financial statement classifications from prior years have been reclassified to conform to current year presentation.

Recent Accounting Pronouncements - Statement of Financial Accounting Standards No. 133 (“SFAS No. 133”), Accounting for Derivative Instruments and Hedging Activities, as amended, was implemented by the RCC Companies on January 1, 2001.  SFAS No. 133 requires the RCC Companies to recognize  all derivatives on the balance sheet at fair value.  Derivatives that are not hedges must be adjusted to fair value through income.

If the derivative is a hedge, depending on the nature of the hedge, changes in its fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.  Adopting SFAS No. 133 did not have a material impact on the earnings and financial position of the RCC Companies.

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.  SFAS No. 141 is effective immediately and SFAS No. 142 is effective January 2002.  The implementation of these standards did not have an impact on the RCC Companies’ financial statements.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations (effective January 1, 2003).  SFAS No. 143 requires the recording of the fair value of a liability for an asset retirement obligation in the period in which it is incurred.  Management believes that the implementation of this standard will not have a material impact on the RCC Companies’ financial statements.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long Lived Assets.  SFAS 144 is effective January 1, 2002, and supercedes existing accounting literature dealing with impairment and disposal of long lived assets, including discontinued operations.  It addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of, and expands current reporting for discontinued operations to include disposals of a “component” of an entity that has been disposed of or is classified as held for sale. The implementation of this standard did not have a material impact on the RCC Companies’ financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statement No. 4, 44, and 64 Amendment of FASB Statement No. 13, and Technical Correction.  SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.  SFAS No. 145 requires, among other things, (a) that the modification of a lease that results in a change of the classification of the lease from capital to operating under the provisions of SFAS No. 13 be accounted for as a sale-leaseback transaction and (b) the reporting of gains for losses from the early extinguishment of debt as extraordinary items only if they met the criteria of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations.  The rescission of SFAS No. 4 is effective January 1, 2003.  The amendments of SFAS No. 13 are effective for transactions occurring on or after May 15, 2002.  The rescissions of SFAS No. 44 and 64 and the amendments of SFAS No. 13 did not have an impact on the RCC Companies’ financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (effective January 1, 2003).  SFAS No. 146 replaces current accounting literature and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  The RCC Companies do not believe the adoption of SFAS No. 146 will have a material effect on their financial statements.

In November of 2002, the FASB issued Interpretation No. 45, Guarantors’ Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued.  It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  This Interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. The disclosure provisions of this Interpretation are effective for the RCC Companies’ December 31, 2002 financial statements. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.  The RCC Companies are currently in the process of evaluating the impact that this Interpretation will have on their financial statements.

In January of 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities.  This Interpretation clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of the Interpretation will be immediately effective for all variable interests in variable interest entities created after January 31, 2003, and the RCC Companies will need to apply its provisions to any existing variable interests in variable interest entities by no later than December 31, 2004.  The RCC Companies are currently in the process of evaluating the impact that this Interpretation will have on their financial statements, but do not currently believe that its provisions will require the RCC Companies to consolidate any of the investment funds they organize or manage.

3.          ADVANCES TO PARTNERSHIPS - NET

The RCC Companies advance funds to affiliated real estate entities involved in projects which are in an early stage of development, as well as to affiliates which acquire properties for inclusion in offerings to investors.  Such amounts are expected to be repaid from the proceeds of the offerings.  The advances, which do not bear interest, are collateralized by ownership interests in the partnerships.  Advances at September 30, 2002, December 31, 2001 and 2000 are as follows:

	(Unaudited) 2002	2001	2000

Advances to partnerships (a)	$51,256,000	$57,028,000	$50,365,000
Less allowance for uncollectible advances	(293,000)	(993,000)	(694,000)

	$50,963,000	$56,035,000	$49,671,000

(a) Advances to partnerships include development cost advances of $12,685,000 (unaudited), $10,555,000 and $9,470,000, at September 30, 2002, December 31, 2001 and 2000, respectively.

Substantially all of the advances to partnerships are pledged as collateral for the RCC Companies’ borrowings under the warehouse facility (Note 7).

General partnership interests (ranging from 0.1% to 1%) in investment funds originated by the RCC Companies are generally owned by entities which are owned by the RCC Companies’ partners or their affiliates.  The RCC Companies have no direct investments in these general partner entities, and the RCC Companies do not guarantee the obligations of the general partner entities.  The RCC Companies have agreements with these general partner entities under which the RCC Companies provide ongoing services for the investment funds on behalf of the general partners, and receive all fee income to which the general partners are entitled.

The RCC Companies have a general partnership and membership interest in certain other limited partnerships and limited liability companies.  The RCC Companies account for these investments in accordance with the equity method of accounting.  The amount of the RCC Companies’ investments and the RCC Companies’ equity in the earnings of these investment entities are not significant.

As of December 31, 2001, the investment entities in which the RCC Companies held general partnership and membership interests had total assets of approximately $1,028,000,000, consisting principally of investments in real estate and total liabilities, consisting principally of mortgage indebtedness, of approximately $632,000,000.  The real estate owned by these investment entities consists principally of multifamily residential properties.  The mortgage debt attributable to the properties held by these investment entities is nonrecourse to the RCC Companies and to the investment entities.  Subsequent to December 31, 2001, the RCC Companies’ interests in those entities were transferred to entities which are owned by the RCC Companies’ partners or their affiliates.  The RCC Companies will continue to provide ongoing services to the underlying investment entities and receive all fee income, under contracts similar to those discussed in the second preceding paragraph.  Because the RCC Companies’ investment in these entities was not significant, and all fee income generated from the entities will continue to accrue to the benefit of RCC, this transfer did not have an impact on the RCC Companies’ financial statements.

4.          DUE FROM AFFILIATES

Due from affiliates at September 30, 2002 (unaudited), December 31, 2001 and 2000 consists of:

	(Unaudited) 2002	2001	2000

Advances, net (a)(e)(f)	$5,427,000	$2,865,000	$4,310,000
Management, acquisition and loan servicing fees (b)(f)	14,885,000	14,645,000	10,996,000
Notes receivable (c)	—	693,000	1,561,000
Expense reimbursement (d)(f)	3,953,000	3,523,000	2,518,000
Other	696,000	1,331,000	1,633,000

	24,961,000	23,057,000	21,018,000
Less allowance for uncollectible amounts	(5,163,000)	(3,739,000)	(3,787,000)

	$19,798,000	$19,318,000	$17,231,000

(a)

Advances, net represent amounts that have been advanced to affiliates of TRCLP for payment of certain operating expenses.  These advances are recorded net of overhead allocations from an affiliate of TRCLP.  The advances do not bear any interest.  An affiliate of TRCLP charges the RCC Companies for overhead such as rent, office services and supplies.  These charges totaled $235,000 (unaudited), $1,397,000, $1,349,000 and $1,240,000 in 2002, 2001, 2000 and 1999, respectively.

(b)	Management, acquisition and loan servicing fees represent amounts owed from investment entities relating to services provided to such entities.

(c)

Notes receivable represents amounts due from two affiliated companies, relating to a long-term insurance contract purchased by the RCC Companies from AIG on behalf of such affiliates for general partner liability insurance.  The notes bear interest at 7% and were repaid as of September 30, 2002.  The RCC Companies earned interest income of $20,000 (unaudited), $82,000, $140,000 and $195,000 in 2002,  2001, 2000 and 1999, respectively.  The RCC Companies have a corresponding note payable to AIG for the insurance contract (Note 7).

(d)

Expense reimbursement represents the reimbursement of salaries and other expenditures incurred by the RCC Companies on behalf of the investment entities.  Such reimbursements are recorded as a reduction of the associated expense.

(e)	During 2001, RCC performed consulting services for the majority owner of TRCLP in the amount $476,000.

(f)

The RCC Companies recognize fees and reimbursements only when collection is reasonably assured based on the investment funds’ working capital balances.  Receivables not recorded as revenues, due to insufficient working capital, are $6,860,000 (unaudited), $9,004,000 and $9,380,000 at September 30, 2002 and December 31, 2001 and 2000, respectively, and are due upon sale or refinancing of the fund’s properties.

The allowance for uncollectible accounts is detailed as follows for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000:

	Balance at beginning of period	Charged to cost and expenses	Collections and adjustments	Balance at end of period

December 31, 2000	$3,448,000	339,000	—	$3,787,000
December 31, 2001	3,787,000	1,020,000	(1,068,000)	3,739,000
September 30, 2002	3,739,000	1,424,000	—	5,163,000
(unaudited)

5.          NOTES RECEIVABLE

Notes receivable balances at September 30, 2002 (unaudited), December 31, 2001 and 2000 consist of:

Obligor	Maturity Date		Interest Rate Per Annum	(Unaudited) 2002	2001	2000

Tyler House Associates 95 L.P.	01/01/2025		6.4%	$350,000	$350,000	$350,000
Herzog/Conway	12/31/2002		(a)	587,000	507,000	404,000
LCS Aprtments	12/22/2016		9.4%	385,000	—	—
Danavon Horn		(c)	3.0%	200,000	—	—
Beacon/Corcoran Jennison Partners LLC	10/31/2001	(b)	(a)	—	556,000	556,000
Pelican Cove Project Investors, Inc.	12/31/2001		None	—	—	775,000

				$1,522,000	$1,413,000	$2,085,000

(a)	Prime rate plus 1% (the Prime rate was 4.75% at September 30, 2002 and December 31, 2001 and 9.5%, at December 31, 2000).

(b)	The note was repaid on January 25, 2002.

(c)	The maturity is due the earlier of the disposition of all or substantially all of the assets of the partnership or July 29, 2022.

6.          OTHER ASSETS - NET

Other assets consist of:

	(Unaudited) 2002	2001	2000

Management rights (a)	$2,394,000	$2,019,000	$2,019,000
Leasehold improvements	3,627,000	3,586,000	2,827,000
Deferred loan costs	—	642,000	470,000
Office equipment	737,000	655,000	777,000
Escrows	22,094,000	9,664,000	6,329,000
Other	135,000	651,000	516,000

	28,987,000	17,217,000	12,938,000
Accumulated depreciation and amortization	(2,600,000)	(2,077,000)	(1,603,000)

	$26,387,000	$15,140,000	$11,335,000

(a)

The RCC Companies have acquired the rights to perform partnership and asset management services for certain limited partnerships.  The cost of these management rights is being amortized over 15 years, which is the estimated period of service to the limited partnerships.

7.          NOTES AND LOANS PAYABLE

Notes and loans payable consist of:

Noteholder	Maturity Date	Interest Rate Per Annum		Monthly Payment of Principal and Interest	(Unaudited) Balance, September 30, 2002	Balance, December 31, 2001	Balance, December 31, 2000

Fleet National Bank / Merrill Lynch C.D.C. / Citicorp, USA	10/31/2002		(a)	Interest only	$40,863,000	$40,574,000	$34,972,000
Partner buyout agreement	09/01/2002		(b)	$ 122,000 plus interest	—	973,000	2,435,000
AIG	10/01/2002	7%		$79,000	—	692,000	1,560,000

					$40,863,000	$42,239,000	$38,967,000

(a)

Warehouse facility in the amount of $75,000,000.  This facility bears interest, at the RCC Companies’ option, at either LIBOR plus 2% or the prime rate plus 1/8%.  At September 30, 2002 (Unaudited), interest on $1,783,000 was at 3.84% and interest on $39,080,000 was at 4.87%.  At December 31, 2001, interest on $29,354,000 was at 3.87% and interest on $11,220,000 was at 4.87%.  This facility is collateralized by a lien on certain limited partnership interests and is guaranteed by TRCLP and RCC.  Management of the RCC Companies has exercised its option to extend the warehouse facility.

(b)	Prime rate less 1% (the prime rate was 4.75% at September 30, 2002 and December 31, 2001 and 9.5% at December 31, 2000).

Certain of the note and loan agreements contain covenants, which, among other things, require minimum levels of net worth and liquidity, and limit additional debt.  Certain of these covenants apply to TRCLP.  The Companies and TRCLP were in compliance with all covenants at September 30, 2002, and December 31, 2001 and 2000.

8.          ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES

Accounts payable, accrued expenses and other liabilities consist of:

	(Unaudited) 2002	2001	2000

Accounts payable and accrued expenses	$8,351,000	$5,562,000	$1,740,000
Escrow deposits	8,067,000	6,603,000	6,329,000
Compensation payable	4,248,000	3,623,000	2,674,000
Accrued interest	1,131,000	1,165,000	386,000

	$21,797,000	$16,953,000	$11,129,000

9.          DEFERRED REVENUES

In connection with the origination of investment funds, RCC has arranged for unrelated third party financial institutions (the “Guarantors”) to guarantee a specified level of investor returns, principally through low income tax credits and, to a lesser extent, tax benefits from losses.  In order to induce the Guarantors to make this guarantee, RCC agreed to co-guarantee such benefits.  The Guarantors in turn have a fee sharing agreement with RCC under which RCC generally shares 50% of the premiums received from the investment funds and approximately 50% of the guarantee exposure.  RCC receives 50% of its share of the premiums upon lease-up of the associated project, with the balance paid over the term of the guarantee, which generally coincides with the minimum holding period for tax credits of 15 years.  The premiums are deferred and recognized in income using an amortization method based on the reduction in RCC’s potential exposure under the guarantee over its term.  Amortization commences when the benefits begin, which coincides with the properties being placed in service.  As of September 30, 2002, December 31, 2001 and 2000, $1,960,000 (unaudited), $1,246,000 and $1,273,000, respectively, are included in deferred revenues relating to these guarantees.  RCC estimates that, if it were necessary to fulfill its maximum exposure under these guarantees, it would be required to fund approximately $134,000,000 (unaudited) at September 30, 2002 and $145,000,000 at December 31, 2001.

Deferred revenues also include asset and partnership management fees received from limited partnerships of $21,837,000 (unaudited), $16,258,000 and $13,691,000 at September 30, 2002, and at December 31, 2001 and 2000, respectively.  These fees are recognized as revenues as the related services are performed.

The remaining deferred revenues of $736,000 (unaudited), $523,000 and $475,000 as of September 30, 2002, December 31, 2001 and 2000, respectively, are primarily attributable to development and construction fees.

10.          COMMITMENTS AND CONTINGENCIES

Litigation - The RCC Companies are involved in certain legal matters routine to their business.  While the outcome of these matters can not be predicted with certainty at this time, management believes that their ultimate resolution will not have a material adverse affect on the RCC Companies’ financial position or results of operations.

Retirement Plan - The RCC Companies have adopted the provisions of an affiliate’s Retirement/Savings Plan (the “Plan”).  The Plan, which covers all full-time employees of the participating companies, qualifies under Section 401(k) of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974.  The RCC Companies may make discretionary matching contributions to the Plan in such amounts as may be determined for each Plan year by management.  For the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, the RCC Companies’ Plan expense was approximately $279,000 (unaudited),  $307,000, $151,000 and $114,000, respectively, which is included in salaries, payroll taxes and employee benefits.

Working Capital Facility - RCC, TRCLP and one of its subsidiary companies are joint borrowers under a working capital facility that has a total commitment of $22,000,000, of which $20,142,000 (unaudited) was borrowed by TRCLP at September 30, 2002 and $18,319,000 at December 31, 2001.  This facility is guaranteed by TRCLP, collateralized by certain assets of RCC, together with certain contracts and agreements of TRCLP and other affiliates of TRCLP.

Guarantees - As discussed in Note 9, the RCC Companies estimate that the maximum exposure under guarantees to certain investment funds is approximately $134,000,000 (unaudited) and at September 30, 2002 and $145,900,000 at December 31, 2001.

Related Parties - The RCC Companies entered in an agreement with Charter Mac Equity Issuer Trust, a wholly-owned subsidiary of Charter Mac, to purchase interest-bearing bonds in the amount of $500,000.  The RCC Companies are required to purchase $100,000 in bonds annually for the next four years.  As of September 30, 2002 and December 31, 2001, the RCC Companies had an investment of $100,000 in the bonds.

Charter Mac accounted for approximately 26% (unaudited), 26%, 22% and 18% of the RCC Companies’ total revenues for the nine moths ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, respectively.

11.          SUBSEQUENT EVENTS (UNAUDITED)

On December 18, 2002 RCC entered into an agreement with Charter Mac in which Charter Mac,  will acquire all of the ownership interests of the RCC Companies.  The acquisition must be approved by the holders of Charter Mac common shares.  A date for the holders of Charter Mac’s common shares to vote on the transaction has not been set.  If the acquisition is approved by the shareholders the transaction is expected to occur during the third quarter of 2003.

On or about December 24, 2002, an alleged shareholder of Charter Mac commenced a shareholder’s derivative action ostensibly on behalf of Charter Mac in the Supreme Court of the State of New York, County of Nassau, against each member of Charter Mac’s board of trustees and RCC.  The case is entitled Dulitz v. Hirmes, et al., Index No. 02-020389, and Charter Mac is named as a nominal defendant in the action.  The plaintiff alleges that each of the members of Charter Mac’s board of trustees and RCC allegedly breached fiduciary duties and/or aided and abetted breaches of fiduciary duties owed to Charter Mac and Charter Mac’s shareholders in approving Charter Mac’s proposed acquisition of RCC.  The complaint alleges, among other things, that the purchase price for RCC is excessive, the transaction has been pursued and structured solely for the benefit of the trustees that are affiliated with RCC and the members of the special committee are not independent because they are supposedly “dominated or controlled” by the trustees that are affiliated with RCC.  The complaint further alleges that shareholder ratification of the proposed transaction supposedly will not be effective because Charter Mac’s trustees allegedly will not “disclose the true nature and purpose of the proposed transaction.”  The complaint seeks declaratory and injunctive relief, including enjoining the consummation of the proposed transaction, and unspecified amounts of compensatory damages, costs, disbursements and attorneys’ fees.  The individual defendants and Charter Mac have informed RCC that they intend to defend against the claims vigorously.

Aegis Realty, Inc. (“Aegis”) is a publicly-traded real estate investment trust managed by an affiliate of the RCC Companies.  On December 24, 2002, Aegis entered into a merger agreement that, if approved by the shareholders of Aegis, will result in the termination of the management agreement.  The RCC Companies have an agreement with the affiliate acting as Aegis’ manager under which the RCC Companies receive all fee income due to such affiliate from Aegis.  These fees amounted to $573,000 in 2002 (unaudited), $771,000 in 2001, $779,000 in 2000 and $780,000 in 1999.

Appendix A

CONTRIBUTION AGREEMENT

AMONG

THE PERSONS NAMED HEREIN COMPRISING CONTRIBUTOR

AND

CHARTERMAC CAPITAL COMPANY, LLC

DATED AS OF DECEMBER 17, 2002

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

SCHEDULES

Schedule I	Contributor Parties, Assets & Allocations

Schedule I(A)	Stock Interests

Schedule I(B)	Member Interests

Schedule I(C)	Partnership Interests

Schedule I(D)	Other Interests

Schedule II(A)	Excluded Assets

Schedule II(B)	Excluded Development Fees

Schedule II(C)	Excluded Interests

Schedule II(D)	Excluded Other Assets

Schedule III	Local Partnerships of Which an Acquired Entity or Subject Entity is the General Partner

Schedule 1.1-1	Best of Contributor’s Knowledge

Schedule 1.1-2	Current Recurring Fees

Schedule 1.1-3	RCC Adjusted Earnings Procedures

Schedule 2.3(b)	Organization and Offering Expenses Advanced by Contributor

Schedule 2.3(c)	Development Project Funds Advanced by Contributor

Schedule 2.3(d)	Co-Pay Advanced Under the Warehouse Line

Schedule 2.4(d)(ii)	Deferred Fees and Advances

Schedule 2.4(f)	Expenses Proration

Schedule 2.5	Allocation of Consideration Among Persons Comprising Contributor

Schedule 3.1(b)	Existing Syndication Entities Information

Schedule 3.1(c)	GP Entities, Special Limited Partners, Assignor Limited Partners and Controlling GP Entities Information

Schedule 3.1(e)	Special Limited Partner Information

Schedule 3.2(a-1)	Ownership Interests

Schedule 3.2(a-2)	Liens and Encumbrances

Schedule 3.2(c)	Permitted Liens and Encumbrances

Schedule 3.2(d)	Non-Contributor Transfer Interest

Schedule 3.3(a)	Organization and Qualification Information with Regard to Subject Entities

Schedule 3.4(b)	Amendments to Existing Syndication Entity Organizational Documents

Schedule 3.5(a)	Exceptions to Section 3.5(a)

Schedule 3.5(b)	Capitalization of Certain Acquired Entities and Restrictions on Transfer

Schedule 3.6	Exceptions to No Conflicts or Defaults

Schedule 3.8(a)	All Required Consents

Schedule 3.8(b)	Securities Laws-Related Consents

Schedule 3.10(a)	Liabilities of Subject Entities other than RCC

Schedule 3.10(c)	Liabilities of RCC

Schedule 3.11	Insurance Coverage

Schedule 3.13(e)	Exceptions to Section 3.13(e)

Schedule 3.14(a)	Debt

Schedule 3.15(a)	Material Agreements

Schedule 3.15(b)	Fee Agreements

Schedule 3.15(d)	Exceptions to No Conflicts With Regard to Certain Agreements

Schedule 3.15(f)	Deferred Fees and Advances

Schedule 3.17(a)	Agreements with Employees

Schedule 3.18(a)	Contributor Benefit Plans and Benefit Arrangements

Schedule 3.18(b)	Multiemployer Plans and Multiple Employer Plans

Schedule 3.18(c)	Exceptions to Section 3.18(c)

Schedule 3.19	Litigation

Schedule 3.20	Properties

Schedule 3.21	Environmental Matters

Schedule 3.21(f)	Operation and Maintenance Programs

Schedule 3.23(b)	Certain Existing Public Syndication Entity Transactions

Schedule 3.24(b)	Certain Existing Private Syndication Entity Transactions

Schedule 3.25	Broker Dealer Filings and Reports; Compliance with Requirements

Schedule 3.31	Brokers’ or Other Fees

Schedule 3.32(a)	Exceptions to Compliance by Tax Credit Local Partnerships with Certain Agreements

Schedule 3.32(b)	Certain Events Giving Rise to Recapture or Reduction of Housing Tax Credits

Schedule 3.32(c)	Tax Credit Local Partnership Bankruptcy Actions

Schedule 3.32(d)	Noncompliance with Tax Credit Partnership Regulatory Agreements

Schedule 4.6	Broker or Other Fees

Schedule 5.4(b)(vi)	Events Prior to Closing

Schedule 5.6	Organizational Documents to be Amended

Schedule 5.12	Required Corporate Limited Partnership Consents

Schedule 6.6(a)	Capitalization of Certain Subject Entities

Schedule 6.6(b)	Non-Contributor Transferor Capitalization Notes

Schedule 6.13(b)	TRCLP Guarantees

Schedule 7.13	Tax Representations Exceptions/Information Regarding Companies

Schedule 8.3(b)	Terms of CCC Units Granted

Schedule 10.5	Additional Consents

Schedule 10.9(i)	Recapture pursuant to Section 42(j) or Section 38 of the Code

Schedule 10.9(ii)	Material Negative Adjustment

Schedule 11.2	Indemnification

Schedule 11.4	Current Projects

Schedule 13.2	Addresses for Notices

x

EXHIBITS

Exhibit A	Assignment of Partnership Interest

Exhibit B	Assignment of Member Interest

Exhibit C	Irrevocable Proxy

Exhibit D	CharterMac Certificate of Designation

Exhibit E	CharterMac By-laws

Exhibit F	CharterMac Trust Agreement

Exhibit G	CCC Operating Agreement

Exhibit H	Special Preferred Voting Shares Purchase Agreement

Exhibit I	Standstill Agreement

Exhibit J	Voting Agreement

Exhibit K	Exchange Rights Agreement

Exhibit L-1	Non-Ross Lock-Up Agreement

Exhibit L-2	Ross Lock-Up Agreement

Exhibit M	Employment Agreements

Exhibit N	Future Relations Agreement

Exhibit O	Ross Option

Exhibit P	Registration Rights Agreement

Exhibit Q	Shared Services Agreement

Exhibit R	Other Services Agreement

Exhibit S	Trade Name Agreement

Exhibit T	CCC’s Counsel Opinion

Exhibit U	Contributor’s Counsel Opinion

Exhibit V	Amendment to Organizational Documents of Existing Private Syndication Entities

Exhibit W	Press Release

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 17, 2002, among the parties identified as a “Contributor” on Schedule I hereto and made a part hereof (collectively, “Contributor”) and CharterMac Capital Company, LLC, a Delaware limited liability company (the “CCC”).

RECITALS:

WHEREAS, Contributor, or its Affiliates, is or will be, at the time of the Closing (as hereinafter defined), the owner of: (i) all of the partnership interests in Related Capital Company, a New York general partnership which is primarily engaged in real estate investment banking including tax credit placements (“RCC”); (ii) partnership interests in certain other partnerships, each of which partnerships owns certain assets, including, without limitation, partnership services agreements, mortgage servicing agreements and other fee agreements; (iii) capital stock of certain corporations, including, without limitation, corporations which own (a) general partnership interests and/or limited partnership interests in certain syndicated limited partnerships and limited liability companies or the general partner, managing member or manager of such limited partnerships or limited liability companies and/or (b) interests in certain syndicated real estate investment and business trusts; and (iv) membership interests in certain limited liability companies, including, without limitation, limited liability companies which own (a) general partnership interests and/or limited partnership interests in certain syndicated limited partnerships and limited liability companies or the general partner, managing member or manager of such limited partnerships or limited liability companies and/or (b) interests in certain syndicated real estate investment and business trusts; and

WHEREAS, Contributor desires to contribute, transfer and assign, or cause to be contributed, transferred and assigned, to CCC the Assets (as hereinafter defined), including, without limitation, the right to own and operate the Acquired Businesses (as hereinafter defined), subject to, and in accordance with, the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Abandonment Date” means the earlier to occur of (x) December 31, 2003, or (y) six months from the date CharterMac receives clearance from the SEC of the Proxy Materials.

“Acquired Businesses” means the businesses heretofore conducted prior to the date of this Agreement or prior to the Closing Date, directly or indirectly, by the Subject Entities, including, without limitation, the businesses of sponsoring entities which sell interests, directly or indirectly, in mortgages, equity in real estate and/or tax credits and the joint venture development thereof; asset and partnership management; loan servicing; consulting; guaranteeing or insuring of equity interests in Tax Credit Syndication Entities; investor services; real estate investment trust advisory services; and any business or assets which generate the Revenue Streams; but shall not include the Excluded Assets.

“Acquired Entities” means (i) the corporations, limited partnerships, general partnerships and limited liability companies listed in Column A of Schedules I(A), I(B) and I(C) hereto, (ii) entities owned directly or indirectly by RCC or any of the Persons comprising Contributor or Affiliates of Contributor which control directly or indirectly the entities sponsored by RCC after the date hereof in connection with syndication transactions sponsored by RCC in the ordinary course of business, and (iii) other entities which hereafter become Acquired Entities pursuant to Section 2.3(e) hereof or other provisions of this Agreement providing therefor but only as and when they become Acquired Entities pursuant to the terms hereof.

“Acquisition Fees” means all fees and other remuneration (including, without limitation, interest thereon) paid to RCC and its Affiliates for services rendered by RCC and its Affiliates in connection with making or investing in mortgage loans or other investments or the purchase by a Syndication Entity of a Tax Credit Property or an interest in a Local Partnership, including, without limitation, real estate commissions, selection fees, mortgage origination fees, loan fees or points, or any other fee of a similar nature in a Syndication Transaction. Acquisition Fees do not include Recurring Fees.

“Additional Documents” means any document required to be delivered at or prior to the Closing pursuant to this Agreement or any Collateral Agreement.

“Adjustment Trigger Date” means the date any portion of the Adjustment is first paid to Contributor or would have been payable if the Dispute Notice pursuant to Section 2.2(c)(iii) hereof did not cover the entire amount of the Adjustment, provided, however, that such date shall be at least 30 days after the date CharterMac releases its earnings for the first quarter of 2003.

“Advanced Development Funds” means any funds advanced in connection with the Acquired Businesses in the ordinary course of business consistent with past practice prior to the Closing Date by Contributor or its Affiliates to pay for expenses relating to development projects entered into in the ordinary course of business consistent with past practice, as to which CCC or the Acquired Entities will receive all of the development profit after the Closing.

“Advanced Syndication Funds” means any funds advanced in the ordinary course of business consistent with past practice prior to the Closing Date by Contributor or its Affiliates to pay for Organization and Offering Expenses incurred in the ordinary course of business consistent with past practice prior to the Closing Date for which CCC or the Acquired Entities will receive reimbursement, pursuant to the Organizational Documents of the Existing Syndication Entity to which such transaction relates, to the extent not previously reimbursed.

“Advanced Warehouse Line Co-Pay” means any funds advanced in connection with the acquisition of interests in Local Partnerships using borrowings on the Warehouse Line in the ordinary course of business consistent with past practice prior to the Closing Date by Contributor or its Affiliates to pay for the interests in the Local Partnership or the costs and expenses in connection with such acquisition, for which CCC or the Acquired Entities will receive reimbursement, pursuant to the Organizational Documents of a present or future Syndication Entity to which such transaction relates, to the extent such Advanced Warehouse Line Co-Pay has not previously been reimbursed.

“Advances” means the loans or other advances which constitute an oral or written monetary obligation of an Existing Syndication Entity of a type which would be recorded on the books and records of the Existing Syndication Entity consistent with GAAP and the Existing Syndication Entity’s Organizational Documents owed to Contributor, CCC or their respective Affiliates, as applicable. With respect to Contributor or its Affiliates, “Advances” means those Advances, which remain unpaid as of the Closing Date, but shall not include the Advanced Development Funds, the Advanced Syndication Funds, and the Advanced Warehouse Line Co-Pays.

“Affiliate,” with respect to a Person, means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person or the parents, spouse, siblings and lineal descendants of such Person, and their respective spouses so long as they remain spouses, and any trust for the benefit of such Person or any of the foregoing and any beneficiaries of such Person other than, in the case of any Person comprising Contributor, CharterMac and its Subsidiaries, the Existing Syndication Entities and the Local Partnerships.

“Assets” means (i) all of the equity interests in the Acquired Entities listed in Column C of Schedule I(A) hereto, Column C of Schedule I(B) hereto and Column C of Schedule I(C) hereto, including, without limitation, Stock Interests, Partnership Interests and Member Interests and all of the goodwill of the Acquired Businesses, subject with respect to the use of the Trade Names to the terms of the Trade Name Agreement; and (ii) all of (A) the equity interest in entities owned directly or indirectly by RCC or any of the Persons comprising Contributor or Affiliates of Contributor which control directly or indirectly the entities sponsored by RCC after the date hereof in connection with syndication transactions sponsored by RCC in the ordinary course of business, and (B) the equity interests in any other entities which hereafter become Acquired Entities pursuant to Section 2.3(c) hereof or other provisions of this Agreement providing therefor but only as and when they become Acquired Entities pursuant to the terms hereof.

“Benefit Arrangements” means each and all material pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision and hospitalization), post retirement life and health insurance and benefits, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, short and long term disability, tuition refund, service award, company car, car allowances, scholarship, relocation, patent award, fringe benefit, change in control, noncompetition and other employee benefit arrangements, plans, contracts (other than individual employment, consulting or severance contracts), policies or practices of Contributor, Subject Entities or any ERISA Affiliate (whether written or unwritten, insured or self insured) providing employee or executive compensation or benefits to any Subject Entity Employee (whether current, former or retired) or their beneficiaries other than the Contributor Benefit Plans.

“Best of Contributor’s Knowledge” or other similar expressions when made by Contributor in this Agreement or in any certificate delivered by Contributor pursuant to this Agreement means the knowledge of each of Jeff Blau, Boesky, Michael Brenner, Hirmes, Kiley, Ross and Schnitzer. For purposes of this definition, “knowledge” means everything such Persons have known after due inquiry by such Persons of the Persons listed on Schedule 1.1-1 hereto.

“Boesky” means Stuart J. Boesky.

“Business Day” means any day that the American Stock Exchange is open for business.

“CCC Units” means the special common units of CCC.

“CharterMac” means Charter Municipal Mortgage Acceptance Company, a Delaware statutory trust.

“CharterMac Adjustment Common Share Price,” with respect to the CharterMac Common Share, means (i) the CharterMac Common Share Price, if the average of the closing price of the CharterMac Common Share on the American Stock Exchange for the 30 calendar days immediately preceding the Adjustment Trigger Date is within a range of 17.5% greater or less than the CharterMac Common Share Price; (ii) the amount equal to 117.5% of the CharterMac Common Share Price, if the average of the closing price of the CharterMac Common Share on the American Stock Exchange for the 30 calendar days immediately preceding the Adjustment Trigger Date, is paid is greater than 117.5% of the CharterMac Common Share Price; or (iii) the amount equal to 82.5% of the CharterMac Common Share Price, if the average of the closing price of the CharterMac Common Share on the American Stock Exchange for the 30 calendar days immediately preceding Adjustment Trigger Date, is paid is less than 82.5% of the CharterMac Common Share Price.

“CharterMac Board” means the board of trustees of CharterMac.

“CharterMac Common Share” means a common share of beneficial interest in CharterMac.

“CharterMac Common Share Price,” with respect to the CharterMac Common Share, means the average of the closing price of the CharterMac Common Share on the American Stock Exchange for the 30 calendar days immediately preceding the date of the release by CCC and Contributor of the press release announcing the transaction contemplated herein.

“CharterMac Guaranty” means the Guaranty, dated as of December 17, 2002 by CharterMac in favor of the parties named therein.

“CharterMac Special Preferred Voting Shares” means those special preferred voting shares of beneficial interest in CharterMac.

“CM Corp.” means CharterMac Corporation, a Delaware corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agreements” means the CCC Operating Agreement, the Special Preferred Voting Shares Purchase Agreement, the Standstill Agreement, the Voting Agreement, the Exchange Rights Agreement, the Lock-Up Agreements, the Employment Agreements, the Future Relations Agreement, the Ross Option, the Registration Rights Agreement, the Shared Services Agreement, the Other Services Agreement and the Trade Name Agreement.

“Consent” means any consent, waiver, approval, permit or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

“Contributor Benefit Plans” means each and all “employee benefit plans” as defined in Section 3(3) of ERISA, maintained or contributed to by Contributor, any of the Subject Entities or any ERISA Affiliate, or in which Contributor, any of the Subject Entities or any ERISA Affiliate participates on behalf of any shareholder or partner of any of the Subject Entities or any Subject Entity Employees (whether current, former or retired) or their beneficiaries.

“Contributor’s Agent” means TRCLP, as agent for Contributor.

“control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), with respect to any Person, means, depending on the circumstance under which the affiliation of a Person is at issue; (i) if the only matter at issue is the relationship of one Person to another Person, without a specific action being at issue, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and (ii) if the ability of one Person to cause another Person to take, or refrain from taking, a specific action is the matter at issue, the possession, directly or indirectly, of the power to direct or cause another Person to direct, such action to be taken or not taken, whether through the ownership of voting securities or by contract or otherwise.

“Current Recurring Fee” means the annual management fees payable by an Existing Syndication Entity which are expected to be paid out of the current cash flow of the Existing Syndication Entity in the ordinary course of business in accordance with past practice, as set forth on Schedule 1.1-2 hereto.

“Debt” means, with respect to any Person, all unconsolidated indebtedness for which such Person is or could become liable for repayment or to which any assets of such Person is subject (not including ordinary course of business trade payable obligations): including, without limitation, (i) indebtedness for borrowed money, (ii) indebtedness for the deferred purchase price of property or services, (iii) obligations evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of such Person’s business under which no call for payment has been made), and indebtedness secured by mortgage or Liens against any of such Person’s assets, (iv) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) obligations under capital leases (as such term is defined by GAAP), (vi) reimbursement, payment or similar obligations contingent or otherwise, under acceptance, letter of credit or similar facilities, and (vii) any obligations of any kind of any other Person which is guaranteed directly or indirectly by such Person, including, without limitation, through an agreement (A) to pay or purchase any Debt of any other Person or to advance or supply funds for the payment or purchase thereof, (B) to purchase, sell or lease property or services primarily for the purpose of enabling the debtor to make payment of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any obligation to pay for goods or services whether or not received), (D) otherwise to insure a creditor against loss in respect of such Debt, (E) any Debt of any type of any other Person secured by any Lien on any property or assets of any Subject Entity, and (F) any Equity Insurance/Guarantees (other than Existing Syndication Entities or Other Existing Syndication Entities and other than Debt of Existing Syndication Entities that any Subject Entity is liable for solely as a general partner of such Syndication Entity (or its general partner) provided that no claim has been asserted against a Subject Entity).

“Deferred Fees” means Recurring Fees which are due and unpaid as of their respective due dates.

“Development Fees” means all fees and other remuneration (including, without limitation, interest thereon) paid or payable to a Person as a developer or co-developer of a Tax Credit Property as compensation for those services and risks customarily performed or assumed, as the case may be, by developers in connection with real property, including, without limitation, obtaining site control and debt and equity commitments and tax credit allocations for the real property, negotiating and monitoring all contracts relating to construction of the real property, negotiating and approving plans, and undertaking to assist in obtaining zoning variances. Development Fees do not include Recurring Fees.

“Encumbrances” means (without duplication of Liens) restrictions on ownership, voting trusts, stockholder agreements or other similar agreements or binding arrangements or other rights of third parties of any kind whatsoever, but when used in connection with the term “Acquired Businesses” shall mean only agreements or rights of third parties which would prohibit or restrict the transfer of the Acquired Businesses to CCC or CCC’s ability to conduct the Acquired Businesses after the Closing in the same manner as heretofore conducted by Contributor and its Affiliates (other than the Collateral Agreements).

“Environment” means any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, and biota.

“Environmental Group” means the Subject Entities (other than the Existing Syndication Entities and Local Partnerships (but not excluding Local Partnerships set forth on Schedule III hereto of which an Acquired Entity, directly or indirectly, is the general partner)). All references in this Agreement to the Environmental Group shall include each entity comprising the Environmental Group, any subsidiaries thereof, and all predecessors thereto, and any Person the liabilities of which, pursuant to the Environmental Laws, contractually, by common law, by operation of law or otherwise, for which the Persons comprising the Environmental Group may have liability.

“Environmental Laws” means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations) relating to the injury to, or the pollution or protection of, human health or the Environment.

“Environmental Liabilities” means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including reasonable attorneys’ and consultants’ fees and disbursements) of investigation, remediation or defense of any matter relating to human health, or the Environment of whatever kind or nature by any party, entity or authority, (i) which are incurred as a result of (A) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned, operated or managed by the Environmental Group; (B) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the Environmental Group or any subsidiaries, or (C) the violation of any Environmental Laws, or (ii) which arise under the Environmental Laws.

“Equity Insurance/Guarantees” means guarantees or insurance with respect to the (i) amount and availability of Tax Credits, (ii) payment of operating deficits, (iii) leasing of apartment units, or (iv) the amount of tax losses or income from real estate operations or partnership income or deductions.

“Equity Insurance/Guarantee Fees” means fees paid in connection with Equity Insurance/Guarantees.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means an entity that would be deemed a “single employer” with any of the Subject Entities or Contributor under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Excess/Deficit Acquisition Expense Reimbursements” means the positive or negative amount resulting from the difference between (i) any expense reimbursement or other amounts paid from Offering Proceeds on account of costs or expenses related to the selection and acquisition of mortgage loans, properties or other investments on behalf of a Syndication Entity, including, without limitation, all closing costs and expenses in connection with the foregoing, and (ii) the actual amount paid by the recipient (and its Affiliates) for such costs and expenses, if any. Excess/Deficit Acquisition Expense Reimbursements does not include Recurring Fees.

“Excess/Deficit Organization and Offering Expense Reimbursements” means the positive or negative amount resulting from the difference between (i) any expense reimbursement or other amounts paid from Offering Proceeds on account of Organization and Offering Expenses, and (ii) the actual cost and expense to the recipient (and its Affiliates) in connection therewith, if any. Excess/Deficit Organization and Offering Expense Reimbursements does not include Recurring Fees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means, collectively, the Excluded Deferred Fees and Advances, Excluded Development Fees, Excluded Interests and Excluded Other Assets.

“Excluded Deferred Fees and Advances” means Advanced Development Funds, Advanced Syndication Funds and Advanced Warehouse Line Co-Pays and the Deferred Fees and Advances which Contributor is entitled to receive in accordance with Sections 2.3(b), 2.3(c) and 2.3(d) and 2.4 hereof which assets are not included in the Assets being contributed pursuant to this Agreement.

“Excluded Development Fees” means the Development Fees paid or payable in connection with the Tax Credit Properties identified on Schedule II(B) hereto which assets are not included in the Assets being contributed pursuant to this Agreement.

“Excluded Interests” means the assets identified on Schedule II(C) hereto owned by the Subject Entities, which assets are not included in the Assets being contributed pursuant to this Agreement.

“Excluded Other Assets” means all cash and cash equivalents of RCC, and, to the extent listed on Schedule II(D) hereto under the heading “Excluded Other Assets” (without duplication with respect to assets listed as Excluded Assets on Schedule II(A) hereto): fees and reimbursements accrued prior to the Closing Date, accounts receivable accrued in accordance with past practice and in accordance with the proration provisions in this Agreement prior to the Closing Date, and other interests and receivables, all of which assets are not included in the Assets being contributed pursuant to this Agreement, but not including those assets identified on Schedule I(D) hereto, which assets are included in the Assets being contributed pursuant to this Agreement.

“Existing Syndication Entity” means a Syndication Entity identified in the table of contents of Part I of Schedule 3.1(b) hereto and any Syndication Entities sponsored by RCC formed after the date of this Agreement and prior to the Closing other than those included in Excluded Assets.

“Existing Tax Credit Syndication Entity” means an Existing Syndication Entity identified as a tax credit fund in Part I of Schedule 3.1(b) hereto.

“Fannie Mae” means Fannie Mae (Federal National Mortgage Association).

“GAAP” means generally accepted accounting principles, consistently applied.

“GAAP Liabilities” means any and all obligations and liabilities of every kind and type required to be reflected as liabilities on a balance sheet (or in the notes thereto) prepared in accordance with GAAP.

“GMAC Guaranty” means the Repayment and Non-Recourse Carveouts Guaranty, dated as of July 31, 2000, by TRCLP, GMAC Commercial Mortgage Corporation, and the banks named therein.

“Group” means any of the Boesky Group, the Hirmes Group, the Kiley Group, the Schnitzer Group and the TRCLP Group as defined and more fully described on Schedule 11.2 hereto.

“Group Claims” means Boesky Group Claims, Hirmes Group Claims, Kiley Group Claims, Schnitzer Group Claims and TRCLP Group Claims as defined and more fully described on Schedule 11.2 hereto.

“Hart Scott Rodino Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Hazardous Substances” means petroleum, petroleum products, petroleum derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” “contaminants” or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

“Hirmes” means Alan P. Hirmes.

“Housing Tax Credits” means low income housing credits under Section 42 of the Code, as well as state law housing credits, as in effect on the date hereof.

“Kiley” means Denise L. Kiley.

“LIBOR” means the offered rate per annum for deposits of U.S. dollars for the applicable period that appears on Telerate Page 3750 as of 11:00 a.m. (London, England time) two Business Days prior to the first day in such period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by CCC (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of U.S. dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two Business Days prior to the first day in such period by major financial institutions reasonably satisfactory to CCC in the London interbank market for such period for the applicable principal amount on such date of determination.

“Lien” means any mortgage, lien, pledge, hypothecation, encumbrance, charge, easement, cloud on title, conditional sale, claim of right, or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice or other agreement or arising as a matter of law, judicial process or otherwise.

“Local Partnerships” means the partnerships which acquire interests in Tax Credit Properties and in which an Existing Syndication Entity owns an equity interest or in which a partnership in which an Existing Syndication Entity owns an equity interest owns an equity interest.

“Management Services Agreements” means the services agreements between an Acquired Entity (or a Person directly or indirectly controlled by such Acquired Entity) and RCC pursuant to which Fees are ultimately received by RCC.

“Market Value Net Worth” means the amount, if any, by which the total assets of TRCLP on a consolidated basis (valued on a fair market value basis with respect to any asset constituting real estate or an interest in real estate) exceed the total liabilities of TRCLP, as determined in accordance with GAAP (subject to the first parenthetical clause of this sentence). For purposes of the foregoing, the fair market value of any real estate or interest in real estate included in TRCLP’s assets shall be as determined pursuant to the GMAC Guaranty for so long as such credit facility, or any similar replacement credit facility, is outstanding, and if no such credit facility is outstanding, then utilizing such methodology as is agreed by the parties in good faith, which shall be substantially in accordance with the methodology set forth in the GMAC Guaranty; provided, however, that if GMAC, pursuant to the GMAC Guaranty, or the lender under any similar replacement credit facility, has not made any required determination of the fair market value of any real estate or interest in real estate included in TRCLP’s assets, then CCC shall reasonably make such determination.

“Material Adverse Effect” means any change or effect that is materially adverse to the business, results of operations, financial condition or prospects of the referenced entity or entities, taken as a whole; provided, however, that in determining whether there has been a Material Adverse Effect, any adverse effect primarily resulting from general economic, business, industry or financial market conditions shall be disregarded.

“Material Agreements” means all agreements (other than Fee Agreements, Organizational Documents and commitment letters and acquisition agreements of Existing Syndication Entities or RCC with respect to the acquisition of interests in Local Partnerships) to which any of the Subject Entities is a party or is subject or to which any of its assets is subject (i) that cannot be cancelled without penalty within 30 days, and (ii) that are material to the financial condition, results of operations, prospects, business, properties, assets or liabilities of any of the Subject Entities.

“Member Interests” means all of the membership interests listed in Column C on Schedule I(B) hereto and the rights to be a member of and manage the limited liability companies listed in Column A on Schedule I(B) hereto and all membership interests in, and rights to be a member of, all such other limited liability companies that are Acquired Entities on the Closing Date.

“Non-recurring Partnership/Asset Management Fees” means Partnership/Asset Management Fees paid from Offering Proceeds other than those paid from working capital reserves established with Offering Proceeds. Non-recurring Partnership/Asset Management Fees does not include Recurring Fees.

“Offering” means a public or private offering of interests of a Syndication Entity to third party investors.

“Offering Proceeds” means the gross proceeds raised by a Syndication Entity from an Offering of its securities.

“Organization and Offering Expenses” means expenses incurred in connection with, and in preparing a Syndication Entity for, its Offering, including, without limitation, all closing costs, travel and out of pocket expenses in connection with the offering of interests in, and organization of, a Syndication Entity.

“Other Existing Syndication Entity” means a Syndication Entity identified in Part II or Part III of Schedule 3.1(b) hereto.

“Overlap Period” means any taxable period beginning on or before and ending after the Closing Date.

“Partnership/Asset Management Fees” means all fees, including, without limitation, loan servicing fees and investor services fees, and other remuneration (including, without limitation, interest on all such fees or remuneration) paid for services rendered for the management and administration of a Syndication Entity.

“Partnership Interests” means all of the general and limited partnership interests in, and the right to be a general and/or limited partner, as the case may be, of the general and limited partnerships listed in Column A on Schedule I(C) hereto and all other general and/or limited partnership interests in, and rights to be general and/or limited partner of, all such general or limited partnerships that are Acquired Entities on the Closing Date.

“Permitted Liens” means Liens arising in the ordinary course of business and in a manner consistent with past practice for (i) taxes, assessments, governmental charges or levies not yet due and payable or (ii) mechanic’s, workman’s, carriers’, warehousemen’s and other like Liens arising in the ordinary course of business but as to which no amount is due and payable.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization or other entity and a government or any department, agency or instrumentality thereof.

“Post-Closing Tax Period” means (i) any taxable period beginning after the close of the Closing Date, and (ii) the portion of any Overlap Period beginning immediately after the Closing Date and ending at the close of the last day of such Overlap Period.

“Pre-Closing Tax Period” means (i) any taxable period ending at or before the close of the Closing Date, and (ii) the portion of any Overlap Period beginning on the first day of such Overlap Period and ending the close of the Closing Date.

“Prime Rate” means the rate of interest published from time to time by Citibank, N.A., or its successor, as its “prime rate” or, if such rate is not published, as determined by CCC by any other reasonable means.

“RCC Adjusted Earnings” means RCC’s earnings in accordance with GAAP before interest, taxes, depreciation and amortization (adjusted to take into account revenues and expenses unrelated to the Acquired Businesses) for the year ending December 31, 2002 as calculated in accordance with the procedures set forth on Schedule 1.1-3 hereto.

“RCC Debt” means any of the following debt of RCC assumed, or taken subject to (not including ordinary course of business trade payable obligations): (i) indebtedness for borrowed money, (ii) indebtedness for the deferred purchase price of property or services, (iii) obligations evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of RCC’s business under which no call for payment has been made), and indebtedness secured by mortgage or Liens against any of RCC’s assets (other than Excluded Assets), and (iv) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by RCC.

“Recurring Fees” means the fees set forth on Column E of Schedule 3.1(b) hereto and other fees or other remuneration paid to RCC and its Affiliates from sources other than Offering Proceeds (but shall include fees or other remuneration paid from working capital reserves set aside from Offering Proceeds) including, without limitation, Partnership/Asset Management Fees (other than those paid out of Offering Proceeds), real estate investment trust advisory fees, loan servicing fees, property and casualty insurance fees, local administration fees, investor services fees or special distributions in a Syndication Entity.

“Residuals” means “Residuals” as such term is used in the Residual Agreement.

“Ross” means Stephen M. Ross.

“Schnitzer” means Marc D. Schnitzer.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Interests” means all of the capital stock of the corporations listed in Column A on Schedule I(A) hereto and all capital stock of all such other corporations that are Acquired Entities on the Closing Date.

“Subject Entities” means the Acquired Entities and the corporations, partnerships, trusts, limited liability companies and other entities which are controlled by an Acquired Entity by virtue of an indirect or direct ownership interest in such corporations, partnerships, trusts, limited liability companies and other entities, including, without limitation, the Existing Syndication Entities and Other Existing Syndication Entities but not including Local Partnerships (but not excluding Local Partnerships set forth on Schedule III hereto of which an Acquired Entity, directly or indirectly, is the general partner) but excluding CharterMac and its Subsidiaries (other than CCC and its Subsidiaries with respect to the applicable periods after the Closing).

“Subject Entity Employees” means all individuals who perform services for any Subject Entity, including, without limitation, any common law employee, seconded employee, or any “leased employee” within the meaning of Code Section 414(n)(2).

“Subject Property” means the real property owned by (i) each Local Partnership or by which debt securities owned by an Existing Syndication Entity are secured, and (ii) any Existing Syndication Entity which owns real property directly and not through a Local Partnership.

“Subsidiary” of a Person means an entity in which a Person and/or another of its subsidiaries has a more than 50% equity ownership interest.

“Syndication Entity” means an entity (other than any Person in the TRCLP Group of Companies) that issues its securities to third party passive investors.

“Syndication Fees” means, without duplication, (i) Acquisition Fees, Development Fees, Non-recurring Partnership/Asset Management Fees, Excess/Deficit Organization and Offering Expense Reimbursements and Excess/Deficit Acquisition Expense Reimbursements, selling commissions (net of any commissions allowed to third parties), and (ii) all other fees and other remuneration (including, without limitation, interest thereon) payable directly or indirectly out of Offering Proceeds or by any third party to RCC or its Affiliates for services rendered to a Syndication Entity (but not including fees or other remuneration payable directly or indirectly from any working capital or other reserves set aside from Offering Proceeds), it being understood that “Syndication Fees” shall not include any Syndication Fees deemed to be Equity Insurance/Guarantee Fees in accordance with this Agreement.

“Syndication Transaction” means a transaction in which a Syndication Entity raises Offering Proceeds.

“Tax” or “Taxes” means (i) any and all taxes (whether federal, state, local or foreign), including, without limitation, gross receipts, income, profits, sales, use, occupancy, value added, ad valorem, transfer, franchise, withholding, payroll, employment, gains, privilege, wage, unemployment, workers’ compensation, social security, capital, license, severance, stamp, premium, windfall profits, environmental, capital stock, disability, registration, customs duties, excise, property, alternative or add on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Taxing Authority, together with any interest, penalties or additions to tax imposed with respect thereto; and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

“Tax Credit Business” means the business of developing, acquiring and/or syndicating for sale to third party investors interests in Tax Credit Properties or Tax Credit Syndication Entities.

“Tax Credit Local Partnership” means a Local Partnership in which an Existing Tax Credit Syndication Entity has invested.

“Tax Credit Partnership Regulatory Agreements” means any regulatory agreements or similar agreements between the Tax Credit Local Partnerships and any federal, state or local jurisdiction or pursuant to which such Tax Credit Local Partnerships’ properties are bound in connection with regulatory schemes of any federal, state or local authority (including, without limitation, those required pursuant to Section 42 of the Code or imposed by any applicable state housing authority as a condition to the allocation of Tax Credits (whether federal or state) or which otherwise either (i) restricts the use or ownership of the properties owned by the Tax Credit Local Partnerships or the leasing thereof or rentals chargeable thereon other than those generally applicable to rental properties; (ii) entitles such Tax Credit Local Partnership or its properties, or Persons leasing apartment units therein, to rental subsidies, including those under Section 8 of the United States Housing Act of 1937 or any comparable rental assistance program; (iii) entitles such Tax Credit Local Partnership or its property to an exemption, deferral or reduction in interest or debt service payable in connection with any mortgage financing provided by any such governmental unit to such Tax Credit Local Partnership or its property or the direct or indirect holders of any such mortgage debt to an exemption from taxation or reduction in taxation of the interest paid or payable thereunder; or (iv) entitles such Tax Credit Local Partnership or its property to an exemption, reduction or deferral of property or similar taxes or payments in lieu thereof.

“Tax Credit Properties” means real estate developments which have been allocated Housing Tax Credits under (i) Section 42 of the Code or (ii) the applicable state law equivalent thereof including those real estate developments which have been allocated Housing Tax Credits pursuant to a tax exempt bond allocation.

“Tax Credits” means, collectively, the historic rehabilitation credits under Section 47 of the Code, as well as state law rehabilitation credits, as in effect on the date hereof and Housing Tax Credits.

“Tax Credit Syndication Entity” means a Syndication Entity formed for the purpose of providing Tax Credits to investors.

“Tax Liabilities” means (i) all liabilities for Taxes, and (ii) all reasonable costs and expenses related thereto (including, without limitation, reasonable attorneys’ and accountants’ fees) without regard to whether Tax is ultimately due.

“Tax Proceeding” means any administrative or judicial Tax audit or dispute involving any Taxing Authority.

“Tax Return” means any returns, reports and forms (including any related or supporting information) filed or required to be filed with any Taxing Authority.

“Taxing Authority” means any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

“Trade Name” means “Trade Name” as such term is used in the Trade Name Agreement.

“TRCLP” means The Related Companies, L.P.

“TRCLP Group of Companies” means Ross and his Affiliates other than Acquired Entities and other entities directly or indirectly controlled by an Acquired Entity.

“Value of the CharterMac Common Shares” means, with respect to a referenced date, the average of the closing market price of the CharterMac Common Shares for the immediately preceding 30 consecutive trading days. The market price for each such trading day shall be: (i) if the CharterMac Common Shares are listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, any national securities exchange or the Nasdaq Stock Market, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the CharterMac Common Shares are not listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, any national securities exchange or the Nasdaq Stock Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by CharterMac; or (iii) if the CharterMac Common Shares are not listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, any national securities exchange or the Nasdaq Stock Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by CharterMac, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 30 days prior to the date in question, the Value of the CharterMac Common Shares shall be determined by the independent trustees of CharterMac acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.

“Warehouse Line” means the $75,000,000 aggregate principal amount credit facility pursuant to the Fifth Amended and Restated Loan Agreement dated as of December 21, 2001 provided to RCC Credit Facility L.L.C. by Fleet National Bank, Citicorp USA, Inc. and Merrill Lynch Community Development, LLC.

1.2 Other Definitions. In addition to the terms defined in Section 1.1 hereof, the following terms have the meanings defined for such terms as set forth below:

Term	Section
Adjustment	2.2(c)
Agreement	Introduction
Amendment Regarding GP Removal	2.6(b)(iii)(A)
Assignment of Member Interest	2.6(b)(i)(B)
Assignment of Partnership Interest	2.6(b)(i)(A)
Assignor Limited Partner	3.1(c)
BACs	3.13(a)
Boesky Group	11.2
Boesky Group Claims	11.2
California Premises	5.10(b)
California Premises Sublease	5.10(b)
Capitalization Notes	6.6
Cash Consideration	2.2(b)
CCC	Introduction
CCC Indemnified Parties	11.2
CCC Operating Agreement	2.6(b)(viii)
CharterMac By-laws	2.6(b)(vi)

Term	Section
CharterMac Certificate of Designation	2.6(b)(v)
CharterMac Interest	2.3(a)
CharterMac Shareholders’ Meeting	6.3
CharterMac Trust Agreement	2.6(b)(vii)
Closing	2.6(a)
Closing Date	2.6(a)
Consideration	2.2(a)
Consideration Securities	11.3(b)
Contributor	Introduction
Contributor Indemnified Parties	11.4
Controlling GP Entities	3.1(c)
Damages	11.2
Dispute Notice	2.2(c)(iii)
Disputed Portion of RCC Adjusted Earnings	2.2(c)(iv)
DOJ	5.1
Employment Agreements	2.6(b)(xiv)
Excess Reserves	2.4(d)(iii)
Exchange Rights Agreement	2.6(b)(xii)
Existing Private Syndication Entity	3.13(d)
Existing Private Syndication Entity Reports	3.24(a)
Existing Public Syndication Entity	3.13(a)
Existing Syndication Entity Prospectus	3.13(a)
Fee Agreements	3.15(b)
Fees	3.15(b)
Final RCC Adjusted Earnings	2.2(c)(iv)
FTC	5.1
Future Relations Agreement	2.6(b)(xv)
GP Entities	3.1(c)
Hirmes Group	11.2

Term	Section
Hirmes Group Claims	11.2
HUD	3.8(a)
Indemnified Party	11.6
Indemnifying Party	11.6
Independent Accountant	2.2(c)(iii)
Initial Adjustment Portion	2.2(c)(i)
Initial Consideration	2.2(b)
Intangibles	3.22
Trade Name Agreement	2.6(b)(xx)
Irrevocable Proxy	2.6(b)(iii)(A)
Joint and Several	11.2
Kiley Group	11.2
Kiley Group Claims	11.2
Lock-Up Agreements	2.6(b)(xiii)
Material Adverse Tax Benefit Change	10.9
Memorandum	3.13(e)
Mirror Entities	5.7(a)
Most Current Financial Statements	3.10(b)
Multiemployer Plan	3.18(b)
Multiple Employer Plan	3.18(b)
NASD	3.8(b)
New York Premises	5.10(a)
New York Premises Lease	5.10(a)
New York Premises Sublease	5.10(a)
Non-CharterMac Interests	2.3(a)
Non-Contributor Transferors	2.3(a)
Non-Contributor Transferor Capitalization Notes	6.6(b)
Non-Ross Lock-Up Agreement	2.6(b)(xiii)
Organizational Documents	3.3(b)

Term	Section
Other Services Agreement	2.6(b)(xix)
Ownership Entities	5.6(a)
PBGC	3.18(c)
Pension Plan	3.18(b)
Permits and Filings	3.3(c)
Pro Rata Bonus Amount	2.4(e)
Pro Rata Proportion	Schedule 11.2
Proxy Materials	5.2
RCC	First Recital
RCC 2003 Financial Statements	2.4(e)
RCC Adjusted Earnings Notice	2.2(c)(ii)
RCC Financial Statements	3.10(b)
RCC Revenues to Closing	2.4(e)
RCC Year End Revenues	2.4(e)
Real Property	3.21(a)
Registration Rights Agreement	2.6(b)(xvii)
Registration Statement	3.13(a)
Regulation D	3.13(e)
Related Equities Corporation Financial Statements	3.10(b)
Remaining Adjustment Portion	2.2(c)(i)
Reports	4.7(a)
Residual Agreement	2.3(a)
Restricted Share Plan	8.3(b)
Revenue Streams	3.15(c)
Ross Interests	2.3(a)
Ross Lock-Up Agreement	2.6(b)(xiii)
Ross Option	2.6(b)(xvi)
Schnitzer Group	11.2
Schnitzer Group Claims	11.2

Term	Section
SEC Reports	3.23(a)
Shared Services Agreement	2.6(b)(xviii)
Special Limited Partner	3.1(e)
Special Preferred Voting Shares Purchase Agreement	2.6(b)(ix)
Standstill Agreement	2.6(b)(x)
Stop Order	3.13(c)
Summary	3.13(e)
Survival Date	11.1
TRCLP Group	11.2
TRCLP Group Claims	11.2
Undisputed Portion of RCC Adjusted Earnings	2.2(c)(iv)
Voting Agreement	2.6(b)(xi)

ARTICLE II

THE TRANSACTION

2.1 Transfer of Assets. (a) Assets. On the terms and subject to the conditions hereof, on the Closing Date, Contributor shall, and shall cause each Affiliate of Contributor to, (subject to Section 2.3(e) hereof) contribute, convey, transfer and assign (solely for purposes of this Section 2.1, “contribute”), free and clear of any Liens and Encumbrances other than those Liens or Encumbrances listed on Schedule 3.2(a-2) hereto and Schedule 3.2(c), the Assets, in consideration of CCC’s transfer of Consideration as provided in Section 2.2 hereof, and CCC shall acquire the Assets from such Persons comprising Contributor and Affiliates of Contributor and shall transfer the Consideration to Contributor as provided in Section 2.2 hereof. Without limiting the generality of the foregoing, at the Closing, each Person comprising Contributor shall contribute, and shall cause each Affiliate of Contributor to contribute, (i) the Assets listed on Column C of Schedules I(A), I(B) and I(C) hereto that are listed as owned thereby in Column B of such Schedules and (ii) the Assets listed in Schedule I(D) hereto, in each case for the allocated Consideration set forth in Column E of such Schedules.

(b) Excluded Assets. Notwithstanding the above, the parties acknowledge and agree that in no event shall the Assets to be contributed, conveyed, transferred or assigned to CCC hereunder include the Excluded Assets.

2.2 Consideration. (a) General. Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations and warranties and agreements of Contributor contained herein, CCC shall acquire the Assets from Contributor and Affiliates of Contributor for an aggregate amount of consideration (subject to adjustment as set forth in this Agreement) which shall not exceed $338,000,000 (the “Consideration”) which shall consist of (x) the Initial Consideration, and (y) the Adjustment. Contributor and CCC shall be responsible for 50% of all transfer, sales and use Taxes payable by Contributor and/or CCC with respect to the transfer hereunder of any personal property, any real property, and interests therein, comprising the Assets, if any.

(i) Contributor has informed CCC that various Persons comprising Contributor have agreements among themselves with respect to the allocation of the Consideration hereunder. Contributor shall be responsible for allocating the Consideration or other payments contemplated hereunder, or under the Collateral Agreements among the Persons comprising Contributor and other Persons, in accordance with Section 2.5 hereof and CCC and its Affiliates shall have no obligations in connection with such allocations. In connection with such transfer and payments CCC may conclusively rely on instructions from Contributor’s Agent without any duty of investigation and without regard to any information CCC may have or believe to be true. Nothing in this Section 2.2(a)(i) shall affect the provisions of Section 11.2 hereof. No later than five Business Days prior to the Closing, Contributor shall deliver to CCC a list indicating which of the Persons comprising Contributor or a Permitted Transferee (as defined in the CCC Operating Agreement) shall be issued the CCC Units; provided, however, that Contributor shall cause each such Permitted Transferee to execute any and all documents in accordance with this Agreement and the CCC Operating Agreement. CCC and each Person comprising Contributor agree, and agree to cause each Affiliate of CCC and Contributor, respectively, to prepare Tax Returns for itself with respect to the consummation of the transactions contemplated hereunder on a basis that is consistent, in all material respects, with the preparation of the Tax Returns to be filed by each other Persons comprising Contributor and each Affiliate of Contributor with respect to the consummation of the transactions contemplated hereunder.

(b) Initial Consideration. CCC and CM Corp. shall pay to Contributor on the Closing Date an amount equal to $210,000,000 minus the amount of RCC Debt outstanding on the Closing Date (the “Initial Consideration”), which shall be comprised of (i) $50,000,000 (the “Cash Consideration”) which shall be paid by CM Corp. to TRCLP and/or Related General II L.P., by wire transfer to a bank account located in the City of New York in accordance with written instructions therefor, delivered on behalf of Contributor signed by Contributor’s Agent to CM Corp. at least three Business Days prior to the Closing Date, and (ii) issuance by CCC of a number of CCC Units equal to (x) the Initial Consideration minus the Cash Consideration, divided by (y) the CharterMac Common Share Price to be allocated in accordance with Section 2.5 hereof.

(c) Adjustment. Contributor shall be entitled to an amount equal to (x) the product of 7.7257 and the Final RCC Adjusted Earnings, but not more than $338,000,000, minus (y) the sum of (i) the Initial Consideration, and (ii) the amount of RCC Debt outstanding on the Closing Date (the “Adjustment”). Notwithstanding anything herein to the contrary, in no event shall the Adjustment equal a negative number. If CCC is required to pay Contributor the Adjustment, the Adjustment payment shall be comprised of the number of CCC Units equal to (x) the Adjustment, divided by (y) the CharterMac Adjustment Common Share Price.

(i) The Adjustment shall be paid promptly after calculation of the Final RCC Adjusted Earnings and in no event later than five Business Days after such calculation. Notwithstanding the foregoing, in the event, CCC gives Contributor a Dispute Notice in accordance with Section 2.2(c)(ii) hereof, promptly upon receipt of the Dispute Notice by Contributor, Contributor shall be entitled to an amount equal to (x) the product of 7.7257 and the Undisputed Portion of RCC Adjusted Earnings, but not more than $338,000,000 minus (y) the sum of (i) the Initial Consideration, and (ii) the amount of RCC Debt outstanding on the Closing Date (the “Initial Adjustment Portion”); provided, however, that in the event the Initial Adjustment Portion would otherwise equal a negative number, the Initial Adjustment Portion shall be deemed to equal zero. Upon determination of the Final RCC Adjusted Earnings, Contributor shall be entitled to an amount, if any, equal to the Adjustment minus the Initial Adjustment Portion (the “Remaining Adjustment Portion”). If CCC is required to pay Contributor the Initial Adjustment Portion or the Remaining Adjustment Portion, the Initial Adjustment Portion payment or Remaining Adjustment Portion payment, as applicable, shall be comprised of the number of CCC Units equal to (x) the Initial Adjustment Portion payment or Remaining Adjustment Portion payment, as applicable, divided by (y) the CharterMac Adjustment Common Share Price.

(ii) Contributor shall promptly following the completion of the RCC financials, but in no event later than thirty days following the completion of the RCC financials, calculate the RCC Adjusted Earnings. Within five days after the determination of the RCC Adjusted Earnings, Contributor shall give CCC written notice (the “RCC Adjusted Earnings Notice”) of the results of the calculation of the RCC Adjusted Earnings and Contributor’s determination of any right of Contributor to any Adjustment payment.

(iii) CCC may dispute Contributor’s determination of the RCC Adjusted Earnings in the following manner. Within 30 days after Contributor gives the RCC Adjusted Earnings Notice, CCC shall give Contributor notice of any disagreement that it may have with the RCC Adjusted Earnings (the “Dispute Notice”), and such notice shall specify the nature of the disagreement and the adjustments to the RCC Adjusted Earnings which CCC believes should be made and CCC and Contributor shall use their best efforts to reach agreement within the 20-day period following Contributor’s receipt of the Dispute Notice. In the event that the parties fail to reach agreement within such

20-day period, they shall jointly select a nationally recognized independent accounting firm (for purposes of this Section 2.2(c), such accounting firm, the “Independent Accountant”), which shall determine only with respect to the remaining differences so submitted, whether and to what extent, if any, the RCC Adjusted Earnings requires modification due to the adjustments CCC believes should be made as set forth in the Dispute Notice in Contributor’s calculation of RCC Adjusted Earnings. Each party shall be entitled to make a presentation, which the other party may attend, to the Independent Accountant in support of its position in such dispute. The parties shall instruct the Independent Accountant to deliver its written determination to Contributor and CCC no later than the 20th Business Day after the remaining differences underlying the Dispute Notice are referred to the Independent Accountant. The Independent Accountant’s determination shall be conclusive and binding upon Contributor and CCC. The Independent Accountant shall address only those issues in dispute, and may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Independent Accountant (i) shall be borne by CCC in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by CCC (as finally determined by the Independent Accountant) bears to the aggregate dollar amount of such items so submitted, and (ii) shall be borne by Contributor in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by CCC (as finally determined by the Independent Accountant) bears to the aggregate dollar amount of such items so submitted. Contributor and CCC shall make available to the Independent Accountant all relevant books and records and any work papers (including those of the parties’ respective accountants) relating to the RCC Adjusted Earnings and all other items reasonably requested by the Independent Accountant.

(iv) Subject to the following sentence, the “Final RCC Adjusted Earnings” shall be (i) RCC Adjusted Earnings, in the event that (x) the Dispute Notice is not delivered to Contributor during the 30-day period specified above, or (y) Contributor and CCC so agree; (ii) the sum of (x) the portion of the RCC Adjusted Earnings which is undisputed by CCC (the “Undisputed Portion of RCC Adjusted Earnings”), and (y) the portion of the RCC Adjusted Earnings which is disputed by CCC (the “Disputed Portion of RCC Adjusted Earnings”) adjusted in accordance with the Dispute Notice, in the event that (A) Contributor does not respond to the Dispute Notice within the 20-day period following receipt by Contributor of the Dispute Notice, or (B) Contributor agrees with the Dispute Notice; or (iii) the sum of (x) the Undisputed Portion of RCC Adjusted Earnings, and (y) the Disputed Portion of RCC Adjusted Earnings as adjusted by either (A) the mutual agreement of Contributor and CCC, or (B) the Independent Accountant.

2.3 Consideration Adjustments. (a) Non-Contributor Transferors. In the case of the Acquired Entities listed on Schedules I(A), I(B) and I(C) hereto in which any of the Stock Interests, the Member Interests and the Partnership Interests are owned by Persons, other than Ross, not included in Contributor (the “Non-Contributor

Transferors”), Contributor shall (i) use its commercially reasonable efforts to cause such Person to contribute its Partnership Interest in Related Charter L.P. and its Member Interest in Related Charter LLC (collectively the “CharterMac Interest”) and (ii) use its commercially reasonable efforts to cause such Person to contribute all such other Stock Interests, Member Interests and Partner Interests (the “Non-CharterMac Interests”) to CCC at the Closing and shall be deemed to be making the same representations as to such Stock Interests, Member Interests and Partnership Interests as it is making with respect to its Stock Interests, Member Interests and Partnership Interests; provided, however, that if Contributor is unable to cause such Person to contribute its CharterMac Interests and/or Non-CharterMac Interests, then there shall be an adjustment to the Consideration in favor of CCC equal to 7.7257 times the Residuals to which such Non-Contributor Transferor is entitled to in 2002 under Residuals Agreement, dated as of September 1, 1999, to which such Non-Contributor Transferor is a party with RCC (each a “Residual Agreement”) with respect to the CharterMac Interests and/or the Non-CharterMac Interests, as applicable; provided, further, however, that Contributor’s obligation to use commercially reasonable efforts to cause such Non-Contributor Transferor to contribute its CharterMac Interests and Non-CharterMac Interests shall consist of negotiating in good faith with such Non-Contributor Transferor and offering such Non-Contributor Transferor at least the amount set forth in the foregoing proviso. Notwithstanding anything in this Agreement to the contrary, Contributor shall cause Ross to contribute or transfer all of his Stock Interests, Member Interests and Partner Interests (the “Ross Interests”) to CCC or CM Corp., as the case may be, at the Closing. Any reference herein to Stock Interests, Member Interests and Partnership Interests owned by Contributor shall be deemed to include the Ross Interests.

(b) Organization and Offering Expenses Advanced by Contributor. (i) To the extent CCC receives reimbursement from a Syndication Entity attributable to the Advanced Syndication Funds (A) existing as of September 30, 2002 and specified in Schedule 2.3(b) hereto, or (B) advanced in the ordinary course of business consistent with past practice, subsequent to September 30, 2002 or discovered subsequent to that date and included on the revised Schedule 2.3(b) hereto, CCC shall pay the amount of such Advanced Syndication Funds to Contributor in cash, as a Consideration adjustment, within 5 days following receipt by CCC of reimbursement of such Advanced Syndication Funds, and to the extent of such reimbursement; provided, however, that CCC shall pay interest on the aggregate unpaid amounts to which Contributor is entitled under this Section 2.3(b) from time to time outstanding (computed on the basis of the actual number of days elapsed over a year of 365 days), at a rate of interest equal to Prime Rate per annum from the Closing Date until the date such aggregate unpaid amounts are paid in full. Schedule 2.3(b) hereto contains as of September 30, 2002 a detailed listing and description of the Advanced Syndication Funds and the entities which advanced and received the funds, the dollar amount thereof to September 30, 2002, and the rights and assets to which such Advanced Syndication Funds relate. Contributor shall deliver to CCC at the Closing a revised Schedule 2.3(b) hereto, which shall update the information on Schedule 2.3(b) hereto through the Closing Date.

(ii) In addition to Section 2.3(b)(i) hereof, in the event that during the six month period commencing with the Closing Date, Contributor, any Affiliate of Contributor or any Acquired Entity discovers that there are third party invoices or other documentation reasonably satisfactory to CCC for Advanced Syndication Funds that were not reflected on the revised Schedule 2.3(b) hereto delivered at the Closing, Contributor may deliver to CCC an invoice with respect to such Advanced Syndication Funds, and CCC shall reimburse Contributor in cash, as a Consideration adjustment for such Advanced Syndication Funds within 5 days after receipt by CCC of the reimbursement attributable to such Advanced Syndication Funds and to the extent of such reimbursement; provided, however, that CCC shall pay interest on the aggregate unpaid amounts to which Contributor is entitled under this Section 2.3(b) from time to time outstanding (computed on the basis of the actual number of days elapsed over a year of 365 days), at a rate of interest equal to Prime Rate per annum from the date of CCC’s receipt of such invoice until the date such aggregate unpaid amounts are paid in full. In the event that CCC disputes the payment of such invoice, CCC and Contributor shall comply with Section 2.3(g) hereof to resolve their dispute.

(iii) In the event that any Advanced Syndication Funds were initially used in connection with a proposed Syndication Entity which is abandoned by CCC subsequent to the Closing, and the work product or services to which such Advanced Syndication Funds are used in connection with, or relate to, another Syndication Entity, CCC shall apply such Advanced Syndication Funds to such other Syndication Entity in accordance with past practice existing prior to the Closing, and CCC shall reimburse Contributor in cash, as a Consideration adjustment for such Advanced Syndication Funds within 5 days after receipt by CCC of the reimbursement attributable to such Advanced Syndication Funds and to the extent of such reimbursement; provided, however, that CCC shall pay interest on the aggregate unpaid amounts to which Contributor is entitled under this Section 2.3(b) from time to time outstanding (computed on the basis of the actual number of days elapsed over a year of 365 days), at a rate of interest equal to Prime Rate per annum from the Closing Date until the date such aggregate unpaid amounts are paid in full.

(iv) Subsequent to the Closing, CCC shall collect such Advanced Syndication Funds from Syndication Entities in accordance with past practice existing prior to the Closing.

(v) Contributor shall, and shall cause its Affiliates to, contribute and assign to CCC at the Closing (or such later date of reimbursement) all rights and assets (including without limitation any entities) which are not already owned by an Acquired Entity to which Advanced Syndication Funds reimbursed by CCC relate, free and clear of all Liens and Encumbrances and they shall become “Assets” hereunder and, if entities, “Acquired Entities,” and Contributor shall deliver such documents, instruments and agreements as CCC shall reasonably request with respect to the contribution or assignment thereof.

(c) Development Project Funds Advanced by Contributor. (i) CCC shall pay Contributor to the extent provided in this Section 2.3(c), in cash, as a Consideration adjustment, on the Closing Date, the Advanced Development Funds (x) existing as of September 30, 2002 and specified in Schedule 2.3(c) hereto, or (y) advanced by Contributor after September 30, 2002 and on or prior to the Closing Date, in the ordinary course of business consistent with past practice. Schedule 2.3(c) hereto contains a detailed listing and a description of the Advanced Development Funds, the project in connection with which they were advanced, and the entities which advanced and received the funds and the dollar amount thereof at September 30, 2002. On the Closing Date, Contributor will deliver to CCC a revised Schedule 2.3(c) setting forth any additional Advanced Development Funds advanced on or prior to the Closing Date in the ordinary course of business containing a detailed listing and description of such additional Advanced Development Funds and the entities which advanced and received the funds, the project for which they were advanced, the dollar amount thereof and the date thereof and the rights and assets acquired with such Funds and any Liens or Encumbrances. At the Closing, CCC shall pay the Advanced Development Funds listed on the revised Schedule 2.3(c).

(ii) In addition to Section 2.3(c)(i) hereof, in the event that during the six month period commencing with the Closing Date, Contributor, any Affiliate of Contributor or any Acquired Entity discovers that there are third party invoices or other documentation reasonably satisfactory to CCC for Advanced Development Funds that were not reflected on the revised Schedule 2.3(c) delivered at the Closing, Contributor may deliver to CCC an invoice with respect to such Advanced Development Funds, and CCC shall reimburse Contributor in cash, as a Consideration adjustment for such Advanced Development Funds within 5 days after receipt by CCC of such invoice. In the event that CCC disputes the payment of such invoice, CCC and Contributor shall comply with Section 2.3(g) hereof.

(iii) On the Closing Date (or such later date of reimbursement), Contributor and its Affiliates shall assign to CCC all of their rights and assets with respect to any projects to which Advanced Development Funds reimbursed by CCC relate, including without limitation, its rights and assets with respect to any entities created and all Development Fees in connection with such projects in each case, free and clear of all Liens and Encumbrances, and all of such rights and assets shall thereupon become Assets hereunder and such entities shall become Acquired Entities and Contributor shall deliver such documents, instruments and agreements as CCC shall reasonably request with respect to the contribution and assignment thereof.

(d) Co-Pay Advanced Under the Warehouse Line. (i) CCC shall pay Contributor in cash as a Consideration adjustment, on the Closing Date, the Advanced Warehouse Line Co-Pay (x) existing as of September 30, 2002 and specified in Schedule 2.3(d) hereto, or (y) advanced by Contributor after September 30, 2002 and on or prior to the Closing Date in the ordinary course of business consistent with past practice. Schedule 2.3(d) hereto contains as of September 30, 2002 a detailed listing and a description of the Advanced Warehouse Line Co-Pay, the project in connection with which they were advanced, and the entities which advanced and received the funds, the dollar amount thereof to the date hereof, and a list of the rights and assets acquired with such funds and any Liens and Encumbrances thereon. At the Closing Date, Contributor will deliver to CCC a revised Schedule 2.3(d) reflecting the information concerning the Advanced Warehouse Line Co-Pays through the Closing Date.

(ii) In addition to Section 2.3(d)(i) hereof, in the event that during the six month period commencing with the Closing Date, Contributor, any Affiliate of Contributor or any Acquired Entity discovers that there are third party invoices or other documentation reasonably satisfactory to CCC for Advanced Warehouse Line Co-Pay that were not reflected on the revised Schedule 2.3(d) delivered at the Closing, Contributor may deliver to CCC an invoice with respect to such Advanced Warehouse Line Co-Pay, and CCC shall reimburse Contributor in cash, as a Consideration adjustment for such Advanced Warehouse Line Co-pay within 5 days after receipt by CCC of such invoice. In the event that CCC disputes the payment of such invoice, CCC and Contributor shall comply with Section 2.3(g) hereof.

(iii) On the Closing Date (or such later date of reimbursement), Contributor and its Affiliates shall contribute and assign to CCC all rights and assets which are not already owned by an Acquired Entity to which the Advanced Warehouse Line Co-Pay relates, free and clear of all Liens and Encumbrances and they shall become “Assets” hereunder and Contributor shall deliver such documents, instruments and agreements as CCC shall reasonably request with respect to the contribution and assignment thereof.

(e) Consents. Notwithstanding Sections 2.1 and 2.2 hereof:

(i) Consents of Limited Partners and Members.

(A) If any of the Consents of the partners or members of any Syndication Entity set forth on Schedule 3.8(a) hereto required to be obtained to transfer any of the interests of an Acquired Entity have not been obtained by the Closing Date (without Contributor having breached its obligations hereunder with respect thereto) and CCC shall not have waived the requirement of such Consent, then on the Closing Date, the Persons comprising Contributor who own equity interests therein shall each, and shall cause each Affiliate of Contributor to, contribute, transfer and assign 49% of their respective Stock Interests or Member Interests in such entity to CCC and shall thereafter use commercially reasonable efforts to obtain the required Consents as soon as practicable after the Closing. Upon obtaining such Consents, such Persons comprising Contributor shall, and shall cause each Affiliate of Contributor to, promptly contribute, transfer and assign the remaining 51% interest to CCC, without additional consideration, and such interest shall thereupon be deemed Assets hereunder and Contributor shall be deemed to have made on the date of such contribution the same representations with respect to such additional 51% of such Stock Interests or Member Interests as are being made with respect to the other Stock Interests or Member Interests on the Closing Date, including, without limitation, with respect to: capacity, power and authority to transfer the Stock Interests and Member Interests, transferring the Stock Interests and Member Interests free and clear of Liens and Encumbrances, that such Stock Interests and Member Interests are duly and validly issued, fully paid and nonassessable, that no Consents are required in connection with such transfer which have not been obtained, and that the instrument of assignment is effective to give CCC 100% of the remaining equity interests in such entity and is enforceable against such Persons comprising Contributor and Affiliates of Contributor in accordance with its terms. Contributor shall deliver such necessary and appropriate documents, instruments and agreements as CCC shall reasonably request with respect to the sale or assignment thereof consistent with Section 2.6 hereof, including, without limitation, a stock power with respect thereto.

(B) Until such sale of the remaining 51% interest, each of such Persons comprising Contributor shall, and shall cause each Affiliate of Contributor to, consistent with its fiduciary duties, cause each Existing Syndication Entity in which such Acquired Entity is a general partner or member to maintain in effect the asset management agreement between such Existing Syndication Entity and RCC and to continue to pay all fees and reimbursements payable thereunder. If, notwithstanding the foregoing, the asset management agreement is cancelled or Contributor or its Affiliate causes such Existing Syndication Entity to cease paying to CCC the fees and reimbursements which CCC would have received if it owned 100% of the equity interests in such Acquired Entity, then Contributor shall pay to CCC within 30 days of the cancellation of such asset management agreement or the date Contributor or its Affiliate causes such Existing Syndication Entity to cease paying such fees an amount equal to 7.7257 times the Final RCC Adjusted Earnings attributable to such Existing Syndication Entity minus fees actually received by CCC under such asset management agreement discounted to present value on the Closing Date based on a discount rate equal to LIBOR plus one percentage point.

(C) To the extent that an Acquired Entity owns a manager or general partner interest in an entity that controls any Syndication Entity and Consent is received as to the transfer of control of that Syndication Entity but not other Syndication Entities controlled by such Acquired Entity, the Acquired Entity will, subject to any required consents relating to the transfer of such interest, transfer such manager or general partner interest held by it to CCC or a wholly-owned subsidiary of CCC.

(ii) HUD Approvals.

(A) If the Consent of HUD to the transfer of any the Acquired Entities has not been obtained prior to the Closing (without Contributor having breached its obligations hereunder with respect thereto), the Persons comprising Contributor who own equity interests therein shall each, and shall cause each Affiliate of Contributor to, contribute, transfer and assign 9.9% of their respective Stock Interests and 24.9% of their respective Member Interests, as the case may be, in such entity to CCC and shall thereafter use commercially reasonable efforts to obtain the required Consents as soon as practicable after the Closing. Upon obtaining such Consents, such Persons comprising Contributor shall, and shall cause each Affiliate of Contributor to, promptly contribute, transfer and assign the remaining 90.1% and 75.1% interest, respectively, to CCC, without additional consideration, and such interest shall thereupon be deemed Assets hereunder and Contributor shall be deemed to have made on the date of such sale the same representations with respect to such additional 90.1% and 75.1% of such Stock Interests or Member Interests as are being made with respect to the other Stock Interests or Member Interests on the Closing Date, including, without limitation, with respect to: capacity, power and authority to transfer the Stock Interests and Member Interests, transferring the Stock Interests and Member Interests free and clear of Liens and Encumbrances, that such Stock Interests and Member Interests are duly and validly issued, fully paid and nonassessable, that no Consents are required in connection with such transfer which have not been obtained, and that the instrument of assignment is effective to give CCC 100% of the remaining equity interests in such entity and is enforceable against such Persons comprising Contributor and Affiliates of Contributor in accordance with its terms. Contributor shall deliver such necessary and appropriate documents, instruments and agreements as CCC shall reasonably request with respect to the sale or assignment thereof consistent with Section 2.6 hereof, including, without limitation, a stock power with respect thereto.

(B) Until such sale of the remaining 90.1% and 75.1% interest, each of such Persons comprising Contributor shall, and shall cause each Affiliate of Contributor to, consistent with its fiduciary duties, cause each Existing Syndication Entity in which such Acquired Entity is a general partner or member to maintain in effect the asset management agreement between such Existing Syndication Entity and RCC and to continue to pay all fees and reimbursements payable thereunder. If, notwithstanding the foregoing, the asset management agreement is cancelled or Contributor or its Affiliate causes such Existing Syndication entity to cease paying to CCC the fees and reimbursements which CCC would have received if it owned 100% of the equity interests in such Acquired Entity, then Contributor shall pay to CCC within 30 days of the cancellation of such asset management agreement or the date Contributor or its Affiliate causes such Existing Syndication Entity to cease paying such fees an amount equal to 7.7257 times the Final RCC Adjusted Earnings attributable to such Existing Syndication Entity minus fees actually received by CCC under such asset management agreement discounted to present value on the Closing Date based on a discount rate equal to LIBOR plus one percentage point.

(C) To the extent that an Acquired Entity owns the manager or general partner interest in an entity that controls any Syndication Entity and Consent is received as to the transfer of control of that Syndication Entity but not other Syndication Entities controlled by such Acquired Entity, the Acquired Entity will, subject to any required consents relating to the transfer of such interest, transfer such manager or general partner interest held by it to CCC or a designee of CCC, which is a wholly-owned subsidiary of CCC that is characterized as a “pass-through” entity.

(iii) Broker-Dealer. Contributor and CCC agree that in the event any required approvals, Consents, authorizations, orders, licenses or permits from the NASD or state regulatory authorities with respect to the sale of the Stock Interests of Related Equities Corporation in accordance with the terms hereof are not obtained on or prior to the Closing Date, then (A) the Stock Interests of Related Equities Corporation will not be contributed at the Closing, (B) Contributor will continue to use commercially reasonable efforts to obtain such approvals or Consents for the one year period after the Closing Date, (C) Contributor will operate Related Equities Corporation for the profit and loss account of CCC (it being understood that CCC shall be entitled to all revenues and responsible for all costs, expenses and liabilities relating to events occurring after the Closing Date until the end of the one year period or such earlier date, if any, as CCC shall notify Contributor it no longer is interested in pursuing such approvals or Consents), and (D) Contributor shall cause Related Equities Corporation to be operated (subject to applicable regulatory requirements) strictly in accordance with instructions from Hirmes or other designee of CCC, who shall be retained by such entity (without compensation directly or indirectly from any party to this Agreement) as a consultant with exclusive authority to manage such entity in accordance with instructions from CCC until such approvals are obtained. If such Consents or approvals are obtained within such one year period, then Contributor shall, and shall cause each Affiliate of Contributor to, contribute the Stock Interests of Related Equities Corporation to CCC at such time in accordance with the terms hereof for no additional consideration. On the date of such contribution, (A) such Stock Interests shall be deemed an Asset contributed under this Agreement, (B) Contributor shall be deemed to be making the same representations and warranties with respect to such Stock Interests as are consistent with the representations and warranties Contributor is making hereunder with respect to any Stock Interests and other Assets being contributed to CCC on the Closing Date, and (C) Contributor shall deliver such necessary and appropriate documents, instruments and agreements as CCC shall reasonably request with respect to the contribution thereof consistent with Section 2.6(b)(xxv) hereof, including, without limitation, a stock power with respect thereto. If such Consents and approvals are not obtained in such one year period, the Stock Interests of Related Equities Corporation shall be deemed Excluded Assets and shall not be contributed to CCC and shall no longer be an Acquired Entity or a part of the Acquired Businesses. Contributor shall have no obligation to fund any net capital requirements of Related Equities Corporation after the Stock Interests are contributed.

(f) Tax Treatment. The parties agree that any reimbursements made pursuant to this Section 2.3 constitute adjustments to the Consideration payable by CCC hereunder and will be reported as nontaxable reimbursements. The parties further agree not to take any positions inconsistent with this treatment.

(g) In the event that there is a dispute regarding any provision contained in this Section 2.3, the party claiming the dispute shall have five days to provide written notice to the other party detailing the reasons for the dispute. CCC and Contributor shall use their best efforts in good faith to resolve their dispute within 30 days after either party’s receipt of notice of such dispute. If CCC and Contributor cannot agree within the 30 day period after receipt of such notice, they shall refer such dispute to a court of competent jurisdiction in accordance with Section 13.6 hereof for resolution of any such dispute.

2.4 Prorations; Deferred Fees and Advances and Certain Other Excluded Assets.

(a) Partnership/Asset Management Fees. (i) Contributor shall be entitled to all Partnership/Asset Management Fees payable by an Existing Syndication Entity which (i) accrue for the calendar quarter immediately preceding the Closing, if the Closing occurs prior to the fifteenth day of the month following the end of such quarter (and such fees have not been previously paid to Contributor prior to the Closing), and (ii) accrue for the calendar quarter in which the Closing occurs through the Closing Date. CCC shall be entitled to all such fees which accrue for periods after the Closing Date. After the Closing, CCC will use commercially reasonable efforts to collect such fees on the date due and promptly upon receipt remit to Contributor a prorated portion of such fees (based on the number of days in such quarter before and after the Closing) for that portion of the quarter on or prior to Closing Date.

(ii) Schedule 2.4(a)(ii) hereto contains as of September 30, 2002 a detailed listing and description of the Partnership/Asset Management Fees due to Contributor from each Existing Syndication Entity that are to be paid from capital contributions to fund working capital requirements of such Existing Syndication Entities. Contributor shall deliver to CCC at the Closing a revised Schedule 2.4(a)(ii), which shall update the information on Schedule 2.4(a)(ii) hereto through the Closing Date to reflect amounts accrued. After the Closing, CCC will remit to Contributor such Partnership/Asset Management Fees promptly upon receipt.

(b) Current Advances. Contributor shall be entitled to be repaid all amounts advanced to any Syndication Entity in the ordinary course of business consistent with past practice during (i) the calendar quarter immediately preceding the Closing, if the Closing occurs prior to the fifteenth day of the month following the end of such quarter (and such advances have not been previously paid to Contributor prior to the Closing), and (ii) during the calendar quarter in which the Closing occurs through the date of the Closing; provided that advances for purposes of this Section 2.4(b) shall not include Advanced Development Funds, Advanced Syndication Funds, Advanced Warehouse Line Co-Pays or any other amounts otherwise payable to Contributor under the terms of this Agreement. After the Closing, CCC will use commercially reasonable efforts to collect the amount due in repayment of such advances that are customarily collected at the end of either such periods in accordance with past practice and shall pay the amounts received with respect to such advances to Contributor. Any amount of such advances which are not collected by CCC shall be treated as Advances for purposes of Section 2.4(d).

(c) Acquisition Fees. Contributor shall be entitled to any Acquisition Fees payable by an Existing Syndication Entity if the Acquisition Fee would be included in RCC’s revenues in accordance with GAAP at or prior to the Closing Date. If any Acquisition Fees are payable by an Existing Syndication Entity which has previously admitted its investors as limited partners or members and the closing under the Warehouse Line with respect to the acquisition of the investment to which the Acquisition Fees relate has occurred prior to the Closing, but the Acquisition Fees are not included in RCC’s revenues in accordance with GAAP, Contributor shall be entitled to 90% of the Acquisition Fees paid and CCC shall be entitled to 10% of the Acquisition Fees paid. CCC shall be entitled to all other Acquisition Fees. Any amounts payable to Contributor which are received by CCC or its Affiliates after the Closing shall be promptly paid by CCC to Contributor and any amount payable to CCC which is received by Contributor or its Affiliates prior to the Closing shall be paid by Contributor to CCC at the Closing and any amount payable to CCC which is received by Contributor or its Affiliates on or after the Closing Date shall be promptly paid to CCC.

(d) Recurring Fees, Deferred Fees and Expenses. (i) The parties agree that any payments of Fees and Advances received by CCC or any Acquired Entity from an Existing Syndication Entity (other than payments subject to Sections 2.4(a), 2.4(b) or 2.4(c) hereof) shall be paid to CCC and Contributor as follows:

(A) First, to CCC until it receives an amount equal to Current Recurring Fees for the immediately preceding quarter due from such Existing Syndication Entity, any Current Recurring Fees due from such Existing Syndication Entity accrued for prior quarters and any Advances made by CCC or its Affiliates or the Acquired Entities to such Existing Syndication Entity subsequent to the Closing which have not previously been paid or reimbursed.

(B) Second, to Contributor until it receives an amount equal to the Advances made by Contributor or its Affiliates or the Acquired Entities prior to the Closing to such Existing Syndication Entity which have not previously been reimbursed.

(C) Third, 50% to CCC and 50% to Contributor in payment of Deferred Fees due to each from such Existing Syndication Entity (provided that in no event shall either CCC or Contributor receive by virtue of this provision in excess of the amount of Deferred Fees due to it from such Existing Syndication Entity and once either CCC or Contributor has received all of the Deferred Fees due to it from such Existing Syndication Entity, the balance shall be distributed to the other party until it receives all of the Deferred Fees due to it from such Existing Syndication Entity).

(ii) Schedule 2.4(d)(ii) hereto contains as of September 30, 2002 a detailed listing and description of the Deferred Fees and Advances due to Contributor from each Existing Syndication Entity. Contributor shall deliver to CCC at the Closing a revised Schedule 2.4(d)(ii), which shall update the information on Schedule 2.4(d)(ii) hereto through the Closing Date.

(iii) Notwithstanding the fact that the Organizational Documents for the respective Existing Syndication Entities otherwise permit Deferred Fees to be paid at any time, the parties acknowledge that the immediate payment of Deferred Fees to Contributor or CCC may be detrimental to the financial stability of such Existing Syndication Entities. In recognition of the foregoing, CCC and Contributor agree that CCC shall cause the applicable Existing Syndication Entity to utilize 50% of any “Excess Reserves” (as defined below) of such Existing Syndication Entity to pay any remaining unpaid Deferred Fees due from such Existing Syndication Entity as follows: Any payments to CCC and Contributor in accordance with Section 2.4(d)(i)(C) shall be paid once each year within ten days of (i) with respect to an Existing Public Syndication Entity, the date on which such entity is required to file its Annual Report on Form 10-K for the prior year (commencing with the Annual Report on Form 10-K required to be filed after the Closing Date), and (ii) with respect to an Existing Private Syndication Entity, the date on which the annual financial statements of such entity for the prior year are required pursuant to its partnership agreement to be provided to its investors (commencing with the first annual financial statements required to be provided after the Closing Date). “Excess Reserves” shall mean (A) all cash and cash equivalents less the aggregate amount of current liabilities of an Existing Syndication Entity as recorded on its audited financial statements on an unconsolidated basis less (B) the greater of (i) an amount equal to $10,000 per Subject Property or other real property in which the Existing Syndication Entity then owns a direct or indirect interest (whether or not through an interest in a Local Partnership), or (ii) the greater of (x) $100,000 and (y) the minimum reserves, if any, required to be maintained pursuant to such Existing Syndication Entity’s Organizational Documents.

(e) Bonus Prorations. The revenues of RCC for the year ended December 31, 2003 (the “RCC Year End Revenues”) and for the period from January 1, 2003 through the Closing Date (the “RCC Revenues to Closing”), shall be determined from the audited financial statements of RCC for the year ended December 31, 2003 (the “RCC 2003 Financial Statements”) when the same are available. The “Pro Rata Bonus Amount” shall be equal to the amount of the aggregate bonus compensation awarded to Subject Entity Employees as of December 31, 2003 that is proportionate to the ratio of the RCC Revenues to Closing divided by the RCC Year End Revenues. Within 30 days after the RCC 2003 Financial Statements are delivered by CCC to Contributor, Contributor shall pay the Pro Rata Bonus Amount to CCC as an additional contribution.

(f) Expenses Proration. (i) The matters and items included in this Section 2.4(f) shall be apportioned between Contributor and CCC, or otherwise reflected as credits or adjustments to the Consideration, as of the Closing Date. Credits in favor of CCC shall be paid by Contributor to CCC in cash at the Closing and shall constitute additional contributions, and credits in favor of Contributor shall be paid by CCC to Contributor at the Closing in the form of cash and shall constitute additional consideration for contributions.

(ii) All payments made by RCC or its Affiliates on or prior to the Closing Date in respect of healthcare flexible spending accounts for the benefit of Subject Entity Employees, in excess of the Subject Entity Employees aggregate contributions to such accounts from January 1, 2003 through the Closing Date, shall be apportioned, with Contributor receiving a credit for the pro rata amount of such payments for the portion of calendar year 2003 from the Closing Date through December 31, 2003.

(iii) All pre-paid fees and expenses, including without limitation payments in respect of the “Roundtable” conference, rent, all amounts paid by or on behalf of RCC on or before the Closing Date under any contracts relating to utilities or in respect of services to be performed after the Closing Date and insurance premiums paid by or on behalf of RCC for coverage including periods after the Closing Date, shall be apportioned at the Closing, with Contributor receiving a credit for any portion of such pre-paid fees and expenses or amounts relating to the applicable period from and after the Closing Date (pro rata based on the number of days in the period before and after the Closing Date). If any security deposit has been made by or on behalf of RCC in respect of a contract or lease that will be maintained after the Closing Date, Contributor shall receive a credit therefor provided such deposit is transferable and remains on deposit for the benefit of RCC.

(iv) The aggregate amount of the first payroll payable to Subject Entity Employees after the Closing Date shall be apportioned, with CCC receiving a credit for the pro rata amount for the portion of the payroll period on and before the Closing Date.

(v) Prior to the Closing, Contributor shall prepare a closing statement setting forth the items to be apportioned in accordance with this Section 2.4(f), which shall be attached hereto as Schedule 2.4(f), and which shall set forth the prorations required under this Section 2.4(f).

(g) AMAC Fee Proration. CCC shall remit to Contributor or its designee the amount of the incentive fee payable by American Mortgage Acceptance Company for the calendar year 2003 that is proportionate to the ratio of (x) the number of days from January 1, 2003 through the Closing Date to (y) 365, promptly upon payment of such fee.

(h) Audit Right. With respect to any payments due to CCC or Contributor under this Section 2.4, CCC and Contributor shall each, after the Closing, use its commercially reasonable efforts to provide (to the extent within its authority and subject to its fiduciary duty) the other access, on reasonable notice, at reasonable times during regular business hours, to relevant books and records of the applicable Existing Syndication Entity or in the case of access by CCC, such other relevant entity for audit, subject to such confidentiality agreements as it shall reasonably request.

(i) Claims Non-Recourse. Except for (i) claims for Advances and Deferred Fees to which Contributor is entitled to be paid pursuant to Section 2.4 hereof, (ii) payments provided for herein (all of which as of the Closing shall be non-recourse to the Acquired Entities until receipt by the Acquired Entities of such Advances and Deferred Fees to which Contributor is entitled to be paid pursuant to Section 2.4 hereof, at which time, all of which shall be recourse to the Acquired Entities), (iii) claims arising out of partnership interests and membership interests in Subject Entities retained by Contributor, and (iv) claims hereafter arising under this Agreement, none of the Persons comprising Contributor nor any Affiliate of any of them has, or will on the Closing Date have, any claim of any kind against any Subject Entity (including without limitation any Existing Syndication Entity). No Person comprising Contributor or any of their Affiliates shall make any claim against or seek to collect any Recurring Fees, Advances, Deferred Fees or other fees and advances (i) at any time from CCC or any of its Affiliates (including the Acquired Entities), or (ii) from any other Subject Entity at any time or in an amount different from what is provided for in this Agreement.

(j) Dispute Resolution. In the event that there is a dispute regarding any provision contained in this Section 2.4, the party claiming the dispute shall have five days to provide written notice to the other party detailing the reasons for the dispute. CCC and Contributor shall use their best efforts in good faith to resolve their dispute within 30 days after either party’s receipt of notice of such dispute. If CCC and Contributor cannot agree within the 30 day period after receipt of such notice, they shall refer such dispute to a court of competent jurisdiction in accordance with Section 13.6 hereof for resolution of any such dispute.

(k) The parties will report income and deductions resulting from allocations of fees and expenses under this section in accordance with each of their respective allocations and will not take any position inconsistent therewith.

2.5 Allocation of Consideration. The Consideration, subject to adjustment as provided in this Agreement, shall be allocated among (i)the Assets as set forth in Column E of SchedulesI(A), I(B) and I(C) hereto and made a part hereof, which Column E of such schedules shall be completed in agreed upon form between CCC and Contributor prior to Closing with respect to the Consideration, and (ii)the Persons comprising Contributor and other Persons as set forth on Schedule2.5 hereto and made a part hereof, as such Schedules are adjusted for any Consideration adjustments hereunder, as directed by Contributor’s Agent, provided that all of the Cash Consideration shall be allocated to TRCLP and/or Related General II L.P.

2.6 Closing. (a) The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, at 10:00 a.m. New York City time as Contributor and CCC agree as soon as practicable after the satisfaction of all of the conditions precedent to the Closing and prior to the Abandonment Date (the “Closing Date”). On the Closing Date, each party hereto shall deliver each of the agreements, instruments, certificates and other documents required to be delivered by such party hereunder to the appropriate parties as required hereby.

(b) In addition, on the Closing Date, the following opinions, certificates, documents, instruments and agreements shall be executed and/or delivered, subject to the terms of this Agreement, by the parties as set forth below:

(i) Instruments of Transfer and Other Items to be Delivered and Effective at Closing.

(A) Each Person comprising Contributor, each Affiliate of Contributor and each Non-Contributor Transferor who is contributing, transferring and assigning a Partnership Interest to CCC or CM Corp., as the case may be, shall effect such contribution, transfer and assignment by executing and delivering to CCC or CM Corp., as applicable, an “Assignment of Partnership Interest,” substantially in the form of Exhibit A hereto (the “Assignment of Partnership Interest”), that provides for the admission of CCC, and, in the case of RCC and Related Charter, L.P., in addition to the admission of CCC, also provides for the admission of CM Corp. in place of Contributor and/or its Affiliates or the Non-Contributor Transferor, as applicable, in the partnership in which the Partnership Interest represents a partnership interest.

(B) Each Person comprising Contributor, each Affiliate of Contributor and each Non-Contributor Transferor who is contributing, transferring and assigning a Member Interest to CCC shall effect such contribution, transfer and assignment by executing and delivering to CCC an “Assignment of Member Interest,” substantially in the form of Exhibit B hereto (the “Assignment of Member Interest”), that provides for the admission of CCC as a member in place of Contributor and/or its Affiliates or the Non-Contributor Transferor, as applicable, in the limited liability company in which the Member Interest represents a membership interest.

(C) Each Person comprising Contributor, each Affiliate of Contributor and each Non-Contributor Transferor who is contributing, transferring and assigning a Stock Interest to CCC shall effect such contribution, transfer and assignment of such Stock Interest by delivering to CCC the stock certificate representing such Stock Interest together with a duly executed stock power executed in blank (with all required tax stamps) with respect to such Stock Interest.

(ii) Amendment of Certificates. To the extent that any such amendment is required by applicable law, Contributor shall deliver the amendments to the Certificates of Limited Partnership, and the Certificates of Formation or similar documents, as the case may be, duly executed by the appropriate Persons comprising Contributor and, if necessary to permit filing with the applicable authorities, the other partners to each limited partnership identified on Schedule I(C) hereto and the other members of each limited liability company identified on Schedule I(B) hereto as set forth in Sections 5.5 and 6.5 hereof.

(iii) Amendment of Limited Partnership Agreements and Limited Liability Company Operating Agreements; Irrevocable Proxies.

(A) Contributor shall deliver the amendments to the Organizational Documents of limited partnerships and the amendments to the Organizational Documents of the limited liability companies as described in Schedule 5.6(a) in form and substance reasonably satisfactory to CCC and Contributor (each an “Amendment Regarding GP Removal”), in accordance with Section 5.6(a) hereof, duly executed by the appropriate Persons comprising Contributor and the other partners to each partnership and the other members of each limited liability company, as the case may be, and the appropriate Persons identified in Schedule 5.6 hereto shall execute irrevocable proxies, substantially in the form of Exhibit C hereto (the “Irrevocable Proxy”), in accordance with Section 5.6 hereof.

(B) To the extent Contributor has caused the Organizational Documents of the Existing Private Syndication Entities to be amended by the Amendment Regarding GP Removal Without Cause pursuant to Section 5.6(b), Contributor shall deliver such amendments duly executed by the appropriate Persons comprising Contributor and the other partners to each such partnership and the other members of each limited liability company, as the case may be.

(iv) Amendment of Certain Partnership Agreements and Limited Liability Company Operating Agreements. The appropriate Persons comprising Contributor and/or Affiliates of Contributor and CCC (and, in the case of RCC and Related Charter, L.P., CCC and CM Corp. shall execute and deliver the amendments to the partnership agreements with regard to the partnerships identified in Schedule I(C) hereto, and the amendments to the limited liability company operating agreements with regard to the limited liability companies identified in Schedule I(B) hereto, in each case substantially as set forth in Section 5.6 hereof.

(v) CharterMac Certificate of Designation. The Certificate of Designation for CharterMac Special Preferred Voting Shares substantially in the form of Exhibit D hereto shall have been approved and be in full force and effect as of the Closing Date (the “CharterMac Certificate of Designation”).

(vi) CharterMac By-Laws. The amended and restated by-laws of CharterMac substantially in the form of Exhibit E hereto shall have been approved and be in full force and effect as of the Closing Date (the “CharterMac By-laws”).

(vii) CharterMac Trust Agreement. The amended and restated trust agreement of CharterMac, substantially in the form of Exhibit F hereto, shall have been approved and be in full force and effect as of the Closing Date (the “CharterMac Trust Agreement”).

(viii) CCC Operating Agreement. The CCC amended and restated operating agreement, substantially in the form of Exhibit G hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “CCC Operating Agreement”).

(ix) Special Preferred Voting Shares Purchase Agreement. The Special Preferred Voting Shares Purchase Agreement, substantially in the form of Exhibit H hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Special Preferred Voting Shares Purchase Agreement”).

(x) Standstill Agreement. The Standstill Agreement, substantially in the form of Exhibit I hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Standstill Agreement”).

(xi) Voting Agreement. The Voting Agreement, substantially in the form of Exhibit J hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Voting Agreement”).

(xii) Exchange Rights Agreement. The Exchange Rights Agreement, substantially in the form of Exhibit K hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Exchange Rights Agreement”).

(xiii) Lock-Up Agreement. (a) CCC and each of APH Associates L.P., DLK Associates L.P., Marc Associates L.P. and SJB Associates L.P. shall enter into a Lock-Up Agreement substantially in the form of Exhibit L–1 hereto (the “Non-Ross Lock-Up Agreement”), and (b) CCC and TRCLP shall enter into a Lock-Up Agreement substantially in the form of Exhibit L–2 hereto (the “Ross Lock-Up Agreement,” and together with the Non-Ross Lock-Up Agreements, the “Lock-Up Agreements”).

(xiv) Employment Agreements. CCC or its designee and each of Boesky, Hirmes, Kiley and Schnitzer shall enter into Employment Agreements in the form of Exhibit M hereto (the “Employment Agreements”).

(xv) Future Relations Agreement. The Future Relations Agreement, substantially in the form of Exhibit N hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Future Relations Agreement”).

(xvi) Ross Option. The Ross Option Agreement, substantially in the form of Exhibit O hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Ross Option”).

(xvii) Registration Rights Agreement. The Registration Rights Agreement, substantially in the form of Exhibit P hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Registration Rights Agreement”).

(xviii) Shared Services Agreement. The Shared Services Agreement, substantially in the form of Exhibit Q hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Shared Services Agreement”).

(xix) Other Services Agreement. The Other Services Agreement, substantially in the form of Exhibit R hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Other Services Agreement”).

(xx) Trade Name Agreement. The Trade Name Agreement, substantially in the form of Exhibit S hereto, shall be executed and delivered by the parties identified thereon as signatories thereto (the “Trade Name Agreement”).

(xxi) Consents. The Consents of those Persons referenced in Section 3.8 and on Schedule 3.8(a) and Schedule 3.8(b) hereto (except for those Consents referenced on Schedule 10.5 hereto) to the transactions contemplated by this Agreement shall be delivered by Contributor, in form and substance reasonably satisfactory to CCC, except as set forth herein.

(xxii) Releases. (a) Persons constituting Contributor shall deliver a general release and covenant not to sue from themselves and from their Affiliates in the form and substance reasonably satisfactory to CCC with respect to claims of any of them against Acquired Entities; (b) the TRCLP Group shall deliver a general release and covenant not to sue from itself and from its Affiliates in the form and substance reasonably satisfactory to CCC with respect to any of its claims against any of Boesky, Hirmes, Kiley and Schnitzer and their Affiliates arising out of the operations of RCC and the Subject Entities, prior to the Closing, which release may also include a release by Boesky, Hirmes, Kiley and Schnitzer and their Affiliates of Related General II L.P. and its Affiliates; and (c) CCC shall deliver a general release and covenant not to sue from itself and from its Affiliates in the form and substance reasonably satisfactory to Contributor with respect to claims of the Subject Entities (other than Local Partnerships) against any Persons constituting Contributor or their Affiliates, except with respect to any claims against any Persons comprising Contributor as a result of which CCC or any of its Affiliates incur Damages following the Closing.

(xxiii) CCC’s Counsel Opinion. CCC shall deliver an opinion of CCC’s legal counsel substantially in the form of Exhibit T hereof.

(xxiv) Contributor’s Counsel Opinion. Contributor shall deliver an opinion of Contributor’s legal counsel substantially in the form of Exhibit U hereof.

(xxv) Other Documents. CCC and Contributor shall each deliver such other opinions, certificates, documents, instruments and agreements as either CCC or Contributor, as the case may be, shall deem reasonably necessary in order to effectuate the transactions contemplated herein in form and substance reasonably satisfactory to the party requesting the same.

2.7 First CCC Unit Distribution. Contributor shall be deemed to have been a holder as of the Closing Date of all of the CCC Units issued to Contributor hereunder. Notwithstanding anything herein to the contrary, on or after the Closing, each Person comprising Contributor shall be entitled to receive distributions payable to the holders of CCC Units as of the first Company Record Date (as defined in the CCC Operating Agreement) with respect to the CCC Units such Person receives in connection with the payment of the Consideration on a pro-rata basis based upon the number of days which have elapsed since the Closing Date during the period preceding such Company Record Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

The Persons comprising Contributor, Jointly and Severally, represent and warrant to CCC as of the date hereof as follows (it being agreed that each representation and warranty that relates to a Local Partnership, or the assets or liabilities thereof (other than a Local Partnership as to which a Subject Entity serves as general partner, but only for the period of time in which such Subject Entity has served as general partner, and other than representations and warranties with respect to a Subject Entity’s interest in the Local Partnership) shall with respect to such matter be made only to the Best of Contributor’s Knowledge); provided, however, that for purposes of this Article III, none of the Persons comprising Contributor make any representations or warranties to CCC with respect to Related Equities Corporation, except as applicable in Sections 3.1, 3.2, 3.10 and 3.25 hereof:

3.1 Relationship of the Persons comprising Contributor and the Subject Entities. (a) The charts attached as Schedule I hereto correctly set forth (except for the Assets referred to in clause (ii) of the definition of Assets in Article I as to which such charts will at Closing set forth) (i) the form and percentage equity ownership interest of each of the Persons comprising Contributor and their Affiliates in the Acquired Entities and the other Assets, and (ii) each Subject Entity (other than any Local Partnerships otherwise included in the definition of “Subject Entities”) controlled by each such Acquired Entity, directly or indirectly. Each of the Persons comprising Contributor is a competent adult individual or an entity of the type and/or acting in the capacity described in such Schedule.

(b) Part I of Schedule 3.1(b) hereto, which Schedule shall be updated by Contributor until the Closing Date to reflect any Existing Syndication Entities formed after the date hereof, correctly lists each of the Existing Syndication Entities and Parts II and III of Schedule 3.1(b) hereto correctly lists each of the Other Existing Syndication Entities. Schedule 3.1(b) hereto correctly sets forth (i) the form and percentage equity ownership interest of each of the Persons owning an equity interest in each Existing Syndication Entity, indicating whether such Person owns such interest as general partner, special limited partner, assignor limited partner or member, (ii) the date and states of organization and qualification of each Existing Syndication Entity, and (iii) the fund type for each Existing Syndication Entity. RCC has not, alone or with others, since its formation directly or indirectly through another entity, sponsored or sold equity interests in any Syndication Entities not listed on Parts I, II and III of Schedule 3.1(b) hereto, except for Syndication Entities which no longer exist. Each of the Persons which is an Existing Syndication Entity or Other Existing Syndication Entity is an entity of the type described in Schedule 3.1(b) hereto.

(c) Schedule 3.1(c) hereto correctly sets forth (i) the name of the general partner, general partners, advisor/manager or managing member of each Existing Syndication Entity (the “GP Entities”) and, in the case of each GP Entity which is an Affiliate of Contributor, the type of entity of such GP Entity and the state and date of its formation; (ii) in the case of each GP Entity which is an Affiliate of Contributor, the percentage interests of each Person having an equity interest in the GP Entity and the state of its formation and the type of entity or individual for each such Person; (iii) the name of the general partner or managing member of each GP Entities (the “Controlling GP Entities”), and, in the case of each Controlling GP Entity which is an Affiliate of Contributor, the type of entity or individual of such Controlling GP Entity; (iv) in the case of each Controlling GP Entity which is an Affiliate of Contributor, the percentage interests of each Person having an equity interest in the Controlling GP Entity and the state of its formation and the type of entity or individual for each such Person; and (v) the name of each entity which owns on behalf of the beneficial interest holders of any Existing Syndication Entity limited partnership interests in the respective Existing Syndication Entities (the “Assignor Limited Partner”) and the name, the type of entity or individual, the state and date of its formation and the percentage interests of each of the Persons having an ownership interest in the Assignor Limited Partner.

(d) Each of the equity interests in (i) the Acquired Entities, and (ii) the Existing Syndication Entities, the GP Entities, the Controlling GP Entities, the Assignor Limited Partners and the Special Limited Partners which is owned by Contributor or its Affiliates or the Subject Entities, is duly authorized, validly issued and outstanding, fully paid and non-assessable (other than in respect of rights against partners or members arising by operation of law under the applicable limited partnership and limited liability company statutes), free and clear of all Liens or Encumbrances other than those set forth on Schedule 3.2(a-2) hereto and has not been issued and is not owned or held in violation of the Organizational Documents of such Entity. No Existing Syndication Entity owns beneficially or of record any equity interest in any Person other than Local Partnerships (except in the case of Existing Syndication Entities which are bond funds, equity interests held as additional collateral for debt securities).

(e) Schedule 3.1(e) hereto correctly sets forth the special limited partner which owns special limited partnership interests in a Local Partnership (the “Special Limited Partner”). Schedule 3.1(e) hereto correctly sets forth all of the owners of all of the equity interests in each Special Limited Partner and their percentage ownership interests in each such Special Limited Partner, the type of entity of each such Special Limited Partner and the state of its formation.

3.2 Ownership Interests of Contributor. (a) On or prior to the Closing Date and except as set forth on Schedule 3.2(a-1) hereof, the Persons comprising Contributor and their Affiliates are the record and beneficial owners of (i) all of the Stock Interests in each of the Acquired Entities which is a corporation, and (ii) all of the Partnership Interests and Member Interests in each of the Acquired Entities which is a partnership or limited liability company, as the case may be, in each case, free and clear of any Liens or Encumbrances, except for Liens set forth on Schedule 3.2(a-2) hereto, which shall not exist at the Closing Date.

(b) Immediately after the Closing, CCC shall have, directly or indirectly, by virtue of owning the Assets, voting control of the Controlling GP Entities, the GP Entities and the Existing Syndication Entities set forth on Schedule 3.1(b) hereto, subject to approval rights with respect to certain transactions set forth in such Person’s Organizational Documents and removal rights set forth in Organizational Documents for Existing Syndication Entities and except in the cases of Existing Syndication Entities which are business trusts and are managed by the their Board of Trustees. Each equity interest of a Contributor or any Affiliate of Contributor in any entity set forth on Schedule 3.1(b) hereto represents the right to vote the interest set forth. Immediately after the Closing, CCC will have controlling equity ownership of or the right to control (i) each of the Controlling GP Entities, (ii) directly or through such Controlling GP Entity, each GP Entity, Special Limited Partner and Assignor Partner, and (iii) directly or through such GP Entity, each Existing Syndication Entity. Immediately after the Closing, no Person other than CCC, except as set forth in Organizational Documents of Syndication Entities and Local Partnerships, will have the right to remove (i) CCC as shareholder or general partner or member, as the case may be, of the Controlling GP Entity; (ii) the Controlling GP Entity as general partners or members of the GP Entity, as the case may be; (iii) the GP Entity as general partner or member or advisor of the Existing Syndication Entity; (iv) the Acquired Entity as general partner or member of any Special Limited Partner or Assignor Limited Partner; (v) CCC as a shareholder of any

Assignor Limited Partner; or (vi) any Special Limited Partner or Assignor Limited Partner as special limited partner or assignor limited partner, respectively, of the partnership in which it is a partner. Immediately after the Closing, no Person other than CCC will have the right to cause the dissolution of any Controlling GP Entity or GP Entity or to cause the termination or amendment of any of the Organizational Documents of any of them.

(c) Immediately after the Closing, except as contemplated in Section 2.3(e) hereof or as set forth on Schedules 3.2(a-1) and 3.2(c) hereto, CCC will have good title to all of the Assets, free and clear of all Liens and Encumbrances.

(d) Except as set forth on Schedule 3.2(d) hereto, none of the Non-Contributor Transferors has, or is entitled to, any economic interests from Contributor or the Subject Entities with respect to any of its CharterMac Interests and Non-CharterMac Interests.

3.3 Organization and Qualification. (a) Schedule 3.3(a) hereto correctly sets forth as to each Subject Entity, its place of incorporation or formation, principal place of business, and each jurisdiction in which it is qualified to do business as a foreign corporation, partnership, limited liability company or business trust, as the case may be, and each governmental authority with which it has registered or from which it has received a material license, permit, order, certificate or other Consent, authorization or approval of any kind in order to conduct its business as currently conducted (each of which is listed on such Schedule).

(b) Except as set forth on Schedule 3.3(b), Contributor has made available to CCC with respect to each of the Subject Entities, true, complete and correct copies of each of the following documents, as presently in effect, including all amendments and supplements thereto: (i) the partnership agreement for each entity which is a general partnership, (ii) the certificate of limited partnership and limited partnership agreement for each such entity which is a limited partnership, (iii) the articles or certificate of incorporation, by–laws and shareholders’ agreements and voting trusts, if any, with respect to each such entity which is a corporation, (iv) the articles of organization, certificate of formation, operating agreement and other similar documents with respect to each such Person which is a limited liability company, (v) trust documents with respect to each such entity which is a real estate investment or business trust, (vi) advisory agreements, and (vii) any other similar documents with respect to any other type of entity (collectively, the “Organizational Documents”).

(c) Each Person comprising Contributor and each Subject Entity (other than Other Existing Syndication Entities) which is identified in this Agreement as a limited partnership or a general partnership is a partnership duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; each Person comprising Contributor and each Subject Entity (other than the Other Existing Syndication Entities) which is identified in this Agreement as a corporation, limited liability company or trust, is a corporation, limited liability company or trust, as the case may be, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; and in each of the above cases, with all requisite partnership, corporate, limited liability company or trust power and authority, and has or will have on the Closing Date, in all material respects, all Consents, orders, licenses, certificates from, and permits of and from, all federal, state or local governmental authorities and all courts and tribunals having jurisdiction over such Person, that are necessary to own, lease, license, and use its properties and assets as currently used and to carry on the business in which it is now engaged (collectively, “Permits and Filings”) and is duly qualified as a foreign partnership, corporation, limited liability company or trust, as the case may be, in each jurisdiction where such qualification is necessary for the conduct of its business as currently conducted, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

(d) Each Subject Entity (other than the Other Existing Syndication Entities) is in compliance with all requirements of such Permits and Filings and other applicable regulatory requirements (including, without limitation, net capital requirements) in all material respects. Without limiting the foregoing, Contributor, each Affiliate of Contributor and each of the Subject Entities are in compliance, to the extent applicable, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as in effect or as if it were in effect as of each date this representation is made, with respect to the Assets.

3.4 Authority. (a) Each Person comprising Contributor has all requisite individual, corporate, partnership, limited liability company or trust, as the case may be, power and authority to execute and deliver this Agreement, the Collateral Agreements and all other agreements, certificates and documents required to be executed or delivered by such Person hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Person comprising Contributor of this Agreement and the Collateral Agreements and the consummation by each such Person comprising Contributor of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or limited liability company action (including, without limitation, any shareholder, limited partner or member Consents) of or on behalf of each Person comprising Contributor, and no other corporate, partnership or limited liability company action (including, without limitation, any shareholder, limited partner or member Consents) are necessary to authorize the execution, delivery, and performance by each Person comprising Contributor of this Agreement or the Collateral Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement, the Collateral Agreements and the other agreements, certificates and documents required to be delivered hereby and thereby have been (or when delivered will be) duly and validly executed and delivered by each Person comprising Contributor and constitute the legal, valid, and binding obligation of each of the Persons comprising Contributor, enforceable as to each of them in accordance with their terms, assuming the due authorization, execution and delivery hereof and thereof by CCC, and subject to limitations as to enforceability imposed by applicable bankruptcy, reorganization, insolvency and other laws of general application affecting the rights and remedies of creditors, and subject to the limitation that the remedy of specific performance and other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

(b) The Organizational Documents of each Existing Syndication Entity, as contained in the Existing Syndication Entity Prospectus or Memorandum of such Existing Syndication Entity, have not been modified or amended to date, except as set forth on Schedule 3.4(b) hereto or except for amendments changing the name or the place of business or admitting, substituting or deleting the names of limited partners or members of the Existing Syndication Entity and have been duly and validly authorized, executed and delivered and constitute the legal, valid and binding obligations of each of the parties thereto, enforceable as to each of them in accordance with the terms, subject to limitations as to enforceability imposed by applicable bankruptcy, reorganization, insolvency and other laws of general application affecting the rights and remedies of creditors, and subject to the limitation that the remedy of specific performance and other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The respective general partners or members which are Subject Entities and Assignor Limited Partners of the Existing Syndication Entities are in compliance in all material respects with the terms and provisions of each of the respective Organizational Documents. No material fee, commission or other compensation or reimbursement has been paid by any Local Partnership controlled by Contributor or its Affiliates, or, to the Best of Contributor’s Knowledge, with respect to any Local Partnership not controlled by Contributor or its Affiliates, to its general partner or any Affiliate thereof, except as expressly permitted under the terms of the Organizational Documents of the respective Existing Syndication Entities.

3.5 Capitalization. (a) Except as set forth on Schedule 3.5(a) hereto, there is no agreement, commitment, plan, or binding arrangement to issue, and no outstanding option, warrant, security or other instrument or other right to obtain, convert into or exchange for or call for the issuance of, any interest or security or other instrument convertible into, exercisable for, or exchangeable for any equity interest in any of the Acquired Entities which are partnerships or limited liability companies or agreement or obligation to pay any Person any amount on the basis of profits or capital of any Acquired Entity. None of the Persons comprising Contributor or their Affiliates have breached, or permitted any Acquired Entities or Affiliate of the Acquired Entities which are partnerships or limited liability companies to breach, in any material respect any of the respective Organizational Documents of the Subject Entities which are partnerships or limited liability companies or, to the Best of Contributor’s Knowledge, violated any fiduciary duty to any of the Subject Entities or any other partner thereof. Except as set forth on Schedule 3.5(a) hereto, there are no, and at the Closing there will not be, contractual restrictions on the transfer of the interest of or the transfer of voting control in any Acquired Entity which is a partnership or a limited liability company in the manner contemplated by this Agreement. There are no contracts or other binding agreements that require any Acquired Entity which is a partnership or a limited liability company to repurchase any of its equity interests. There are no preemptive or similar rights with respect to each such Acquired Entity’s interest. None of the Acquired Entities which is a partnership or a limited liability company is a party to any voting agreement, voting trust, proxy or any other agreement, instrument or binding arrangement with respect to the voting of any capital stock of any of such Acquired Entity or any agreement with respect to the transferability, purchase or redemption of any interest of any such Acquired Entity.

(b) There is no agreement, commitment, plan or binding arrangement to issue, and no outstanding option, warrant, security or other instrument or other right to obtain, convert into or exchange for or call for the issuance of, any capital stock or security or other instrument convertible into, exercisable for, or exchangeable for any capital stock in any Acquired Entity which is a corporation or agreement or obligation to pay any Person any amount on the basis of profits or capital of any Acquired Entity. Except as set forth on Schedule 3.5(b) hereto, there are no, and at the Closing there will not be, contractual restrictions on the transfer of the outstanding capital stock of or the transfer of voting control in any Acquired Entity which is a corporation in the manner contemplated by this Agreement. There are no contracts or other binding agreements that require any Acquired Entity which is a corporation to repurchase any of its capital stock. There are no preemptive or similar rights with respect to each such Acquired Entity’s capital stock. None of the Acquired Entities which is a corporation is a party to any voting agreement, voting trust, proxy or any other agreement, instrument or binding arrangement with respect to the voting of any capital stock of any of such Acquired Entity or any agreement with respect to the transferability, purchase or redemption of any capital stock of any such Acquired Entity.

3.6 No Conflicts or Defaults; No Violations. With respect to each Person comprising Contributor and each Subject Entity other than the Other Existing Syndication Entities but including, to the Best of Contributor’s Knowledge, each Local Partnership, except as forth on Schedule3.6 hereto, neither the execution, delivery or performance of this Agreement or the Collateral Agreements nor the consummation of the transactions contemplated hereby or thereby will (with or without the giving of notice, lapse of time or both): (a)contravene any provisions of any applicable law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality having jurisdiction over such Person; or (b)conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien or Encumbrance upon any of the property or assets of such Person pursuant to the terms of any Material Agreement or any material agreement, contract or instrument to which any Person comprising

Contributor is a party; or (c) violate any provision of such Person’s Organizational Documents.

3.7 No Breach. No Subject Entity (other than the Other Existing Syndication Entities) is in violation of, is in default under or in breach of any Material Agreement or such Person’s Organizational Documents, in any material respect, nor to the Best of Contributor’s Knowledge has there been any occurrence of any event which, with the giving of notice or the lapse of time or both, would constitute a default under, or breach of, any term or condition of any Material Agreement or such Person’s Organizational Documents by any other parties thereto.

3.8 Consents. (a) Except for any approval which may be required by the Hart Scott Rodino Act, the Consent of the Department of Housing and Urban Development (“HUD”) or similar state regulatory authorities to certain of the transactions contemplated by this Agreement and other Consents identified on Schedule 3.8(a) hereto, no Consent of, order, license, certificate, or permit of or from, any governmental authority or any other notice to or Consent of any third party under any Material Agreement, any Organizational Documents or any other material agreement, contract or instrument is required in connection with (i) the execution, delivery and performance of, (ii) the legality, validity, binding effect or enforceability of, or (iii) the consummation of the transactions contemplated by this Agreement or any of the Collateral Agreements to which it is a party by Contributor or its Affiliates.

(b) Except for the Consent of HUD or similar state regulatory authorities to certain of the transactions contemplated by the Agreement, and except as set forth in the respective Registration Statement and the Existing Syndication Entity Prospectus, or Memorandum, as the case may be, or as set forth in Schedule 3.8(b) hereto, no Consent of any court of federal, state or local governmental authority or agency is necessary on the part of any Existing Syndication Entity in connection with the consummation of the transactions contemplated by this Agreement or the other Collateral Agreements, except such as may have been required (i) by the National Association of Securities Dealers, Inc. (the “NASD”), (ii) under the Securities Act, (iii) under the “blue sky” or securities laws of the jurisdictions in which interests in the Existing Syndication Entities were offered, or (iv) in connection with the acquisition of interests in Local Partnerships, which in each case have been obtained or will be obtained when required. With respect to any such Consent which has not yet been obtained, none of the Persons comprising Contributor has any reason to believe that such Consent will not be obtained when required.

3.9 Business Conducted. The Subject Entities conduct no business and have no assets other than the Acquired Businesses and the Excluded Assets. The Assets and other rights acquired pursuant to this Agreement and the Collateral Agreements constitute sufficient rights and assets necessary for CCC to conduct the Acquired Businesses after the Closing in the ordinary course of business consistent with past practice. The Assets to be acquired by CCC hereunder constitute all of the assets and rights necessary to earn and receive the Revenue Streams except as set forth on Schedule 3.2(a-1) hereto, and to control (subject to the provisions of the Organizational Documents of the Existing Syndication Entities) the termination of the Fee Agreements except as contemplated herein or in the Collateral Agreements.

3.10 Financial Condition. (a) With respect to each of the Subject Entities (other than Syndication Entities), except RCC, (i) no such Subject Entity has any GAAP Liabilities, except as set forth on Schedule 3.10(a) hereto (each of which were incurred in the ordinary course of business consistent with past practice) and those that will be fully satisfied on or prior to the Closing Date (other than those otherwise contemplated in Section 8.3 hereof), and (ii) to the Best of Contributor’s Knowledge, no existing condition, situation or circumstance exists which could reasonably be expected to result in any GAAP Liabilities except for obligations pursuant to Material Agreements or other agreements or arrangements entered into in the ordinary course of business consistent with past practice of which such Subject Entity is not in material default.

(b) Contributor has delivered to CCC true, complete and correct copies of the audited financial statements as of and for the year ended December 31, 2001 of RCC, the unaudited financial statements as of and for the nine-month period ended September 30, 2002 of RCC (the “RCC Financial Statements”), and the unaudited financial statements (without footnotes) for the 12 months ended September 30, 2002 for Related Equities Corporation (the “Related Equities Corporation Financial Statements,” and together with the RCC Financial Statements, the “Most Current Financial Statements”). The RCC Financial Statements and the Related Equities Corporation Financial Statements and the notes thereto fairly present the financial condition, results of operations, partners’ or shareholders’ equity and cash flow of RCC and Related Equities Corporation, respectively, as at the respective dates and for the periods covered, in each case, in accordance with GAAP, subject, in the case of interim unaudited financial statements included in the RCC Financial Statements and the Related Equities Corporation Financial Statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheets included in the RCC Financial Statements and the Related Equities Corporation Financial Statements), consistently applied during the periods involved.

(c) Except as set forth on Schedule 3.10(c) hereto, and except for GAAP Liabilities fully reflected or reserved against in the RCC Financial Statements and GAAP Liabilities incurred in the ordinary course of business consistent with past practice since the date of the RCC Financial Statements, (i) RCC has no GAAP Liabilities, and (ii) to the Best of Contributor’s Knowledge, no existing condition, situation or circumstance exists which could reasonably be expected to result in any GAAP Liabilities except for obligations pursuant to Material Agreements or other agreements or arrangements entered into in the ordinary course of business consistent with past practice of which RCC is not in material default. On the Closing Date, RCC shall have no GAAP Liabilities other than those set forth on Schedule 3.10(c) hereto, except as otherwise contemplated in Section 8.3 hereof and except for GAAP Liabilities arising in the ordinary course of business consistent with past practice and which, consistent with past practice, would upon payment become advances that would reasonably be expected to be repaid by Syndication Entities.

3.11 Insurance. Schedule 3.11 hereto lists all of the policies of insurance of any kind, including worker’s compensation and unemployment insurance coverage, covering the Acquired Businesses or to which any Acquired Entity is a party, setting forth the nature of the insurance, the insurance carrier, the amount of coverage and the expiration date of such policies. All such policies of insurance are in full force and effect and all premiums due thereon for all periods through the Closing Date are or will be fully paid when due. None of the Persons comprising Contributor or any Acquired Entity has received any written notice or other indication of cancellation or termination or of an intent not to renew with respect to any such policy. The policies in effect are sufficient, to comply with all applicable requirements of law and all agreements to which any of the Subject Entities (other than Other Existing Syndication Entities) is a party.

3.12 Material Events and Changes. Since September30, 2002:

(a) There has not occurred a Material Adverse Effect in respect of the Subject Entities.

(b) The operations and business of each Asset and Subject Entity (other than Other Existing Syndication Entities) has been conducted in all material respects only in the ordinary course and consistent with past practice and in accordance with its Organizational Documents.

3.13 Registration Statements and Memoranda. (a) Each Existing Syndication Entity which has had a public offering (“Existing Public Syndication Entity”) has filed with the SEC a registration statement on the applicable form, including a related Existing Syndication Entity Prospectus, for the registration of stock, shares of beneficial interests, limited partnership interests, shares or trust units and/or beneficial assignee certificates issued by the Assignor Limited Partner therein (the “BACs”) under the Securities Act and has filed such amendments or supplements to such registration statement and such amended Existing Syndication Entity Prospectuses as may have been required. Each such registration statement, as amended, and the Existing Syndication Entity Prospectus on file with the SEC at the time such registration statement was declared effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the “Registration Statement” and the “Existing Syndication Entity Prospectus.”

(b) At the time the respective Registration Statement of each Existing Public Syndication Entity was declared effective by the SEC and at each date of admission of shareholders, limited partners or BACs holders therein, the Registration Statement and the Existing Syndication Entity Prospectus and any supplemental sales material contained all statements which were required to be stated therein in accordance with the Securities Act and the regulations thereunder and the blue sky laws of all states and other jurisdictions in which the interests in the Existing Public Syndication Entities were offered and complied in all material respects with the provisions of the Securities Act and the regulations thereunder and the blue sky laws of all states and other jurisdictions in which the interests in the Existing Public Syndication Entities were offered and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which made, not misleading. Every contract or other document required by the Securities Act or the Regulations to be filed as an exhibit to the Registration Statement has been so filed, except where the failure to so file would not result in such Registration Statement not being in compliance in all material respects with the requirements of the Securities Act and regulations promulgated thereunder.

(c) Neither the SEC nor the “blue sky” or securities authority of any jurisdiction have issued an order (a “Stop Order”) suspending the effectiveness of any Registration Statement, preventing or suspending the use of any Existing Syndication Entity Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the interests offered in any of the Existing Public Syndication Entity, nor is Contributor aware that any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

(d) The Existing Syndication Entity Prospectus of each Existing Public Syndication Entity and the Memorandum of each Existing Syndication Entity which is not an Existing Public Syndication Entity (each, an “Existing Private Syndication Entity”), as the case may be, does not contain any statement with respect to the availability of any credit, allowance of any deduction, the exclusion of income or the availability to invest in other tax benefits which is incorrect in any material respect except for any subsequent changes in applicable law or events occurring subsequent to the date of the Memorandum.

(e) Each Existing Private Syndication Entity has offered its interests pursuant to a private placement exemption in compliance with Section 4(2) of the Securities Act, and Rule 506 contained in Regulation D (“Regulation D”) promulgated thereunder, except as set forth on Schedule 3.13(e) hereto, a summary (the “Summary”) and a private placement offering memorandum (together with all supplements and amendments made from time to time thereto, the “Memorandum”) relating thereto, true, complete and correct copies of each of which have been made available to CCC.

(f) At the time of admission of investors in each Existing Private Syndication Entity, the Memorandum, the Summary and any supplemental sales material contained all statements which were required to be stated therein in accordance with the Securities Act and the regulations thereunder and the blue sky laws of all states and other jurisdictions in which the interests in the Existing Private Syndication Entities were offered and complied with the provisions of the Securities Act and the regulations thereunder and the blue sky laws of all states and other jurisdictions in which the interests in the Existing Private Syndication Entities were offered and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which made, not misleading. Each of the Persons comprising Contributor reasonably believes that each of the purchasers of interests in each Existing Private Syndication Entity are accredited investors as defined under Rule 502 of Regulation D. The general partner of each Existing Private Syndication Entity provided each limited partner or its professional advisers or both the opportunity to ask questions of, and receive answers from, such general partner concerning the terms and conditions of the offering of interests in the respective Existing Private Syndication Entity and to obtain any additional information necessary to verify the accuracy of the information furnished (in the Memorandum or otherwise) to such limited partner or its professional advisers.

3.14 Debt. (a) Schedule 3.14(a) hereto is a complete list of (i) all Debt of the Subject Entities (other than Existing Syndication Entities or Other Existing Syndication Entities and Debt of Existing Syndication Entities or Other Existing Syndication Entities that any Subject Entity is liable for solely as a general partner of such Syndication Entity (or its general partner) provided that no claim has been asserted against a Subject Entity), or to which any of their respective properties or other assets is subject, and (ii) any obligation of any Subject Entity to extend any lines of credit, or under which it is committed to make or has made working capital loans, to any Person other than a Subject Entity.

(b) Contributor has made available to CCC true, complete and correct copies of all agreements, notes, security documents and other documents relating to any Debt or obligation set forth on Schedule 3.14(a) hereto in effect on the date hereof, and each such document is in full force and effect and has not been further modified, amended or terminated and no party is in payment default thereunder, none of the Subject Entities is in any other default thereunder other than immaterial defaults and, to the Best of Contributor’s Knowledge, no other party is in any default thereunder other than immaterial defaults. Each of Contributor and the Subject Entities (other than Existing Syndication Entities or Other Existing Syndication Entities and other than Debt of Existing Syndication Entities that any Subject Entity is liable for solely as a general partner of such Syndication Entity (or its general partner) provided that no claim has been asserted against a Subject Entity) is in substantial compliance with the terms of any Debt for which it is liable or to which any of its assets is subject, no payment defaults exist thereunder and no notice of default with respect thereto has been received by any of Contributor or its Affiliates which has not been rescinded.

3.15 Material Agreements; Fee Agreements. (a) Schedule 3.15(a) hereto is a list of all existing Material Agreements. Contributor has made available to CCC true, complete and correct copies of each such Material Agreement. All Material Agreements are in full force and effect and are the legal, valid and binding obligations of each of the Subject Entities that is party thereto, and none of the Subject Entities is in any material default thereunder, and to the Best of Contributor’s Knowledge no other party is in any material default thereunder.

(b) Schedule 3.15(b) hereto contains a list of all existing agreements and binding arrangements under which any Person on the Closing Date will be obligated to pay fees, commissions or compensation (in each case indicating if any other Person is entitled to any portion of such fee as a “fee split” or otherwise) (“Fees”), directly or indirectly, to an Acquired Entity, including but not limited to all asset management, partnership management, rights to special distributions, loan servicing, insurance, brokerage, consulting, investor service and property management fees and Acquisition Fees, Development Fees, Non-recurring Partnership Asset Management Fees, Partnership/Asset Management Fees, Recurring Fees, Syndication Fees, Equity Insurance/Guarantee Fees and Management Services Agreements (collectively, the “Fee Agreements”). Contributor has made available to CCC, true, complete and correct copies of such Fee Agreements. Each Fee Agreement is in full force and effect and is the legal, valid and binding obligation of each of the parties thereto, enforceable, and, after the Closing, will be, enforceable by the respective Acquired Entity against such parties in accordance with its terms, subject to limitations as to enforceability imposed by applicable bankruptcy, reorganization, insolvency and other laws of general application affecting the rights and remedies of creditors, and that the remedy of specific performance and other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought, and no payor is in material default thereunder. Except as listed on Schedule 3.15(b) hereto, no Fees under such Fee Agreements for any period after the Closing Date shall have been paid. After the Closing, the Acquired Entities listed next to each Fee Agreement on Schedule 3.15(b) hereto, will have the right to receive all Fees payable under the respective Fee Agreements, except Fee Agreements which are Excluded Assets or which are otherwise provided for in Section 2.3(b) or 2.4 hereof.

(c) Subject to Schedule 3.2(a-1) hereto, after the Closing, the Acquired Entities will have, the right to receive all of the revenue, income, fees, commissions and other compensation listed on Schedule 3.15(b) hereto (“Revenue Streams”) under the Fee Agreements or by virtue of owning the Assets. Schedule 3.15(b) hereto sets forth the Acquired Entity which is entitled to receive each such Revenue Stream.

(d) Except as set forth on Schedule 3.15(d) hereto, neither the execution and delivery of this Agreement or the Collateral Agreements nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, nor the consummation of any of the transactions contemplated hereunder or thereunder will

(i) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any Material Agreement or Fee Agreement, entitle any party (other than CCC) to rights and privileges that such party was not entitled to receive immediately before this Agreement was executed under any Material Agreement or Fee Agreement or create any obligation on the part of any of the Subject Entities that it was not obligated to pay immediately before this Agreement was executed under any Material Agreement or Fee Agreement, or (ii) require, Consent or other action of any party to any Material Agreement or Fee Agreement.

(e) Except for management fees payable out of Offering Proceeds in the ordinary course of business consistent with past practice, none of the Existing Syndication Entities will have paid, on or prior to the Closing Date, more than the pro rata portion of any Fees relating to asset management which are payable for a period which includes any period after the Closing, based on the portion of such period which is prior to the Closing.

(f) Neither any Existing Syndication Entity nor any Affiliate of an Existing Syndication Entity has received or is entitled to receive, directly or indirectly, any Fee or other benefit, except as described in the respective Existing Syndication Entity Prospectus. The right of any general partner, advisor/managers or members, which is an Affiliate of Contributor, of an Existing Syndication Entity to receive any Fee will not have been assigned, pledged or hypothecated to any Person other than to RCC, except for pledges in connection with the Warehouse Line and loans to TRCLP that will be released at the Closing and except as set forth on Schedule 3.2(a-1) hereto. Except as otherwise provided for in Section 2.4 hereof, there are no accrued and unpaid Fees which are or will be due to the respective general partner, advisor/managers or members, or any Affiliate thereof, of an Existing Syndication Entity as of the date hereof other than Deferred Fees and Advances set forth on Schedule 3.15(f) hereto.

3.16 Investment Company. None of the Persons comprising Contributor or the Subject Entities is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.17 Employees. (a) None of Contributor or any Subject Entities has an arrangement (whether written or not) requiring the payment of severance to any Subject Entity Employee. To the Best of Contributor’s Knowledge, no key Subject Entity Employee has indicated his or her intention to terminate his or her respective employment with any Subject Entity. Except as set forth on Schedule 3.17(a) hereto, no Subject Entity is a party to any employment agreement, collective bargaining agreement, union contract or similar agreement.

(b) Subject to Section 8.3 hereof, each of the Subject Entities has paid in full to its Subject Entity Employees all wages, salaries, commissions, non-

discretionary bonuses (including all customary year end bonuses) and other direct compensation for all services already performed by them, other than amounts that are de minimis or that have not yet become payable in accordance with each of the Subject Entities’ customary practices. Each of the Subject Entities (i) is in compliance in all material respects with all applicable laws respecting employment (including the Worker Adjustment and Retraining Notification Act (and similar state and local laws) and employment practices, terms and conditions of employment and wages and hours, (ii) is not and has not engaged in any unfair labor practice, (iii) is not the subject of any pending nor has Contributor received written notice of any threatened unfair labor practice complaint before the National Labor Relations Board, (iv) is not currently the subject of any labor strike, dispute, slowdown or stoppage or other similar labor difficulties pending or threatened against it, (v) is not and has not received written notice of any representation question respecting its Subject Entity Employees, and (vi) is not currently negotiating any collective bargaining agreement relating to any of its Subject Entity Employees.

3.18 Employee Benefits. (a) Schedule 3.18(a) hereto lists all Contributor Benefit Plans and Benefit Arrangements. Contributor, and each of the Subject Entities, has made available to CCC correct and complete copies of (i) each Contributor Benefit Plan and Benefit Arrangement, including (without limitation) all material amendments thereto and all related trust agreements, administrative services agreements, group annuity contracts, group insurance contracts, and policies pertaining to liability insurance covering the fiduciaries for each Contributor Benefit Plan and Benefit Arrangement, (ii) with respect to any such Contributor Benefit Plan intended to qualify under Section 401(a) of the Code, the most recent favorable determination or opinion letter from the IRS as to its qualified status under the Code; and (iii) all current summary plan descriptions, summaries of material modifications and material communications relating to each Contributor Benefit Plan and, to the extent applicable, each Benefit Arrangement.

(b) Except as set forth on Schedule 3.18(b) hereto, within the six-year period immediately preceding the Closing Date, none of the ERISA Affiliates, Contributor or the Subject Entities or their respective predecessors, if any, has ever contributed to, contributes to, or has ever been required to contribute to, or otherwise participated in or participates in any way, directly or indirectly, or has any liability with respect to any plan subject to Title IV of ERISA or Section 412 of the Code (“Pension Plan”) including, without limitation, (i) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code (“Multiemployer Plan”) (ii) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code (“Multiple Employer Plan”), or (iii) any single employer pension plan (within the meaning of Section 3(41) or Section 4001(a)(15) of ERISA). No Subject Entity has any material liability contingent or otherwise (except for current contributions), including, without limitation, withdrawal liability or liability for delinquent contributions with respect to any Multiemployer Plan or Multiple Employer

Plan contributed to or maintained by Contributor, the Subject Entities, or any ERISA Affiliate.

(c) Except as set forth on Schedule 3.18(c) hereto, with respect to any Pension Plan: (i) no legal or administrative action has been taken by the Pension Benefit Guaranty Corporation (“PBGC”) to terminate or to appoint a trustee to administer the plan; (ii) no material liability to the PBGC under Title IV of ERISA has been incurred by Contributor, any Subject Entity or any ERISA Affiliate that has not been satisfied in full; (iii) each plan has complied in all material respects with the minimum funding standards of ERISA and the Code where applicable and has not incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; (iv) no plan has incurred a reportable event within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived by the PBGC; and (v) no plan has incurred any event described in 4041, 4062, or 4063 of ERISA.

(d) Contributor, and each of the Subject Entities, each ERISA Affiliate, each Contributor Benefit Plan and each “plan sponsor” (within the meaning of Section 3(16) of ERISA) of each “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) has complied in all material respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

(e) Each Contributor Benefit Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Contributor Benefit Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code (or has a remaining period of time under applicable the treasury regulations promulgated under the Code or IRS pronouncements in which to apply for such letter and make any amendments necessary to obtain a favorable determination as to the qualified status of such Contributor Benefit Plan) and, to the Best of Contributor’s Knowledge, nothing has occurred or is expected to occur through the date of the Closing that caused or could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability with respect to a Contributor Benefit Plan.

(f) With respect to each of the Contributor Benefit Plans maintained or contributed to by, or Benefit Arrangements of, any of the Subject Entities:

(i) all payments, including both employer and employee contributions, required by any Contributor Benefit Plan, any Benefit Arrangement, any collective bargaining agreement or by law (including all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by each of the Subject Entities, as applicable, by full accruals as if all targets required by such Contributor

Benefit Plan or Benefit Arrangement had been or will be met at maximum levels on its financial statements;

(ii) no claim, lawsuit, arbitration or other action (other than non-material routine claims for benefits and appeals of such claims) is pending, asserted, or instituted nor has Contributor received any written notice or is otherwise aware that such claim, lawsuit, arbitration or other action has been threatened or anticipated, against the Contributor Benefit Plans or Benefit Arrangements, any trustee or fiduciaries thereof, each of the Subject Entities, any director, officer or employee thereof, or any of the assets of any trust of a Contributor Benefit Plan or Benefit Arrangement;

(iii) each of the Contributor Benefit Plans and Benefit Arrangements complies and has been maintained and operated in all material respects in accordance with its terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code;

(iv) no “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, that has resulted or could reasonably be expected to result in liability to any of the Subject Entities, has occurred, or is expected to occur, with respect to any of the Contributor Benefits Plans, and, to the Best of Contributor’s Knowledge, no fiduciary of any Contributor Benefit Plan has acted or failed to act in a manner that could reasonably be expected to result in liability to any of the Subject Entities;

(v) no Contributor Benefit Plan or Benefit Arrangement is under audit or investigation by the IRS or the U.S. Department of Labor or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any material tax or penalty;

(vi) each Contributor Benefit Plan or Benefit Arrangement intended to meet the requirements for tax favored treatment under Section 79, 105, 106, 117, 120, 125, 127, 129, 132, 162(m), 404, 404A, 419, 419A or 501(c)(9) of the Code satisfies the applicable requirements under the Code;

(vii) with respect to each Contributor Benefit Plan or Benefit Arrangement that is funded mostly or partially through an insurance policy, none of the Subject Entities has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing; and

(viii) all persons who have at any time been classified as consultants, independent contracts, or service providers other than employees to the Subject Entities have been properly so classified and excluded from classification as an employee in accordance with all applicable laws, including without limitation, ERISA and the Code and in accordance with the terms of each Contributor Benefit Plan and Benefit Arrangement.

(g) The consummation of the transactions contemplated by this Agreement will not give rise to any payment (whether severance pay or otherwise), acceleration of the time of payment or vesting or increase in the amount of compensation or benefits due to any current, former, or retired employee, director, shareholder or partner of any of the Subject Entities or their beneficiaries solely by reason of such transactions. No amounts payable under any Contributor Benefit Plan or Benefit Arrangement maintained or contributed to by any Subject Entity will fail to be deductible for federal income tax purposes by any Subject Entity by virtue of Section 162(m) or 280G of the Code.

(h) None of the Subject Entities maintains, contributes to, or in any way provides for any health, disability or life insurance or other welfare benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

(i) None of Contributor, the Subject Entities or any ERISA Affiliate, or any officer thereof, has made any promises or commitments, to create any additional plan, agreement or arrangement, or to modify or change any existing Contributor Benefit Plan or Benefit Arrangement on behalf of any current, former or retired Subject Entity Employee or any shareholder or partner of any Subject Entity.

3.19 Litigation and Claims. None of the Subject Entities is in violation of, or in default with respect to, any applicable law, rule, regulation, order, judgment, or decree, except where such violation or default would not be material to such Subject Entity. The matters listed on Schedule 3.19 hereto will not prohibit the consummation of any of the transactions contemplated hereby. Except as set forth on Schedule 3.19 hereto, there is no investigation pending against any Subject Entity of which Contributor has been advised, and to the Best of Contributor’s Knowledge, there is no other investigation pending against any Subject Entity. Except as set forth on Schedule 3.19 hereto, no material litigation, arbitration, claim, governmental or other proceeding is pending against any Subject Entity and, to the Best of Contributor’s Knowledge, there is no material litigation, arbitration, claim, governmental or other proceeding or investigation pending, nor threatened with respect to the Subject Entities or any of their respective businesses, properties, or assets, including, in each case, without limitation, EEOC claims.

3.20 Properties. Except as set forth on Schedule 3.20 hereto, the Subject Entities (other than the Other Existing Syndication Entities), taken as a whole, own, or will own by Closing, (with good and marketable title) all assets used in their business or owned by them, or shown on their recent financial statements (except for assets used in connection with the services to be provided under the Shared Services

Agreement or assets held pursuant to leases or licenses described on Schedule 3.20 hereto or disposed of in the ordinary course of business), free and clear of all Liens and Encumbrances other than Permitted Liens except, in the case of Persons which have delivered Most Current Financial Statements in accordance with Section 3.10(b) hereof, as set forth on its Most Current Financial Statements. No Person holds a right of first refusal or option to purchase with respect to any material asset of the Subject Entities.

3.21 Environmental Matters. (a) Except as set forth on Schedule 3.21 hereto, all of the current and past operations of the Environmental Group including any operations at or from any real property presently or formerly owned, used, leased, occupied, managed or operated by the Environmental Group (the “Real Property”), comply and have at all times complied in all material respects with all applicable Environmental Laws. Neither the Environmental Group nor, to the Best of Contributor’s Knowledge, any other Person has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances at, on or under the Real Property, except in material compliance with all applicable Environmental Laws.

(b) Except as set forth on Schedule 3.21 hereto, the Real Property does not contain any Hazardous Substances the presence of which in, on, over, under or at it presently violates Environmental Laws in any material respect or imposes liability or obligations on the present owner, manager, or operator of the Real Property under the Environmental Laws for any investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property. Except as set forth on Schedule 3.21 hereto, none of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state. Except as set forth on Schedule 3.21 hereto, Contributor and its Affiliates and the Environmental Group have not received any written notice from any governmental entity or third party of, and to the Best of Contributor’s Knowledge there do not exist, any actual or threatened Environmental Liabilities with respect to the Real Property, the Subject Entities or the conduct of business at any Real Property.

(c) Except as set forth on Schedule 3.21 hereto, there are no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde (other than any of the foregoing that do not require investigation, corrective action or remediation under applicable Environmental Laws) or other Hazardous Substances (other than small quantities of Hazardous Substances stored and maintained in accordance and compliance with all applicable Environmental Laws for use in the ordinary course of the business of tenants at the Real Properties) in, on, over, under or at any presently owned, managed or operated Real Property.

(d) Except as set forth on Schedule 3.21 hereto, to the Best of Contributor’s Knowledge, there are no conditions existing at any Real Property or with respect to the Assets, that require, or which with the giving of notice may require, investigation, remedial or corrective action, removal or closure pursuant to the Environmental Laws.

(e) Except as set forth on Schedule 3.21 hereto, the Environmental Group has all the material permits, licenses, authorizations and approvals necessary for the conduct of its businesses and for the operations on, in or at the Assets and the Real Property which are required under applicable Environmental Laws and is in full compliance in all material respects with the terms and conditions of all such permits, authorizations and approvals.

(f) With respect to Subject Properties that are owned by Local Partnerships of which a Subject Entity is a general partner or in which an Acquired Entity owns Real Property, Schedule 3.21(f) hereto identifies all currently existing operation and maintenance programs with respect to asbestos or lead paint, and Contributor and the Environmental Group have not received written notice of, and to the Best of Contributor’s Knowledge there do not exist, any conditions existing at such properties that require the implementation of such programs not identified on Schedule 3.21(f) hereto.

3.22 Intellectual Property. Except as provided for in the Shared Services Agreement (and except for property management accounting and financial accounting systems, payroll and human resources and management information systems support for the foregoing), RCC owns, or has the contractual right to use such data processing, management information systems and other computer software heretofore used in the conduct of its business in the ordinary course. Other than the right to use the Trade Name and such computer software, there is no right under any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being hereinafter referred to as “Intangibles”) necessary to conduct the business of any of the Acquired Businesses as presently conducted, except for (i) the names of the entities identified on Schedule B of the Trade Name Agreement, which the licensee thereunder will be permitted to use for the limited purposes described in the Trade Name Agreement and (ii) domain names set forth on Schedule 3.22. Contributor has not received written notice that there is any infringement by any Person of any of the Acquired Businesses’ rights to use any Intangibles owned by or licensed to the Acquired Entities pursuant to the Trade Name Agreement, nor has any Contributor received written notice of infringement by the Subject Entities asserted with respect to any Intangibles of others. No material claims are pending or, to the Best of Contributor’s Knowledge, threatened that any of the Subject Entities is infringing on or otherwise violating the rights of any Person with regard to any Intangibles and, to the Best of Contributor’s Knowledge, no Person is infringing on or otherwise violating any right of any Subject Entity with respect to any Intangibles owned by and/or licensed to such Subject Entity.

3.23 SEC Reports. (a) Contributor has previously made available to CCC (or with respect to SEC filings made after the date hereof and prior to the Closing Date will simultaneously with its filing with the SEC furnish to CCC) true, complete and correct copies of the following reports (collectively, the “SEC Reports”) filed by any of the Existing Public Syndication Entities: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any proxy statements. Each of the Existing Public Syndication Entities have filed all reports with the SEC required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder in a timely manner, and each has complied in all material respects with such rules and regulations applicable thereto. Each of the SEC Reports did not (and will not), on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements, including any related notes and schedules, contained in the SEC Reports fairly present in accordance with GAAP the financial condition, results of operations the partners’ or members’ equity and cash flow of the respective Existing Public Syndication Entity at the date and for the period indicated; provided, however, that only the SEC Reports filed within the past three years may be relied upon as to the condition of the respective Existing Public Syndication Entity. Such financial statements comply as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder and have been prepared in conformity with GAAP. Each accountant who expressed an opinion on the financial statements contained in the Form 10-Ks are, with respect to the respective Existing Public Syndication Entity and its GP Entity, were, as of the filing date, independent public accountants as required by the Exchange Act and the regulations thereunder. All press releases and other publicly released data issued by any of the Existing Public Syndication Entities were accurate in all material respects when released.

(b) Since the respective dates as of which information is given in the SEC Reports, Registration Statement and the Existing Syndication Entity Prospectus (whichever is most recently filed in the case of any Existing Public Syndication Entity which is not presently distributing its securities, and each of the foregoing in the case of any Existing Public Syndication Entity which is presently distributing its securities), except as may otherwise be stated in or contemplated by the SEC Reports, Registration Statement and the Existing Syndication Entity Prospectus or on Schedule 3.23(b) hereto, (i) there has not been any material adverse change in the condition (financial or otherwise) of any Existing Public Syndication Entity, or any material properties or assets of the Existing Public Syndication Entity whether or not arising in the ordinary course of business; (ii) there has not been any material transaction entered into by any Existing Public Syndication Entity whether or not relating to any material properties or assets of its Local Partnerships, or of any Local Partnership, other than in the ordinary course of business; and (iii) the Existing Public Syndication Entity has not issued or sold any limited or general partnership interest or membership interest or any right or option to acquire any such interest other than pursuant to the applicable Registration Statement.

(c) Neither RCC nor any Existing Public Syndication Entity has entered into any commitment to acquire property for any such Existing Public Syndication Entity or any Local Partnership, in which it has an interest, which is inconsistent with its Organizational Documents or, in the case of an Existing Public Syndication Entity, with such Existing Public Syndication Entity’s Existing Syndication Entity Prospectus.

(d) The financial statements (including footnotes thereto) provided by Contributor or its Affiliates for use by CCC in the form included in the filing of the definitive Proxy Materials by CharterMac in connection with the transactions contemplated by this Agreement and the Collateral Agreements will, when distributed present fairly the financial position and results of operation at the date and for the period indicated, and will then not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which made, not misleading. Contributor shall promptly notify CharterMac of any developments or change in any of the financial statements and other information which would cause Contributor’s representation and warranty set forth in this Section 3.23(d) to be untrue at the Closing Date.

3.24 Partnership Reports. (a) Contributor has previously made available to CCC (or with respect to reports furnished after the date hereof and prior to the Closing Date, will simultaneously with its delivery to the limited partners or members of each Existing Private Syndication Entity furnish to CCC) true, complete and correct copies of the last annual and periodic reports furnished by the general partner to the limited partners or members of the Existing Private Syndication Entity (collectively, the “Existing Private Syndication Entity Reports”). Each of the Existing Private Syndication Entities has furnished all reports to its limited partners or members which are required to be furnished by it under the respective Organizational Documents of the Existing Private Syndication Entities. Each of the Existing Private Syndication Entity Reports did not (and will not), on the date of distribution, contain any untrue statement of a material fact or omit to state a material fact, required to be stated therein or necessary to make the statements therein in light of the circumstances in which made, not misleading. All financial statements contained in the Existing Private Syndication Entity Reports fairly present in accordance with GAAP the financial position and results of operations of the respective Existing Private Syndication Entity at the date and for the periods indicated and, if required under the respective Organizational Document of the Existing Private Syndication Entity, have been prepared in conformity with GAAP. The accountants who expressed an opinion on such financial statements are, with respect to the respective Existing Private Syndication Entity and its GP Entity independent public accountants as required by the Exchange Act and the regulations thereunder.

(b) Since the respective dates as of which information is given in any Existing Private Syndication Entity Reports and the Memorandum (whichever is most recently distributed) to the date hereof, except as may otherwise be stated in or contemplated by such document or on Schedule 3.24(b) hereto: (i) there has not been any material adverse change in the condition (financial or otherwise) of the respective Existing Private Syndication Entity, or any material properties or assets of the Existing Private Syndication Entity whether or not arising in the ordinary course of business; (ii) there has not been any material transaction entered into by the Existing Private Syndication Entity whether or not relating to any material properties or assets of its Local Partnership or of any Local Partnership, other than in the ordinary course of business; and (iii) the Existing Private Syndication Entity has not issued or sold any limited or general partnership interest or membership interest or any right or option to acquire any such interest other than pursuant to the respective Memorandum.

(c) Neither RCC nor any Existing Private Syndication Entity has entered into any commitment to acquire property for such Existing Private Syndication Entity or any Local Partnership, in which it has an interest, which is inconsistent with its Memorandum or Organizational Documents.

3.25 Broker-Dealer Filings and Reports; Compliance with Requirements. (a) Contributor has made available to CCC true, complete and correct copies of Related Equities Corporation’s (a) filings since January 1, 2001 with the SEC, NASD, Securities Investor Protection Corporation, and any other federal or state governmental or regulatory authorities with jurisdiction over such companies, and (b) all other reports or documents, including, without limitation, the calculations of minimum net capital requirements, prepared in connection with, delivered to or filed with any such authority since January 1, 2001. Except as set forth on Schedule 3.25 hereto, Related Equities Corporation has not engaged in any securities transactions or carried any client accounts since September 30, 2000. Except as set forth on Schedule 3.25 hereto, Contributor has not received any notice of any violation of any requirements of any regulatory authority with respect to Related Equities Corporation since September 30, 2000 and, to the Best of Contributor’s Knowledge, there are no such violations.

(b) There are no agreements with any broker dealers relating to Existing Syndication Entities sponsored or in development by RCC or its Affiliates with which any Existing Syndication Entity is not in compliance or which restricts any other activities of RCC.

(c) All 2002 syndication or development transactions have been or will be underwritten in a manner that is, and have or will have terms, economics and risks that are, substantially consistent with the past practices of RCC and its Affiliates for like transactions.

3.26 Questionable Payments. (a) None of Contributor, its Affiliates or the Subject Entities, nor any director, officer, partner, agent, employee, member or other

Person acting on behalf of any of them has, directly or indirectly: (i) used any corporate, limited liability company, trust or partnership funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; intentionally made any false or fictitious entry on its financial books or records; (v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vi) given any favor or gift which is not deductible for federal income tax purposes; or (vii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

(b) The books and records of each of the Subject Entities are substantially complete and correct in all material respects, and the books and records of each of the Subject Entities contain substantially accurate and complete records of all material actions taken by any of the Subject Entities since the date any of the Persons comprising Contributor first, directly or indirectly, acquired any equity interest in any of the Subject Entities, as the case may be.

3.27 No Distributive Intent. Each of the Persons comprising Contributor entitled to receive the CCC Units hereunder is an “accredited investor” within the meaning of Rule 501 of Regulation D. Each of the Persons comprising Contributor is acquiring the CCC Units to be issued hereunder for its own account, for investment purposes and not with a present intent to distribute any of such CCC Units, except as permitted under the Securities Act.

3.28 Completeness of Disclosure. All Schedules attached or to be delivered by Contributor pursuant to this Agreement are, or will be when delivered, true, complete and correct as to the information called for by the representation, warranty or covenant which calls for such Schedule. No representation or warranty by Contributor in this Agreement, contains or on the Closing Date will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Notwithstanding the foregoing, the failure to disclose changes as to matters that are the subject of representations and warranties hereunder or that are set forth on Schedules that occur between the date of this Agreement and the Closing Date in the ordinary course of the conduct of the Acquired Businesses or that are permitted by the terms of this Agreement (such as, by way of illustration, the entry into Material Agreements or Fee Agreements or the incurrence of Debt under the Warehouse Line, each occurring in the ordinary course of business, or changes to Organizational Documents in accordance with this Agreement) or that constitute matters set forth in Schedules that are required to be updated between the date of this Agreement and the Closing Date shall not constitute a violation of this Section 3.28 or constitute a breach or failure of any representation or warranty for purposes of Section 11.2(a); provided that nothing in this sentence shall affect the obligation of Contributor to disclose material liabilities that have been incurred or material events that have transpired after the date of this Agreement that are otherwise required to be disclosed under this Section 3.28 (such as, by way of illustration, a material litigation, a material environmental claim, the incurrence of a material Lien or Encumbrance or a material recapture of Housing Tax Credits).

3.29 Solvency. For purposes of applicable federal and state laws governing determinations of the insolvency of debtors, or relating to fraudulent conveyance, or otherwise with respect to creditors’ rights, or similar judicial doctrines: on the Closing Date, after giving effect to the transactions contemplated hereby, (i) the amount of the “present fair saleable value” of the assets of each of the Persons comprising Contributor will, as of such date, exceed the amount of all “Liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with such laws and doctrines, (ii) the present fair saleable value of the assets of each of the Persons comprising Contributor will, as of such date, be greater than the amount that will be required to pay such Person’s probable liability on its debts (defined below) as such debts become absolute and matured, (iii) each Person comprising Contributor believes that, as of such date, it will not have an unreasonably small amount of capital with which to conduct his, her or its business, (iv) each of the Persons comprising Contributor believes that it will be able to pay its debts as they mature, and (v) the consideration to be received by each of Contributor hereunder for the Assets to be contributed by such of the Persons comprising Contributor hereunder is not less than the “present fair saleable value” of such Assets. For purposes of this Section 3.29, “debt” means “liability on a claim,” “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed or undisputed, secured or unsecured.

3.30 Absence of Inducement. In entering into this Agreement and the Collateral Agreements, no Person comprising Contributor has been induced by, or relied upon, any representations, warranties or statements by CCC not set forth in this Agreement or the Collateral Agreements, whether or not such representations, warranties or statement have actually been made, in writing or orally, and each Person comprising Contributor acknowledges that, in entering into this Agreement and the Collateral Agreements, CCC has been induced by and relied upon the representations and warranties of Contributor herein or therein set forth.

3.31 No Brokers’ or Other Fees. Except as set forth on Schedule 3.31 hereto, no broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Person comprising Contributor, any of their respective partners or any of their respective Affiliates.

3.32 Tax Credit Local Partnerships.

(a) Except as set forth in Schedule 3.32(a) hereto, since January 1, 2001 no written notice of an event of default under any mortgage financing with respect to a Tax Credit Local Partnership has been received by the respective Special Limited Partner of the Existing Tax Credit Syndication Entity owning interests in such Tax Credit Local Partnership.

(b) Except as set forth in Schedule 3.32(b) hereto, no event has occurred which (i) has or would give rise to a recapture of more than 1% of Housing Tax Credits pursuant to Section 42(j) of the Code by the partners or interest holders of an Existing Tax Credit Syndication Entity other than by reason of a transfer of the interests of a limited partner or interest holder in the Existing Tax Credit Syndication Entity, or (ii) to a reduction of more than 1% of the amount of future Housing Tax Credits which may be claimed by the Existing Tax Credit Syndication Entity.

(c) Except as set forth in Schedule 3.32(c) hereto, no Tax Credit Local Partnership or general partner, advisor/manager or managing member of a Tax Credit Local Partnership have made an assignment for the benefit of creditors, become a party to any liquidation or dissolution action or proceeding with respect to such Person or any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Person, or had a receiver, liquidator, custodian or trustee appointed for such Person or a substantial part of such Person’s assets; nor has any order for relief been entered against such Person under the United States Bankruptcy Code.

(d) Except as set forth on Schedule 3.32(d) hereto, since November 1, 2001, neither RCC nor the Special Limited Partner of any of the Tax Credit Local Partnerships has received written notice of, and to the Best of Contributor’s Knowledge there are no, material violations under the respective Tax Credit Partnership Regulatory Agreements binding such Tax Credit Local Partnerships or their properties, which are reasonably likely to result in a termination of such Tax Credit Partnership Regulatory Agreement or have a Material Adverse Effect on the applicable Syndication Entity owning an interest in such Tax Credit Local Partnership, and neither the entering into of this Agreement and the Collateral Agreements nor the consummation of the transactions contemplated by this Agreement and the Collateral Agreements will violate or constitute a material default under any Tax Credit Partnership Regulatory Agreement.

3.33 No Interest. Except for equity interests equal to 2% or less in an Existing Syndication Entity and except for the equity interests in GP Entities, Controlling GP Entities, and Special Limited Partners listed on Schedule 3.1(b) hereto, none of Contributor or any of its Affiliates has, directly or indirectly, any interest in, or except as disclosed on other Schedules hereto, any agreement or arrangement with or concerning, any of the Subject Entities.

3.34 No Claims. Except for payment of the Excluded Deferred Fees and Advances in the manner provided for in this Agreement, all of which claims as of the Closing shall be non-recourse to the Acquired Entities except to the extent provided for herein or in any of the Collateral Agreements, and except for claims in connection with ownership of retained interests in Subject Entities none of the Persons comprising Contributor nor any Affiliate of any of them has or will on the Closing Date have any claim of any kind against any Subject Entity.

3.35 Non-Core Assets, Stock Interests, Other Rights or Assets. Any Non-Core Asset, Stock Interest or other right or asset contributed to CCC after the Closing as contemplated herein, shall, upon such sale, be deemed an “Asset” hereunder and Contributor shall be deemed to have represented and warranted to CCC hereunder that all representations and warranties in this Agreement are, to the extent applicable to such Asset, true, complete and correct as of the date of such sale, including without limiting the generality of the foregoing, the representation that such Asset is contributed free and clear of any Liens and Encumbrances (other than as set forth on Schedule 3.2(c) hereto). All Deferred Fees and Advances listed on any Schedule hereto or delivered hereunder are valid and enforceable debts owed to Contributor or its Affiliates by an Existing Syndication Entity on the date of such Schedule for services rendered under valid and enforceable agreements which are due and payable and not subject to any set off, counter claim or defense.

3.36 TRCLP Financial Condition. TRCLP has a Market Value Net Worth equal to at least $500,000,000. TRCLP has provided to CCC true, complete and correct copies of the audited consolidated financial statements of TRCLP for the year ended December 31, 2001 and the unaudited consolidated financial statements of TRCLP for the interim period ended September 30, 2002. The balance sheets and the other financial statements included in such financial statements, including any related notes and schedules, fairly presents in accordance with GAAP the consolidated financial condition, results of operations, partners’ equity, and cash flow of TRCLP as at the respective dates and for the periods covered, in each case, in accordance with GAAP, subject, in the case of interim unaudited financial statements included in such financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheets included in such financial statements), consistently applied during the periods involved.

3.37 Certain Operating Matters. Neither Contributor nor any of its Affiliates has any agreement or current intention to agree to make any adverse change in the proposed fee structure for any Tax Credit Syndication Entity to be sponsored or sold by, or any co-development agreements to be entered into by, RCC or the Acquired Businesses, as compared to, in the case of any single-investor Tax Credit Syndication Entity, the previous Tax Credit Syndication Entity sponsored by RCC or the Acquired Businesses invested in by such single-investor, and in the case of other Tax Credit Syndication Entities sponsored by RCC or the Acquired Businesses, Related Corporate Partners XXIV, L.P.

Since December 31, 2000, the Persons included in Contributor or their Affiliates or the Subject Entities have taken no fees of the type which would be Fees hereunder in amounts in excess of what would be permitted by the Organizational Documents or SEC Reports or Memorandum relating to the Syndication Entity which paid such fee.

3.38 Mezzanine Fund. Neither TRCLP nor any of its Affiliates has any current intention to organize a Syndication Entity or other fund whose business purpose is to pursue mezzanine financing opportunities otherwise permitted as a Permitted Activity under Section 5(b)(iii) of the Future Relations Agreement other than through the CMC Entities (as defined in the Future Relations Agreement) existing as of the date hereof; provided however that nothing in this Section 3.38 shall prevent TRCLP or its Affiliates from organizing such funds in the future.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CCC

CCC represents and warrants to Contributor as follows:

4.1 Organization. Each of CCC, CharterMac and CM Corp. is duly organized and validly existing under the laws of its respective place of incorporation or formation. Each of CCC, CharterMac and CM Corp. has the requisite limited liability company, corporation or statutory trust, as the case may be, power and authority to conduct its business in the manner as it is now conducted, and is duly qualified to do business as a foreign limited liability company, corporation or statutory trust, as the case may be, in each jurisdiction where such qualification is necessary for the conduct of its business as currently conducted, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

4.2 Authority; Power. Each of CCC, CharterMac and CM Corp. has the requisite limited liability company, corporation or statutory trust, as the case may be, power and authority to execute and deliver this Agreement and the Collateral Agreements to which it is a party and any other agreements, certificates and documents required to be executed and delivered by such Person hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the Consent of the requisite shareholders of CharterMac, the execution and delivery by each of CCC, CharterMac and CM Corp. of this Agreement and the Collateral Agreements to which such Person is a party and the consummation by each such Person of the transactions contemplated hereby and thereby and the adoption of the CharterMac Certificate of Designation, the CharterMac Bylaws and the CharterMac Trust Agreement have been duly and validly authorized by all necessary limited liability company, corporate or statutory trust action (including, without limitation, any member or shareholder Consents) of or on behalf of CCC, CharterMac and CM Corp., and no other limited liability company, corporate or statutory trust action (including, without limitation, any member or shareholder Consents) are necessary to authorize the execution, delivery, and performance by each of CCC, CharterMac and CM Corp. of this Agreement or the Collateral Agreements to which such Person is a party or to consummate the transactions contemplated hereby and thereby or to adopt the CharterMac Certificate of Designation, the CharterMac Bylaws and the CharterMac Trust Agreement. This Agreement and the Collateral Agreements to which it is a party and all other agreements of CCC, CharterMac or CM Corp. required to be delivered hereby and thereby have been (or when delivered will be) duly and validly executed and delivered by each of CCC, CharterMac and CM Corp. and constitute, along with the CharterMac Certificate of Designation, the CharterMac Bylaws and the CharterMac Trust Agreement (subject to the Consent of the requisite shareholders of CharterMac), the legal, valid, and binding obligation of each of CCC, CharterMac and CM Corp., enforceable as to each of such Person in accordance with their terms, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, and subject to limitations as to enforceability imposed by applicable bankruptcy, reorganization, insolvency and other laws of general application affecting the rights and remedies of creditors, and subject to the limitation that the remedy of specific performance and other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

4.3 Consents and Approvals; No Violation. (a) Except for any approval which may be required by HUD, Fannie Mae or similar state regulatory authorities or the Hart Scott Rodino Act, any listing application required to be filed with the American Stock Exchange and any required filings with the SEC and the Consent of the requisite shareholders of CharterMac, no Consent, waiver, approval or authorization of, or filing, registration or qualification with, any governmental or regulatory authority which if not made or obtained would materially adversely affect CCC’s ability to perform its obligations under this Agreement, is required to be made or obtained by CCC or CharterMac in connection with the execution, delivery and performance of this Agreement by CCC.

(b) Assuming the Consents, approvals and filings identified in Section 4.3(a) hereof are obtained or made, none of the execution, delivery or, except as contemplated by this Agreement, performance of this Agreement by each of CCC or

CharterMac does or will, with or without the giving of notice, lapse of time or both, (i) result in any violation of or conflict with or constitute a default under any term or provision of the Organizational Documents of CCC or CharterMac, or, to the knowledge of CCC, any judgment, decree, order, law, statute, injunction, rule, regulation, governmental license or permit applicable to either CCC or CharterMac; (ii) result in the creation of any material Lien upon any of the properties or assets of either CCC or CharterMac; or (iii) constitute a default under, result in any termination, acceleration, amendment or modification of any material contract, agreement, arrangement, commitment or plan to which either CCC or CharterMac is a party, or by which either CCC or CharterMac may be subject or bound, which, in any such case, would have a Material Adverse Effect on CCC or CharterMac.

4.4 Litigation. There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or, to the actual knowledge of CCC and CharterMac, threatened, by or against or affecting or relating to CCC which, if adversely determined, would (a) restrain or enjoin the consummation of the transactions contemplated by this Agreement, (b) declare unlawful the transactions or events contemplated by this Agreement, or (c) cause any of such transactions to be rescinded.

4.5 Tax Status. CCC will be classified as a partnership for federal tax purposes as of the Closing Date, and no action will be taken prior to the Closing Date that would cause CCC to be classified other than as a partnership for federal tax purposes after the Closing Date. Prior to the Closing Date, CCC will be classified as a partnership or as a disregarded entity for federal tax purposes.

4.6 No Brokers’ or Other Fees. Except as set forth on Schedule 4.6 hereto, no broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CCC or any of its Affiliates.

4.7 SEC Filings. (a) CCC has previously made available to Contributor a true, complete and correct copy of CharterMac’s Annual Report on Form 10-K for the fiscal year ended 2001 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 each filed with the SEC pursuant to the Exchange Act (the “Reports”). The balance sheets and the other financial statements included in the Reports, including any related notes and schedules, fairly present the consolidated financial condition, results of operations, shareholders’ equity and cash flow of CharterMac as at the respective dates and for the periods covered, in each case, in accordance with GAAP, subject, in the case of interim unaudited financial statements included in such Reports filed on Form 10-Q, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheets included in the Reports), consistently applied during the periods involved. CharterMac has not suffered any Material Adverse Effect since September 30, 2002.

(b) CCC has furnished to Contributor true, complete and correct copies of all CharterMac current Reports on Form 8-K filed with the SEC since the filing of the latest Report.

(c) CharterMac has filed all reports with the SEC required to be filed by it with the SEC under the Exchange Act and the rules and regulations thereunder, and each such report complied in all material respects with such rules and regulations applicable thereto.

(d) None of the documents referred to in this Section 4.7 contained as of its date any untrue statement of a material fact or omitted as of its date to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading as of such date in light of the circumstances under which they were made.

4.8 CCC Units. Each CCC Unit issued to Contributor pursuant to this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

4.9 Investment Intent. CCC acknowledges that the Assets which are securities have been offered and will be contributed to CCC pursuant to an exemption from registration under the Securities Act and all applicable state securities laws. CCC is an “accredited investor” within the meaning of Regulation D and is purchasing such Assets for investment purposes and has no present intent to distribute of any of such Assets, except as permitted under the Securities Act.

4.10 Absence of Inducement. In entering into this Agreement, CCC has not been induced by, or relied upon, any representations, warranties or statements by Contributor not set forth in this Agreement or the Collateral Agreements, whether or not such representations, warranties or statements have actually been made, in writing or orally, and CCC acknowledges that, in entering into this Agreement, Contributor has been induced by and relied upon the representations and warranties of CCC herein or therein set forth.

ARTICLE V

COVENANTS OF CONTRIBUTOR

Contributor covenants and agrees with CCC as follows:

5.1 Hart-Scott-Rodino Act Filings. If the parties hereto determine that such filing is necessary, as soon as practicable after the date hereof, Contributor shall cause to be filed a Notification and Report Form with respect to the transactions contemplated hereby, in accordance with the Hart Scott Rodino Act and shall thereafter promptly make all filings or supply all information requested by the Federal Trade Commission (“FTC”) or the United States Department of Justice (the “DOJ”) in connection with such filing. Contributor shall furnish to CCC such necessary information and reasonable assistance as CCC may reasonably request in connection with CCC’s preparation of filings or submissions under the Hart Scott Rodino Act. Contributor shall use all reasonable efforts (including the filing of a request for early termination) to obtain early termination of the waiting period under the Hart Scott Rodino Act.

5.2 Preparation of Disclosure Documents. Contributor shall cooperate with CCC and CharterMac in the preparation of the proxy materials, disclosure documents and other materials (collectively, the “Proxy Materials”) required to be delivered to any of the CharterMac shareholders pursuant to the Exchange Act and any other applicable federal or state securities laws in connection with the transactions contemplated by this Agreement.

5.3 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Person comprising Contributor shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to cause the conditions specified in Article X hereof to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement and will use commercially reasonable efforts not to cause Contributor’s representations and warranties contained herein to be untrue, in any material respects, at the Closing.

5.4 Conduct of Business Pending Closing. (a) Notwithstanding anything in this Section 5.4 to the contrary, CCC acknowledges and agrees that (i) Contributor shall have the right to convey, assign, distribute or otherwise transfer the Excluded Assets out of the Subject Entities prior to the Closing Date as provided in Section 5.7 hereof, and (ii) prior to the Closing Date, Persons comprising Contributor and any entity included in the Assets may take any action or omit taking any action they deem necessary to satisfy state law fiduciary duty obligations to shareholders or limited or general partners or members (other than Persons comprising Contributor) applicable to directors of corporations, trustees of trusts or general partners of limited or general partnerships or members of limited liability companies.

(b) Except as otherwise contemplated by this Agreement or agreed to in writing by Contributor, between the date hereof and the Closing Date, each of the

Persons comprising Contributor and their Affiliates shall and shall cause RCC and the Subject Entities:

(i) to cause RCC to pursue the Acquired Businesses, including, without limitation, the Tax Credit Business in the ordinary course of business consistent with past practice;

(ii) to refrain from changing any material terms of employment, including without limitation, the compensation of any Subject Entity Employees except increases in the ordinary course of business consistent with past practice or as otherwise expressly contemplated by this Agreement;

(iii) to refrain from engaging in any transactions or conducting any business of the types customarily included in the Acquired Business in accordance with past practice, except through an Acquired Entity or Subject Entity or special purpose entities organized by RCC in the ordinary course of business in connection with pursuing development projects which will, subject to Section 2.3(c) hereof, became Acquired Entities;

(iv) to refrain from modifying, amending or terminating any Fee Agreement or Material Agreement from which any of the Revenue Streams arise or to which they directly relate which would have an adverse effect on any of such Revenue Streams;

(v) to comply in all material respects with all applicable laws, statutes, rules and regulations; and

(vi) except to the extent otherwise provided in this Agreement or as necessary to consummate the transactions contemplated herein, or as set forth in Schedule 5.4(b)(vi) hereto to refrain from (A) amending the Organizational Documents of any Subject Entity and to refrain from issuing any equity interest in any Subject Entity or granting any rights with respect thereto or (B) declaring or paying any dividend or other distribution or payment in respect of any equity interest in any Subject Entity, except for the declaration and payment of any dividends or other distributions or payments in the ordinary course of business, consistent with past practices.

(c) Except as otherwise contemplated by this Agreement, during the period from the date hereof until the Closing Date, Contributor shall, and shall cause each of its Affiliates to, operate the Subject Entities and the Assets and conduct the Acquired Businesses only in the ordinary course of business consistent with past practice. Without limitation of the foregoing:

(i) Negative Covenants. During the period from the date hereof until the Closing Date, except as otherwise contemplated by this Agreement, Contributor shall not, and shall cause each of its Affiliates not to, take any of the following actions with respect to the Assets, the Subject Entities or the Acquired Businesses, without the prior written Consent of CCC:

(A) Incur any material obligation or liability other than obligations and liabilities incurred in the ordinary course of business of the Acquired Businesses consistent with past practice.

(B) Dissolve or liquidate any of the Subject Entities.

(C) Commence a voluntary case under Title 11 of the U.S. Code, as amended, or any other applicable federal or state receivership, bankruptcy, insolvency or other similar law with respect to any Subject Entity, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Subject Entity or for any substantial part of such Subject Entity’s properties or assets, or make any assignment for the benefit of creditors.

(D) Sell, assign, lease, pledge or otherwise transfer or dispose of, any of the assets of the Subject Entities or the businesses that shall comprise the Acquired Businesses other than assets (that are not all or a portion of the assets of a Subject Entity) disposed of or consumed or pledged under the Warehouse Line in the ordinary course of business of the Acquired Businesses consistent with past practice. Notwithstanding the foregoing, Contributor may cause Cambridge Advantaged Properties Limited Partnership, Cambridge Advantaged Properties II L.P. and Cambridge and Related Housing Properties Limited Partnership to sell, assign, or otherwise transfer or dispose of, any of their assets in connection with the winding down of such Existing Syndication Entities.

(E) Enter into any contract or commitment involving, in the aggregate, payments exceeding $100,000 in the aggregate or any material non-monetary obligation, other than in the ordinary course of business of the Subject Entities, and other than the Warehouse Line, consistent with past practice or in connection with the transfer of Excluded Assets in accordance with Section 5.7 hereof; provided, however, this Section 5.4(b)(i)(E) shall not prohibit commitments to purchase, or purchases of, investments in Tax Credit Properties in the ordinary course of business and consistent with past practice or the entry into any agreement with Non-Contributor Transferors contemplated by Section 2.3(a) hereof.

(F) Waive any right relating to any Asset, Subject Entity or Acquired Business, other than in the ordinary course of business of the Acquired Businesses consistent with past practice, and other than in connection with transfer of Excluded Assets in accordance with Section 5.7 hereof.

(G) Create or assume any Lien or Encumbrance of any nature upon the Assets or the Subject Entities except in the ordinary course of business of the

Subject Entities consistent with past practice, provided nothing in this Section 5.4(b)(i)(G) shall be deemed to limit the ability of Contributor to create Liens or Encumbrances on Tax Credit Properties or special purpose entities created after the date hereof in the ordinary course of business in connection with the development of Tax Credit Properties under the Warehouse Line.

(H) Make any change in accounting method, policy or practices of any Acquired Entity, unless mandated by GAAP.

(I) Make any loan or advance to any Person comprising Contributor or any Affiliate thereof or any employee of any Subject Entity other than loans and advances to employees of any Acquired Entity (other than to Contributor or its Affiliates) in the ordinary course consistent with past practices.

(J) Enter into any other transaction with any Person comprising Contributor or any Affiliate thereof, other than the TRCLP Group of Companies in the ordinary course of business consistent with past practice.

(K) Delay or postpone the payment of accounts payable or other liabilities or costs of any Subject Entity or accelerate the collection of receivables of any Subject Entity, other than in each case in the ordinary course of business, consistent with past practice.

(L) Commit to do any of the acts set forth in Sections 5.4(b)(i)(A) through 5.4(b)(i)(K) hereof.

(ii) Affirmative Covenants. During the period from the date hereof until the Closing Date, except as expressly contemplated by this Agreement or agreed to in writing by CCC, with respect to the Assets, the Subject Entities or the Acquired Businesses, Contributor shall, and shall cause each of its Affiliates to:

(A) Use commercially reasonable efforts to preserve the Assets, Subject Entities and Acquired Businesses and to preserve its good will in the foregoing, to maintain the services of its key employees and maintain its important business relationships.

(B) Maintain all applicable records and books of account in accordance with past practices and in a manner that fairly reflects the income, expenses, assets and liabilities in accordance with GAAP, consistently applied.

5.5 Amendment of Certificates. To the extent required by applicable law, on or prior to the Closing Date, each of the Persons comprising Contributor shall, or shall cause its applicable Affiliate to, execute, effective as of the Closing Date, in connection with the transfer of Assets as contemplated hereunder an appropriate amendment to (a) the Certificate of Limited Partnership of each limited partnership with respect to which a Partnership Interest shall be acquired by CCC hereunder; and (b) the Certificates of Formation or similar document of each limited liability company with respect to which a Member Interest shall be acquired by CCC hereunder. Each such Person comprising Contributor shall execute, or cause to be executed, and cause to be filed each such amendment required to be filed with the appropriate authority in any jurisdiction in which such filing is required.

5.6 Amendment of Organizational Documents; Irrevocable Proxies. (a) On or prior to the Closing Date, the Persons comprising Contributor shall cause the Organizational Documents of each limited partnership with respect to which an Acquired Entity will serve as a general partner as set forth on Schedule 5.6 hereto and shall cause the Organizational Documents of each limited liability company with respect to which an Acquired Entity will serve as a manager or managing member as set forth on Schedule 5.6 hereto to be amended by the Amendment Regarding GP Removal to provide that the limited partners or members thereof shall have no right to remove the general partner, manager or managing member, as applicable, terminate the limited partnership or limited liability company or dissolve the limited partnership or limited liability company; provided, however, that in the event that the Persons comprising Contributor do not own directly or indirectly on or prior to the Closing Date all of the equity interests of such limited partnership with respect to which an Acquired Entity will serve as a general partner as set forth on Schedule 5.6 hereto or equity interests of each limited liability company with respect to which an Acquired Entity will serve as a manager or managing member as set forth on Schedule 5.6 hereto such Persons shall cause the Persons set forth on Schedule 5.6 hereto to deliver to CCC at the Closing the Irrevocable Proxies which will permit CCC to vote such Person’s partnership interest or membership interest on all matters, except with respect to (i) transfer of the equity interests in the Existing Syndication Entity, the GP Entity or any Controlling GP Entity controlled directly or indirectly by such Acquired Entity (the “Ownership Entities”) or the Residuals related to an Ownership Entity (except as otherwise permitted in the Residuals Agreement, dated as of September 1, 1999, among J. Michael Fried, JMF Associates, L.P. and RCC); (ii) dissolution of an Ownership Entity; (iii) placing an Ownership Entity into voluntary bankruptcy; and (iv) any amendment which (A) changes the required vote on amendments; (B) adversely affects the interests of the members or any of the rights of the members under the CCC Operating Agreement; (C) affects the distributions or the allocation of tax credits or profits and losses among the members or limited partners or between the members or limited partners and any manager in a manner that is adverse to the interests of the members or limited partners (including, without limitation, as a result of issuance of any additional interests in CCC); (D) adversely affects the limited liability of the members or limited partners or the status of CCC as a partnership for federal income tax purposes; (E) increases the amount of the capital contributions required to be paid by the members or limited partners; (F) amends the voting and consent rights granted to the members or limited partners, or (G) results in a violation of the applicable governing limited liability company or partnership statute. On the Closing Date, the Persons comprising Contributor shall (a) cause each Acquired

Entity identified on Schedule I(C) hereto to admit CCC as a general partner or limited partner, as appropriate, of such partnership and shall, to the extent necessary, cause the partnership agreement of such partnership to be amended to reflect such admission, and (b) cause each Acquired Entity identified on Schedule I(B) hereto to admit CCC as a member of such limited liability company and shall cause the operating agreement of each such limited liability company to be amended to reflect such admission and such amendments shall be in form and substance reasonably satisfactory to CCC and Contributor.

(b) On or prior to the Closing Date, the Persons comprising Contributor shall use commercially reasonable efforts to cause the Organizational Documents of each Existing Private Syndication Entity to be amended by the amendments in substantially the form of Exhibit V, subject to changes in such amendment which will not materially affect the economic interest of the GP Entity of such Existing Private Syndication Entity.

5.7 Pre-Closing Excluded Asset Transfers; Distributions and Assignments. (a) Prior to the Closing Date, Contributor shall cause the Acquired Entities listed on Schedules I(A), I(B) and I(C) hereto to transfer (i) all of the GAAP Liabilities accrued through the Closing Date through the assumption of such GAAP Liabilities (other than those (x) identified as “Adjusted Assumed” on Schedule 5.7 hereto, as adjusted to the Closing Date, (y) contemplated in Section 8.3 hereof, and (z) arising in the ordinary course of business consistent with past practice and which, consistent with past practice, would upon payment become advances that would reasonably be expected to be repaid by Syndication Entities) if any, (ii) by assumption the liabilities set forth in paragraph 1 of Schedule 5.7 hereto, and (iii) the assets set forth on Schedules II(A) through II(D) hereto and, to the extent they are not Assets, assets acquired after the date hereof, to other entities owned by the ultimate owners of such Acquired Entities or the ultimate owner of such Acquired Entities (“Mirror Entities”), which Mirror Entities, if not individuals, will have the same organization and equity owners as set forth for the transferring Acquired Entity on Schedules I(A) through I(C) hereto or be owned by the ultimate owners of the Acquired Entities to the effect that the Acquired Entities set forth on Schedules I(A) through I(C) hereto shall be contributed to CCC pursuant to this Agreement with only those GAAP Liabilities (x) set forth as “Adjusted Assumed” on Schedule 5.7 hereto, as adjusted to the Closing Date, (y) contemplated in Section 8.3 hereof, and (z) arising in the ordinary course of business consistent with past practice and which, consistent with past practice, would upon payment become advances that would reasonably be expected to be repaid by Syndication Entities and the Assets.

(b) Prior to the Closing, Contributor shall cause each Acquired Entity to assign to the Mirror Entities all of its rights to receive any Excluded Deferred Fees and Advances.

5.8 Other Liens and Encumbrances. Contributor shall obtain the absolute and unconditional release of all Liens and Encumbrances on the Assets described in Schedule 3.2(a-2) hereto or otherwise to which the Assets are subject on or prior to the Closing Date except for Permitted Liens and Liens arising in connection with the Warehouse Line.

5.9 Broker/Dealer Matters. Contributor shall use all commercially reasonable efforts and make such filings, registrations and take such other action reasonably necessary to obtain required approval or Consent of, or provide notice to, or an authorization, order, license, certificate, or permit of or from (a) the SEC under the Exchange Act, (b) the NASD, or (c) any other authorities with jurisdiction under the “blue sky” or securities laws of the jurisdictions in which Related Equities Corporation is registered or licensed to conduct business as a broker or dealer, or broker dealer, in order to effect the transfer of the capital stock of the Related Equities Corporation to CCC in accordance with the terms and conditions hereof, but shall not be required to satisfy net worth or net capital requirements after the date of transfer in connection therewith.

5.10 Property Leases. (a) Contributor shall use all commercially reasonable efforts to cause RCC to enter into a lease with respect to the space located on the fifth floor at 625 Madison Avenue, New York, New York, which is currently leased by TRCLP (the “New York Premises”) on terms reasonably acceptable to CCC and TRCLP (the “New York Premises Lease”) and enter into a sublease with TRCLP with respect to a portion thereof on terms reasonably acceptable to CCC and TRCLP (the “New York Premises Sublease”). The New York Premises Sublease shall provide TRCLP with a portion of such premises consistent with TRCLP’s current occupancy of the New York Premises, and shall provide that TRCLP will pay its pro rata share of the rent and other charges under such sublease (based on the percentage of the space occupied).

(b) TRCLP shall use all commercially reasonable efforts to enter into a lease for new space in California to replace the space currently used by RCC in California located at 18201 Van Karman Avenue, Suite 400, Irvine, California 92715 currently leased by Related California LLC (the “California Premises”), and enter into a sublease with CCC with respect to such new space on terms reasonably acceptable to TRCLP and CCC (the “California Premises Sublease”). The California Premises Sublease shall provide CCC with a portion of such premises consistent with RCC’s current occupancy of the office space of the California Premises and shall provide that CCC will pay its pro rata share of the rent and other charges under such lease (based on the percentage of the space occupied).

5.11 Other Asset Consents. Contributor shall use all commercially reasonable efforts to obtain the Consent of landlords for real property and lessors of office equipment, cars, software licenses and other assets used in the Acquired Business to the transactions contemplated by this Agreement.

5.12 Corporate Limited Partnership and Limited Liability Company Consents. With respect to each limited partnership and limited liability company identified on Schedule 5.12 hereto, Contributor shall use all commercially reasonable efforts to obtain the requisite Consents of the limited partners or members, as applicable, of the Existing Syndication Entities set forth on Schedule 5.12 hereto under the applicable limited partnership agreement or limited liability company agreement, as applicable, to the transactions contemplated by this Agreement.

5.13 Payment of Liabilities. Contributor shall pay when due (before or after the Closing) (i) all GAAP Liabilities of the Acquired Entities existing on or accrued for any period ending on or before the Closing, except those GAAP Liabilities (x) identified as “Adjusted Assumed” on Schedule 5.7 hereto as adjusted to the Closing Date, (y) contemplated in Section 8.3 hereof, and (z) arising in the ordinary course of business consistent with past practice and which, consistent with past practice, would upon payment become advances that would reasonably be expected to be repaid by Syndication Entities, and (ii) the liabilities set forth in paragraph 1 of Schedule 5.7 hereto.

5.14 TRCLP Guarantees. Contributor shall use all commercially reasonable efforts to modify covenants and guarantees in a commercially reasonable manner so that CCC or CharterMac is substituted for TRCLP as guarantor and/or the borrower under the Warehouse Line and to obtain requisite Consents under the Warehouse Line to the transactions contemplated hereby.

5.15 TRCLP Net Worth. Until the date which is 18 months after the Closing Date, TRCLP shall not transfer any asset(s) of TRCLP if the effect of such transfer would result in TRCLP’s Market Value Net Worth being less than $338,000,000. To the extent that a claim for indemnification pursuant to Section 11.2 hereof is made by CCC prior to the date which is 18 months after the Closing Date, and such claim remains unresolved, TRCLP shall not transfer any asset(s) of TRCLP if the effect of such transfer would result in TRCLP’s Market Value Net Worth being less than the lesser of $338,000,000 and the amount of Damages so claimed. From and after the date as of which no claims for indemnification pursuant to Section 11.2 hereof made by CCC prior to the date which is 18 months after the Closing Date are resolved, the provisions of this Section 5.15 shall be of no further force and effect.

5.16 No Disclosure. No Person comprising Contributor will, or will permit another Person to, convey any information about any of the Assets, Subject Entities or Acquired Businesses to any Person who is interested in acquiring any of Assets, Subject Entities or Acquired Businesses other than in the ordinary course of the Person comprising Contributor.

5.17 Monitoring Fees. Each of the Persons comprising Contributor shall continue to cause any monitoring fees due from any Local Partnerships to any Special Limited Partner to continue to be remitted to the Existing Syndication Entity which owns an interest in the Local Partnership of which the Special Limited Partner is a partner and in connection therewith shall deliver an assignment in form and substance satisfactory to CCC from each Person comprising Contributor and their Affiliates assigning any rights they or their Affiliates have, directly or indirectly, to receive or control any of such fees to CCC.

5.18 CCC Representations and Warranties. Contributor agrees that in the event of any breach or failure of any representation, warranty, covenant or agreement of CCC contained in this Agreement which results from a direct or indirect act or omission of Contributor or any of its Affiliates, (i) CCC shall have no liability under Section 11.4 hereof with respect to such breach or failure of any representation, warranty, covenant or agreement of CCC; and (ii) Contributor shall not be entitled to terminate this Agreement pursuant to Section 12.1(b) hereof with respect to such breach or failure of any representation, warranty, covenant or agreement of CCC.

5.19 Stabilization. (a) Subject to the provisions hereof, if following Closing any Indemnified Local Partnership does not reach Stabilization at the applicable Stabilization Date, then upon not less than thirty (30) days prior written notice from CCC to Contributor (which may be given prior to the Stabilization Date), but no earlier than promptly following the Stabilization Date, Contributor shall be required to take one of the following actions, as Contributor shall determine in its discretion (subject to obtaining any necessary Consent of CCC as referenced below); provided that within fifteen (15) days following receipt of such notice Contributor shall notify CCC of the action Contributor intends to take, but shall not take the action included in its notice until it receives notice from CCC that CCC believes that such action would not result in a recapture of tax credits or affect the tax treatment of the Bonds (and if the proposed course of action could have such a result, Contributor shall promptly take one of the alternative permitted actions that CCC advises does not cause the recapture or affect the tax treatment):

(i) loan to the Existing Syndication Entity or the Indemnified Local Partnership the amount which would be necessary to prepay the Bonds in an amount sufficient to reduce the Debt Service Coverage Ratio to 1.05:1.0 (and, if the loan is made to the Existing Syndication Entity, the loan proceeds shall be used to make a loan to the Indemnified Local Partnership for the foregoing purpose) (which loan of Contributor will be repayable only as set forth in Section 5.19(g) below);

(ii) subject to obtaining the Consent of CCC, which shall not unreasonably be withheld, purchase a participation in the Bonds sufficient to bring the Debt Service Coverage Ratio with respect to the Bonds (excluding the amount of Contributor’s participation) to 1.05:1.0 (which participation will be repayable only as set forth in Section 5.19(g) below); or

(iii) subject to obtaining the Consent of CCC, which shall not unreasonably be withheld (but which may be withheld if CCC prefers that Contributor pursue action under clause (i) or clause (ii) of this Section 5.19(a) and such action would not in CCC’s judgment result in a recapture of tax credits or affect the tax treatment of the Bonds), take such other actions as Contributor reasonably shall determine (including loaning funds to the Existing Syndication Entity or Indemnified Local Partnership from time to time) in order to provide sufficient cash flow to keep the Bonds current.

(b) Prior to giving the notice pursuant to Section 5.19(a), the following shall be applicable:

        (i) CCC shall provide Contributor with not less than three (3) months prior written notice that a default by the Local Limited Partnership and the general partner of the Indemnified Local Partnership in their obligations under the agreements relating to the Bonds is expected; provided that failure to give such advance notice shall not affect Contributor’s obligations hereunder except (x) to the extent that the delay causes an increase in amounts that would be required to be expended by Contributor under Section 5.19(a) and (y) that Contributor may delay taking action to the extent that such failure to give advanced notice affects the timing of action to be taken by Contributor; and

        (ii) CCC shall use commercially reasonable efforts consistent with the past practice of Contributor to enforce the remedies of CCC or its Affiliates under any guarantees, pledges or other agreements with the general partner of the Indemnified Local Partnership in order to cure any default with respect to the Bonds.

(c) Notwithstanding the foregoing, (i) CCC shall contribute one-half of any amount otherwise required to be expended by Contributor under Section 5.19(a) until such time as CCC and Contributor have jointly expended $1 million and (ii) the maximum amount required to be expended by Contributor under Section 5.19(a) shall be $3 million in the aggregate for all of the Indemnified Local Partnerships.

(d) If Contributor expends any amounts with respect to an Indemnified Local Partnership, CCC agrees, to the extent permitted by applicable documentation, to assign to Contributor the rights of CCC or its Affiliates under any guarantee, pledge or other agreement that provides security for the obligations of the general partner of such Indemnified Local Partnership, to the extent of the amount expended; provided that any such assignment shall be in form reasonably acceptable to CCC and shall be pari passu with the rights of CCC or its Affiliates with respect to any continuing obligations of the general partner to CCC or its Affiliates that are secured by such security documents.

(e) CCC further agrees that if Contributor takes any of the actions under Section 5.19(a) with respect to any Indemnified Local Partnership, if requested by Contributor (and so long as the requested action is permitted under applicable documentation and, in the judgment of CCC, would not result in a recapture of tax credits or affect the tax treatment of the Bonds), CCC will take all actions necessary to cause an Affiliate of Contributor to be admitted as general partner of the Indemnified Local

Partnership. Contributor or its Affiliate shall be entitled to sell such general partner interest, subject to the reasonable consent of CCC. Contributor shall be entitled to retain any proceeds or distributions in respect of the general partner interest and any general partner fees paid by the Indemnified Local Partnership in accordance with its partnership agreement.

(f) To the extent permitted by applicable documentation, Contributor may cause any amount loaned by Contributor or an Existing Syndication Entity to an Indemnified Local Partnership as contemplated by this Section 5.19 to be secured by such collateral relating to the Indemnified Partnership as is available, which security interest shall be subordinated to the mortgage and all other collateral securing the Bonds.

(g) Subject to any limitations contained in the Bonds, any regulatory requirements and the organizational documents of the Indemnified Local Partnership, the loan by Contributor or the participation in the Bonds will be repaid or paid from (i) (A) 75% of available cash flow of the Indemnified Local Partnership in excess of a 1.10:1.0 Debt Service Coverage Ratio and (B) the proceeds of a sale or refinancing of the Indemnified Local Partnership after repayment of the Bonds, and (ii) if such proceeds are insufficient, by the Existing Syndication Entity after payment of all Current Recurring Fees and Advances due to CCC or Contributor in respect of such Existing Syndication Entity under Sections 2.4(d)(i)(A) and (B) hereof, but prior to payment of Deferred Fees of such Existing Syndication Entity under Section 2.4(d)(i)(C) hereof.

(h) Contributor’s loan or participation shall accrue interest at the lesser of the Prime Rate or the rate of interest on the Bonds (subject to any limitations contained in the applicable documentation).

(i) If Contributor takes any action pursuant to Section 5.19(a) and/or an Affiliate of Contributor becomes the general partner of an Indemnified Local Partnership pursuant to Section 5.19(d), employees of CCC or its Affiliates shall provide services reasonably required in connection with the operation of the Indemnified Local Partnership at the allocated cost thereof as if such services were being provided under the Other Services Agreement.

(j) The provisions of this Section 5.19 are written in a general manner in light of the potentially differing circumstances in which the provisions may have application. The parties agree to cooperate in good faith to implement, and to execute and deliver such documents and to do such other acts and things as may reasonably be required to carry out, the intent of the provisions of this Section 5.19.

(k) CCC acknowledges that it is solely responsible for determining the tax consequences of any action to be taken by Contributor hereunder.

(l) As used in this Section 5.19, the following terms have the following respective meanings:

        (i) “Bonds” shall mean the bond(s) issued to CCC or its Affiliates under the bond indenture for the applicable Indemnified Local Partnership.

        (ii) “Indemnified Local Partnerships” means the Local Partnerships listed on Schedule 5.19 hereto.

        (iii) “Stabilization” shall have the meaning set forth in the ‘Construction Facility Agreement’ relating to the Indemnified Local Partnership, except for this purpose the ratio included in the definition of Stabilization in the Construction Facility Agreement shall be required to equal or exceed 1.05:1.0.

        (iv) “Stabilization Date” shall mean the date provided for in the bond indenture by which the Bonds are required to be redeemed in whole or in part if Stabilization has not been achieved.

        (v) “Debt Service Coverage Ratio” shall mean the ratio calculated in the manner set forth in the definition of Stabilization in the ‘Construction Facility Agreement’ relating to the Indemnified Local Partnership.

5.20 Update of Schedules. Each of the Schedules that, pursuant to the terms of this Agreement (including the terms of the applicable Schedule attached hereto), is to be updated at or through Closing shall be provided to CCC in draft form at least fifteen (15) days prior to the Closing Date (and thereafter updated through the date of Closing) so that Contributor and CCC have the opportunity to resolve any differences over scheduled items or amounts prior to Closing.

ARTICLE VI

COVENANTS OF CCC

CCC covenants and agrees with Contributor as follows:

6.1 Hart-Scott-Rodino Act Filings. If the parties hereto determine that such filing is necessary, as soon as practicable after the date hereof, CCC shall cause to be filed a Notification and Report Form with respect to the transactions contemplated hereby, in accordance with the Hart Scott Rodino Act, and shall thereafter promptly make all filings or supply all information requested by the FTC or the DOJ in connection with such filing. CCC shall furnish to Contributor such necessary information and reasonable assistance as Contributor may reasonably request in connection with Contributor’s preparation of filings or submissions under the Hart Scott Rodino Act. CCC shall use all reasonable efforts (including the filing of a request for early termination) to obtain the early termination of the waiting period under the Hart Scott Rodino Act.

6.2 Preparation of Disclosure Documents. CCC shall cause CharterMac to prepare and file with the SEC, as promptly as reasonably practicable after the date hereof, the Proxy Materials. The Proxy Materials shall include the recommendation of the CharterMac Board that the transactions contemplated hereby be approved by the requisite shareholders of CharterMac. CCC shall cause CharterMac to use diligent efforts to clear the Proxy Materials with the SEC as promptly as practicable after such filing.

6.3 CharterMac Shareholders’ Meeting. CCC shall cause CharterMac to duly notify and convene as promptly as practicable after the date hereof a meeting of the holders of the CharterMac Common Shares (the “CharterMac Shareholders' Meeting”) to approve this Agreement and the transactions contemplated hereby, including, without limitation (i) the issuance of the CCC Units exchangeable into CharterMac Common Shares to Contributor, (ii) the issuance of the Ross Option exercisable for CharterMac Common Shares, (iii) the issuance of CharterMac Common Shares in accordance with the Restricted Share Plan pursuant to Section 8.3(b) hereof, (iv) amendment of CharterMac’s Trust Agreement, and (v) authority to enter into this Agreement and each of the Collateral Agreements to which CharterMac will be a party. CCC shall cause CharterMac (through the CharterMac Board), subject to the fiduciary duties of the CharterMac’s Board, (i) to recommend to the shareholders of CharterMac the approval and adoption of this Agreement and the transactions contemplated hereby, and (ii) to use its commercially reasonable efforts to solicit and, if necessary, resolicit the vote of the holders of the CharterMac Common Shares in favor of adoption of this Agreement and the transactions contemplated hereby (including, if necessary, adjourning or postponing, and subsequently reconvening, the CharterMac Shareholders' Meeting for the purpose of obtaining such votes and engaging proxy solicitation professionals).

6.4 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, CCC shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to cause the conditions specified in Article IX hereof to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement.

6.5 Amendment of Certificates. To the extent required by applicable law, on or prior to the Closing Date, CCC shall execute, effective as of the Closing Date, in connection with the transfer of Assets as contemplated hereunder, an appropriate amendment (a) to the Certificate of Limited Partnership of each limited partnership with respect to which a Partnership Interest shall be acquired by CCC hereunder; and (b) the Certificates of Formation or similar document of each limited liability company with respect to which a Member Interest shall be acquired by CCC hereunder. CCC shall at the request of Contributor execute and file each such amendment required to be filed with the appropriate authority in any jurisdiction in which such filing is required.

6.6 Capitalization of Certain Subject Entities. (a) At the Closing, the promissory notes issued to Subject Entities by Persons comprising Contributor or

Affiliates of Contributor set forth on Schedule 6.6(a) hereto (the “Contributor Capitalization Notes”) will be cancelled and to the extent that a promissory note is required to be substituted in connection with the cancellation of any Contributor Capitalization Note, CCC will issue a promissory note in the principal amount set forth on Schedule 6.6(a) hereto; provided, that Contributor shall pay all legal costs and expenses associated with the cancellation of the Contributor Capitalization Notes and the issuance of promissory notes of CCC in substitution therefor.

(b) To the extent that CCC acquires from Non-Contributor Transferors equity interests in the Acquired Entities controlling (directly or indirectly), and the right to receive fees with respect to, Subject Entities set forth on Schedule 6.6(b), at the Closing the promissory notes issued to such Subject Entities by Non-Contributor Transferors as set forth on Schedule 6.6(b) hereto (the “Non-Contributor Transferor Capitalization Notes”) will be cancelled and to the extent that a promissory note is required to be substituted in connection with the cancellation of any Non-Contributor Transferor Capitalization Note, CCC will issue a promissory note in the principal amount set forth on Schedule 6.6(b) hereto; provided, that Contributor shall pay all legal costs and expenses associated with the cancellation of the Non-Contributor Transferor Capitalization Notes and the issuance of promissory notes of CCC in substitution therefor.

6.7 Non-Modification of Indemnification Provisions. CCC shall not take any action to modify or limit in any way the language of, or to eliminate the indemnification provisions of, any of the partnership agreements of an Existing Syndication Entity to the extent that such changes would materially reduce indemnification rights of any Person included in Contributor which exist at the Closing Date with respect to matters occurring on or prior to the Closing Date without the consent of Contributor.

6.8 Broker/Dealer Matters. CCC shall cooperate with Contributor’s efforts to obtain any required approval or Consent of, or to provide notice to, or to make filings or registrations with, or to obtain authorization, order, license, certificate, or permit of or from, (i) the SEC under the Exchange Act, (ii) the NASD, or (iii) any other authorities with jurisdiction under the “blue sky” or securities laws of the jurisdictions in which Related Equities Corporation is registered or licensed to conduct business as a broker or dealer, or broker dealer, in order to effect the transfer of the capital stock of Related Equities Corporation to CCC in accordance with the terms and conditions hereof or alternative arrangements, as the case may be, as contemplated by Section 2.3(e)(iii) hereof. In furtherance of the foregoing, CCC agrees that it will pay all filing and other fees payable to any governmental institution or self regulatory organization in connection therewith, and will satisfy the net worth or net equity requirements of Related Equities Corporation on and after the date of transfer of Related Equities Corporation to CCC in accordance with Section 2.3(e)(iii) hereof.

6.9 Other Asset Consents. CCC shall cooperate with Contributor in connection with Contributor obtaining Consents of landlords for real property and lessors of office equipment, cars and software licenses to the transactions contemplated by this Agreement.

6.10 Corporate Limited Partnership Consents. With respect to each limited partnership identified on Schedule 5.12 hereto, CCC shall cooperate with Contributor’s efforts to obtain the Consents pursuant to Section 5.12 hereof.

6.11 American Stock Exchange Consent. CCC shall use commercially reasonable efforts to obtain the Consent of the American Stock Exchange with respect to the listing of the CharterMac Common Shares to be issued upon the exchange of the CCC Units on the American Stock Exchange.

6.12 Partner Insurance. For so long as CharterMac is maintaining general partner director and officer liability insurance under an umbrella directors and officers insurance policy, CCC shall cause CharterMac to continue to cover the Persons comprising Contributor and their Affiliates under such policy for acts occurring on or prior to the Closing, at CCC or CharterMac’s expense.

6.13 TRCLP Guarantees. (a) In the event CCC or CharterMac is not substituted for TRCLP as guarantor and/or the borrower under the Warehouse Line and the Warehouse Line is not otherwise modified in accordance with Section 5.14 hereof on or prior to the Closing Date, CCC shall pay any and all borrowings outstanding under the Warehouse Line on the Closing Date.

(b) On or prior to the Closing Date, CCC shall use all commercially reasonable efforts to replace TRCLP as guarantor on, and release TRCLP with respect to any liabilities incurred with respect to, the guarantees identified on Schedule 6.13(b) hereto, and to the extent TRCLP is not released from such guarantees CCC shall assume and pay when due the liabilities incurred by TRCLP with respect to such guarantees.

(c) On or prior to the Closing Date, CCC shall cause CM Corp. to release TRCLP with respect to any liabilities in connection with the guarantee with respect to a participation agreement with respect to Related Capital Guaranteed Corporate Partners II L.P. – Series A and Merrill Lynch, unless Consents are required from third parties, in which case CCC shall cause CM Corp. to use all commercially reasonable efforts to release TRCLP with respect to any liabilities in connection with such guarantee.

6.14 Tax Related Matters. CCC will not make any election under Section 704(c) of the Code or take any other action that would be inconsistent with, or adversely affect Contributor’s consent rights with respect to tax matters under, the Operating Agreement.

6.15 CM Corp. Board of Directors. CCC shall cause CharterMac, in its capacity as the sole shareholder of CM Corp., to cause the same individuals serving as the full Board of Trustees of CharterMac from time to time to serve as the full board of directors of CM Corp. (subject to the discretion of a member of the Board of Trustees of CharterMac not to serve as a director of CM Corp.).

ARTICLE VII

TAX MATTERS

7.1 Characterization of Transaction. Contributor and CCC acknowledge that the consummation of the transactions contemplated hereunder shall be treated partially as a taxable sale (to the extent of cash paid at Closing) and partially as a contribution described in Section 721 of the Code (to the extent of the CCC Units issued at the Closing). Each of Contributor and CCC agree (i) to prepare Tax Returns for itself with respect to the consummation of the transactions contemplated hereunder on a basis that is consistent, in all material respects, with the preparation of the Tax Returns to be filed by the other party with respect to the consummation of the transactions contemplated hereunder, and (ii) not to take a different position from the other party in any Tax Proceeding relating to the consummation of the transactions contemplated hereunder. Further, the CCC Units issued pursuant Section 2.2 hereof in connection with the Adjustment shall be treated as interests in a tax partnership issued pursuant to Section 721 of the Code, except to the extent a portion of such amounts are treated for tax purpose as imputed interest. Any imputed interest will be deemed to be calculated at the lowest rate permitted by the Code. Any amounts paid to Contributors as a reimbursement pursuant to Article II shall be treated as a reimbursement for federal income tax purposes. Any fees paid to Contributor pursuant to Article II shall be treated as fees paid to the Contributor directly from the source of such payment (i.e., CCC shall be treated merely as a collection agent). Notwithstanding the foregoing, Contributor acknowledges that CCC or its Affiliates shall have no liability to Contributor or its Affiliates with respect to the income tax consequence of the transactions contemplated hereunder and CCC acknowledges that Contributor or its Affiliates shall have no liability to CCC or its Affiliates with respect to the income tax consequences of the transactions contemplated hereunder. The foregoing shall not mitigate any parties’ liability for failure to comply with the terms of this Agreement with respect to the handling of audits.

7.2 Contributor Indemnification Obligation. The Persons comprising Contributor shall jointly and severally indemnify the CCC Indemnified Parties from and against, for, and in respect of: (i) all Tax Liabilities of, or attributable to, each of the Acquired Entities for Pre-Closing Tax Periods (to the extent such Tax Liabilities exceed cash held by the Acquired Entities, net of any liabilities on the Closing Date, other than accrued taxes); (ii) all Tax Liabilities of, or attributable to, each of the CCC Indemnified Parties resulting from the failure by Contributor to perform, or the breach by Contributor of, any covenant made by Contributor; (iii) all Tax Liabilities imposed on each of the

Acquired Entities pursuant to treasury regulation Section 1.1502-6 promulgated under the Code (or any comparable provision under foreign, state or local law) by reason of any of the Acquired Entities having been a member of any consolidated, combined, unitary or similar group on or prior to the Closing Date; (iv) all Tax Liabilities arising out of any inaccuracy or breach of any of the representations and warranties of Contributor contained in Article III and this Article VII hereof; and (v) 50% of any transfer taxes, sales or use Taxes on real property (or interest therein) and on personal property assessed in connection with the sale by Contributor to CCC of the Assets. For purposes of this Article VII, the Acquired Entities shall be deemed to be CCC Indemnified Parties. Notwithstanding the foregoing, Contributor acknowledges that CCC or its Affiliates shall have no liability to Contributor or its Affiliates with respect to the income tax consequence of the transactions contemplated hereunder and CCC acknowledges that Contributor or its Affiliates shall have no liability to CCC or its Affiliates with respect to the income tax consequences of the transactions contemplated hereunder. The foregoing shall not mitigate any parties’ liability for failure to comply with the terms of this Agreement with respect to the handling of audits.

7.3 CCC Indemnification Obligation. CCC shall indemnify and hold harmless the Contributor Indemnified Parties from and against, for, and in respect of: (i) all Tax Liabilities of, or attributable to, each of the Acquired Entities for Post-Closing Tax Periods, and (ii) all Tax Liabilities of, or attributable to, each of the Acquired Entities or Contributor resulting from the failure by CCC to perform, or the breach by CCC of, any covenant made by CCC in Article VII hereof. Notwithstanding the foregoing, Contributor acknowledges that CCC or its Affiliates shall have no liability to Contributor or its Affiliates with respect to the income tax consequence of the transaction contemplated by this Agreement. Notwithstanding the foregoing, Contributor acknowledges that CCC or its Affiliates shall have no liability to Contributor or its Affiliates with respect to the income tax consequence of the transactions contemplated hereunder and CCC acknowledges that Contributor or its Affiliates shall have no liability to CCC or its Affiliates with respect to the income tax consequences of the transactions contemplated hereunder. The foregoing shall not mitigate any parties’ liability for failure to comply with the terms of this Agreement with respect to the handling of audits.

7.4 Timing of Indemnification; Interest. (a) An indemnifying party shall be required to make an indemnification payment to an indemnified party with respect to Tax Liabilities at such time that the indemnified party has paid, directly or indirectly (for example, by offsetting a refund to which the indemnified party is otherwise entitled), such Tax Liabilities. The indemnified party shall give written notice to the indemnifying party with respect to the facts and calculations underlying the Tax Liabilities in question and that such Tax Liabilities have been paid, and the indemnifying party shall make the indemnification payment within three days of receipt of such notice. If the amount of Tax Liabilities is subsequently changed, the amount of such indemnification shall be likewise adjusted. This Section 7.4(a) shall not affect the timing of Contributor’s obligation to make payment pursuant to Section 7.2 hereof.

(b) Any payment required to be made by Contributor or CCC under Article VII hereof that is not made when due shall bear interest until paid at the Prime Rate, as determined from time to time, plus three percentage points.

7.5 Characterization of Indemnification Payment. (a) Each of Contributor and CCC agrees that it shall treat, and it shall cause its respective Affiliates to treat, any and all indemnification payments made hereunder as an adjustment to the consideration amount of the equity interests of the relevant Acquired Entity.

(b) No provision in this Agreement shall be interpreted to allow an indemnified party to be indemnified more than once for the same Tax Liabilities.

7.6 Preparation and Filing of Tax Returns. (a) Contributor shall be responsible for the preparation (at Contributor’s expense) of all Tax Returns of or which include the Acquired Entities for Pre-Closing Tax Periods (other than a Pre-Closing Tax Period that is part of an Overlap Period) that are due after the Closing Date, including Tax Returns for the Acquired Entities that are treated as partnerships for income tax purposes and which terminate as a result of the Closing.

(b) At least 30 days prior to the due date of any Tax Return referred to in Section 7.6(a) hereof, Contributor shall cause such Tax Return and related work papers, if any, to be delivered to CCC for its review, and such Tax Return shall not be required to be filed by CCC unless CCC approves such Tax Return, which approval shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, except with respect to Tax Returns that require disclosure in order to avoid penalties, CCC shall approve the Tax Return for an Acquired Entity that has been prepared in accordance with applicable law and on a basis that is consistent, in all material respects, with the preparation of the Tax Returns previously filed by the Acquired Entity. At least three days prior to the due date of such Tax Return, Contributor shall pay to CCC the amount of Taxes due from the relevant Acquired Entity for the Pre-Closing Tax Period (to the extent such Taxes exceed the cash held by the Acquired Entity, net of all liabilities of the Acquired Entity, on the Closing Date, other than accrued taxes). CCC shall cause such Tax Return to be signed and filed on a timely basis.

(c) CCC shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Acquired Entities for Overlap Periods, and Contributor and CCC shall each be responsible for 50 percent of the expense thereof. At least 30 days prior to the due date of each Tax Return referred to in this Section 7.6(c), CCC shall cause such Tax Return and related work papers, if any, to be delivered to Contributor’s Agent for its review, and no such Tax Return shall be filed without Contributor Agent’s written Consent, which shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, except with respect to Tax Returns that require disclosure in order to avoid penalties, Contributor’s Agent shall approve the Tax Return for an Acquired Entity that has been prepared in accordance with applicable law and on a basis that is consistent, in all material respects, with the preparation of Tax

Returns previously filed by the Acquired Entity. At least three days prior to the due date of such Tax Return, Contributor shall pay to CCC an amount equal to the Taxes due and attributable to the Pre-Closing Tax Period included in such Tax Return (to the extent such Taxes exceed cash held by the Acquired Entities, net of any liabilities on the Closing Date, other than accrued taxes) (as determined under this Section 7.6).

(d) If a Tax Return referred to in Section 7.6 (a) or (c) hereof is to be filed pursuant to a valid extension, Contributor shall pay to CCC, at least three days prior to the due date of the Tax Return without regard to such extension, an amount equal to the Taxes due from the relevant Acquired Entity and attributable to the applicable Pre-Closing Tax Period, as reasonably determined by the party responsible for preparing the Tax Return. CCC shall cause the Taxes due on the due date, without regard to extensions, to be timely paid. Appropriate adjustments shall be made between the parties as necessary if, at the time the Tax Return is actually filed, the Taxes due and attributable to the Pre-Closing Tax Period are more or less than the amount, if any, previously paid by Contributor.

7.7 Allocation of Tax Liability. (a) To the extent permitted by applicable law, the parties hereto agree to cause foreign, state and local Tax periods of the Acquired Entities to be closed at the close of the Closing Date. In the event applicable law does not permit the closing of any such period, the allocation of Tax liability shall be made in accordance with Section 7.7(b) hereof.

(b) (i) In the case of a Tax Return with respect to any of the Acquired Entities for an Overlap Period based upon income, gross receipts (such as sales Taxes) or specific transactions involving Taxes other than Taxes based upon income or gross receipts, the amount of Taxes attributable to any Pre-Closing Tax Period or Post-Closing Tax Period included in the Overlap Period shall be determined by closing the books of the relevant Acquired Entity as of the close of the Closing Date and by treating each of such Pre-Closing Tax Period and Post-Closing Tax Period as a separate taxable year, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis.

 (ii) If the liability for Taxes for an Overlap Period is determined on a basis other than income, gross receipts or specific transactions, the amount of Taxes attributable to any Pre-Closing Tax Period included in the Overlap Period shall be equal to the amount of such Taxes for the Overlap Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period included in the Overlap Period and the denominator of which is the total number of days (not to exceed 365) in the Overlap Period, and the amount of such Taxes attributable to any Post-Closing Tax Period included in an Overlap Period shall be the excess of the amount of the Taxes for the Overlap Period over the amount of Taxes attributable to the Pre- Closing Tax Period included in such Overlap Period.

7.8 Tax Elections; Amended Tax Returns and Refund Claims. Contributor shall cause no Tax election to be made by, or with respect to, any of the Acquired Entities if such action would have an adverse effect on CCC or its Affiliates, unless CCC shall provide its written Consent or Contributor shall agree to indemnify CCC or its Affiliates, as applicable, for such adverse effect, in a writing, in form and substance reasonably satisfactory to CCC, and Contributor shall cause no amended Tax Return or refund claim to be filed by, or with respect to, any of the Acquired Entities. CCC shall cause no amended Return or refund claim to be filed by, or with respect to, any of the Acquired Entities for any Pre-Closing Tax Period and any Overlap Period, unless Contributor shall provide its written Consent or CCC shall agree to indemnify Contributor or its Affiliates, as applicable, for any adverse effect on Contributor or its Affiliates as a result of such action in writing, in form and substance reasonably satisfactory to Contributor.

7.9 Cooperation and Exchange of Information. As soon as practicable after the Closing Date, but not later than 30 days thereafter, Contributor will cause to be delivered to CCC all of the original books and records and Tax Returns of the Acquired Entities relating to Taxes which are in its possession, if any. Contributor and CCC agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and such other cooperation and assistance as is reasonably necessary to complete and file any Tax Return, respond to audits, make any determination under this Agreement (including, but not limited to, the determination of the responsibility for the payment of Taxes under this Agreement), verify issues and negotiate settlements with Tax Authorities, or defend or prosecute any claims.

7.10 Tax Proceedings. (a) If, subsequent to the Closing Date, CCC or any of the Acquired Entities shall receive notice of a Tax Proceeding with respect to such an Acquired Entity or CCC for which Contributor could have an indemnification obligation under Section 7.2 hereof or which could have a material effect on Contributor, CCC shall promptly notify Contributor in writing of such Tax Proceeding, provided that the failure of CCC to give such notice shall not relieve Contributor of its indemnification obligations under Section 7.2 hereof, except to the extent that one or more of the Persons comprising Contributor did not know of such Tax Proceeding and such failure materially prejudices the rights of Contributor. Contributor shall have the right, by notifying CCC in writing within 15 days of the receipt from CCC of the notice specified in the prior sentence, to cause Contributor’s Agent to assume control of the conduct and resolution of the issues in such Tax Proceeding for which Contributor has an indemnification obligation under Section 7.2 hereof, provided that Contributor shall have acknowledged in writing to CCC that it has such indemnification obligation. A failure of Contributor to respond to CCC’s notice shall not be deemed to be a written notice, for purposes of Section 7.10(c) hereof, that Contributor has elected not to control or participate in the control of the conduct of a Tax Proceeding.

(b) If the resolution of any of the issues referred to in Section 7.10(a) hereof could have the effect of increasing the Tax Liabilities of, or attributable to, any of the Acquired Entities in a Post-Closing Tax Period, Contributor’s Agent and CCC shall jointly handle the conduct and resolution of the aforementioned portion of the Tax Proceeding, cooperating in good faith with each other. If CCC shall notify Contributor’s Agent in writing that it wishes to accept a settlement offer made by a Taxing Authority, but Contributor’s Agent shall not choose to settle the portion of the Tax Proceeding covering the Pre-Closing Tax Periods, and the Pre-Closing Tax Period and Post-Closing Tax Period portions of the Tax Proceeding cannot be severed, the Tax Proceeding shall not be settled and Contributor shall indemnify CCC for any Tax Liabilities incurred by CCC and its Affiliates in Post-Closing Tax Periods in excess of the amount that would have been incurred had such settlement offer been accepted. If Contributor’s Agent shall notify CCC in writing that it wishes to accept a settlement offer made by a Taxing Authority, but CCC shall not choose to settle the portion of the Tax Proceeding covering the Post-Closing Tax Periods, and the Pre-Closing Tax Period and Post-Closing Tax Period portions of the Tax Proceeding cannot be severed, the Tax Proceeding shall not be settled and Contributor shall not be required to indemnify CCC and its Affiliates for Tax Liabilities in excess of the amount that would have been due from Contributor had such settlement offer been accepted and CCC shall indemnify Contributor for any Tax Liabilities incurred by Contributor and its Affiliates in excess of the amount that would have been incurred had such settlement offer been accepted. Each party shall be responsible for its own costs incurred in connection with such proceedings. Any Tax Proceeding which is currently being conducted or is conducted at the Closing Date, shall be subject to the procedures and principles set forth in the above provisions in this Section 7.10.

7.11 Miscellaneous. (a) CCC and Contributor each shall follow the allocation of the Consideration set forth in Section 2.5 hereof in any Tax Return or other statements regarding Taxes that they file with any federal, state, or local Taxing Authority.

(b) CCC and Contributor shall cooperate in preparing and filing any Tax Return or statement that may be required under Section 1060 of the Code.

(c) As a condition of the Closing, each Person comprising Contributor shall provide CCC with a certificate (under penalties of perjury) stating that it is not a “foreign person” as that term is defined in Section 1445(f)(3) of the Code.

7.12 Section 754 Election. (a) Within 90 days after the Closing Date, CCC shall provide Contributor with a copy of a schedule, together with supporting documentation, if any, setting forth the allocations required for purposes of Section 1060 elections. Such allocation shall be subject to Contributor’s Consent, which shall not be unreasonably withheld or delayed.

(b) CCC shall be solely responsible for the timely and proper filing of the appropriate election forms, including exhibits thereto, with the appropriate IRS and State office or offices. CCC shall furnish to Contributor a true, complete and correct copy of each election form, including exhibits attached thereto, as filed.

(c) CCC will cause an election under Section 754 of the Code to be made for itself and RCC for the year in which the Closing Date occurs.

7.13 Tax Representations. Contributor represents and warrants to CCC the following, except as set forth on Schedule 7.13 hereto.

(a) None of the Acquired Entities has ever been a member of any consolidated, combined, unitary or similar group with respect to federal, state or local income or franchise Taxes. Schedule 7.13 hereto sets forth a list of those Acquired Entities that currently qualify as S Corporations, within the meaning of Section 1361 of the Code (“S Corporation”), and currently are classified as partnerships under Section 7701 of the Code. For federal income tax purposes, each of such Acquired Entities has qualified as an S Corporation or has been classified as a partnership (which is not a publicly traded partnership within the meaning of Section 7704 of the Code) under Sections 1361 or 7701 of the Code, as applicable, since it was formed. Schedule 7.13 hereto sets forth (by Acquired Entity) the jurisdictions in which the Acquired Entities do business and file Tax Returns and the jurisdictions in which those Acquired Entities that are S Corporations for federal income tax purposes are S Corporations for state or local tax purposes.

(b) All material Tax Returns with respect to any Tax required to be filed prior to the date hereof by, or with respect to, each of the Acquired Entities have been filed when due in timely fashion. All such Tax Returns were true, complete and correct in all material respects. All material Taxes (whether or not shown on any Tax Return) owed by, or with respect to, each of the Acquired Entities have been timely paid. Contributor has made available to CCC, for the last three taxable years, copies of all income or franchise Tax Returns filed by the Acquired Entities. Contributor also has delivered to CCC copies of all examination reports and statements of deficiencies assessed with respect to each of the Acquired Entities and the Syndication Entities for the last five (5) taxable years.

(c) No Tax Proceeding is currently being conducted with respect to any of the Acquired Entities and the Syndication Entities, no issues that had been raised in writing by a Taxing Authority are pending, and no Acquired Entity or Syndication Entities has received written notification (or, to the Best of Contributor’s Knowledge, oral notification) from any Taxing Authority that it intends to commence a Tax Proceeding with respect to such Acquired Entity. All deficiencies asserted or assessments made as a result of any Tax Proceeding have been paid in full, except those being contested in good faith.

(d) All Tax Returns filed by, or with respect to, the Acquired Entities for Tax years through the Tax year ended December 31, 1998 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. There are no agreements for the extension or waiver of the time for assessment of any Taxes relating to any of the Acquired Entities. There are no liens for any Tax on the assets of any of the Acquired Entities other than liens for Taxes not yet due and payable.

(e) No written claim has been made by any Taxing Authority in a jurisdiction in which the Acquired Entities do not file Tax Returns that any of the Acquired Entities is or may be subject to taxation by that jurisdiction.

(f) There is not any agreement or Consent made under Section 341(f) of the Code affecting any of the Acquired Entities.

(g) Except with respect to limited partnerships whose interests have been syndicated, none of the assets owned or used by the Acquired Entities constitutes tax exempt bond financed property or tax exempt use property within the meaning of Section 168 of the Code, and none of the assets owned or used by the Acquired Entities is subject to a lease, safe harbor lease, or other arrangement which is not a “true” lease for federal income tax purposes.

(h) None of the Acquired Entities has made, nor will become obligated to make, any “excess parachute payment” as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(i) None of the Acquired Entities is a party to any Tax sharing or Tax indemnification agreement or arrangement, whether formal or informal, and from and after the Closing Date, none of the Acquired Entities shall have any rights, obligations or liabilities under any such agreement or arrangement (other than this Agreement).

(j) None of the Acquired Entities will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of any of the Acquired Entities for any Pre-Closing Tax Period.

(k) All material Taxes that each Acquired Entity is or was obligated to withhold from amounts owing or paid to any employee, creditor or third party have been withheld and remitted to the appropriate Taxing Authority.

(l) There are no Tax rulings, requests for rulings or closing agreements relating to any of the Acquired Entities that could affect such Acquired Entity’s liability for Taxes after the Closing Date.

(m) None of the Acquired Entities will be required to recognize taxable income after the Closing Date in connection with any transaction outside the ordinary course of business with respect to which the money or other property which is the subject of such taxable income was received and is no longer held by the Acquired Entity on the Closing Date.

(n) Each of the Persons comprising Contributor is not a “foreign person” as that term is defined in Section 1445(f)(3) of the Code.

(o) Contributor and all Acquired Entities have complied in all material respects with all applicable laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) and neither Contributor nor any Acquired Entity is liable for any Taxes for failure to comply with such laws.

ARTICLE VIII

ACTIONS BY CONTRIBUTOR AND CCC

Contributor and CCC mutually agree as follows:

8.1 Due Diligence; Confidentiality; Post-Closing Access. (a) At any time prior to the Closing Date, CCC, its attorneys, financial advisors and accountants, shall be entitled to investigate during normal business hours the Assets, Subject Entities, Acquired Businesses and the operations of the foregoing, and the books, records, Tax Returns, financial condition, contracts, liabilities, business operations, properties, and other matters relating to the Assets, Subject Entities and Acquired Businesses (including access to employees and discussion of post-closing compensation and anticipated duties), provided that such investigation shall be conducted in a manner that does not unreasonably interfere with the normal operations of the Subject Entities. Contributor shall cause its personnel to assist CCC in making such investigation and shall cause its employees, attorneys and accountants to be reasonably available to CCC for such purpose. During such investigation, CCC shall be permitted to make copies of such records, files and other materials as it deems advisable; provided, however, that during the period prior to the Closing, CCC shall, and shall cause each of its representatives, subject to Section 8.5 hereof, to keep confidential (except to the extent such information is in the public domain or required to be disclosed by law or any governmental agency or court order), and prior to the Closing to not use for its own benefit, any information and documents obtained from Contributor, Contributor’s attorneys and accountants, and if the Closing shall not occur, upon Contributor’s request, CCC shall return to Contributor all copies made by CCC and its representatives as set forth herein.

(b) Before and after the Closing, Persons comprising Contributor and CCC shall, and shall cause their respective Affiliates to, cooperate with each other to make available to each other financial, employee and other information for periods up to and including the Closing Date, reasonably required in connection with any investigation by any regulatory or judicial authorities or for any required reports or submissions to governmental bodies or judicial authorities or for the purpose of resolving disputes in accordance with the provision therefor in Section 2.2(c) hereof or for the purpose of defending third parties claims with respect to the Assets, the Subject Entities and the Acquired Businesses. The parties may take such steps as are appropriate in the circumstances to protect the confidentiality of information provided pursuant to this Section 8.1(b).

8.2 Notification. If, prior to the Closing, an executive officer of CharterMac (as to CCC) or a Person listed in the definition of “Best of Contributor’s Knowledge” (as to Contributor) discovers that any representation or warranty made by it herein is materially untrue or has been materially breached (or with notice or the lapse of time would be materially untrue or materially breached), it shall promptly notify the other of such material untruth or breach in writing referring to this Section 8.2.

8.3 Contributor Employees. (a) Following the Closing Date and until otherwise determined by CCC in its sole discretion upon at least 60 days prior written notice to the Contributor, the Subject Entity Employees shall continue to participate in the Contributor Benefit Plans and Benefit Arrangements in which such Subject Entity Employees participated on the Closing Date. No later than the Closing Date, Contributor and the Subject Entities shall have taken all commercially reasonable actions necessary to ensure that (i) each Subject Entity Employee participating in a Contributor Benefit Plan or Benefit Arrangement on the Closing Date may after the Closing Date continue to participate in such Contributor Benefit Plan or Benefit Arrangement on the same terms and conditions (including vesting, service credit, and credit for all deductible amounts, co-payments and other out-of-pocket expenses credited to or paid by such Subject Entity Employee as of the Closing Date) as are in effect under such Contributor Benefit Plan or Benefit Arrangement on the Closing Date, and (ii) each Subject Entity Employee who is not eligible to participate in a Contributor Benefit Plan or Benefit Arrangement as of the Closing Date and any person who becomes a Subject Entity Employee following the Closing Date will become eligible to participate in each Contributor Benefit Plan and Benefit Arrangement on the same terms that existed under such Contributor Benefit Plan or Benefit Arrangement at the time such Subject Entity Employee becomes eligible to participate in any such plan. Notwithstanding the foregoing, in no event shall the Contributor (or any affiliate) be precluded from amending, terminating or modifying such Contributor Benefit Plan or Benefit Arrangement in accordance with its terms and applicable law.

(b) On the Closing Date, CCC shall cause CharterMac to grant to the employees identified in a writing by Contributor to CCC at least three days prior to the Closing Date CharterMac Common Shares having an aggregate value of $15,000,000 divided by the CharterMac Common Share Price. Contributor shall also include the number of shares to be granted to each such employee. CCC, in its reasonable discretion, may object to the identity of the employees and the amount of shares being granted in which event Contributor and CCC shall mutually and reasonably agree to appropriate remedies. The CharterMac Common Shares granted pursuant to this Section 8.3(b) shall have the terms specified on Schedule 8.3(b) hereto and shall be granted in accordance with and subject to the terms and conditions set forth in the Restricted Share Plan, in form and substance reasonably satisfactory to Contributor and CCC (the “Restricted Share Plan”).

8.4 HUD and Fannie Mae Consents. (a) Subject to Section 2.3(e)(ii), Contributor shall use commercially reasonable efforts to provide CCC with all available information concerning the Subject Entities and Contributor and CCC shall cooperate and take appropriate action to obtain the Consent and approval of HUD and similar state agencies to consummate the transactions contemplated hereby when such Consent or approval is required.

(b) CCC shall use commercially reasonable efforts to obtain, and Contributor shall cooperate and take appropriate action to assist CCC in obtaining, the Consent and approval of Fannie Mae to consummate the transactions contemplated hereby when such Consent or approval is required.

8.5 Delivery of Financial Statements Required for SEC Filings. From time to time after the date hereof, upon the written request of CCC, Contributor, with respect to the Assets and Subject Entities, shall use commercially reasonable efforts to deliver to CCC on or prior to the dates specified by CCC in its request such financial statements and other financial information with respect to such accounting periods of such Assets and Subject Entities required in connection with any filings by CharterMac with the SEC proposed in connection with the consummation of the transaction contemplated by this Agreement. Such financial statements shall contain such information, and be in such form, and shall be delivered with such reports of certified public accountants thereon and such consents of such certified public accountants, if any, as shall be required by the SEC or other regulatory authority.

8.6 Consents and Waivers. (a) Any action to be taken or Consent or waiver to be granted by Contributor under this Agreement shall be taken or obtained, as applicable, by unanimous consent of each of the Persons comprising Contributor.

(b) Any Consent or waiver to be granted by CCC under this Agreement shall be obtained by a majority vote of the independent trustees of CharterMac.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF CONTRIBUTOR

The obligations of Contributor under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the conditions set forth below in this Article IX. Contributor may waive any or all of these conditions in whole or in part in its sole discretion.

9.1 Representations and Warranties Correct. As of the Closing Date, the representations and warranties of CCC set forth in this Agreement shall be true and correct, disregarding for this purpose any standard of materiality contained in any such representation or warranty, except (i) for changes specifically permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date which are true and correct as of such date, (iii) where the failure of such representations and warranties to be true and correct do not, individually or in the aggregate, have a Material Adverse Effect on CCC, individually, or on CharterMac and its Subsidiaries, taken as a whole, and Contributor shall have received a certificate of an officer (without any personal liability of such officer) of CCC to that effect, dated the Closing Date.

9.2 Full Performance. CCC shall have performed and complied in all material respects with the covenants, conditions, terms and agreements to be performed and complied with by it on or before the Closing Date under this Agreement and the Collateral Agreements, and Contributor shall have received a certificate of an officer (without any personal liability of such officer) of CCC certifying the foregoing.

9.3 No Litigation. There shall not be any order, judgment, litigation, arbitration or proceeding before any court, governmental authority or self regulatory organization seeking to enjoin, restrain or prohibit the transactions contemplated hereby or claiming damages in a substantial or undetermined amount (which would be payable by Contributor or its Affiliates either directly, under Article XI hereof or otherwise) in respect of this Agreement and the transactions contemplated hereby which, in the good faith judgment of Contributor, based on the advice of counsel to Contributor, presents claims having a material likelihood of success on the merits.

9.4 Hart-Scott-Rodino Act. Any applicable waiting period under the Hart Scott Rodino Act shall have expired or been terminated and no government action to delay or prohibit the transactions contemplated by this Agreement shall have been commenced.

9.5 Consents and Waivers. Other than those Consents for which the parties have otherwise provided in Section 2.3(e) hereof (if CCC has satisfied its obligations under Article VI hereof with respect to such Consents), the following

Consents or waivers from other parties shall have been obtained and shall be in full force and effect:

(a) approval of this Agreement and the transactions contemplated hereby, including, without limitation (i) the issuance of the CCC Units exchangeable into CharterMac Common Shares to Contributor, (ii) the issuance of the Ross Option exercisable for CharterMac Common Shares, (iii) the issuance of CharterMac Common Shares in accordance with the Restricted Share Plan pursuant to Section 8.3(b), (iv) amendment of CharterMac’s Trust Agreement, and (v) authority to enter into this Agreement and each of the Collateral Agreements to which CharterMac will be a party, by the affirmative vote of the requisite shareholders of CharterMac;

(b) Consent of Fleet National Bank with regard to prior pledges of Fee Agreements and ownership interests of Contributor and Acquired Entities;

(c) Consent of the American Stock Exchange with respect to the listing of the CharterMac Common Shares issuable upon exchange of the CCC Units on the American Stock Exchange; and

(d) any other Consents set forth in Section 4.3(a) hereof.

9.6 Board of Trustees. The entire membership of the Board of Trustees of CharterMac on the Closing Date shall be as set forth in the CharterMac Trust Agreement.

9.7 Agreements. CCC shall have executed and/or delivered each of the agreements identified in Section 2.6(b) hereof to the appropriate parties thereto, and the CharterMac Certificate of Designation, the CharterMac By-Laws and the CharterMac Trust Agreement shall be in full force and effect.

ARTICLE X

CONDITIONS TO OBLIGATIONS OF CCC

The obligations of CCC under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the conditions set forth below in this Article X. CCC may waive any or all of these conditions in whole or in part in its sole discretion.

10.1 Representations and Warranties Correct. As of the Closing Date, the representations and warranties of Contributor set forth in this Agreement shall be true and correct, disregarding for this purpose any standard of materiality contained in any such representation or warranty, except (i) for changes specifically permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date which are true and correct as of such date, (iii) where the failure of such representations and warranties to be true and correct do not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Businesses and CCC shall have received a certificate of an officer (without any personal liability of such officer) of Contributor to that effect, dated the Closing Date.

10.2 Full Performance. Each Person comprising Contributor shall have performed and complied in all material respects with the covenants, conditions, terms and agreements to be performed and complied with by it on or before the Closing Date under this Agreement and the Collateral Agreements, and CCC shall have received a certificate of an officer (without any personal liability to such officer) of Contributor certifying to the foregoing.

10.3 No Litigation. There shall not be any order, judgment, litigation, arbitration or proceeding before any court, governmental authority or self regulatory organization seeking to enjoin, restrain or prohibit the transactions contemplated hereby or claiming damages in a substantial or undetermined amount (which would be payable by CCC or its Affiliates or by the Subject Entities after the Closing) in respect of this Agreement and the transactions contemplated hereby which, in the good faith judgment of CCC, based on the advice of counsel to the independent trustees of CharterMac, present claims having a material likelihood of success on the merits; provided, however, that the foregoing condition shall not apply to (A) any judgment, order, litigation, arbitration or proceeding (other than an injunction which has been issued which prevents the Closing) brought by a Person comprising the Contributor or any Non-Contributor Transferee or any of their Affiliates, other than in its capacity as a shareholder of CharterMac, against any of the Subject Entities, CCC, their Affiliates or any other Person arising out of or relating to any agreement or obligation of, or relationship with, the Subject Entities or the Persons comprising Contributor, and (B) which litigation, arbitration or proceeding is indemnified by Contributor pursuant to Section 11.2(b) and (c). No state or federal agency shall have commenced a challenge or investigation relating to any Existing Tax Credit Syndication Entity or any investor therein which challenge or investigation would have a Material Adverse Effect on RCC’s Tax Credit Business in general. There shall be no claim or litigation regarding sales practices or failure to acquire suitable assets by any of the Subject Entities and which would have a Material Adverse Effect on RCC’s Tax Credit Business in general. Notwithstanding anything herein to the contrary, CCC may waive (with the approval of a majority vote of the independent trustees of CharterMac) the conditions set forth in this Section 10.3. CCC agrees that it will act in good faith in determining whether it is in the best interest of CCC and its Affiliates or the Subject Entities to waive such condition.

10.4 Hart-Scott-Rodino Act. Any applicable waiting period under the Hart Scott Rodino Act shall have expired or been terminated and no government action to delay or prohibit the transactions contemplated by this Agreement shall have been commenced.

10.5 Consents and Waivers. Other than those Consents for which the parties have otherwise provided in Section 2.3(e) hereof (if Contributor has satisfied its obligations under Section 2.3(e) and Article V hereof with respect to such Consents), the following Consents or waivers from other parties shall have been obtained and shall be in full force and effect:

(a) approval of this Agreement and the transactions contemplated hereby, including, without limitation (i) the issuance of the CCC Units exchangeable into CharterMac Common Shares to Contributor, (ii) the issuance of the Ross Option exercisable for CharterMac Common Shares, (iii) the issuance of CharterMac Common Shares in accordance with the Restricted Share Plan pursuant to Section 8.3(b) hereof, (iv) amendment to CharterMac’s Incentive Share Option Plan, (v) amendment of CharterMac’s Trust Agreement, and (vi) authority to enter into this Agreement and each of the Collateral Agreements to which CharterMac will be a party, by the affirmative vote of the requisite shareholders of CharterMac;

(b) Consent of Fleet National Bank with regard to prior pledges of Fee Agreements and ownership interests of Contributor and Acquired Entities;

(c) 80% of the Consents required to be given by the partners or members in the Existing Private Syndication Entities;

(d) Consent of Fannie Mae with respect to the transactions contemplated hereby;

(e) HUD shall not have advised that it has issues which CCC reasonably believes would cause HUD not to consent to the transfer of the Acquired Entities;

(f) Consent of the American Stock Exchange with respect to the listing of the CharterMac Common Shares issuable upon exchange of the CCC Units on the American Stock Exchange; and

(g) any other Consents set forth in Section 3.8 or on Schedule 3.8(a) or Schedule 3.8(b) hereto, except for the Consents set forth on Schedule 10.5 hereto.

10.6 Agreements. Each appropriate Person comprising Contributor shall have, or shall have caused its appropriate Affiliate to have, executed and/or delivered each of the agreements identified in Section 2.6(b) hereof to the appropriate parties thereto.

10.7 Financial and Other Information. Contributor shall have provided such financial and other information relating to Contributor, the Assets, the Subject Entities and the Acquired Businesses for the SEC filings to the extent required by Section 8.1 and Section 8.5 hereof.

10.8 No Legislation. There shall have been no “administration proposal” or “chairman’s mark-up” of the House Ways and Means Committee or Senate Finance Committee relating to introduction of a numbered bill or enactment of legislation in the United States Congress containing any provisions which could reasonably be expected before or after the Closing to materially adversely impact (i) the dollar amount of Tax Credits provided for under Section 42 of the Code allocable to owners of real property, including, without limitation, passive investors in entities which are or own interests in entities which are such owners, or the number of transactions in which such Tax Credits may be claimed; (ii) the ability of investors generally to utilize any such Tax Credits in reduction of federal income taxes otherwise payable; or (iii) the number of years over which Tax Credits may be received without a corresponding increase in the amount of Tax Credits. With regard to any event which occurs in the nature of the foregoing sentence, Contributor shall have the right to notify CCC thereof in writing requesting that CCC confirm that such event is not of a nature to permit CCC to claim a failure of the condition to Closing set forth in this Section 10.8. If Contributor delivers such notice, and CCC does not within seven days of receipt of such notice deliver written notice to Contributor stating that it desires to claim such failure, then notwithstanding anything contained herein to the contrary, CCC shall be deemed to have waived its right to claim such failure. Notwithstanding Section 13.2 hereof, all notices to be delivered pursuant to this Section 10.8 shall be delivered via facsimile, but otherwise in accordance with Section 13.2 hereof.

10.9 No Reduction in Anticipated Tax Credit Benefits. No Existing Tax Credit Syndication Entity shall, at any time prior to the Closing, have experienced a Material Adverse Tax Benefit Change that could reasonably be expected to have a Material Adverse Effect on the Tax Credit Business to be acquired by CCC hereunder, in general. As used herein, “Material Adverse Tax Benefit Change” means (i) except as set forth on Scedule 10.9(i) hereto an event which could reasonably be expected to result in significant (individually or in the aggregate) recapture by investors in Existing Syndication Entities pursuant to Section 42(j) or Section 38 of the Code for federal income tax purposes; (ii) except as set forth on Schedule 10.9(ii) hereto a material (individually or in the aggregate) negative adjustment in eligible basis or qualified basis in an Existing Syndication Entity’s or Local Partnership’s real property as determined pursuant to Section 42 of the Code; or (iii) an event which would cause either (A) an Existing Public Syndication Entity, which is identified as a tax credit fund on Schedule 3.1(b) hereto, to allocate to its investor, for any year after Closing, Tax Credits which are materially less than the level described under “Investment Objectives” in the respective Existing Syndication Entity Prospectus or as indicated in recent periodic reports sent to the investors, or (B) a Private Syndication Entity to allocate to its investor for any year after Closing, Tax Credits and tax losses, which would cause the internal rate of return of such entity to be less than the minimum internal rate of return disclosed in the respective Memorandum or as disclosed in recent Existing Private Syndication Entity periodic reports.

10.10 Ross Interests and Non-Contributor Transferor’s CharterMac Interests. Ross shall have contributed or transferred all of the Ross Interests to CCC or CM Corp., as the case may be, and each Non-Contributor Transferor shall have contributed all of such Non-Contributor Transferor’s CharterMac Interests to CCC.

10.11 New York Premises Lease. RCC shall have entered into the New York Premises Lease on terms reasonably acceptable to CCC or Contributor shall have provided RCC with a sublease with respect to the New York Premises on terms reasonably acceptable to CCC.

ARTICLE XI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

11.1 Survival of Representations and Warranties and Certain Claims for Damages. The representations and warranties and covenants to be performed at or prior to the Closing contained in this Agreement shall survive the Closing until the expiration of the 18 month period commencing with the Closing Date, except for (a) the representations and warranties set forth in Sections 3.1(d), 3.2, 3.4(a) and 3.21 hereof which shall survive indefinitely, (b) the representations and warranties set forth in Section 3.32 hereof, which shall survive for a period of thirty six months after the Closing Date, and (c) the representations and warranties set forth in Article VII hereof, which shall survive the Closing until all applicable statute of limitations periods have expired. In addition, the parties acknowledge and agree that (i) third party claims with respect to Environmental Liabilities, whether or not disclosed by Contributor, shall survive indefinitely; and (ii) claims with respect to other covenants and agreements in this Agreement (other than covenants to be performed at or prior to the Closing Date), including, without limitation, with respect to claims under Section 11.2(b) hereof, shall survive indefinitely. The date to which any particular representation or warranty or any particular claim for Damages as set forth above survives hereunder is referred to as the “Survival Date.” No party shall be entitled to assert any right of indemnification hereunder for any Damages related to a breach of any representations or warranties or any particular claim for Damages as set forth above unless notice of such assertion (describing the basis therefor in reasonable detail to the extent then known) is given by the indemnified party no later than the applicable Survival Date.

11.2 Indemnification by Contributor. After the Closing Date, the Persons comprising Contributor shall indemnify CCC, each Subsidiary and Affiliate of CCC and each of the officers, directors, trustees, employees and agents of any thereof (collectively, the “CCC Indemnified Parties”) for, and shall defend and hold harmless the CCC Indemnified Parties from, all claims, losses, liabilities, damages, payments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating and defending any claim) (collectively, “Damages”), as and when incurred and whether or not involving a third party, as a result of or arising, directly or indirectly, from or in connection with any (a) breach or failure of any representation, warranty, certification, covenant or agreement of Contributor contained in this Agreement or any breach or failure of any representation or warranty made by Contributor in this Agreement as if such representation or warranty were made on and as of the Closing Date (or as of a particular date as to any representation or warranty that addresses matters only as of that date), other than as a result of changes of the type described in the last sentence of Section 3.28, and other than such breaches or failures that are described in an officer’s certificate delivered pursuant to Section 10.1 of this Agreement and are identified to be deemed to have had a Material Adverse Effect on the Acquired Businesses but that is waived as a condition to Closing as provided in Section 11.3(g), (b) third party claims (other than claims made by CharterMac shareholders in such capacity) with respect to the execution, delivery or performance on or prior to the Closing Date by a Person comprising Contributor of this Agreement or any of the Collateral Agreements or the transactions contemplated by this Agreement or any of the Collateral Agreements, (c) claims against the CCC Indemnified Parties as a result of disputes between or among Persons comprising Contributor, Affiliates of Contributor and/or Non-Contributor Transferor(s), including, without limitation, with respect to allocation of the Consideration, any adjustments to the Consideration and any other payments to or from Contributor, Affiliates of Contributor or Non-Contributor Transferor(s) contemplated hereunder or under any Collateral Agreement, (d) breach by a Person comprising Contributor or an Affiliate of Contributor of the release referred to in Section 2.6(b)(xxii) hereof, (e) claims regarding violations with respect to the Related Equities Corporation set forth on Schedule 3.25 hereto, (f) third party claims arising out of the properties known as Saraland and Alexis Park but only to the extent any such claims do not arise out of or relate to actions (or failure to take actions) by CCC (including, without limitation, the applicable Subject Entity or Local Partnership) after the Closing Date, (g) any claims regarding the Excluded Assets, and (h) any claims arising out of any liabilities that are not assumed by CCC pursuant to the terms of this Agreement, or retained by the Acquired Entities; provided, however, that the obligation of the Persons comprising Contributor to indemnify the CCC Indemnified Parties hereunder shall be “Joint and Several,” which shall mean that the “Boesky Group” (as defined in Schedule 11.2 hereto) shall be severally liable solely (and none of the other Groups described herein shall be liable) with respect to all Damages relating to “Boesky Group Claims” (as defined in Schedule 11.2 hereto), the “Hirmes Group” (as defined in Schedule 11.2 hereto) shall be severally liable solely (and none of the other Groups described herein shall be liable) with respect to all Damages relating to “Hirmes Group Claims” (as defined in Schedule 11.2 hereto), the “Kiley Group” (as defined in Schedule 11.2 hereto) shall be severally liable solely (and none of the other Groups described herein shall be liable) with respect to all Damages relating to “Kiley Group Claims” (as defined in Schedule 11.2 hereto), the “Schnitzer Group” (as defined in Schedule 11.2 hereto) shall be severally liable solely (and none of the other Groups described herein shall be liable) with respect to all Damages relating to “Schnitzer Group Claims” (as defined in Schedule 11.2 hereto), and the “TRCLP Group” (as defined in Schedule 11.2 hereto) shall be severally liable solely (and none of the other Groups described herein shall be liable) with respect to all Damages relating to “TRCLP Group Claims” (as defined in Schedule 11.2 hereto), and the CCC Indemnified Parties shall seek indemnification under this Section 11.2 only with respect to any applicable Group Claim against the Boesky Group, the Hirmes Group, the Kiley Group, the Schnitzer Group or the TRCLP Group, as the case may be, to which such indemnification claim is allocated on Schedule 11.2 hereto; provided, however, that notwithstanding anything herein to the contrary, TRCLP shall be jointly and severally liable for all indemnification obligations of Contributor hereunder and the CCC Indemnified Parties may seek indemnification against TRCLP under this Section 11.2 with respect to any and all indemnification claims regardless of whether or not such indemnification claims are allocated to a Group on Schedule 11.2 hereto. In the event of an indemnification claim involving a matter which is not allocated to a Group on Schedule 11.2 hereto, then all Persons comprising Contributor shall be jointly and severally liable for such claim only to the extent of the respective “Pro Rata Proportion” (as defined in Schedule 11.2 hereto), of the Group of which such Person is a part except that, subject to Section 11.3(b), TRCLP shall be liable for the full amount of such claim.

11.3 Limitation on Contributor Indemnification. Notwithstanding anything to the contrary contained in Section 11.2 hereof:

(a) Except as set forth in Section 11.3(e) hereof, Contributor shall have no liability under Section 11.2 hereof with respect to indemnification claims arising under this Agreement unless and until the aggregate amount of Damages for which Contributor is obligated to indemnify the CCC Indemnified Parties under Section 11.2 hereof exceeds the sum of $2,000,000 in the aggregate, and in such event Contributor shall only have liability for Damages in excess of such $2,000,000 in the aggregate.

(b) No Group (other than the TRCLP Group) shall have any liability under Section 11.2 hereof in excess of the product of (i) the number of CCC Units and CharterMac Common Shares received in exchange for such CCC Units (the “Consideration Securities”) such Person or Persons received as its allocated portion of the Consideration in accordance with Section 2.2(a)(i) hereof and (ii) the Value of the CharterMac Common Shares on the date a claim for Damages is paid; provided, however, that any time such Group sells, transfers or otherwise disposes of any Consideration Securities, such Group’s maximum liability under Section 11.2 hereof shall be adjusted and, as adjusted, such Group’s maximum liability under Section 11.2 hereof shall be no more than the sum of (i) the Value of the CharterMac Common Shares based on the number the Consideration Securities held by such Group on the date a claim for Damages is paid, and (ii) the dollar amount equal to the product of (x) the number of Consideration Securities disposed, and (y) the Value of the CharterMac Common Shares on the date of any such disposition. Except as set forth in Section 11.3(e) hereof, the TRCLP Group will not have any liability under Section 11.2 hereof in excess of the Consideration.

(c) In no event will any Person comprising Contributor have any liability under Section 11.2 hereof for Damages relating to any breach of a representation, warranty, covenant or agreement of Contributor contained in this Agreement to the extent that this Agreement expressly provides CCC with a remedy with respect to such breach, and Contributor complies with such remedial provision. Such remedial provisions include Section 2.3(e) hereof. CCC acknowledges and agrees that the remedy provided by any such applicable remedial provision shall be in lieu of Contributor’s obligation to indemnify the CCC Indemnified Parties with respect to such Damages under Section 11.2 hereof, and the CCC Indemnified Parties shall not seek indemnification from Contributor with respect to such Damages.

(d) With respect to claims for Damages under Section 11.2(e) hereof, for which an Existing Syndication Entity is responsible pursuant to its Organizational Documents, agreements, applicable law or otherwise, the CCC Indemnified Party shall not be entitled to Damages from Contributor under this Agreement until the applicable Syndication Entity has fully satisfied its obligations with respect to any such third party claim by applying all of its cash flow for the satisfaction thereof (it being agreed that any such Syndication Entities will not be required to sell its interest in Local Partnerships or other similar assets to satisfy this obligation).

(e) Contributor and CCC acknowledge and agree that notwithstanding anything to the contrary contained in this Article XI:

(i) the provisions of Section 11.3(a) hereof shall not apply to claims for Damages arising from (A) Section 3.14(a) hereof, but only with respect to claims thereunder relating to the lack of indebtedness for borrowed money of any Acquired Entities or GP Entities, (B) Section 3.1(d), 3.2(a), 3.2(b) or 3.20 hereof with respect to free and clear title to the Assets, (C) Sections 5.8 and 5.13 hereof, (D) Article II hereof, (E) Sections 11.2(b), 11.2(c), 11.2(d), 11.2(g) and 11.2(h) hereof, or (F) Article VII hereof; and

(ii) the provisions of Section 11.3(b) hereof as it relates to the TRCLP Group shall not apply to claims for Damages arising under, and there shall be no reduction in the dollar amount limit set forth in Section 11.3(b) as to any amounts paid with respect to claims for Damages arising from matters under Article II hereof, Section 3.14 hereof (but only with respect to claims thereunder relating to debt for borrowed money of any Acquired Entities or GP Entities), Section 5.13, 11.2(b), 11.2(c), 11.2(d), 11.2(g), 11.2(h) or Article VII hereof.

(f) IN NO EVENT WILL ANY PERSON COMPRISING CONTRIBUTOR BE LIABLE TO ANY CCC INDEMNIFIED PARTIES IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR INDEMNIFICATION CLAIMS HEREUNDER, AND ALL DAMAGES FOR WHICH CONTRIBUTOR IS LIABLE

SHALL BE LIMITED TO ACTUAL DAMAGES, EXCEPT THAT IF A CLAIM IS SUCCESSFULLY ASSERTED BY THE INTERNAL REVENUE SERVICE OR OTHER GOVERNMENTAL BODY AGAINST ANY LOCAL PARTNERSHIP (OR SYNDICATION ENTITY WHICH OWNS REAL ESTATE ACTING IN THE PLACE OF A LOCAL PARTNERSHIP, AS THE CASE MAY BE) THAT SUCH LOCAL PARTNERSHIP (OR SUCH SYNDICATION ENTITY) DID NOT SPEND THE AMOUNT OF ITS DEVELOPMENT BUDGET IN CONNECTION WITH A SPECIFIC PROJECT REQUIRED BY STATUTE IN ORDER TO QUALIFY THE LOCAL PARTNERSHIP FOR THE TAX CREDITS ALLOCATED TO THE PROJECT BY THE END OF THE APPROPRIATE ALLOCATION YEAR, AND, AS A RESULT, THE APPLICABLE SYNDICATION ENTITY WHICH HAS INVESTED IN SUCH LOCAL PARTNERSHIP (OR THE SYNDICATION ENTITY WHICH OWNS REAL ESTATE IN PLACE OF A LOCAL PARTNERSHIP) LOSES THE BENEFITS ASSOCIATED WITH THE TAX CREDITS IT SHALL HAVE ALREADY CLAIMED, THEN CCC SHALL HAVE THE RIGHT TO SEEK CONSEQUENTIAL DAMAGES AGAINST CONTRIBUTOR BEFORE A COURT OF COMPETENT JURISDICTION IN ACCORDANCE WITH SECTION 13.6 HEREOF, AND SUCH COURT SHALL DETERMINE THE AMOUNT OF CONSEQUENTIAL DAMAGES, IF ANY, OWING TO CCC, PROVIDED THAT SUCH DETERMINATION SHALL BE SUBJECT TO THE LIMITATIONS SET FORTH IN THIS SECTION 11.3.

(g) Notwithstanding anything to the contrary contained in this Agreement, Contributor has no liability under this Article XI for the events or matters giving rise to any failure of a CCC condition to Closing set forth in Article X hereof, if CCC waives such condition(s) to Closing to the extent of the facts disclosed to CCC as contemplated by Article X hereof on or prior to the Closing Date. Without limitation of the foregoing, the certificate of an officer of Contributor referenced in Section 10.1 may identify any events or matters that have occurred since the date of this Agreement that have caused any of the representations or warranties of Contributor set forth in this Agreement not to be true and correct on and as of the Closing Date (or as of a particular date as to any representation or warranty that addresses matters only as of that date) in all material respects (disregarding for this purpose any standard of materiality contained in any such representation or warranty) and may specify that such breaches or failures of representations or warranties shall be deemed to have had a Material Adverse Effect on the Acquired Businesses. If the certificate so specifies that such breaches or failures shall be deemed to have had a Material Adverse Effect on the Acquired Businesses then such breaches or failures shall be deemed to have had a Material Adverse Effect on the Acquired Businesses for purposes of Section 10.1, and if CCC elects to waive the condition set forth in Section 10.1 and to Close hereunder, then Contributor shall have no liability under this Article XI in respect of such breaches or failures to the extent of the facts disclosed to CCC in such officer’s certificate.

(h) Notwithstanding anything to the contrary contained in this Agreement, any qualification or limitation as to materiality set forth in a representation or warranty contained herein shall be considered in all cases in determining whether there has been a breach of such representation or warranty hereunder. After determination of a breach of a representation or warranty hereunder (after giving effect to any qualification or limitation as to materiality set forth herein), the qualifications as to materiality included in such representation or warranty shall have no effect on the qualification of Damages for breach of such representation or warranty. This Section 11.3(h) shall not affect any other limitations on Damages provided for under Articles VII or XI.

11.4 Indemnification by CCC. After the Closing Date, CCC shall indemnify each Person comprising Contributor, the beneficial owners of Contributor and each Subsidiary and Affiliate of Contributor and each of the officers, directors, employees and agents of any thereof (collectively, the “Contributor Indemnified Parties”) for, and defend and hold harmless the Contributor Indemnified Parties, from all Damages, as and when incurred and whether or not involving a third party, as a result of or arising from or in connection with, any (a) breach or failure of any representation, warranty, certification, covenant or agreement of CCC contained in this Agreement, (b) third party claims (including claims made by CharterMac shareholders in such capacity) with regard to the execution, delivery or performance on or prior to the Closing Date by CCC of this Agreement or any of the Collateral Agreements or the transactions contemplated by this Agreement or any of the Collateral Agreements, (c) third party claims arising out of the properties known as Saraland and Alexis Park to the extent such claims arise out of or relates to actions (or failure to take action) by CCC (including, without limitation, the applicable Subject Entities or Local Partnerships) after the Closing Date, and (d) third party claims to the extent arising after the Closing Date out of any liabilities that are assumed by CCC or retained by the Acquired Entities pursuant to terms of this Agreement.

11.5 Limitations on CCC Indemnification. Notwithstanding anything contained herein to the contrary:

(a) Except as set forth in Section 11.5(d) hereof, CCC shall have no liability under Section 11.4 hereof with respect to indemnification claims arising under this Agreement unless and until the aggregate amount of Damages for which CCC is obligated to indemnify the Contributor Indemnified Parties under this Section 11.5 exceeds the sum of $2,000,000 in the aggregate, and in such event CCC shall only have liability for Damages in excess of such $2,000,000 in the aggregate.

(b) Except as set forth in Section 11.5(d) hereof, in no event will CCC have any liability under Section 11.4 hereof in excess of $60,000,000.

(c) In no event will CCC have any liability under Section 11.4 hereof for Damages relating to any breach of a representation, warranty, covenant or agreement of CCC contained in this Agreement to the extent that this Agreement expressly provides Contributor with a remedy with respect to such breach, and CCC complies with such remedial provision. Such remedial provisions consist of Section 2.3(e) hereof.

Contributor acknowledges and agrees that the remedy provided by any such applicable remedial provision shall be in lieu of CCC’s obligation to indemnify the Contributor Indemnified Parties with respect to such Damages under Section 11.4 hereof, and the Contributor Indemnified Parties shall not seek indemnification from CCC with respect to such Damages.

(d) CCC and Contributor acknowledge and agree that notwithstanding anything to the contrary contained in this Article XI:

(i) the provisions of Section 11.5(a) hereof shall not apply to claims for Damages arising from (A) Article II hereof, (B) Sections 6.6, 6.7, 6.12, 6.13, 11.4(b) and 11.4(d) hereof, or (C) Article VII hereof;

(ii) the provisions of Section 11.5(b) hereof shall not apply to claims for Damages arising under, and there shall be no reduction in the $60,000,000 limit as to any amounts paid with respect to claims for Damages arising from the matters under Articles II and VII hereof, Sections 6.7, 6.12, 6.13, 11.4(b) and 11.4(d) hereof.

(e) Notwithstanding anything to the contrary contained in this Agreement, CCC has no liability under this Article XI for the events or matters giving rise to any failure of a Contributor condition to Closing set forth in Article IX hereof, if Contributor waives such condition(s) to Closing to the extent of the facts disclosed to Contributor as contemplated by Article X hereof on or prior to the Closing Date.

(f) IN NO EVENT WILL CCC BE LIABLE TO ANY PERSON CONSTITUTING CONTRIBUTOR INDEMNIFIED PARTIES IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY COLLATERAL AGREEMENT, AND ALL DAMAGES FOR WHICH CCC IS LIABLE SHALL BE LIMITED TO ACTUAL DAMAGES.

(g) Notwithstanding anything to the contrary contained in this Agreement, any qualification or limitation as to materiality set forth in a representation or warranty contained herein shall be considered in all cases in determining whether there has been a breach of such representation or warranty hereunder. After determination of a breach of a representation or warranty hereunder (after giving effect to any qualification or limitation as to materiality set forth herein), the qualifications as to materiality included in such representation or warranty shall have no effect on the qualification of Damages for breach of such representation or warranty. This Section 11.5(g) shall not affect any other limitations on Damages provided for under Articles VII or XI.

11.6 Procedure. The provisions of Section 11.2 and 11.4 hereof are expressly subject to the following: a party that may be entitled to indemnification under this Article XI (an “Indemnified Party”) shall give notice to the party obligated to indemnify it (an “Indemnifying Party”) with reasonable promptness upon becoming aware of the claim or other facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. No failure to give reasonable prompt notice to any or all of the Indemnifying Parties shall affect the indemnification obligations of any Indemnifying Party hereunder, except to the extent such failure materially prejudices an Indemnifying Party’s ability to successfully defend the matter giving rise to the indemnification claim. The Indemnifying Party shall undertake the defense of any such claim asserted by a third party at its own expense with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate at the Indemnifying Party’s expense in such defense and make available all records and materials reasonably requested by the Indemnifying Party in connection therewith. In any event, the Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have diligently assumed the defense of the claim; provided, that, if in the opinion of counsel to the Indemnified Party, there is a conflict of interest between the Indemnified Party and the Indemnifying Party concerning any claim or issue such that it would be inappropriate under the circumstances to have the Indemnifying Party control or participate in the defense of any such claim, the Indemnified Party may employ its own counsel (and a local counsel if the action is not pending in New York City) at the Indemnifying Party’s reasonable expense. The Indemnifying Party shall not be liable for any claim settled without its Consent, which shall not be unreasonably withheld; the Indemnifying Party may settle any claim without the Consent of the Indemnified Party, but only if such settlement requires only the payment of monetary damages that are paid in full by the Indemnifying Party. Following the Closing, except as set forth in Section 11.3(c) or 11.5(c) hereof, the indemnification obligations of this Article XI shall be the exclusive remedy for breaches of any representations, warranties, covenants or agreements to be performed prior to the Closing contained in this Agreement and no other remedy shall be had in tort, contract, or otherwise, except that this sentence shall not limit a party’s liability for fraud.

11.7 Treatment of Indemnification Payments. (a) All amounts paid by one party to another party pursuant to Sections 11.2 and 11.4 hereof shall be treated by such parties as an adjustment to the Consideration.

(b) All amounts to be paid by any Person comprising Contributor pursuant to Section 11.2 hereof may be comprised of cash or the number of Consideration Securities equal to (x) such payment divided by (y) the Value of the CharterMac Common Shares on the date such payment is made.

11.8 Application of Insurance Proceeds. CCC and Contributor agree that with respect to any Damages for which an Indemnified Party may, in good faith, be entitled to receive insurance proceeds, the Indemnified Party will in good faith promptly take all commercially reasonable efforts to collect such insurance from the applicable insurance carrier and obtain from the insurance carrier, within 45 days after the application for coverage, a written acknowledgement that the claim is covered by the applicable insurance policy, then the Indemnifying Party shall be responsible only for Damages in excess of the amounts for which the Indemnified Party is entitled to such insurance. In the event the insurance carrier does not acknowledge responsibility for the event giving rise to the claim for Damages within 45 days after the application therefor, the Indemnifying Party shall satisfy the indemnification obligation, if any. The Indemnified Party agrees that it will continue to process such claim against the insurance carrier (as if they were not entitled to Damages hereunder) and that upon receipt of any such insurance proceeds, the Indemnified Party will remit the same to the Indemnifying Party to the extent of the Damages paid by the Indemnifying Party.

11.9 Contribution. To provide for just and equitable contribution, if an Indemnified Party makes a claim for indemnification hereunder (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification is held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, then CCC and the Persons comprising Contributor, on a joint and several basis, shall contribute to the Damages described herein based on the relative fault of CCC in the aggregate and the Persons comprising Contributor in the aggregate in connection with the facts which resulted in such Damages. This Section 11.9 is intended to supersede any right to contribution under the federal or state securities laws. The provisions relating to limitations on indemnification contained in this Article XI also shall apply to this Section 11.9.

11.10 Article VII Matters. Notwithstanding anything to the contrary contained in this Article XI (other than Section 11.1 hereof) matters covered by Article VII hereof are not covered by this Article XI (other than Section 11.1 hereof).

ARTICLE XII

TERMINATION

12.1 Termination. This Agreement and the transactions contemplated herein may be terminated at any time on or prior to the Closing Date:

(a) by the mutual written Consent of CCC and Contributor;

(b) by Contributor if any of Contributor’s conditions to Closing set forth in Article IX hereof shall have become incapable of fulfillment prior to the Abandonment Date, and shall not have been waived by Contributor pursuant to Article IX hereof, if at such time the conditions to Closing set forth in Article X hereof are or could be satisfied and Contributor is not in breach or default under this Agreement;

(c) by CCC if any of the conditions set forth in Article X hereof shall have become incapable of fulfillment prior to the Abandonment Date, and shall not have been waived by CCC pursuant to Article X hereof, if at such time the conditions to

Closing set forth in Section 9.1 hereof are or could be satisfied and CCC is not in breach or default under this Agreement;

(d) by Contributor or CCC, if the CharterMac Board (or any special or other committee thereof), shall have withdrawn, modified or changed in a manner adverse to Contributor its recommendation of approval by the holders of CharterMac Common Shares of this Agreement and the transactions contemplated hereby based upon a determination that failure to withdraw or change in a manner adverse to Contributor its recommendation of approval by the holders of CharterMac Common Shares of this Agreement and the transactions contemplated hereby would violate its fiduciary duty obligations; or

(e) by either CCC or Contributor on or after the Abandonment Date (other than as a result of the breach of this Agreement by the party seeking to terminate this Agreement).

12.2 Manner of Exercise. In the event of the termination of this Agreement by CCC or Contributor pursuant to Section 12.1 hereof, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by any party.

12.3 Effect of Termination. (a) Except as otherwise expressly provided herein, in the event of the termination of this Agreement pursuant to Section 12.1 hereof, all obligations of the parties hereunder shall terminate and no party shall have any further liability to any other party other than as provided in Sections 13.1 or 13.6 hereof; provided, however, that, except for a termination pursuant to Section 12.1(d) hereof, no termination of this Agreement shall relieve a defaulting or breaching party from any liability to any other party or parties hereto for or in respect of any default or breach, except that Contributor shall not have any liability for any breaches or failures of representations or warranties resulting from events occurring after the date of this Agreement. If this Agreement is terminated by CCC in accordance with Section 12.1(d) hereof, Contributor shall be entitled to receive from CCC (i) reimbursement of the reasonable fees and expenses of Contributor’s financial advisors and attorneys incurred by Contributor in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, if copies of the relevant invoices are delivered by Contributor to CCC, provided, however, that, in no event shall the aggregate amount of Contributor’s fees and expenses paid by CCC under this Section 12.3 exceed $6,000,000; and (ii) a fee in the amount of $3,000,000.

(b) Notwithstanding anything to the contrary contained in this Article XII and except as set forth in Section 5.18 hereof, the parties agree that, if Contributor attempts to terminate this Agreement pursuant to Section 12.1(b) hereof for any reason(s) which can be remedied monetarily by CCC, then CCC shall have the right to delay the effective date of the attempted termination for 30 days upon notice to

Contributor within 24 hours of CCC’s receipt of the termination notice. During such delay period, the parties agree to negotiate in good faith a reasonable monetary remedy to cure Contributor’s reason(s) for seeking to terminate this Agreement.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Expenses. Subject to Section 12.3(a) hereof, each party hereto shall bear its own fees and expenses incurred in connection with this Agreement or the transactions contemplated hereby.

13.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third Business Day after mailing (on the first Business Day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:

If to Contributor, to each of the Persons comprising Contributor at such addresses as set forth on Schedule 13.2 hereto.

If to CCC, to:

c/o Charter Municipal Mortgage Acceptance Company

625 Madison Avenue

New York, New York 10022

Attention: Stuart J. Boesky

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Mark Schonberger, Esq.

Any party may by notice given in accordance with this Section 13.2 to the other parties designate another address or Person for receipt of notices hereunder.

13.3 Amendment and Modification. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by or on behalf of each Person comprising Contributor and CCC; provided, however, that any such modification, amendment or supplement shall require the approval of not less than a majority of the independent trustees of CharterMac.

13.4 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure. Whenever this Agreement requires or permits Consent by or on behalf of any party hereto, such Consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.4.

13.5 Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

13.6 Jurisdiction. Any action or proceeding arising under or in connection with this Agreement or the Collateral Agreements shall be instituted in the United States District Court for the Southern District of New York or the courts of the State of New York sitting in the County of New York, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceedings and irrevocably waive the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto Consent to service of process upon them in the manner set forth in Section 13.2 hereof.

13.7 Assignment. No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written Consent of the other parties, except that CCC shall have the right to assign its rights and obligations hereunder, including the right to designate an Affiliate, which is a wholly-owned subsidiary of CCC that is characterized as a “pass-through” entity, to hold any or all of the Assets, to an Affiliate, provided that (i) CCC shall remain absolutely and unconditionally liable for such Affiliate’s performance of all obligations and liabilities, or to a third party in the event of a transfer of substantially all of its assets and business whether by means of sale, assignment, consolidation, reorganization, merger or otherwise and provided the third party assumes all obligations and liabilities of CCC hereunder and that CCC stays fully liable therefor, and (ii) such assignment has no more than a de minimis effect on Contributor’s tax consequences. Notwithstanding anything herein to the contrary, CCC shall have the right to designate CM Corp. to hold any of the Assets, provided that (i) CCC shall remain absolutely and unconditionally liable for such CM Corp.’s performance of all obligations and liabilities, and (ii) such assignment has no more than a de minimis effect on Contributor’s tax consequences, provided that CM Corp. shall contribute all Assets acquired pursuant to this Section 13.7 to CCC immediately after the Closing except for one percent or less of the Partnership Interests of RCC, of which it may retain.

13.8 Further Assurances. Each of the parties shall, before and after the Closing, without further consideration, use reasonable efforts to execute and deliver to any other party such Additional Documents and take such other action, as any other party may reasonably request to carry out the intent of this Agreement and the Collateral Agreement and the transactions contemplated hereby and thereby.

13.9 Severability. The invalidity or unenforceability of any provisions of this Agreement or the Collateral Agreements in any such jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement or any Collateral Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or the Collateral Agreements, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder and thereunder shall be enforceable to the fullest extent permitted by law. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement or the Collateral Agreements so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

13.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.11 Section Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Articles, Schedules and Exhibits are to sections and articles of, and schedules and exhibits to, this Agreement, unless otherwise indicated.

13.12 Entire Agreement. This Agreement together with the exhibits hereto, the Collateral Agreements, the CharterMac Guaranty, the documents, schedules, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement, the Collateral Agreements and the CharterMac Guaranty. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement, the Collateral Agreements and the CharterMac Guaranty supersede all prior written or oral agreements and understandings between the parties with respect to the transactions.

13.13 No Third-Party Beneficiaries. It is understood and agreed among the parties hereto that this Agreement and the Collateral Agreements and the representations, warranties, covenants and agreements made herein and therein are made expressly and solely for the benefit of the other party or parties hereto or thereto (or their respective representatives, heirs, successors or permitted assigns), and that no other Person (including, without limitation, limited partners of Existing Syndication Entities, employees of Contributor or any Acquired Entities) other than CharterMac, Contributor Indemnified Parties and CCC Indemnified Parties shall be entitled or be deemed to be a third party beneficiary of any party’s rights under this Agreement or the Collateral Agreements.

13.14 Interpretation.

(a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

(b) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(c) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d) Any covenants, duties or obligations under this Agreement of any Affiliate of Contributor not a party to this Agreement shall be construed as covenants of the Persons comprising Contributor to cause such Affiliate of Contributor to perform such covenants, duties or obligations.

13.15 Publicity. Between the date of this Agreement and the Closing Date, Contributor shall discuss and coordinate with CCC, and CCC shall discuss and coordinate with Contributor, with respect to any public filing or announcement required concerning any of the transactions contemplated by this Agreement including press releases, SEC filings and other similar disclosures. The parties agree that a press release substantially in the form of Exhibit W hereto may be released by CCC upon execution hereof.

13.16 Simultaneous Closing. Upon the consummation of the Closing, all of the transactions occurring at the Closing shall be deemed to have occurred simultaneously.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above written.

CONTRIBUTOR:

/S/ STUART J. BOESKY

Stuart J. Boesky

/S/ ALAN P. HIRMES

Alan P. Hirmes

/S/ DENISE L. KILEY

Denise L. Kiley

/S/ MARC D. SCHNITZER

Marc D. Schnitzer

APH ASSOCIATES L.P.

By:	APH Associates, Inc., general partner

	By:	/S/ ALAN P. HIRMES
Name: Alan P. Hirmes
Title: President

DLK ASSOCIATES L.P.

By:	DLK Associates, Inc., general partner

	By:	/S/ DENISE L. KILEY
Name: Denise L. Kiley
Title: President

MARC ASSOCIATES L.P.

By:	MDS Associates, Inc., general partner

	By:	/S/ MARC D. SCHNITZER
Name: Marc D. Schnitzer
Title: President

THE RELATED COMPANIES, L.P.

By:	The Related Realty Group, Inc., general partner

	By:	/S/ JEFF T. BLAU
Name: Jeff T. Blau
Title: President

RELATED GENERAL II L.P.

By:	RCMP, Inc., general partner

	By:	/S/ JEFF T. BLAU
Name: Jeff T. Blau
Title: Vice President

SJB ASSOCIATES L.P.

By:	SJB Associates, Inc., general partner

	By:	/S/ STUART J. BOESKY
Name: Stuart J. Boesky
Title: President

CCC:

CHARTERMAC CAPITAL COMPANY, LLC

By:	Charter Mac Corporation, managing member

	By:	/S/ STUART J. BOESKY
Name: Stuart J. Boesky
Title: Chief Executive Officer

The undersigned has executed this Agreement as of the date first above written only with respect to Section 2.2(b) hereof:

CHARTER MAC CORPORATION

By:	/S/ STUART J. BOESKY
Name: Stuart J. Boesky
Title: Chief Executive Officer

Appendix B

[GRAPHIC TO COME]

Dresdner Kleinwort Wasserstein, Inc.
1301 Avenue of the Americas
New York, NY 10019-6163

Telephone: (212) 969 2700
Fax: (212) 702 5622

December 16, 2002

Special Committee of the Board of Trustees
Charter Municipal Mortgage Acceptance Company
625 Madison Avenue
New York, New York  10022

Members of the Special Committee of the Board of Trustees:

                         You have asked us to advise you with respect to the fairness, from a financial point of view, to Charter Municipal Mortgage Acceptance Company, a Delaware statutory trust (the “Company”), of the Consideration (as defined below) to be paid by the Company or its affiliates pursuant to the terms of the Contribution Agreement (the “Agreement”) among CharterMac Capital Company, LLC, a Delaware limited liability company (“Newco”), and the parties listed on Schedule I thereto.  The Agreement provides for, among other things, the acquisition (the “Acquisition”) by Newco, an affiliate of the Company, of the ownership interests of Related Capital Company, a New York general partnership (“RCC”).

                         The consideration (the “Consideration”) to be paid to the partners of RCC will consist of, among other things, (i) $210 million (but reduced by RCC Debt, as defined in the Agreement) payable at the closing of the Acquisition, of which $50 million will be paid in cash and the balance will be payable by issuance of special common units of Newco, and (ii) following the determination of Final RCC Adjusted Earnings (as defined in the Agreement) for the year ended December 31, 2002, an amount equal to 7.7257 times such Final RCC Adjusted Earnings minus $210 million and not to exceed $338 million (but reduced by RCC Debt) will be paid to the partners of RCC in the form of such special common units (the “Adjustment”); provided that in no event will the Adjustment be a negative number.  We note that RCC has stated to us its belief that Final RCC Adjusted Earnings for RCC for the year ended December 31, 2002 is expected to be approximately $44.8 million, and therefore it is anticipated that approximately $338 million (but reduced by RCC Debt) will be paid.  The number of special common units issued at the closing of the Acquisition will be based on a price of per special common unit, which was the average of the closing prices of the Company’s common shares for the 30 calendar days prior to the public announcement of the Acquisition (the “Company Common Share Price”).  The number of special common units to be issued by Newco in the

Special Committee of the Board of Trustees
Charter Municipal Mortgage Acceptance Company
December 16, 2002

Adjustment will be based upon the Company Common Share Price, but subject to a symmetrical collar described in the Agreement.

                         The special common units issued at the initial closing and pursuant to the Adjustment will be exchangeable into cash or, at the option of Newco’s managing member, common shares of the Company on a one-for-one basis subject to certain lock-up provisions and anti-dilution adjustments.  Holders of special common units will be entitled to distributions at the same time as, and only if, dividends are paid on the common shares.  However, unlike dividends on the common shares, which have historically been substantially tax-exempt, distributions on the special common units are assumed to be taxable to the holders of the special common units.  To enable holders of the special common units to receive an equivalent after-tax return on distributions as holders of the common shares receive on their dividends, the initial distribution on the special common units will be adjusted upward to reflect a 28% tax rate.  Subsequent distributions will be increased (or decreased) proportionately with increases (or decreases) in dividends on the common shares.  To the extent that, in any year, Newco does not have sufficient cash flow to pay the entire distribution due on the special common units, the Company has agreed to contribute or to lend to Newco all but $5 million of such distributions.  The remaining shortfall, if any, will earn interest at a market rate and will only be payable at such time as Newco has sufficient cash flow to pay the shortfall.  Holders of special common units will also receive special preferred voting shares of the Company which will allow the holders to vote on an as-converted basis with the Company’s common shareholders.  The terms of the special common units and special preferred voting shares are more fully described in the Amended and Restated Operating Agreement of Newco and the Certificate of Designation of Special Preferred Voting Shares of the Company, respectively.

                         In connection with rendering our opinion, we have reviewed drafts of the Agreement and the Collateral Agreements (as defined in the Agreement).  For purposes hereof, we have assumed that the final form of each of these documents will not differ in any material respect from the drafts provided to us.  We have also reviewed and analyzed certain historical business and financial information relating to the Company and RCC for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and RCC and provided to us for purposes of our analysis, and we have met with the individuals who pursuant to the management agreements described below constitute the management of the Company and RCC to review and discuss such information and, among other matters, the Company’s and RCC’s respective businesses, operations, assets, financial condition and future prospects.

                         In our analysis, we have considered the financial terms of the various management agreements between the Company and RCC, which agreements have been publicly filed.  As a result of those agreements, the management of RCC (which owns substantially all of the ownership interests of RCC) acts as the management of the Company.  A majority of the

Special Committee of the Board of Trustees
Charter Municipal Mortgage Acceptance Company
December 16, 2002

Board of Trustees of the Company (including the Chairman of the Board) are affiliates of or are otherwise related to RCC.  Revenues paid to RCC under the management agreements represent a substantial portion of the total annual revenues of RCC and contribute significantly to RCC Adjusted Earnings (as defined in the Agreement).  You have advised us, and we have assumed, that financial arrangements substantially similar to those reflected in the management agreements will continue (in the absence of the consummation of the transaction contemplated by the Agreement).  In that regard, we note that on September 13, 2002 the Company and RCC extended the term of the various management agreements for another full year, effective October 1, 2002, which you have advised us was an interim measure during the period necessary to negotiate and close the transaction.  For purposes of evaluating the financial fairness of the Consideration, we have taken into account the impact of the financial terms of the management agreements.

                         We have performed various financial analyses as we considered appropriate for purposes of this opinion.  We have reviewed and considered certain financial and stock market data relating to the Company and certain financial data relating to RCC, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to RCC or one or more of its businesses or assets.  We have reviewed and considered the financial terms of certain recent acquisitions, business combination transactions and “management internalization” transactions that we believe to be reasonably comparable to the Acquisition or otherwise relevant to our inquiry.  We have also performed such other financial studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

                         In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us, or which is publicly available, and we have not assumed any responsibility for independent verification of any of such information.  We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company’s and RCC’s management.  We express no opinion with respect to such projections, forecasts and analyses (including, without limitation, estimated Final RCC Adjusted Earnings, and the resulting expectation that the full Consideration contemplated by the Agreement will be paid) or the assumptions upon which they are based.  We are not experts in, among other things, the evaluation of underwriting standards and the adequacy of reserves, and we have not reviewed and do not assume any responsibility for such matters.  In addition, we have not reviewed any of the books and records of the Company or RCC, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or RCC, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or RCC, and no such independent valuation or appraisal was provided

Special Committee of the Board of Trustees
Charter Municipal Mortgage Acceptance Company
December 16, 2002

to us.  As to tax and legal matters (including, without limitation, the tax consequences of the Acquisition to the Company and its shareholders and to RCC and its partners), we have relied, with your consent, solely on the advice of your tax and legal advisors.  We are not experts in accounting matters, and as to such matters, we have relied, with your consent, solely on the advice of your independent accounting advisors, including, without limitation, the accounting due diligence investigations of RCC conducted by such independent accounting advisors.  We have assumed that the transactions described in the Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto.  We have also assumed that the personnel of RCC who will be the executive officers of the Company will promptly enter into employment agreements with the Company on commercially reasonable terms.  You have engaged independent compensation consultants to advise you on such employment agreements (including, without limitation, the grant of stock options or restricted stock to RCC personnel), and we have not reviewed and do not assume any responsibility for such matters.  Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.  We are not expressing any opinion herein as to the prices at which any securities of the Company will trade at any time.

                         You have advised us that you determined in the course of your deliberations that alternatives to the Acquisition were, for various reasons, not practical or advisable or in the best interests of the Company and its shareholders to pursue at this time.  As a result, at your direction, the scope of our work was limited solely to an evaluation of the financial terms of the Acquisition.  We were not authorized to and did not (i) solicit third party indications of interest in a merger or change of control of the Company or in selling all or any part of the Company, or (ii) investigate any alternative transactions that may be available to the Company.  In addition, at your direction, we did not investigate alternative approaches (such as the direct hiring of management personnel) to the management internalization which is to be effected by the Acquisition and the related employment agreements nor did we investigate changes to the existing management agreements or the solicitation of other management services companies for alternatives to the management agreements with RCC and its affiliates.

                         In the ordinary course of our business, we may actively trade the debt and equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                         We are acting as financial advisor to the Special Committee of the Board of Trustees of the Company (the “Special Committee”) in connection with the Acquisition and will receive a fee for our services (including rendering this opinion), a substantial part of which is contingent upon the consummation of the Acquisition.

Special Committee of the Board of Trustees
Charter Municipal Mortgage Acceptance Company
December 16, 2002

                         Our opinion addresses only the fairness from a financial point of view to the Company of the Consideration to be paid to the partners of RCC pursuant to the Agreement, and we do not express any views on any other term of the Acquisition.  Specifically, our opinion does not address (i) the financial or other terms of the various existing management agreements or employment agreements or other employment arrangements to be entered into with the RCC management personnel, (ii) the underlying business decision to enter into those agreements or any extension thereof, (iii) the underlying business decision to “internalize management” as a result of the transaction contemplated by the Agreement or (iv) the underlying business decision to effect the other transactions contemplated by the Agreement.  In addition, our opinion does not address the solvency of the Company or any of its affiliates (including Newco) following consummation of the Acquisition or at any other time.

                         It is understood that this letter is for the benefit and use of the Special Committee in its consideration of the Acquisition and, except for inclusion in its entirety in any proxy statement required to be circulated to shareholders of the Company relating to their approval of the issuance of equity in connection with the Acquisition and related transaction matters, may not be quoted, described, referred to or reproduced at any time or in any manner without our prior written consent.  This opinion does not constitute a recommendation to any shareholder or as to how such shareholder should vote with respect to the matters described in the above-referenced proxy statement and should not be relied upon by any shareholder as such.

                         Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Consideration to be paid to the partners of RCC pursuant to the terms and conditions of the Agreement is fair to the Company from a financial point of view.

Very truly yours,

/s/ Dresdner Kleinwort Wasserstein, Inc.

Appendix C

The following reflects what our Second Amended and Restated Trust Agreement would look like if the proposal to amend our trust agreement was approved. The final proxy mailed to our shareholders will include a blackline of our second amended and restated trust agreement, which will show all additions and deletions from our current trust agreement (we are unable to file a blackline electronically).

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

Second Amended and Restated Trust Agreement

Dated: _________ __, 200__

-i-

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
SECOND AMENDED AND RESTATED TRUST AGREEMENT

          This SECOND AMENDED AND RESTATED TRUST AGREEMENT is entered into as of _________, 200_ by and among the undersigned Trustees and those persons who are or become Shareholders pursuant to the terms of this Trust Agreement.  Capitalized terms used but not defined shall have the meanings assigned to such terms in Article 2.

W I T N E S S E T H :

          WHEREAS, certain of the Trustees have created a statutory trust in accordance with applicable provisions of the Trust Act by entering into a Trust Agreement, dated as of August 12, 1996, as amended by an Amendment No. 1 to Trust Agreement dated as of April 30, 1997, and as amended and restated by the Amended and Restated Trust Agreement dated as of September 30, 1997, and as further amended by Amendment Nos. 1, 2 and 3 to the Amended and Restated Trust Agreement dated as of May 8, 2000, December 11, 2000 and June 13, 2002, respectively (as so amended and amended and restated, the “Original Trust Agreement”), and by the filing with the Secretary of State of the State of Delaware of a Certificate of Trust on August 12, 1996, as heretofore amended; and

          WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as provided herein;

          WHEREAS, the Shareholders have approved the amendment and restatement of the Original Trust Agreement; and

          WHEREAS, the Trustees desire that the Trust qualify as a partnership for federal income tax purposes under the Code.

          NOW, THEREFORE, the parties hereto hereby declare that all money and property contributed to or otherwise owned or held by or on behalf of the Trust, together with the proceeds thereof, shall be held and managed in trust for the benefit of the Shareholders, subject to the provisions hereof.

1.        ORGANIZATION

          1.1     Name.  The trust hereby continued shall be known as Charter Municipal Mortgage Acceptance Company in which name the Board of Trustees may conduct business or any subsequent name as shall be selected by the Board of Trustees.

          1.2     Business Offices.  The principal office of the Trust, and such additional offices as the Board of Trustees may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Trustees may designate from time to time.

          1.3     Declaration of Trust.  The Board of Trustees hereby declares that they will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Shareholders.  It is the intention of the parties hereto that this Trust Agreement and the Bylaws shall constitute the governing instruments of the Trust.

2.        DEFINITIONS AND GLOSSARY OF TERMS

          The following terms used in this Trust Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

          “Adjusted Capital Account Deficit” shall have the meaning ascribed thereto in Section 9.5.

          “Affiliate” of an Entity shall mean (i) any officer, director, partner, employee or controlling shareholder of such Entity; (ii) any Person controlling, controlled by or under common control with any Entity or any individual described in (i) above; (iii) any officer, director, trustee, general partner or employee of any Person described in (ii) above; and (iv) any Person who is a member, other than as limited partner, with any individual described in (i) and (ii) above in a relationship of joint venture, general partnership, or similar form of unincorporated business association.

          “Amended and Restated Operating Agreement” shall mean that certain Amended and Restated Operating Agreement of CharterMac Capital Company, LLC dated the date hereof.

          “Available Cash” shall mean, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for, or with respect to which, a Distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of

                    (a)          the gross cash receipts of the Trust for such period from all sources whatsoever, including, without limitation, the following:

        (i)        all interest and other revenues, income and proceeds derived by the Trust from its operations, including, without limitation, distributions received by the Trust from any Entity in which the Trust has an interest;

       (ii)        all proceeds and revenues received by the Trust on account of any sales of assets of the Trust or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings made by, or other leverage of, the Trust or financings or refinancings of any asset of the Trust;

(iii) the amount of any insurance proceeds and condemnation awards received by the Trust;

(iv) all capital contributions or loans received by the Trust from its Shareholders;

(v) all Reserves previously set aside by the Trust, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

(vi) the proceeds of liquidation of the Trust’s assets in accordance with this Agreement;

over

(b) the sum of:

        (i)        all operating costs and expenses, including taxes and other expenses of the assets directly and indirectly held by the Trust and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for depreciation or other expenses not paid in cash or expenditures from Reserves described in (vii) below);

       (ii)        all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the assets directly or indirectly held by the Trust or the recovery of insurance or condemnation proceeds;

(iii) all fees and reimbursements provided for under this Agreement;

(iv) all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Trust;

(v) all capital contributions, advances, reimbursements or similar payments made to any Person in which the Trust has an interest;

(vi) all loans made by the Trust in accordance with the terms of this Agreement; and

     (vii)       any new Reserves or increases in Reserves reasonably determined by the Managing Trustees to be necessary for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes for the Trust or any Person in which the Trust has an interest.

          “Board of Trustees” shall mean, collectively, the Managing Trustees named in Section 3.1(b) so long as they continue in office, and all other individuals who have been duly elected and qualify as Managing Trustees.

          “Book Amortization” shall have the meaning ascribed thereto in Section 9.7.

          “Book Depreciation” shall have the meaning ascribed thereto in Section 9.7.

          “Book Disparity” shall have the meaning ascribed thereto in Section 9.7.

          “Book Gain” shall have the meaning ascribed thereto in Section 9.7.

          “Book Loss” shall have the meaning ascribed thereto in Section 9.7.

          “Bylaws” shall mean the Second Amended and Restated Bylaws of the Trust as adopted as of the date hereof, and as amended or restated from time to time, by the Board of Trustees pursuant to Section 10.2(b), which Bylaws are incorporated herein by reference and shall form a part of the governing instrument of the Trust.

          “Capital Account” shall have the meaning ascribed thereto in Section 9.4.

          “Capital Event” shall mean any Trust transaction not in the ordinary course of its business including, without limitation, principal payments, prepayments, the incurrence of prepayment penalties, sales, exchanges, foreclosures or other dispositions of assets directly or indirectly owned by the Trust, recoveries of damage awards and insurance proceeds not used to rebuild (other than the receipt of contributions to the capital of the Trust and business or rental interruption insurance proceeds not used to rebuild).

          “Cause” shall mean gross negligence or willful misconduct.

          “Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

          “Common Shares” shall mean any Shares classified or reclassified as such by the Board of Trustees.

          “Common Shareholder” shall mean any Person who holds Common Shares in its capacity as a beneficial owner of the Trust, including the Manager to the extent it holds Common Shares.

          “Contribution Agreement” shall mean that certain Contribution Agreement, dated as of December 17, 2002, by and among CharterMac Capital Company, LLC and other parties named therein.

          “control” (and its correlative forms) shall have the meaning ascribed to such term under the Investment Company Act of 1940, as amended and in effect on the date of this Agreement.

          “Covered Person” shall have the meaning ascribed thereto in Section 10.9.

          “CRA Preferred Shares” means, collectively, the Convertible Community Reinvestment Act Preferred Shares and the Series A Convertible Community Reinvestment Act Preferred Shares described in Section 6.7.

          “Distributions” shall mean any cash or Trust Property distributed to Shareholders in accordance with the terms of this Trust Agreement arising from their beneficial ownership interests in the Trust.

          “Entity” shall mean any general partnership, limited partnership, corporation, joint venture, trust, business or statutory trust, real estate investment trust, limited liability company, cooperative or association.

          “Final Ratio” shall have the meaning ascribed thereto in Section 9.6(c).

          “Incentive Share Option Plan” shall mean any Share option plan which may be adopted from time to time by the Board of Trustees.

          “Indemnified Party(ies)” shall have the meaning ascribed thereto in Section 14.1.

          “Independent Trustee” shall mean each Managing Trustee who is not an officer or employee of the Trust; who is neither related to the Trust’s officers nor represents concentrated or family holdings of the Trust’s voting interests; and who, in the view of the other Independent Trustees, is free of any relationship that would interfere with the exercise of independent judgment with respect to matters relating or pertaining to the affairs of the Trust; provided, however, that if Nasdaq, or the national securities exchange on which any Shares are listed, adopts rules which mandate a different definition of “independence”, such definition shall apply in place of the foregoing.

          “Majority Vote” shall mean, as to any matter on which the Shareholders have the right to vote, the affirmative vote of the holders of the outstanding Common Shares together with the holders of any other class or series of Shares entitled to vote with the holders of Common Shares (voting as a single class), having more than 50% of the outstanding Shares entitled to vote on the matter.  For the avoidance of doubt, except as to matters on which the holders of Special Preferred Voting Shares are entitled to a separate class vote under the Certificate of Designation of Special Preferred Voting Shares, the holders of the Common Shares and the holders of the Special Preferred Voting Shares shall vote together as a single class.

          “Management Agreement” shall mean the agreement between the Trust and the Manager, as amended from time to time, pursuant to which the Manager will be engaged by the Trust to conduct the business and affairs of the Trust upon the terms and conditions therein.

          “Manager” shall mean such Person to which the Board of Trustees delegates the authority to conduct the business and affairs of the Trust in all matters as set forth in the Management Agreement with the Manager.

          “Managing Trustees” shall mean the individuals named in Section 3.1(b) so long as they continue in office, and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder, including the Independent Trustees but not including the Registered Trustee.

          “Net Income” or “Net Loss” shall mean for each fiscal year or other applicable period, an amount equal to the Trust’s taxable income or loss for such year or period as determined for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), and (a) by including as an item of gross income any tax-exempt income received by the Trust and not otherwise taken into account in computing Net Income or Net Loss; (b) by treating as a deductible expense any expenditure of the Trust described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss; (c) by making any adjustments needed to take into account any differences between book basis and tax basis; and (d) by not taking into account in computing Net Income or Net Loss items separately allocated to the Shareholders pursuant to the provisions of Article 9 hereof.

          “Original Trust Agreement” shall have the meaning ascribed thereto in the Preamble.

          “Percentage Interest” shall mean, as to a Shareholder, the fractional part of the Shares owned by such Shareholder and expressed as a percentage computed by dividing the Shares owned by such Shareholder by the total number of issued and outstanding Shares owned by all Shareholders.  As used in this definition, the term “Shareholder” includes the Common Shareholders and any other Shareholders who receive the same Distributions as the Common Shareholders, including holders of CRA Preferred Shares; provided that the Board of Trustees, without requirement for any consent of the

Shareholders, may modify this definition from time to time as necessary to reflect the terms of any Shares issued by the Trustees pursuant to Section 6.7.

          “Person” shall mean an individual or Entity.

          “Preferred Shares” shall mean any Shares classified or reclassified as such by the Board of Trustees.

          “RCC Acquisition Documents” shall have the meaning ascribed thereto in Section 10.11.

          “Registered Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as a trustee hereunder, or any other Person which succeeds it in such capacity pursuant to Section 15.2 and in compliance with Section 3807 of the Trust Act.

          “Registered Trustee Person” shall have the meaning ascribed thereto in Section 14.2.

          “Reserves” shall mean the amount set aside by the Board of Trustees or the Manager as reserves of the Trust for working capital and for repairs, replacements, contingencies or other purposes.

          “Shareholder” shall mean any Person who holds Shares in its capacity as a beneficial owner of the Trust, including the Manager to the extent it holds Shares.

          “Shareholder Minimum Gain” shall mean an amount, with respect to each Shareholder Nonrecourse Debt, equal to the Trust Minimum Gain (assuming, for this purpose, that the Trust’s only liability was the Shareholder Nonrecourse Debt), that would result if such Shareholder Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treas. Reg. § 1.704-2(i)(3) and then aggregating the separately computed gains.

          “Shareholder Nonrecourse Debt” shall have the meaning ascribed to “partner nonrecourse debt” set forth in Treas. Reg. § 1.704-2(b)(4).

          “Shareholder Nonrecourse Deductions” shall have the meaning ascribed to “partner nonrecourse deductions” set forth in Treas. Reg. § 1.704-2(i)(2).

          “Shares” shall mean the beneficial interests of a Shareholder in the Trust representing undivided beneficial interests in the assets of the Trust, which may be evidenced by Trust Certificates, including, without limitation, Common Shares and Preferred Shares.

          “Special Common Units” shall have the meaning ascribed thereto in the Amended and Restated Operating Agreement.

          “Special Preferred Voting Shares” shall have the meaning ascribed thereto in Section 6.7(c).

          “Substantially All of the Assets” shall mean assets representing 66-2/3% or more of the net book value of all of the Trust’s assets as of the end of the most recently completed calendar quarter.

          “Terminating Capital Transaction” shall mean any sale or other disposition of assets of the Trust in connection with a liquidation of the Trust.

          “Total Market Value” shall mean the greater of (i) the sum of (a) the aggregate market value of the Trust’s outstanding Shares, and (b) the total leverage of the Trust and (ii) the aggregate value of the Trust’s assets as determined by the Manager based upon third-party or management appraisals and other criteria as the Board of Trustees shall determine in its sole discretion.

          “Transfer” shall mean sale, assignment, conveyance, transfer, gift, pledge, hypothecation, mortgage, exchange or other disposition whether voluntary, involuntary, by operation of law or otherwise.

          “Trust” shall mean Charter Municipal Mortgage Acceptance Company.

          “Trust Act” shall mean the Delaware Statutory Trust Act, 12 Del.C. §§ 3801 et. seq., as amended from time to time, or the corresponding provisions of any succeeding law.

          “Trust Agreement” shall mean this Second Amended and Restated Trust Agreement, dated as of __________, 200__ among the undersigned Trustees and those Persons who are or become Shareholders pursuant to the terms of this Trust Agreement, as amended or restated from time to time, and shall include the By-laws, as amended or restated from time to time by the Board of Trustees.

          “Trust Certificate” shall mean a certificate signed on behalf of the Trust by a Trustee or the Manager, evidencing the Shares of a Shareholder in the Trust.

          “Trust Minimum Gain” shall mean the sum of the amounts determined by computing with respect to each nonrecourse liability of the Trust, the amount of gain (of whatever character), if any, that would be realized by the Trust if it disposed (in a taxable transaction) of the Trust Property subject to such liability for no consideration other than full satisfaction of such liability and then aggregating the separately computed gains.

          “Trust Property” shall mean all right, title and interest of the Trust in and to any property contributed to the Trust by the Shareholders or otherwise acquired by the Trust, including, without limitation, all distributions or payments thereon or proceeds therefrom.

          “Trustees” shall mean, collectively, the Managing Trustees and the Registered Trustee.

3.        TRUSTEES; LEGAL TITLE

          3.1     Managing Trustees.

                    (a)          Number.  There shall be not less than three nor more than sixteen Managing Trustees, at least a majority by at least two of whom must be Independent Trustees (e.g. if the total number of Managing Trustees is nine, Independent Trustees must comprise at least six members of the Board of Trustees).  Initially, the Trust shall have fourteen Managing Trustees of which eight shall be Independent Trustees, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number, if any, required by the Trust Act nor more than sixteen.

                    (b)          Initial Board of Trustees.  The names of the initial Managing Trustees are:

Stephen M. Ross	(Class 3)
Stuart J. Boesky	(Class 3)
Robert L. Loverd* (Independent Trustee)	(Class 3)
Robert Meister* (Independent Trustee)	(Class 3)
Alan P. Hirmes	(Class 2)
Marc D. Schnitzer	(Class 2)
Charles L. Edson (Independent Trustee)	(Class 2)
Jerry Halpern* (Independent Trustee)	(Class 2)
Leonard Coleman† (Independent Trustee)	(Class 2)
Jeff T. Blau	(Class 1)
Denise L. Kiley	(Class 1)
Peter T. Allen (Independent Trustee)	(Class 1)
Arthur T. Fisch (Independent Trustee)	(Class 1)
Walter Harris† (Independent Trustee)	(Class 1)

                    (c)          Classes; Terms.  The Board of Trustees shall be elected by the Common Shareholders.  The Managing Trustees (other than any Managing Trustee elected solely by holders of one or more classes or series of Shares) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, Class I to hold office initially for a term expiring at the next succeeding annual meeting of Shareholders, Class II to hold office initially for a term expiring at the second succeeding annual meeting of Shareholders and Class III to hold office initially for a term expiring at the third succeeding annual meeting of Shareholders, with the members of each class to hold office until their successors are duly elected and

* Subject to satisfactory background check.

† Subject to their interview of Messrs. Coleman and Harris and satisfactory background checks.

qualify.  At each annual meeting of the Shareholders, the successors to the class of Managing Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election.  Pursuant to and in accordance with the provisions of this Trust Agreement, the Managing Trustees may increase the number of Managing Trustees and may fill any vacancy, whether resulting from an increase in the number of Managing Trustees or otherwise, on the Board of Trustees occurring before the next annual meeting of Shareholders in the manner provided in the Bylaws.

                    (d)          Removal of Managing Trustees.  Subject to the rights of holders of one or more classes or series of Shares to elect one or more Managing Trustees, any Managing Trustee, or the entire Board of Trustees, may be removed from office at any time, but only by Majority Vote.

                    (e)          Resignation of Managing Trustees.  Any Managing Trustee may resign at any time by delivering his resignation in writing to the Board of Trustees, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

          3.2     Registered Trustee.

                    (a)          Initial Registered Trustee; Powers.  The Registered Trustee has been appointed as trustee and joined as a party hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Trust Act.  In the event of the resignation or removal of the Registered Trustee, the Board of Trustees shall appoint a successor Registered Trustee in accordance with Section 15.2.

                    The Registered Trustee shall be responsible for performing only the following duties with respect to the Trust:  (i) to execute, deliver, acknowledge and file any certificates of trust and any amendments thereto required to be filed pursuant to applicable law, (ii) to execute any duly adopted amendments to this Trust Agreement and (iii) to execute, deliver, acknowledge and file any certificates of cancellation required to be filed pursuant to applicable law.  The Board of Trustees or the Manager shall keep the Registered Trustee reasonably informed of any actions of the Board of Trustees or the Manager or other circumstances that could affect the rights, duties or liabilities of the Registered Trustee.  The Registered Trustee shall have no other authority, duties or liabilities.  The Registered Trustee has no responsibility for monitoring the conduct of the Board of Trustees or the Manager or causing the Board of Trustees or the Manager, or any other Person to discharge their respective duties under this Trust Agreement, the Bylaws or the Management greement, and the Registered Trustee shall have no liability for the acts and omissions of the Trust, the Board of Trustees or the Manager.

                    (b)          Compensation and Expenses of Registered Trustee.  The Registered Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder, as shall be agreed to from time to time by the Board of Trustees and the Registered Trustee, and the Registered Trustee shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by the Registered Trustee in the performance of its duties hereunder.

                    (c)          The Registered Trustee shall have a lien on the assets of the Trust for any compensation or expenses and indemnity due to the Registered Trustee by the Trust, which lien shall be prior to all other liens.

          3.3     Legal Title.  Legal title to all Trust Property shall be vested in the Trust, except that the Board of Trustees may cause legal title to any Trust Property to be held by or in the name of any Managing Trustee or any other Person as nominee.  Written evidence of the qualification and acceptance of election or appointment of successor and additional Managing Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Board of Trustees may deem necessary or desirable.  To the fullest extent permitted by law, no Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or any right of partition or possession thereof.

4.        PURPOSES

          The purposes of the Trust shall be, as determined from time to time by the Board of Trustees, to engage in any lawful business or activity for which a statutory trust may be created under the Trust Act.

5.        TERM

          The Trust commenced on August 12, 1996, and shall have perpetual existence, unless earlier dissolved and terminated in accordance with the provisions of this Trust Agreement or the Bylaws.

6.        SHAREHOLDERS; SHARES

          6.1     Authorization of Shares.  The Trust is authorized to issue 100,000,000 Shares.  Notwithstanding anything to the contrary set forth in this Trust Agreement (except for the immediately preceding sentence) and without regard to any express or implied limitation on the authority of the Trust, and the Board of Trustees on behalf of the Trust, the Trust, and the Board of Trustees on behalf of the Trust, is authorized, without limitation, (a) to issue additional Shares from time to time to Persons who are, or who by the purchase thereof become, Shareholders of the Trust for such consideration, if any, and otherwise on such terms and conditions as the Board of Trustees determines in its sole discretion, (b) to issue Shares as necessary or desirable in connection with the transactions contemplated by the RCC Acquisition Documents, including, without limitation, to issue the Special Preferred Voting Shares and to issue Common Shares in connection with an exchange for Special Common Units, (c) to issue Shares upon exercise of options granted by the Board of Trustees or to be granted pursuant to an Incentive Share Option Plan upon payment in accordance with the terms of the applicable Incentive Share Option Plan and (d) to issue Shares for distribution to Shareholders or to issue rights, options or warrants to acquire Shares.  The Board of Trustees may from time to time reserve Shares for issuance for any purpose deemed appropriate by the Board of Trustees, including, without limitation, pursuant to conversion rights, exchange rights or option rights with respect to Shares.  Shareholders have no preemptive or other similar rights with respect to the issuance of Shares.  Notwithstanding any other provision contained in this Trust Agreement, the following Shares have been authorized and issued by the Trust: (i) _______________Common Shares (whether through consummation of the Consolidation, a Conversion of CRA Preferred Shares, an exercise of options pursuant to an Incentive Share Option Plan or otherwise (as each such capitalized term is defined in the Original Trust Agreement)); (ii) ____________ Convertible Community Reinvestment Act Preferred Shares; and (iii) ____________Series A Convertible Community Reinvestment Act Preferred Shares; and the issuance of such Shares is hereby ratified and confirmed in all respects.

          6.2     Common Shares.  Each Common Share shall entitle the holder thereof to one vote.  The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of beneficial interests.

          6.3     Preferred Shares.  Preferred Shares shall not entitle the holder thereof to vote unless the Board of Trustees, in its sole discretion, determines to grant voting rights to holders of Preferred Shares.  The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of beneficial interests in the Trust.

          6.4     Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall:  (a) designate that class or series to distinguish it from all other classes and series of Shares of the Trust; (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the express terms of any class or series of Shares of the Trust outstanding at the time, the preferences, conversion or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

          6.5     Trust Agreement and Bylaws.  All Persons who own, or shall acquire, Shares in the Trust shall own, or shall acquire, the same subject to the provisions of this Trust Agreement and the Bylaws and shall be bound by the terms and provisions of this Trust Agreement and Bylaws.  The Board of Trustees may from time to time, without requirement for any consent of the Shareholders, amend the Bylaws in any manner that does not violate the provisions of this Trust Agreement.

          6.6     Effective Date of Transfer of Shares.  The effective date for the recognition of transfers of Shares, and the identification of the Person entitled to be treated as the Shareholder at any given time, shall be determined as follows:

                    (a)          for purposes of Article 9 and any other provision of this Trust Agreement which relates to the allocation or apportionment of Net Income, Net Loss or

Distributions, the Person entitled to be recognized as the Shareholder shall be determined in accordance with the provisions of Section 9.2; and

                    (b)          for all purposes other than those set forth in Section 6.6(a), the Person entitled to be recognized as the Shareholder shall be the Person who is then listed as the record owner of the Shares on the books and records of the Trust.

          6.7     Certificates of Designation.  (a)  The “Convertible Community Reinvestment Act Preferred Shares of the Trust” shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Amended and Restated Certificate of Designation attached hereto as Appendix A, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

                    (b)          The “Series A Convertible Community Reinvestment Act Preferred Shares of the Trust” shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Certificate of Designation attached hereto as Appendix B, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

                    (c)          The “Special Preferred Voting Shares of the Trust” shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Certificate of Designation attached hereto as Appendix C, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

                    (d)          The Board of Trustees shall have full power and authority, in its sole discretion and without requirement for any consent of the Shareholders, to establish and designate, and to change in any manner, any class or series of Shares not outstanding on the date of this Trust Agreement, including, the Shares described in Section 6.7(c) and including any other Shares authorized to be issued from time to time by the Trust pursuant to the Trust Agreement, and to fix the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption for each class or series thereof as the Board of Trustees may from time to time determine.  The establishment and designation of any class or series of Shares (other than those existing as of the date of this Trust Agreement) shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption of the Shares of such class or series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption of such class or series including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  Upon the establishment of any such class or series, an appendix shall be attached to this Trust Agreement (identified as a certificate of designation) to reflect the establishment and designation of such class or series and the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption thereof, which terms shall be deemed incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein; provided that attachment of an appendix hereto shall not be a condition precedent to the establishment of any class or series in accordance with this Trust Agreement.  Notwithstanding anything contained in this Section 6.7(d), the power and authority of the Board of Trustees to change the rights, performances and privileges of any class or series of Shares as set forth in a certificate of designation attached hereto shall be subject to such limitations on such changes, including any required class or series vote, as may be set forth in, or otherwise required by the terms of, the applicable certificate of designation.

7.	LIABILITY OF THE SHAREHOLDERS; REGISTERED TRUSTEE; MANAGING TRUSTEES; EMPLOYEES; MANAGER

          7.1     Shareholders.  The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.  If and to the extent required by Delaware law, a Shareholder may, under certain circumstances, be required to return to the Trust for the benefit of Trust creditors, amounts previously distributed to him.

          7.2     Registered Trustee.  The Registered Trustee shall not be liable to the Trust, the Shareholders, the Trustees or any other Person or third parties for any act, omission or obligation of the Trust, the Board of Trustees, any Shareholder, the Registered Trustee or the Manager, under any circumstance, except for any loss directly attributable to its own gross negligence or willful misconduct.  In particular, but not by way of limitation:

                    (a)          The Registered Trustee shall not be liable for any error of judgment made which did not constitute gross negligence or willful misconduct by it;

                    (b)          No provision of this Trust Agreement shall require the Registered Trustee to take any action, to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights, powers or obligations hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such action, risk or liability is not reasonably assured or provided to it;

                    (c)          Under no circumstance shall the Registered Trustee be personally liable for any representation, warranty, covenant or other obligation or indebtedness of the Trust;

                    (d)          The Registered Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement, or the form, validity, value or sufficiency of the Trust Property;

                    (e)          The Registered Trustee shall not be personally liable for its good faith reliance on the provisions of this Trust Agreement;

                    (f)          Under no circumstances shall the Registered Trustee be personally liable for (i) any action it takes or omits to take in good faith in accordance with the instruction of the Board of Trustees or the Manager, (ii) the acts or omissions of the Board of Trustees or the Manager or (iii) the supervision of or the failure of the Board of Trustees or the Manager to discharge their respective duties hereunder or pursuant to the Management Agreement; and

                    (g)          The Registered Trustee shall not incur any liability to anyone in acting upon any document believed in good faith by it to be genuine and believed in good faith by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document.  The Registered Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect.  As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Registered Trustee may for all purposes hereof rely on a certificate, signed by any officer of the relevant Person, as to such fact or matter, and such certificate shall constitute full protection to the Registered Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          7.3     Managing Trustees; Employees.  To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a statutory trust, Managing Trustee or employee of the Trust, when acting in such respective capacities, shall not be personally liable to any Person other than the Trust or a Shareholder for any act, omission or obligation of the Trust, the Registered Trustee, the Manager or any Managing Trustee.  To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a statutory trust, no Managing Trustee shall be liable to the Trust or to any Shareholder for monetary damages for breach of any duty (including, without limitation, fiduciary duty) as a Managing Trustee, except (i) for acts or omissions of such Managing Trustee that involve actual fraud or willful misconduct, or (ii) for any transaction from which such Managing Trustee derived improper personal benefit.  Neither the amendment nor repeal of this Section 7.3 nor the adoption or amendment of any other provision of this Trust Agreement inconsistent with this Section 7.3 shall apply to or affect in any respect the applicability of the immediately preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

          7.4     Reliance on Agents, Attorneys, Etc.  In the exercise of their rights and obligations hereunder, the Registered Trustee and the Managing Trustees (i) may act

directly, or at the expense of the Trust, through agents (including, without limitation, a Manager) or attorneys pursuant to agreements entered into with any of them, and they shall not be liable for the default or misconduct of such agents or attorneys if such agent or attorney shall have been selected in good faith and (ii) may, at the expense of the Trust, consult with counsel to be selected in good faith, and employed by them, and shall not be liable for anything done, suffered or omitted in good faith in accordance with the advice or opinion of any such counsel.

8.        INTENTIONALLY DELETED

9.        ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

          9.1     Allocations.  Net Income, Net Loss and Available Cash shall be allocated in the manner hereinafter provided.

          9.2     Apportionment Among Shareholders of Net Income, Net Loss and Distributions Generally.

                    (a)          Non-Capital Events.   Net Income, Net Loss and Distributions, other than Net Income, Net Loss and Distributions attributable to a Capital Event, allocated to the Shareholders shall be apportioned each calendar quarter among the Persons who were Shareholders of record on the last day of each calendar quarter in accordance with their Percentage Interests based upon the number of Shares owned by each such Shareholder on the last day of such calendar quarter without regard to Capital Accounts or the number of days during such calendar quarter in which a Person was a Shareholder.

                    (b)          Capital Events.  That portion of Distributions attributable to a Capital Event and allocations of Net Income and Net Loss from a Capital Event which is allocated to the Shareholders shall be apportioned among the Persons who were Shareholders of record on the last day of the month during which the Trust received the proceeds of such Capital Event in accordance with their Percentage Interests based upon the number of Shares owned by each such Shareholder on the last day of such month without regard to Capital Accounts or the number of days during such month in which a Person was a Shareholder.

          9.3     Consent to Methods.  The methods set forth in this Article 9 by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

          9.4     Capital Accounts.

                    (a)          General.  A separate capital account (“Capital Account”) shall be maintained for each Shareholder in accordance with this Section 9.4.  Each Shareholder’s Capital Account shall be increased by (1) the amount of money contributed, or deemed contributed, by such Shareholder to the capital of the Trust; and (2) such Shareholder’s share of Net Income.  Each Shareholder’s Capital Account shall be decreased by (i) the amount of Distributions to such Shareholder and (ii) such Shareholder’s share of Net Loss.

                    (b)          Multiple Class or Series of Interests.  A Shareholder who has Shares which represent more than one class or series of interests in the Trust shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by such Shareholder and regardless of the time or manner in which such interests were acquired.

                    (c)          Contributions of Property.  In the event that property (other than cash) is contributed by a Shareholder to the Trust, the computation of Capital Accounts, as set forth in this Section 9.4, shall be adjusted as follows:

      (i)       the contributing Shareholder’s Capital Account shall be increased by the fair market value of the property contributed to the Trust by such Shareholder (net of liabilities securing such contributed property that the Trust is considered to assume or take subject to under Code Section 752); and

     (ii)       as required by Treas. Reg. §§ 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i), if any Shareholder’s Capital Account reflects a fair market value for property which differs from such property’s adjusted basis, each Shareholder’s Capital Account shall be adjusted to take account of the amount of Book Gain and Book Loss, as defined below, allocated to such Shareholder pursuant to Section 9.7 hereof and shall not take into account the Net Income and Net Loss for tax purposes allocated to such Shareholder pursuant to this Article 9.

                   (d)          Distributions of Property.  In the event that property is distributed by the Trust to a Shareholder, the following special rules shall apply:

      (i)       the Capital Account of the Shareholder receiving the distribution first shall be adjusted (as provided in Treas. Reg. § 1.704-1(b)(2)(iv)(e)) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in such Shareholder’s Capital Account) would be allocated to such Shareholder if there were a taxable disposition of such Shareholder for its fair market value on the date of distribution; and

     (ii)       the Capital Account of the Shareholder who is receiving the distribution of property from the Trust shall be charged with the fair market value of the property at the time of distribution (net of liabilities secured by such property that such Shareholder is considered to assume or take subject to under Code Section 752).

                    (e)          Intention.  The foregoing provisions are intended to satisfy the capital account maintenance requirements of Treas. Reg. §§ 1.704-1(b) and 1.704-2 and such provisions shall be modified to the extent required by such section or any successor provision thereto.

          9.5     Allocations Causing Negative Capital Accounts.  Notwithstanding Section 9.2, to the extent that any allocation of Net Loss to a Shareholder would reduce such Shareholder’s Capital Account balance (determined after taking into account all prior distributions and all prior allocations of Net Income and Net Loss) below zero or would increase the negative balance in such Shareholder’s Capital Account at a time when another Shareholder has a positive Capital Account balance, such Net Loss shall instead be allocated pro rata to Shareholders having positive Capital Account balances in proportion to their respective positive Capital Account balances until such Capital Account balances are reduced to zero, provided, however, that in no event shall there be a reallocation of any item of income, gain, loss or deduction allocated among the Shareholders pursuant to this Trust Agreement for prior years.

          If the provisions of this Section 9.5 prohibit the allocation of any portion of Net Loss to every Shareholder, such portion of the Net Loss shall instead be allocated to the Manager.

          For purposes of determining a Shareholder’s Capital Account balance under this Section 9.5, Distributions made prior to or contemporaneous with any allocation to a Shareholder shall be reflected in such Shareholder’s Capital Account prior to making such allocation to such Shareholder.  For purposes of this Section 9.5, a Shareholder’s Capital Account shall be reduced for:

          (x)     allocations of Net Loss (or items thereof) which, as of the end of each Trust year, are reasonably expected to be allocated to such Shareholder pursuant to Code Section 704(e)(2), Code Section 706(d) and Treas. Reg. § 1.751-1(b)(2)(ii); and

          (y)     Distributions that, as of the end of such year, reasonably are expected to be made to such Shareholder to the extent they exceed offsetting increases to such Shareholder’s Capital Account that reasonably are expected to occur during (or prior to) the Trust taxable years in which such Distributions reasonably are expected to be made.

          For purposes of determining the amount of expected Distributions and expected Capital Account increases described in (y) above:  (A) the rule set forth in Treas. Reg. § 1.704-1(b)(2)(iii)(c) concerning the presumed value of property shall apply, and (B) gross income or Net Income allocated to a Shareholder pursuant to Section 9.9 shall be taken into account.  For purposes of this Section 9.5 and Section 9.9, a Shareholder’s Capital Account shall be increased (i) to the extent that such Shareholder is obligated to fund deficits in such Shareholder’s Capital Account upon liquidation of the Trust (or is treated as obligated to so restore such deficits pursuant to Treas. Reg. § 1.704-

1(b)(2)(ii)(c)), and (ii) to the extent of such Shareholder’s share of any Trust Minimum Gain and Shareholder Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made.  A Capital Account which has a negative balance after adjustment in accordance with clauses (i) and (ii) shall be referred to as an “Adjusted Capital Account Deficit.”

          9.6     Allocation of Net Income and Net Loss.

                    (a)          General.  Except as otherwise provided in Sections 9.5, 9.8, and 9.9 in each year Net Income and Net Loss, other than Net Income and Net Loss arising in connection with a Terminating Capital Transaction, shall be allocated to the Shareholders in accordance with their Percentage Interests.

                   (b)          Terminating Capital Transaction.  Allocations of Net Income or Net Loss (or items thereof) in connection with a Terminating Capital Transaction or liquidation of the Trust shall first be made so that, to the extent possible, each Shareholder’s Capital Account balance is equal, and the remainder of such Net Income or Net Loss (or items thereof) shall, subject to the provisions of Section 9.5, be allocated to the Shareholders in accordance with their Percentage Interests.

                    (c)          Final Ratio.  It is intended that the allocation provisions of this Article 9 shall result in final positive Capital Account balances of the Shareholders under Section 12.3 which are equal to each Shareholder’s Percentage Interests (the “Final Ratio”).  To the extent that such final positive Capital Account balances are not in the Final Ratio, Net Income, Net Loss and items thereof, as computed for book purposes, shall be allocated among the Shareholders so as to result in final positive Capital Account balances which are in the Final Ratio.  This Section 9.6.(c) shall control notwithstanding any reallocation of income, loss, or items thereof, as computed for book purposes, by the Internal Revenue Service or any other taxing authority.

          9.7     Allocation of Book Items.  In cases where property of the Trust is, under Treas. Reg. § 1.704-1(b)(2)(iv)(g), properly reflected in the Capital Accounts of the Shareholders at a fair market value that differs from the adjusted tax basis of such property (such difference is hereinafter referred to as the “Book Disparity”), then depreciation, amortization and gain or loss as computed for book purposes with respect to such property (“Book Depreciation,” “Book Amortization,” and “Book Gain,” and “Book Loss,” respectively) will be greater or less than the depreciation, amortization or gain or loss as computed for tax purposes.  The Manager shall adopt, pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(g), a reasonable method of computing Book Depreciation and Book Amortization.  Such Book Depreciation and Book Amortization shall be allocated among the Shareholders and reflected in the Shareholders’ Capital Accounts under Section 9.4 hereof, in a manner so as to eliminate to the extent possible, the Book Disparity.

          9.8     Mandatory Allocations.  Any allocation of Net Income or Net Loss for tax purposes which is required to be allocated among the Shareholders to take into account the disparity between the fair market value of a Trust asset and its adjusted basis (e.g., allocations under Code Section 704(c) for contributed property) shall be allocated among the Shareholders in accordance with the requirements of the Code and the regulations promulgated thereunder.

          9.9     Minimum Gain Chargeback and Qualified Income Offset.

                    (a)          Minimum Gain Chargeback.  Notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Shareholder’s share of Trust Minimum Gain and/or Shareholder Minimum Gain during a Trust taxable year, such Shareholder shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.  This subsection 9.9(a) is intended to constitute a “minimum gain chargeback” under Treas. Reg. § 1.704-2(f)(1) and 1.704-2(i)(4).

                    (b)          Qualified Income Offset.  In the event a Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. §§ 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Shareholder has an Adjusted Capital Account Deficit, items of Trust income (including gross income) and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible.  This subsection 9.9.(b) is intended to constitute a “qualified income offset” under Treas. Reg. § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                    (c)          Other Chargeback of Impermissible Negative Capital Account.  To the extent any Shareholder has an Adjusted Capital Account Deficit at the end of any Trust fiscal year, each such Shareholder shall be specially allocated items of Trust income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection 9.9.(c) shall be made if and only to the extent that such Shareholder would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article 9 have been tentatively made as if this subsection 9.9.(c) were not in the Agreement.

          9.10   Distributions.  Distributions shall be made to the Shareholders in accordance with their Percentage Interests.

          9.11   Restrictions.

                    (a)          General.  The Trust may be restricted under Delaware law from making Distributions under certain circumstances, as well as under the terms of notes, mortgages or other types of financing obligations which it may issue or assume in conjunction with borrowed funds, if any.  In addition, Distributions are subject to the payment of Trust expenses and to the maintenance of sufficient Reserves.  Distributions may also be restricted or suspended in circumstances when the Board of Trustees determines, in its absolute discretion, that such action is in the best interest of the Trust.

                    (b)          Withholding Tax.  As security for any withholding tax or other liability or obligation (or reduced deduction for federal income tax purposes) to which the Trust may be subject as a result of any act or status of any Shareholder or to which the Trust becomes subject with respect to any Shares, the Trust shall have, and there is hereby granted to the Trust, a security interest in all Available Cash distributable to such Shareholder or with respect to such Shares, to the extent of the amount of such withholding tax or other liability or obligation or the cost to the other Shareholders of any reduced deduction of the Trust (as reasonably determined by the Manager).  The Trust shall have a right of set-off against any such Distributions of Available Cash in the amount of such withholding tax or other liability or obligation or the cost of such reduced deduction.  For purposes of this Trust Agreement, any amount of federal, state or local tax required to be withheld by the Trust with respect to any amount distributable by the Trust to any Shareholder shall be deemed to be a Distribution to such Shareholder and shall reduce the amount otherwise distributable to such Shareholder under this Agreement.

10.      BOARD OF TRUSTEES

          10.1   General.  Subject to the express limitations herein or in the Bylaws, (a) the business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees, and (b) the Board of Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust.  The Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Trust.  This Trust Agreement shall be construed with a presumption in favor of the grant of power and authority to the Board of Trustees.  To the fullest extent permitted by law, any construction of this Trust Agreement or determination made in good faith by the Board of Trustees concerning its powers and authority hereunder shall be conclusive.  The enumeration and definition of particular powers of the Board of Trustees included in this Article 10 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Trust Agreement or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Delaware as now or hereafter in force.

          10.2   Powers of the Board of Trustees.  The conduct of the Trust’s business shall be controlled solely by the Board of Trustees in accordance with this Trust Agreement and the Bylaws.  The Board of Trustees shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Trust’s business without the vote or consent of the Shareholders, the Registered Trustee or any other Person (except as set forth in Sections 10.3 and 11.2 or in a certificate of designation as set forth in, or contemplated by, Section 6.7).  The Board of Trustees may delegate its authority to the Manager pursuant to a Management Agreement, whereby, subject to the supervision and control of the Board of Trustees, the Manager shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such Management Agreement.

          10.3   Limitations.  The Board of Trustees shall not have the authority without a Majority Vote (in which case the Board of Trustees shall have such authority) to incur aggregate financing or leverage (whether secured or unsecured) in excess of 50% of Total Market Value (calculated at the time any additional financing or leverage is incurred).

          10.4   Amendments Without Consent.  In addition to any amendments otherwise authorized herein, including, without limitation, pursuant to the definition of “Percentage Interest” and Sections 6.1 and 6.7, this Trust Agreement may be amended from time to time by the Board of Trustees without the consent of the Shareholders or the Registered Trustee (subject to the provisions in this Section 10.4):

                    (a)          to add to the representations, duties or obligations of the Board of Trustees or the Registered Trustee or their respective Affiliates or surrender any right or power granted to the Board of Trustees or its Affiliates or the Registered Trustee herein, for the benefit of the Shareholders; provided, that no representations, duties or obligations of the Registered Trustee shall be added or right or power granted to the Registered Trustee or its Affiliates surrendered without the Registered Trustee’s consent;

                    (b)          to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law applicable to the Trust as in effect at the time the amendment is adopted, or judicial or administrative interpretations thereof, or with any other provision herein, as long as any such change will not adversely affect the rights of the Shareholders or the Registered Trustee;

                    (c)          to delete or add any provision of this Trust Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a State “Blue Sky” Commissioner or similar such official, which addition or deletion is deemed by such Commission or state official to be for the benefit or protection of the Shareholders;

                    (d)          to reflect the addition or substitution of Shareholders or the reduction of Capital Accounts upon the return of capital to Shareholders;

                    (e)          upon notice to all Shareholders, to amend the provisions of Article 9 of this Trust Agreement (i) so as to revise the date upon which each Shareholder’s distributive share of Net Income, Net Loss and Distributions is determined and the period of time over which such distributive share relates, provided that in the opinion of the accountants or counsel to the Trust, such amended provisions are not impermissible under applicable federal and/or state income tax legislation, rules or regulations enacted or promulgated thereunder, or administrative pronouncements or interpretations thereof; and (ii) to the minimum extent necessary to take account of any amendments to Section 704 of the Code or the regulations thereunder or any judicial or administrative interpretations thereof;

                    (f)          to change the name of the Trust to any lawful name which it may select (in which case the Trust shall notify the Registered Trustee of such change in name);

                    (g)          to take such steps as the Board of Trustees or the Manager determines are advisable or necessary in order to preserve the tax status of the Trust as an Entity which is not taxable as a corporation for federal income tax purposes.  The Board of Trustees are each empowered to amend such provisions to the minimum extent necessary or desirable in accordance with the advice of the accountants and/or counsel to comply with any applicable federal or state legislation, rules or regulations enacted or promulgated, administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of this Trust Agreement.  Subject to Article 14, the Board of Trustees shall be entitled to rely upon the advice of the accountants or counsel as described above in making such amendment or amendments; and

                    (h)          to reflect any preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption granted in connection with the issuance of a class or series of Shares not outstanding as of the date of this Trust Agreement.

          Written notice of any amendments to the Trust Agreement shall be provided to the Registered Trustee within ten days of their adoption.

          10.5   Notice of Limitation of Liability.  The Board of Trustees or the Manager shall use its best efforts, in the conduct of the Trust’s business, to put all suppliers and other Persons with whom the Trust does business on notice that the Shareholders, the Trustees, and the Manager are not liable for the Trust’s obligations and that such suppliers and other Persons shall look solely to the assets of the Trust for payment, and all agreements to which the Trust is a party shall include a statement to the effect that the Trust is a statutory trust organized under the Trust Act; but the Board of Trustees or the Manager shall not be liable for any failure to give such notice to such suppliers or other Persons and any failure in giving such notice shall not imply that the Shareholders, the Managing Trustees, the Manager and the Registered Trustee are liable for the Trust’s obligations.

          10.6   Accounting Matters.  The Board of Trustees or the Manager shall make all decisions as to accounting matters in accordance with the accounting methods adopted by the Trust in accordance with generally accepted accounting principles and procedures applied on a consistent basis.  Such party may rely on the Trust’s independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

          10.7   Tax-Matters Partner.  The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of the Shareholders.  The designation made in this Section 10.7 is hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

          10.8   Funds and Assets.  The Board of Trustees and the Manager shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust.

          10.9   Duties of Board of Trustees and Manager and Registered Trustee.  To the extent that, at law or in equity, the Board of Trustees or the Manager or the Registered Trustee, or any Affiliate thereof (each, a “Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Shareholders, the Covered Person acting in connection with the Trust’s business or affairs shall not be liable to the Trust or to any Shareholder for its good faith reliance on the provisions of this Trust Agreement.  The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Trust and the Shareholders to replace such other duties and liabilities of such Covered Person.

          10.10  Discretion.  Whenever in this Trust Agreement the Board of Trustees or the Manager is permitted or required to make a decision (i) in its “discretion” or under a grant of similar authority, the Board of Trustees and the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other person; or (ii) in its “good faith” or under another express standard, the Board of Trustees and the Manager shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

          10.11  RCC Acquisition.

                    (a)          Notwithstanding any other provision to the contrary in this Trust Agreement or the Bylaws, each Managing Trustee, acting singly or jointly, is hereby authorized and directed, for and in the name of the Trust and without the need for the vote or consent of any Person, to execute, acknowledge, verify, file, record and deliver, and to cause the Trust to perform its obligations under each of the RCC Acquisition Documents (as defined below) to which the Trust is a party and to execute, acknowledge, verify, file, record and deliver, and to cause the Trust or its subsidiaries to perform its obligations under, any and all further documents and instruments, and to do or cause to be done such other and further acts and things for and in the name of the Trust or any of its subsidiaries that the Managing Trustees or any one of them deem necessary or appropriate to effectuate the transactions contemplated by the RCC Acquisition Documents (including, without limitation, the issuance of Shares contemplated therein).

                    (b)          Notwithstanding any other provision to the contrary in this Trust Agreement or the Bylaws, in connection with the taking or refraining from taking of action by the Trust with respect to any consents, waivers, amendments, approvals, elections or similar actions under or pertaining to any of the RCC Acquisition Documents, that may affect the rights or obligations of any of APH Associates L.P., DLK Associates L.P., Marc Associates, L.P., Related General II L.P. and SJB Associates L.P. or their Affiliates (as defined in the Contribution Agreement) such action may only be taken or omitted pursuant to a majority vote of the Independent Trustees.

                    (c)          For purposes of this Section 10.11, the “RCC Acquisition Documents” shall mean collectively the Contribution Agreement and all Collateral Documents (as defined in the Contribution Agreement).

                    (d)          Notwithstanding any other provisions to the contrary in this Trust Agreement or the Bylaws, the provisions of this Section 10.11  shall be amended only by a majority vote of the Independent Trustees.

11.      RIGHTS AND POWERS OF SHAREHOLDERS

          11.1   Control.  Other than as expressly set forth in this Trust Agreement, Shareholders shall have no voting rights and Shareholders shall take no part in any manner in the control, conduct or operation of the Trust and shall have no right or authority to act for or bind the Trust.

          11.2   Voting Rights.  The Shareholders (except Shareholders who by the terms of their Shares have no voting rights) considered together as a single class, have the right by Majority Vote (voting in the manner set forth in the Bylaws), to vote upon:

                    (a)          without the consent and recommendation of the Board of Trustees:

(i) subject to the provisions of Section 3.1(d), the removal of Managing Trustees; and

(ii) the election of Managing Trustees; and

                    (b)          with the prior consent and recommendation of the Board of Trustees:

(i) the merger, consolidation or conversion of the Trust with or into another Entity;

(ii) the determination to dissolve the Trust, subject to the provisions of Article 12;

(iii) amendment of the Trust Agreement, provided such amendment is not otherwise permissible without Shareholder vote under Section 10.4 or other provisions of this Trust Agreement;

     (iv)         subject to the provisions of Article 12, the disposition of Substantially All of the Assets of the Trust in a single disposition, or in multiple dispositions in the same 12-month period (other than in connection with leveraging or other financing permitted pursuant to Section 10.3) and

(v) the determination to incur financing or leverage in excess of that permitted in Section 10.3.

12.      TERMINATION AND DISSOLUTION OF THE TRUST

          12.1   Duration.  The Trust shall continue perpetually unless dissolved pursuant to Section 12.2 or pursuant to any applicable provision of the Trust Act.

          12.2   Dissolution.  The Trust may be dissolved as follows:

                    (a)          The Trust may be dissolved upon the recommendation of the Board of Trustees and the approval of Shareholders by Majority Vote; or

                    (b)          The Trust may be dissolved by order of a court of competent jurisdiction to judicially dissolve the Trust if it is no longer reasonably practicable to continue the business and affairs of the Trust as contemplated by this Trust Agreement.

          12.3   Liquidation and Distribution of Assets.  Upon a dissolution and termination of the Trust for any reason, the Board of Trustees or the Manager shall take full account of the Trust’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                    (a)          first, to the satisfaction to the extent permitted by law (whether by payment or reasonable provision for payment thereof) of obligations of the Trust to creditors of the Trust (other than as set forth in paragraphs (b), (c) and (d) below);

                    (b)          second, to the repayment of any outstanding loans made by the Manager or its Affiliates to the Trust;

                    (c)          third, to the payment of expenses of liquidation and the establishment of any Reserves for contingencies; and

                    (d)          fourth, to the Common Shareholders, in accordance with, and to the extent of, the positive balances in their Capital Accounts after the Net Income or Net Loss (or items thereof) from any Terminating Capital Transaction has been allocated pursuant to the provisions of Section 9.6(b) hereof.

          12.4   Termination of the Trust.  Upon dissolution and the completion of the winding up of the affairs of the Trust, the Trust shall be terminated by the executing and filing with the Secretary of State of the State of Delaware by one or more Managing Trustees of a certificate of cancellation of the certificate of trust of the Trust.

13.      SPECIAL POWER OF ATTORNEY

          13.1   Grant of Power of Attorney.  By acquiring Shares, each Shareholder is hereby granting to the Board of Trustees and the Manager a special power of attorney irrevocably making, constituting and appointing the Board of Trustees and the Manager, acting singly or collectively, as the attorney-in-fact for such Shareholder, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

                    (a)          this Trust Agreement, any separate certificates of trust of the Trust, as well as any amendments to or restatements of the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the Board of Trustees or the Manager deems to be advisable to file;

                    (b)          any duly adopted amendments or restatements of this Trust Agreement;

                    (c)          any other instrument or document which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Board of Trustees or Manager deems advisable to file; and

                    (d)          any instrument or document which may be required to effect the continuation of the Trust, the admission of an additional or substituted Shareholder, or the dissolution and termination of the Trust (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Trust Agreement), or to reflect any reductions in amount of contributions of Shareholders.

          13.2   Character of Power of Attorney.  The special power of attorney being hereby granted by each Shareholder:

                    (a)          is a special power of attorney coupled with an interest, is irrevocable, shall survive the death, legal incapacity, disability, dissolution, bankruptcy or termination of the granting Shareholder, and is limited to those matters herein set forth;

                    (b)          may be exercised by the Board of Trustees or the Manager acting for each Shareholder by a facsimile signature of the Managing Trustee, Manager or by one of its officers, or by listing all of the Shareholders executing any instrument with a signature of a Managing Trustee, the Manager or one of its officers acting as its attorney-in-fact; and

                    (c)          shall survive a Transfer by a Shareholder of all or any portion of his Shares for the sole purpose of enabling the Board of Trustees or the Manager to execute, acknowledge and file any instrument or document necessary to effect such Transfer.

          13.3   Reliance.  Each Shareholder has executed this special power of attorney, and each Shareholder will rely on the effectiveness of such powers with a view to the orderly administration of the Trust’s affairs.

14.      INDEMNIFICATION

          14.1   Managing Trustees; Employees.  To the fullest extent permitted by law, the Trust shall indemnify its present and former Managing Trustees, the Manager and its officers, directors, members, partners and employees and agents (the “Indemnified Part(y)(ies)”) against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the Indemnified Party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnified Party actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the Indemnified Party had reasonable cause to believe that the act or omission was unlawful.  In addition, the Trust shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Indemnified Party, provided that the Trust first obtains (i) a written affirmation by the Indemnified Party of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by the Trust as authorized by the Trust Agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met.  The Trust shall also provide indemnification and advance expenses to any present or former Indemnified Party who served a predecessor of the Trust in such capacity.

          14.2   The Registered Trustee.  To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Registered Trustee and its Affiliates, and their respective officers, directors, employees, agents and representatives, (collectively, the “Registered Trustee Persons”) from and against any and all claims or liabilities (including any environmental liabilities) for which any such Person may become liable by reason of the Registered Trustee’s acting in such capacity under the Trust Agreement or arising out of or connected with (i) the Trust, (ii) this Trust Agreement, (iii) any breach of duty owed to the Trust or the Shareholders by a third party or (iv) any violation or alleged violation of federal or state securities laws.  The Trust shall not indemnify such Persons for liabilities resulting from such Persons’ own fraud, gross negligence or willful misconduct.  In addition, the Trust shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Registered Trustee Person, provided that the Trust first obtains (i) a written affirmation by the Registered Trustee Person of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by the Trust as authorized by this Trust Agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met.  The Trust shall also provide indemnification and advance expenses to any present or former Registered Trustee Person who served a predecessor of the Trust in such capacity.

15.      CONCERNING THE REGISTERED TRUSTEE

          15.1   Authority and Duties of the Registered Trustee.

                    (a)          General.  The Registered Trustee shall have only those rights, authority, powers, responsibilities and duties as set forth in Section 3.2(a).

                    (b)          Limitations.  Without limiting the generality of Section 15.1(a), the Registered Trustee shall have no duty or liability (i) as to any document contemplated by this Trust Agreement, (ii) to see to any recording or filing of this Trust Agreement, the Bylaws or any document contemplated hereby or any security interest or lien or to see to the maintenance of any such documentation, recording or filing, (iii) to see to any maintenance of or insurance on the Trust Property, (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien assessed or levied against the Trust or any part of the Trust Property or to make or prepare any reports or returns related thereto, (v) to confirm, verify or inquire into the failure of the Board of Trustees or the Manager to exercise or perform any of their respective rights or duties under this Trust Agreement, or (vi) to approve as satisfactory to it or consent to any matter contemplated by this Trust Agreement or any document contemplated hereby.

          15.2   Resignation and Removal of the Registered Trustee.

                    (a)          General.  The Registered Trustee may resign as of the last business day of any month by giving 60 days’ prior notice to the Board of Trustees or the Manager, and the Board of Trustees or the Manager may remove the Registered Trustee as of the last business day of any month on 60 days’ prior notice to the Registered Trustee.  In the case of the resignation or removal of the Registered Trustee, the Board of Trustees or the Manager shall, without the consent of any Shareholder, appoint a successor Registered Trustee, provided that such successor Registered Trustee shall in all respects satisfy the requirements of Section 3807 of the Trust Act, or any successor provision.  The appointment of the successor Registered Trustee shall take effect concurrently with the resignation or removal of the former Registered Trustee, and, thereupon, the Registered Trustee so resigned or removed shall be fully discharged of its duties and liabilities hereunder, if any.  The Registered Trustee shall not be liable for the acts or omissions to act of any successor Registered Trustee.

                    (b)          Failure to Appoint Successor.  If a successor Registered Trustee shall not have been appointed within 60 days after such notice of resignation or removal, the Registered Trustee, the Board of Trustees, the Manager or any Shareholder may apply to any court of competent jurisdiction to appoint a successor Registered Trustee to act until such time, if any, as a successor shall have been appointed as above provided.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Registered Trustee.

                    (c)          Successor by Merger.  Any Person into which the Registered Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Registered Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Registered Trustee may be Transferred, shall, subject to such Person satisfying in all respects the requirements of Section 3807 of the Trust Act, be the Registered Trustee hereunder without further act.

                    (d)          Amendment of Certificate of Trust.  Upon the substitution of the successor Registered Trustee, the Board of Trustees or the Manager shall cause to be filed an amendment along with the successor Registered Trustee to the certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Trust Act, indicating the change in the Registered Trustee.

          Except as expressly provided above, all Persons having any claim against the Registered Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the property and assets of the Trust for payment or satisfaction thereof.

16.      CERTAIN TRANSACTIONS

          Except as may be agreed to in a separate agreement with the Trust, the Trustees, any Shareholder, the Manager and any Affiliate thereof, and any shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with or for the account of others including, but not limited to, investments in revenue bonds or mortgages of any type or instruments backed by or representing a participation interest in revenue bonds or mortgages, and the ownership, financing, leasing, operation, management, brokerage and development of real property.  Except for the foregoing proviso, neither the Trustees, any Shareholder, the Manager nor their Affiliates shall be obligated to present to the Trust any particular investment opportunity, regardless of whether such opportunity might be suitable for investment by the Trust, and each Trustee, the Shareholders, the Manager and each Affiliate shall have the right to take for its own account (individually or otherwise) or to recommend to others any such investment opportunity.

17.      MISCELLANEOUS

          17.1   Counterparts.  This Trust Agreement may be executed in several counterparts and all so executed shall constitute one Trust Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

          17.2   Binding Provisions.  (a) The terms and provisions of this Trust Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.

                    (b)          This Trust Agreement shall become effective only upon the occurrence of Closing (as defined in the Contribution Agreement) under the Contribution Agreement.  If Closing does not occur, then the Original Trust Agreement shall remain in effect until and unless the same is further amended or amended and restated in accordance with the terms thereof.

          17.3   Severability.  In the event any sentence or section of this Trust Agreement is declared by a court of competent jurisdiction to be void, such sentence or section shall be deemed severed from the remainder of the Trust Agreement and the balance of the Trust Agreement shall remain in effect.

          17.4   Notices.  All notices under this Trust Agreement shall be in writing and shall be given to the party entitled thereto, by personal service or by mail, posted to the address maintained by the Trust for such Person or at such other address as he may specify in writing.

          17.5   Headings.  Paragraph titles or captions contained in this Trust Agreement are inserted only as a matter of convenience and for reference.  Such titles and captions in no way define, limit, extend or describe the scope of this Trust Agreement or the intent of any provision hereof.

          17.6   Meanings.  Whenever required by the context hereof, the singular shall include the plural, and vice-versa; and the masculine gender shall include the feminine and neuter genders, and vice-versa.

           17.7   Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (including the Trust Act) applicable to agreements to be made and performed entirely in said State, and the Shares shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that nothing herein shall affect the obligations of the Trust to comply with federal or state securities laws; and provided further, however, that there shall not be applicable to the Trust, the Board of Trustees, the Registered Trustee or this Trust Agreement any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts (other than the Trust Act) that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of trustees as set forth or referenced in this Trust Agreement.  Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

          17.8   Other Jurisdictions. In the event the business of the Trust is carried on or conducted in states in addition to the State of Delaware, then the Board of Trustees and the Shareholders agree that this Trust shall be qualified under the laws of each state in which business is actually conducted by the Trust, and they severally agree to execute such other and further documents as may be required or requested in order that the Board of Trustees or the Manager legally may qualify this Trust to do business in such states.  The power of attorney granted to the Board of Trustees and the Manager by each Shareholder in Article 15 shall constitute the authority of the Board of Trustees and the Manager to perform the ministerial duty of qualifying this Trust under the laws of any state in which it is necessary to file documents or instruments of qualification.  A Trust office or principal place of business in any jurisdiction (within or without the State of Delaware) may be designated from time to time by the Board of Trustees.

          17.9   Power to Reconstitute.  In the event that the State of Delaware amends the Trust Act in any manner which precludes the Trust, at any time, from obtaining an opinion of tax counsel to the effect that the Trust will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, then the Board of Trustees or the Manager may, in its sole discretion, reconstitute the Trust under the laws of another state.

          17.10  Agreement to be Bound.  EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS TRUST AGREEMENT, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS TRUST AGREEMENT.

[SIGNATURE PAGES FOLLOW]

                    IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

MANAGING TRUSTEES:

Name:	Peter T. Allen	Name:	Stuart J. Boesky

Name:	Marc D. Schnitzer	Name:	Charles L. Edson

Name:	Arthur T. Fisch	Name:	Alan P. Hirmes

Name:	Stephen M. Ross	Name:	Denise L. Kiley

Name:	Jeff T. Blau	Name:	Robert L. Loverd

Name:	Leonard Coleman	Name:	Robert Meister

Name:	Walter Harris	Name:	Jerry Halpern

REGISTERED TRUSTEE:

WILMINGTON TRUST COMPANY

By:

Name:
Title:

Appendix D

AMENDMENTS TO INCENTIVE SHARE OPTION PLAN

The following are the changes that would be made to our incentive share option plan if the proposal to amend our incentive share option plan was approved.

Note:     Additions are shown as bold text and deleted text is shown as [bracketed italicized text].

1.          Amendment to Life Maximum

             The first paragraph of Section 4 of our incentive share option plan under the subheading “Stock Subject to Plan,” will be amended as follows:

               Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of Shares that may be issued and sold pursuant to Options granted under the plan is the lesser of (x) 10% of the aggregate number of Shares (or securities that have economic attributes which are similar to the company’s common shares of beneficial interest) or (y) the limit prescribed by the Listing Standards, Policies and Requirements of the American Stock Exchange, as amended from time to time or any other policies and requirements of any other national securities exchange or national quotation system on which the Company is then listed [ten (10%) percent of the number of Shares to be issued on or about the Effective Date pursuant to the Consolidation].

2.           Amendment to Annual Maximum

             Section 6(b) of our incentive share option plan under the subheading “Share Limitation,” will be amended as follows:

               Subject to the limitation set forth in Section 4, if the Company’s distributions per Share in the immediately preceding calendar year (the “Annual Maximum”) exceed $0.9517 per Share, the Committee will have the authority to issue Options to purchase, in the aggregate, that number of Shares which is equal to three (3%) percent of the Shares outstanding as of December 31 of the immediately preceding calendar year.  For purposes of determining “Shares outstanding” in calculating the Annual Maximum, “Shares outstanding” shall mean the Company’s common shares of beneficial interest and all other securities of the Company which have the same economic attributes as the Company’s common shares of beneficial interest.  If the Committee does not grant the maximum number of Options in any year, the excess of the number of authorized Options which the Committee could have granted over the number of Options actually granted in such year will be added to the number of Options which the Committee is authorized to grant in the next succeeding year and will be available for grant to Participants by the Committee in such succeeding year.

Appendix E

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

RESTRICTED SHARE PLAN

SECTION 1

DEFINITIONS

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          “Administrator” means the Board or the Committee; whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 3 of this Plan.

          “Award” means any award of Restricted Shares made pursuant to Section 6 of this Plan.

          “Award Agreement” means any written document setting forth the terms and conditions of an Award, as prescribed by the Administrator.

          “Board” means the Board of Trustees of the Company.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Committee” means the committee appointed by the Board in accordance with Section 3 of this Plan.

          “Company” means Charter Municipal Mortgage Acceptance Company, a Delaware statutory trust.

          “Effective Date” means the date of the consummation of the transactions contemplated by the Contribution Agreement, dated December 17, 2003, between CharterMac Capital Company, LLC, the Related Companies, LP and other contributors defined therein.

          “Employee” means an individual who is employed (within the meaning of Section 3401 of the Code and the Treasury Regulations thereunder) by the Company or any Subsidiary other than Stephen M. Ross, Stuart J. Boesky Alan P. Hirmes, Marc. D. Schitzer and Denise L. Kiley.

          “Entity” means a corporation, limited liability company, partnership or trust.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fair Market Value of Shares” shall mean (i) if the Shares are not publicly traded on the day in question, the closing price of the Shares on the prior trading day or the next trading day (whichever is closest in time to the day in question), provided that such date is no more than five (5) days from the date the Award is granted, (ii) if the Shares are not publicly traded on the day in question and (i) above does not apply, the fair market value of the Shares on the day in question as determined and set forth in writing by the Administrator (which, in making such determination, shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as it deems appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the Treasury Regulations thereunder), or (ii) if the Shares are publicly traded on the day in question, the closing price of the Shares on the day in question. The closing price shall be the average of the highest and lowest quoted selling prices on the American Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, as reported by the NASDAQ Stock Market’s National Market on the day in question, or if the Shares are not listed or admitted to trading on any national securities exchange or reported by the NASDAQ Stock Market’s National Market, the closing price of the Shares shall be the average of the highest and lowest quoted selling prices as reported by The Wall Street Journal for the over-the-counter market on the day in question.

          “Participant” means any holder of one or more Awards, or the Shares issuable or issued upon the vesting of Awards, pursuant to the Plan.

          “Plan” means the Charter Municipal Mortgage Acceptance Company Restricted Share Plan, the terms of which are set forth herein.

          “Restricted Shares” means Shares subject to restrictions imposed pursuant to Section 6.2 of this Plan.

          “Share” or “Shares” means Common Shares of beneficial interest in the Company, or, in the event that the outstanding Shares are hereafter changed into or exchanged for different shares or securities of the Company or some other entity, such other shares or securities.

          “Subsidiary” means a current or future Entity in an unbroken chain of Entities ending with the Company if, at the time of granting of an award, each of such Entities owns securities possessing fifty-percent or more of the total combined voting power in at least one of the other Entities in such chain.

          “Trustee” means a member of the Board of Trustees of the Company.

SECTION 2

THE PLAN

          2.1          Name. This Plan shall be known as the “Charter Municipal Mortgage Acceptance Company Restricted Share Plan.”

          2.2          Purpose. The purpose of this Plan is to advance the interests of the Company and its shareholders by affording Employees an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Awards under the terms set forth herein.

SECTION 3

ADMINISTRATION

          3.1          Administration.  This Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee acting as the Administrator. The

Committee shall be appointed by the Board, in a manner consistent with the Company’s By-laws, and shall consist of two (2) or more Trustees and, if required for compliance with Section 16 of the Exchange Act, each of whom is a non-employee director within the meaning of Rule 16(b)-3 of the Exchange Act and, if required for compliance with Section 162(m) of the Code, each of whom is an outside director within the meaning of that section and the Treasury Regulations thereunder.  The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

          3.2          Duties. The Administrator shall from time to time at its discretion determine the Employees who are to be granted Awards, the terms of any Awards, and the number of Shares to be subject to Awards to be granted to each Participant. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award granted thereunder shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.

SECTION 4

PARTICIPATION

          4.1          Eligibility.  The Participants shall be persons (collectively, “Participants”; individually a “Participant”) as the Administrator (or the Special Committee) may select from among the Employees.

SECTION 5

SHARES SUBJECT TO PLAN

          5.1          Shares Available for Awards.  Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares, which may be issued pursuant to all Awards, shall not exceed _______________ Shares.  Shares that may be issued pursuant to Awards may be either authorized and unissued Shares or issued Shares that have been reacquired by the Company.  If, and to the extent, any Award shall be forfeited, expire, or terminate for any reason without having resulted in the issuance of unrestricted Shares to a Participant or a Participant’s beneficiary, new Awards may be granted covering Shares originally set aside for the forfeited, expired, or terminated Award.

          5.2          Adjustments.

               (a)          Stock Splits and Dividends.  Subject to any required action by the Board, the number of Shares covered by this Plan as provided in Section 5.1 hereof, the maximum number of Shares any Participant may receive as provided in Section 6.1, and the number of Shares covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a dividend (but only if paid in Shares), a share split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

               (b)          Mergers.  Subject to any required action by the Board and/or shareholders, if the Company shall merge with another entity and the Company is the surviving entity in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger.

               (c)          Adjustment Determination.  To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Company, whose determination shall be conclusive and binding on all persons. In computing any adjustment under this Section 5.2, any fractional Share which might otherwise become subject to an Award shall be eliminated.

SECTION 6

AWARDS

          6.1          Award Grant and Agreement.

               (a)          The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant one or more Awards but in no event may any such Participant receive Awards under this Plan of more than ________ Shares during any one calendar year; provided, however, that the Administrator may from time to time grant Awards to eligible persons not described in Section 16 of the Exchange Act. Each Award grant shall be evidenced by a written Award Agreement, dated as of the date of grant and executed by the Company and the Participant, which Award Agreement shall set forth the number of Awards granted, the vesting schedule, and such other terms and conditions as may be determined appropriate by the Administrator, provided that such terms and conditions are not inconsistent with this Plan.  The Award Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of this Plan language.

               (b)          Awards shall be made by the Administrator selectively among the Participants and the terms and provisions of such grants and the agreements evidencing the same (including, without limitation, the form, the amount, the timing, the terms for any purchase, and the vesting schedule of such grants) need not be uniform, whether or not the Participants are similarly situated. Moreover, the Administrator shall be entitled to modify the vesting terms and provisions of any outstanding Award at any time provided that the Participant shall so consent to any modification adverse to the Participant’s interests.

          6.2          Restricted Share Awards.

               (a)          Awards.  The Administrator may award Restricted Shares to Participants, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its discretion, subject to the provisions of this Plan.  A Participant shall have no rights with respect to an Award unless the Participant accepts the Award within the time period the Administrator specifies by executing the Award Agreement prescribed by the Administrator.  On the Effective Date, the Administrator shall grant the Employees of CharterMac Capital Company, LLC listed on Exhibit A Restricted Shares in the amounts disclosed at Exhibit A.  The Restricted Shares shall be granted using the form of Award Agreement attached as Exhibit B.

               (b)          Vesting.  Unless an Award Agreement provides for a different vesting schedule, twenty-percent of the Shares subject to an Award shall become vested and nonforfeitable upon each anniversary of the grant date of the Award.  When the Shares subject to an Award vest, the Company shall issue in the Participant’s name a certificate or certificates for the appropriate number of Shares that vested under the Award.

               (c)          Restrictions on Shares.  Any certificate issued evidencing Shares subject to an Award shall either remain in the Company’s possession until those Shares vest and are free of any other restrictions or shall bear a legend disclosing the restrictions imposed on such Shares pursuant to this Plan and the Award.

               (d)          Forfeiture.  Following the termination of the Participant’s service with the Company and all Subsidiaries for any reason or for reasons designated in the Award Agreement, the Participant’s unvested Shares subject to an Award shall be forfeited.

               (e)          Voting/Distributions.  Participants shall be entitled to vote Shares subject to an Award on all matters the Company’s shareholders are entitled to vote.  Distributions payable on Shares subject to an Award shall be paid by the Company to the Participant at the same time and manner as distributions are paid to the Company’s shareholders.

          6.3          Non-Transferability.

               (a)          General.  Except as set forth in Section 6.3(c) of this Plan, Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise encumbered or disposed of other than by will or by the laws of descent or distribution, and except as specifically provided in this Plan or the applicable Award Agreement.  Furthermore, unless the applicable Award Agreement provides otherwise, additional Shares or other property distributed to the Participant in respect of Awards, as dividends or otherwise, shall be subject to the same restrictions applicable to such Award.

               (b)          Special Rule for Beneficiaries.  The designation of a beneficiary by a Participant will not constitute a transfer.  In the absence of a validly designated beneficiary, a Participant’s beneficiary shall be his or her estate.

               (c)          Limited Transferability Rights.  To the extent specifically authorized by the Administrator in an Award Agreement or amendment thereto, any Participant may transfer Awards either by gift to immediate family, or by instrument to an inter vivos or testamentary trust in which the Awards are to be passed, upon the death of the grantor, to beneficiaries who are immediate family (or otherwise approved by the Administrator).

          6.4          Withholding Tax.

(a) In the event the Company determines that it is required to withhold income tax in connection with an Award, the Participant may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Participant having a Fair Market Value at the time the Participant becomes subject to income tax equal to the minimum necessary amount of tax to be withheld, (iii) by the Company retaining or not issuing such number of Shares subject to the Award as have a Fair Market Value at the time the Participant becomes subject to income tax equal to the minimum necessary amount of tax to be withheld or (iv) any combination of (i), (ii) and (iii) above.

(b) The Administrator shall be entitled as it deems appropriate to make available for issuance under this Plan Shares tendered by a Participant to satisfy the Company’s withholding requirements.

          6.5          Rights in the Event of Sale, Merger or Other Reorganization.  Except as expressly provided in Section 5.2 and this Section, the Participant shall have no rights by reason of any subdivision or consolidation of shares of beneficial interests of any class, the payment of any dividend in beneficial interests or any other increase or decrease in the number of shares of beneficial interests of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or shares of beneficial of another entity, and any issue by the Company of shares of beneficial interests of any class, or securities convertible into shares of beneficial interests of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price (if applicable) of Shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In any such event:

               (a)          Unless otherwise provided in the Award Agreement for any given Award, upon any such merger (other than a merger in which the Company is the surviving entity as described in Section 5.2(b) and under the terms of which the Common Shares outstanding immediately prior to the merger remain outstanding and unchanged), consolidation, or sale or transfer of assets, all rights of the Participant with respect to the unvested portion of any Award shall become immediately vested, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of the Company with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.

               (b)          Unless otherwise provided in the Award Agreement for any given Award, upon any such liquidation or dissolution of the Company, all rights of the Participant with respect to the unvested portion of any Award shall wholly and completely terminate and all Awards shall be canceled at the time of any such liquidation or dissolution, except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.

SECTION 7

SHARES ISSUED PURSUANT TO AN AWARD

          7.1          Issuance of Certificates.  The Company shall not be required to issue or deliver any certificate for Shares issued pursuant to any Award, or any portion thereof, prior to fulfillment of all of the following applicable conditions:

(a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;

               (b)          The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

               (d)          The lapse of such reasonable period of time which the Board or Committee may establish for reasons of administrative convenience following the date a Participant becomes entitled to receive unrestricted Shares pursuant to an Award.

          7.2          Compliance with Securities and Other Laws.  In no event shall the Company be required to sell, issue or deliver Shares pursuant to Awards if in the opinion of the Company the issuance thereof would constitute a violation by either the Participant or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of issuance of Shares pursuant to Awards, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Participant as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Participant that the Participant is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Participant will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

SECTION 8

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

          8.1          Board Termination, Amendment and Modification of Plan.  The Board may at any time amend or modify this Plan; provided, however, that no such action of the Board shall take effect without approval of the shareholders of the Company to the extent such approval is required by applicable law or determined by the Board to be necessary or desirable for any reason (including but not limited to the satisfaction of listing requirements on a stock exchange).

          8.2          Plan Termination.  Unless terminated earlier as provided in Section 8.1, this Plan shall terminate ten (10) years from the date it is adopted by the Board and no Award shall be bezmgranted under this Plan after such expiration date. Termination of this Plan shall not alter or impair any of the rights or obligations under any Award theretofore granted under this Plan unless the Participant shall so consent.

          8.3          Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of this Plan shall in any manner affect any Award theretofore granted under this Plan without the written consent of the Participant or a person who shall have acquired the right to the Award by will or the laws of descent and distribution.

SECTION 9

MISCELLANEOUS

          9.1          Non-assignability of Awards.  No Award shall be assignable or transferable by the Participant except pursuant to Section 6.3 hereof.

          9.2          Leaves of Absence.  Unless the Administrator determines otherwise, the vesting of an Award granted under this Plan shall not be tolled during any unpaid leave of absence taken by an Participant.

          9.3          No Rights to Employment or Provide Service.  Nothing in this Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any individual the right to continue employment with the Company or any Subsidiary.

          9.4          Purchase Offer.  The Administrator may offer to purchase, for cash or Shares, any Award granted hereunder and such offer to purchase any Award shall be on such terms and conditions as the Administrator establishes and communicates to the Participant at the time the offer is extended to the Participant.

          9.5          Binding Effect.  This Plan shall be binding upon the successors and assigns of the Company.

          9.6          Singular, Plural, Gender.  Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          9.7          Headings.  Headings of the Sections hereof are inserted for convenience and reference and constitute no part of this Plan.

          9.8          Effective Date.  This Plan shall become effective upon the Effective Date.

          9.9          Rights as Shareholder.  Except as provided at Section 6.2(e), any Participant or transferee of an Award shall have no rights as a shareholder with respect to any Shares subject to such Award prior to the date on which the Company issues to the Participant a certificate for unrestricted Shares pursuant to the Plan.

          9.10         Applicable Law.  This Plan and the Awards granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          9.11         Reports.  The Company will comply with all applicable reporting and tax requirements applicable to Awards under the Code.

EXHIBIT A

Grantee’s Name	Number of Restricted Shares

EXHIBIT B

Charter Municipal Mortgage Acceptance Company
Restricted Share Plan

____________________________

Restricted Share Award Agreement
____________________________

Award No. _____

          You are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Restricted Share Award Agreement (“Award”) and in the Charter Municipal Mortgage Acceptance Company Restricted Share Plan (“Plan”), which is attached hereto as Exhibit A.  By executing this Award, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the Administrator, and shall be final, conclusive and binding on all parties, including you and your successors in interest.  Capitalized terms are defined in the Plan or in this Award.

Specific Terms.  Your Restricted Shares have the following terms:

Name of Participant

Number of Shares Subject to Award

Grant Date

Vesting	[ ] -percent of the Restricted Shares under this Award shall vest and become nonforfeitable upon each anniversary of the Grant Date.

1.     Dividends.  Dividends on your Restricted Shares will be reinvested in additional shares of Restricted Shares that are subject to the same terms and conditions as the Restricted Shares with respect to which the dividends were paid.

2.     Investment Purposes. You acknowledge that you are acquiring your Restricted Shares for investment purposes only and without any present intention of selling or distributing them.

3.     Legend.  Until all vesting restrictions lapse and new certificates are issued pursuant to the next section, certificates representing Restricted Shares issued pursuant to this Award shall bear the following legend:

Charter Municipal Mortgage Acceptance Company
Restricted Share Award

The shares represented by this certificate are subject to forfeiture, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Share Award Agreement by and between Charter Municipal Mortgage Acceptance Company and the registered owner of such shares.

4.     Lapse of Vesting Restrictions.  As vesting restrictions lapse, the Company shall cause new certificates to be issued and delivered to you, free from the legend in the preceding section, but with any other legends the Company determines to be appropriate.  New certificates shall not be delivered to you unless you have made arrangements satisfactory to the Administrator to satisfy tax-withholding obligations.

5.     Section 83(b) Election Notice.  If you elect under Code Section 83(b) to be taxed immediately on your Restricted Shares when they were granted to you, you promise to notify the Company of the election within 10 days of filing that election with the Internal Revenue Service.  Exhibit B is a suggested form of Section 83(b) election.

6.     Not a Contract of Employment.  By executing this Award Agreement, you acknowledge and agree that (1) any person who is terminated before full vesting of an Award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (2) you promise never to make such a claim; (3) nothing in this Award Agreement or the Plan confers on you any right to continued Company or Subsidiary employment or restricts the Company’s or Subsidiary’s right to terminate your employment at any time for any or no reason; and (4) the Company would not have granted this Award to you but for these acknowledgements and agreements.

7.     Severability.  Subject to one exception, every provision of this Award Agreement and the Plan is intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms.  The only exception is that this Award Agreement shall be unenforceable if any provision of the preceding section is illegal, invalid, or unenforceable.

8.     Notices.  Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: Administrator of the Charter Municipal Mortgage Acceptance Company Restricted Share Plan; (ii) if to you, at the address set forth below your signature on the signature page.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award.  Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

9.     Binding Effect.  Every provision of this Award shall be binding on and inure to the benefit the parties’ respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10.    Headings.  Headings shall be ignored in interpreting this Award.

Charter Municipal Mortgage Acceptance Company
Restricted Share Award

11.    Counterparts.  This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

          BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

Charter Municipal Mortgage Acceptance Company

By:

Name:
Title:

          The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

Exhibit A

Charter Municipal Mortgage Acceptance Company
Restricted Share Plan

Charter Municipal Mortgage Acceptance Company
Restricted Share Plan

Exhibit B

Section 83(b) Election Form

          Attached is an Internal Revenue Code Section 83(b) Election Form.  If you wish to make a Section 83(b) election, you must do so within 30 days of the date the restricted shares were granted to you.  In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue office where you file your tax return.  In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election.  Finally, you also must submit a copy of the election form to the Company.  Section 83(b) election normally cannot be revoked.

Charter Municipal Mortgage Acceptance Company

_________________________________________________

Election to Include Value of Restricted Shares in Gross Income in Year of Transfer Under Internal Revenue Code Section 83(b)
_________________________________________________

          Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days of receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.	My General Information:

Name:

Address:

S.S.N.
or T.I.N.:

2.	Description of the property with respect to which I am making this election:

____________________ shares of ___________ of Charter Municipal Mortgage Acceptance Company. (Restricted Shares).

3.	The Restricted Shares were transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.	The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they is earned in accordance with the Charter Municipal Mortgage Acceptance Company Restricted Share Plan (“Plan”), this Restricted Share Award Agreement (“Award”) or other Award or Plan provisions. The Restricted Shares generally is not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5.	Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

6.	Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $0.

7.	Furnishing statement to employer:

A copy of this statement has been furnished to my employer, Charter Municipal Mortgage Acceptance Company.

8.	Award or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.

Dated: ____________ __, 200_.

Taxpayer

Voter Control Number

Your vote is important. Please vote immediately.

Submit Proxy by Internet	Submit Proxy by Telephone

1. Log on to the Internet and go to http://www.eproxyvote.com/aer.	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2. Enter your Voter Control Number listed above and follow the easy recorded instructions

If you submit a proxy over the Internet or by telephone, please do not mail your card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF
CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

          The undersigned holder of common shares of beneficial interest (“Shareholder”) of Charter Municipal Mortgage Acceptance Company, a Delaware statutory trust (the “Company”), hereby appoints Stuart J. Boesky or Alan P. Hirmes, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Company to be held at [                    ], on [          ], 2003, at [     ] a.m. (local time), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

          THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED.  IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.  VOTES MUST BE INDICATED (X) IN BLUE OR BLACK INK.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

          THE BOARD OF TRUSTEES OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING PROPOSALS.

          CONSUMMATION OF THE ACQUISITION TRANSACTION IS CONDITIONED UPON THE APPROVAL OF BOTH PROPOSAL #1 AND PROPOSAL #2.

All Proposals

You May Vote All Proposals by Marking Here:

☐	FOR	☐	AGAINST	☐	ABSTAIN

Individual Proposals

          1.          Acquisition of RCC; Securities Issuance.  Approval of the issuance, in connection with the Company’s acquisition of Related Capital Company, a New York general partnership, of:  (a) Common Shares upon the exchange of special common units of a newly-formed subsidiary of the Company; (b) Common Shares upon the exercise of options; and (c) restricted Common Shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

          2.          Amendment of Trust Agreement.  Approval of the amendments to the Company’s trust agreement to (a) reflect the acquisition of Related Capital Company; and (b) accommodate the Company’s internalized management structure and the expansion of the Company’s business resulting from the acquisition.

☐	FOR	☐	AGAINST	☐	ABSTAIN

          3.          Expansion of Incentive Share Option Plan.  Approval of the amendments to the Company’s incentive share option plan to increase the overall limit on the number of options that may be issued under the plan to an amount equal to 10% of the Company’s Common Shares (or securities that have economic attributes which are similar to Common Shares) outstanding from time to time.

☐	FOR	☐	AGAINST	☐	ABSTAIN

          4.          Adjournments of Meeting Date.  Approval of any postponements or adjournments of the Special Meeting of Shareholders if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting of Shareholders to approve proposals #1, #2 or #3, above.

☐	FOR	☐	AGAINST	☐	ABSTAIN

          5.          Other Business.  To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

☐	CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

☐	MARK BOX HERE FOR AN ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as name appears on the records of the Company and date.  If the shares are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature

Signature, if held jointly

Dated: ________________, 2003